                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-110800

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 3, 2004


                                  $401,361,000
                                  (APPROXIMATE)

                       IRWIN HOME EQUITY LOAN TRUST 2004-1
                                     ISSUER

                       IRWIN UNION BANK AND TRUST COMPANY
                         ORIGINATOR AND MASTER SERVICER


              CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.
                                    DEPOSITOR

                  HOME EQUITY LOAN-BACKED NOTES, SERIES 2004-1

THE TRUST

o will issue five classes of offered notes, the variable funding notes and the certificates. Only the five classes of offered notes are offered by this prospectus supplement and the accompanying prospectus.

o will make payments on the notes and the certificates primarily from collections on two groups of residential mortgage loans consisting of adjustable-rate home equity lines of credit and adjustable-rate home equity lines of credit with high loan-to-value ratios in the first loan group and fixed-rate mortgage loans, fixed-rate home equity loans and fixed-rate home equity loans with high loan-to-value ratios in the second loan group.

o will also include funds on deposit in an account to be used to acquire additional home equity lines of credit for inclusion in the first loan group subsequent to the date of issuance of the notes.


THE OFFERED NOTES


o    will consist of the following five classes:


  CLASS         BALANCE        DESIGNATION     NOTE RATE
---------   ---------------   -------------   ----------
    IA-1    $292,054,000          Senior       Variable
   IIA-1    $ 84,532,000          Senior       Variable
   IIM-1    $ 10,690,000       Subordinate     Variable
   IIM-2    $  7,784,000       Subordinate     Variable
   IIB-1    $  6,301,000       Subordinate     Variable

CREDIT ENHANCEMENT FOR THE OFFERED NOTES OF EACH LOAN GROUP WILL CONSIST OF:


o    Excess interest, to the extent described in this prospectus supplement;

o Overcollateralization, to the extent described in this prospectus supplement;

o Subordination, in the case of the second loan group only but excluding the Class IIB-1 notes, to the extent described in this prospectus supplement; and

o An irrevocable and unconditional financial guaranty insurance policy, in the case of the Class IA-1 notes only, issued by Ambac Assurance Corporation, which will guarantee timely payment of interest on and the ultimate payment of principal of the Class IA-1 notes as described in this prospectus supplement.

[GRAPHIC OMITTED]


YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-14 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 5 OF THE ACCOMPANYING PROSPECTUS.
-------------------------------------------------------------------------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

Credit Suisse First Boston LLC and Bear, Stearns & Co. Inc. are the underwriters for the issuance of the offered notes. Delivery of the offered notes is expected to be made in book-entry form on or about August 6, 2004. The offered notes will be offered in the United States and Europe.


CREDIT SUISSE FIRST BOSTON                              BEAR, STEARNS & CO. INC.

                                 August 3, 2004

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered notes in two separate documents that provide progressively more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to your series of offered notes; and

o this prospectus supplement, which describes the specific terms of your series of offered notes.

IF THE DESCRIPTION OF YOUR OFFERED NOTES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

You can find a listing of the pages where capitalized terms used both in the prospectus and prospectus supplement are defined under the caption "Glossary" beginning on page 113 in the accompanying prospectus and under the caption "Index of Defined Terms" beginning on page S-97 in this prospectus supplement.

For 90 days following the date of this prospectus supplement, all dealers selling offered notes will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the offered notes with respect to their unsold allotments or subscriptions. We cannot sell the offered notes to you unless you have received both this prospectus supplement and the accompanying prospectus.

The Depositor's principal offices are located at Eleven Madison Avenue, 4th Floor, New York, New York 10010, and its phone number is (212) 325-2000.


                                TABLE OF CONTENTS

SUMMARY............................................S-1              DESCRIPTION OF THE TRUST AGREEMENT AND INDENTURE...S-89
RISK FACTORS.......................................S-14             CERTAIN FEDERAL INCOME TAX CONSEQUENCES............S-93
INTRODUCTION.......................................S-24             ERISA CONSIDERATIONS...............................S-94
DESCRIPTION OF THE MORTGAGE LOANS..................S-24             LEGAL INVESTMENT...................................S-95
THE ORIGINATOR AND THE SUBSERVICER.................S-46             METHOD OF DISTRIBUTION.............................S-95
THE ISSUER.........................................S-50             EXPERTS............................................S-96
THE OWNER TRUSTEE..................................S-50             LEGAL MATTERS......................................S-96
THE INDENTURE TRUSTEE..............................S-51             RATINGS............................................S-96
THE ENHANCER.......................................S-51             INDEX OF DEFINED TERMS.............................S-97
DESCRIPTION OF THE SECURITIES......................S-52
DESCRIPTION OF THE POLICY..........................S-68
PREPAYMENT AND YIELD CONSIDERATIONS................S-71
DESCRIPTION OF THE SALE AND SERVICING AGREEMENT....S-81





                                   PROSPECTUS

RISK FACTORS.........................................5              THE AGREEMENTS......................................59
DESCRIPTION OF THE SECURITIES........................9              LEGAL ASPECTS OF LOANS..............................71
EXCHANGEABLE SECURITIES.............................14              MATERIAL FEDERAL INCOME TAX CONSEQUENCES............85
YIELD, PREPAYMENT AND MATURITY                                      STATE AND OTHER TAX CONSEQUENCES...................103
    CONSIDERATIONS..................................16              ERISA CONSIDERATIONS...............................103
THE TRUST FUNDS.....................................21              LEGAL INVESTMENT...................................109
LOAN UNDERWRITING PROCEDURES AND                                    LEGAL MATTERS......................................111
    STANDARDS.......................................35              THE DEPOSITOR......................................111
SERVICING OF LOANS..................................39              USE OF PROCEEDS....................................111
CREDIT SUPPORT......................................49              PLAN OF DISTRIBUTION...............................112
DESCRIPTION OF MORTGAGE AND OTHER                                   GLOSSARY...........................................113
    INSURANCE.......................................54

                                     SUMMARY

The following summary is a general overview of the notes offered hereby and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered notes, you should read carefully this entire document and the accompanying prospectus.

Title of the offered notes................Home Equity Loan-Backed Notes, Series
                                          2004-1.

Issuer....................................Irwin Home Equity Loan Trust 2004-1.

Depositor.................................Credit Suisse First Boston Mortgage
                                          Acceptance Corp.

Originator and master servicer............Irwin Union Bank and Trust Company.

Subservicer...............................Irwin Home Equity Corporation.

Owner trustee.............................Wilmington Trust Company.

Indenture trustee and administrator.......U.S. Bank National Association.

Custodian.................................Wells Fargo Bank, National
                                          Association.

Enhancer..................................Ambac Assurance Corporation.

Mortgage loans............................The pool of mortgage loans will include (1) adjustable-rate home
                                          equity lines of credit with combined
                                          loan-to-value ratios generally up to
                                          100% secured by first or second
                                          mortgages or deeds of trust on one- to
                                          four-family residential properties,
                                          (2) adjustable-rate home equity lines
                                          of credit with combined loan-to-value
                                          ratios generally over 100% and
                                          generally up to 125% secured by second
                                          mortgages or deeds of trust on one- to
                                          four-family residential properties,
                                          (3) closed-end, fixed-rate mortgage
                                          loans with combined loan-to-value
                                          ratios generally up to 100% secured by
                                          first mortgages or deeds of trust on
                                          one- to four-family residential
                                          properties, (4) closed-end, fixed-rate
                                          home equity loans with combined
                                          loan-to-value ratios generally up to
                                          100% secured by first or second
                                          mortgages or deeds of trust on one- to
                                          four-family residential properties and
                                          (5) closed-end, fixed-rate home equity
                                          loans with combined loan-to-value
                                          ratios generally over 100% and
                                          generally up to 125% secured by second
                                          mortgages or deeds of trust on one- to
                                          four-family residential properties. We
                                          refer to the mortgage loans described
                                          above in clauses (1) and (2) as loan
                                          group I and the mortgage loans
                                          described above in clauses (3), (4)
                                          and (5) as loan group II. The
                                          depositor will acquire the initial
                                          mortgage loans from Irwin Union Bank
                                          and Trust Company and transfer the
                                          initial mortgage loans to the issuer
                                          on or prior to the closing date. Along
                                          with the initial mortgage loans to be
                                          acquired by the issuer on the closing
                                          date, the issuer
                                          will also purchase from Irwin Union
                                          Bank and Trust Company for inclusion
                                          in loan group I subsequent mortgage
                                          loans consisting of adjustable-rate
                                          home equity lines of credit prior to
                                          November 6, 2004 and additional draws
                                          on previously acquired home equity
                                          lines of credit prior to August 25,
                                          2009.

Statistical calculation date..............The close of business on June 30,
                                          2004.

Cut-off date..............................In the case of the initial mortgage loans, the close of business on
                                          July 31, 2004. In the case of any
                                          subsequent mortgage loans sold to the
                                          issuer after the closing date, the
                                          applicable sale date of such mortgage
                                          loan to the issuer.

Closing date..............................On or about August 6, 2004.

Payment dates.............................Beginning in September 2004 on the
                                          25th day of each month, or if the
                                          25th day is not a business day, on
                                          the next business day.

Form of offered notes.....................Book-entry form, same day funds through DTC, Clearstream or Euroclear.

                                            TERMS OF THE OFFERED NOTES
-----------------------------------------------------------------------------------------------------------------------------
                                                                        EXPECTED
                            INITIAL NOTE        INITIAL RATING      FINAL PAYMENT    LEGAL FINAL
CLASS         NOTE RATE        BALANCE          (MOODY'S/S&P)          DATE(1)       PAYMENT DATE    DESIGNATIONS
------------ ------------- ---------------- ----------------------- --------------- --------------- -------------------------
   IA-1                       $292,054,000         Aaa/AAA            7/25/2011       12/25/2024    Senior/Variable
             Variable(2)                                                                                 Rate
------------ ------------- ---------------- ----------------------- --------------- --------------- -------------------------
   IIA-1     Variable(3)      $ 84,532,000         Aaa/AAA            7/25/2014       12/25/2034    Senior/Variable Rate
------------ ------------- ---------------- ----------------------- --------------- --------------- -------------------------
   IIM-1     Variable(4)      $ 10,690,000          Aa2/AA            7/25/2014       12/25/2034    Subordinate/Variable Rate
------------ ------------- ---------------- ----------------------- --------------- --------------- -------------------------
   IIM-2     Variable(5)      $  7,784,000           A2/A             7/25/2014       12/25/2034    Subordinate/Variable Rate
------------ ------------- ---------------- ----------------------- --------------- --------------- -------------------------
   IIB-1     Variable(6)      $  6,301,000         Baa2/BBB           7/25/2014       12/25/2034    Subordinate/Variable
                                                                                                         Rate
------------ ------------- ---------------- ----------------------- --------------- --------------- -------------------------
   Total                      $401,361,000
------------ ------------- ---------------- ----------------------- --------------- --------------- -------------------------


(1) Based on the assumption that the master servicer has exercised its option to repurchase all of the mortgage loans in the applicable loan group and the other assumptions described herein. Due to losses and prepayments on the mortgage loans, the final payment dates on each class of offered notes may be substantially earlier or later than such dates.

(2) On any payment date, equal to the least of (i) LIBOR plus 0.320% per annum (or, for any payment on or after the Step-Up Date for loan group I, LIBOR plus 0.640% per annum), (ii) the weighted average net mortgage interest rate of all of the mortgage loans in loan group I as of the first day of the month preceding the month in which such payment date occurs and (iii) 15.00% per annum.

     The "Step-Up Date" for a loan group is the first payment date on which the aggregate outstanding principal balance of the mortgage loans in that loan group is less than 10% of the sum of (a) aggregate outstanding principal balance of the mortgage loans in that loan group as of the cut-off date and
     (b) in the case of loan group I, the amount on deposit in the pre-funding account on the closing date. The weighted average net mortgage interest rate with respect to (a) the Class IA-1 notes and loan group I is net of the related master servicing fee, indenture trustee fee and note policy premium and (b) the Class IIA-1 notes, the Class IIM-1 notes, the Class IIM-2 Notes and the Class IIB-1 Notes and loan group II is net of the related master servicing fee and indenture trustee fee.

(3) On any payment date, equal to the least of (i) LIBOR plus 0.450% per annum (or, for any payment on or after the Step-Up Date for loan group II, LIBOR plus 0.900% per annum), (ii) the weighted average net mortgage interest rate of all of the mortgage loans in loan group II as of the first day of the month preceding the month in which such payment date occurs and (iii) 9.50% per annum.

(4) On any payment date, equal to the least of (i) LIBOR plus 0.670% per annum (or, for any payment on or after the Step-Up Date for loan group II, LIBOR plus 1.005% per annum), (ii) the weighted average net mortgage interest rate of all of the mortgage loans in loan group II as of the first day of the month preceding the month in which such payment date occurs and (iii) 9.50% per annum.

(5) On any payment date, equal to the least of (i) LIBOR plus 1.250% per annum (or, for any payment on or after the Step-Up Date for loan group II, LIBOR plus 1.875% per annum), (ii) the weighted average net mortgage interest rate of all of the mortgage loans in loan group II as of the first day of the month preceding the month in which such payment date occurs and (iii) 9.50% per annum.

(6) On any payment date, equal to the least of (i) LIBOR plus 2.050% per annum (or, for any payment on or after the Step-Up Date for loan group II, LIBOR plus 3.075% per annum), (ii) the weighted average net mortgage interest rate of all of the mortgage loans in loan group II as of the first day of the month preceding the month in which such payment date occurs and (iii) 9.50% per annum.

THE NOTES

Group I notes:           The Class IA-1 and the Group I variable funding notes.

Group II notes:          The Class IIA-1, Class IIM-1, Class IIM-2 and Class
                         IIB-1 notes.

Senior Group II notes:   The Class IIA-1 notes.

Subordinate Group II
notes:                   The Class IIM-1, Class IIM-2 and Class IIB-1 notes.

Offered notes:           The Group I notes (other than the Group I variable
                         funding notes) and the Group II notes.

THE VARIABLE FUNDING NOTES

In addition to the offered notes, the trust will also issue the Group I variable funding notes, which will not be offered by this prospectus supplement. The Group I variable funding notes will have a variable funding balance of $0 on the closing date. Any information concerning the Group I variable funding notes included in this prospectus supplement is only included to provide you with a better understanding of the offered notes.

During the managed amortization period, if principal collections on the mortgage loans in loan group I are insufficient to fund all of the additional balances on the related home equity lines of credit arising during the related collection period, subject to the restrictions described in this prospectus supplement, the Group I variable funding balance will be increased by the shortfall.

THE CERTIFICATES

The trust will also issue Irwin Home Equity Loan Trust Certificates, Series 2004-1, which will not be offered by this prospectus supplement. Any information concerning the certificates included in this prospectus supplement is only included to provide you with a better understanding of the offered notes. The certificates will be subordinated to the offered notes and the Group I variable funding notes. The certificates will be issued pursuant to the trust agreement and will represent the beneficial ownership interests in the trust.

THE TRUST

The depositor will establish Irwin Home Equity Loan Trust 2004-1, a Delaware statutory trust. The trust will be established pursuant to a trust agreement, dated as of July 31, 2004, between the depositor and the owner trustee. The trust will issue the notes pursuant to an indenture, dated as of July 31, 2004, between the issuer and the indenture trustee. The assets of the trust will include, among other things:

o the unpaid principal balance of the mortgage loans as of the related cut-off date and all payments of principal and interest on the mortgage loans after the related cut-off date; and

o certain additions to the home equity lines of credit as a result of draws or new advances of money made pursuant to the applicable loan agreement after the related cut-off date until the end of the managed amortization period.

The unpaid principal balance of a home equity line of credit on any day will be equal to:

o        its cut-off date balance,

o plus any additional balances relating to that home equity line of credit acquired by the trust before that day,

o minus all collections credited against the principal balance of that home equity line of credit in accordance with the related loan agreement after the related cut-off date.

The principal balance of a liquidated home equity line of credit or a closed-end home equity loan after the final recovery of related liquidation proceeds will be zero.

In addition to the mortgage loans conveyed to the trust on the closing date, the property of the trust will include cash on deposit in certain accounts, including the pre-funding account, and collections on the mortgage loans. The trust will also include a financial guaranty insurance policy provided by Ambac Assurance Corporation, which will guarantee certain payments on the Group I notes only. The insurance policy will not be available to make payments on the Group II notes.

Payments of interest and principal on the notes will generally be made only from payments received in connection with the mortgage loans in the related loan group and in the case of the Group I notes only, the financial guaranty insurance policy, to the extent described herein.

MORTGAGE LOAN GROUPS

The initial mortgage loans assigned and transferred to the trust and pledged to the indenture trustee as of the closing date will be divided into two loan groups.

The statistical information presented in this prospectus supplement reflects the pool of initial mortgage loans as of the statistical calculation date.

Loan group I will include mortgage loans which consist of (i) adjustable-rate home equity lines of credit with combined loan-to-value ratios generally up to 100% and (ii) adjustable-rate home equity lines of credit with combined loan-to-value ratios generally over 100% and generally up to 125%, secured in each case by first or second mortgages or deeds of trust on residential properties.

The initial mortgage loans in loan group I have the following characteristics as of the statistical calculation date:

Total number of mortgage loans              5,497
Aggregate principal balance       $276,696,145.93
Average principal balance              $50,335.85
Range of mortgage interest rates        3.400% to
                                          16.400%
Weighted average mortgage
  interest rate                            8.441%
Weighted average maximum
  mortgage interest rates                 16.474%
Weighted average minimum
  mortgage interest rates                  6.476%
Weighted average gross margin              4.442%

Original terms to
  maturity                             240 months
Weighted average original
  term to maturity                     240 months
Range of remaining terms to
  maturity                             211 to 240
                                           months
Weighted average remaining term
  to maturity                          235 months

Weighted average combined loan-
  to-value ratios                         101.67%

Loan group II will include mortgage loans which consist of (i) fixed-rate, closed-end loans with combined loan-to-value ratios generally up to 100%, (ii) fixed-rate, closed-end home equity loans with combined loan-to-value ratios generally up to 100% and (iii) fixed-rate, closed-end home equity loans with combined loan-to-value ratios generally over 100% and generally up to 125%, secured in each case by first or second mortgages or deeds of trust on residential properties.

The mortgage loans in loan group II have the following characteristics as of the statistical calculation date:

Total number of mortgage loans             1,815
Aggregate principal balance      $109,639,542.59
Average principal balance             $60,407.46
Range of mortgage interest             4.500% to
  rates                                  17.650%
Weighted average mortgage
  interest rate                          10.493%
Range of original terms to
  maturity                      60 to 360 months
Weighted average original term
  to maturity                         273 months
Range of remaining terms to
  maturity                      56 to 360 months
Weighted average remaining
  term to maturity                    269 months
Weighted average combined
  loan-to-value ratios                   112.88%

See "Description of the Mortgage Loans" in this prospectus supplement.

PRE-FUNDING ACCOUNT

On the closing date, an amount equal to the excess of the initial principal balance of the Class IA-1 notes plus the initial overcollateralization amount for loan group I over the aggregate principal balance as of the cut-off date of the initial mortgage loans for loan group I will be deposited from the proceeds of the sale of the Class IA-1 notes into a pre-funding account. Approximately $34,000,000 will be deposited into the pre-funding account and will be available to purchase subsequent mortgage loans for loan group I.

The originator will be obligated to sell mortgage loans to the trust after the closing date and the trust will be obligated, subject to the provisions of the sale and servicing agreement, to purchase such subsequent mortgage loans from amounts on deposit in the pre-funding account during the pre-funding period. The pre-funding period is the period from the closing date until the earliest of (i) the date on which the amount on deposit in the pre-funding account is less than $100,000, (ii) November 6, 2004 and (iii) the occurrence, if any, of either a servicer default under the sale and servicing agreement or an amortization event. The pre-funding period will only be in effect for loan group I and amounts on deposit in the pre-funding account will only be used to purchase adjustable-rate home equity lines of credit to be allocated to loan group I.

Amounts on deposit in the pre-funding account will be invested in permitted investments specified in the indenture. Any amount remaining in the pre-funding account at the end of the pre-funding period described above will be treated as principal collections for loan group I on the payment date immediately following the end of the pre-funding period and applied as a payment of principal on the Group I notes.

We refer you to "Description of the Mortgage Loans -- Conveyance of Subsequent Mortgage Loans" in this prospectus supplement for further information.

INTEREST PAYMENTS

Interest payments on each class of the offered notes will be made monthly on each payment date, beginning in September 2004, at the respective note rates described above under "--Terms of the Offered Notes." Interest on the offered notes, for each payment date will accrue from the preceding payment date (or in the case of the first payment date, from the closing date) through the day before that payment date, on the basis of the actual number of days in that interest period and a 360-day year.

The note rate on the Group I variable funding notes for any payment date will not exceed the note rate on the Class IA-1 notes for the related interest period.

To the extent the note rate of an offered note is limited by the weighted average net mortgage interest rate of the mortgage loans in the related loan group, these notes may receive interest up to the applicable LIBOR rate plus the related margin as an interest carry-forward amount on subsequent payment dates. Notwithstanding such carry-forward, the interest rate on these notes is subject to a maximum rate. The financial guaranty insurance policy does not cover the payment of any interest carry-forward amounts.

PRINCIPAL PAYMENTS

On each payment date during the managed amortization period, the aggregate amount payable as principal of the Group I notes from principal collections for loan group I will be equal to principal collections for loan group I for that payment date, less any principal collections from loan group I used to purchase additional balances with respect to the mortgage loans in loan group I, as further described in this prospectus supplement. The managed amortization period will be the period beginning on the closing date and ending on the earlier of August 25, 2009 and the occurrence of an amortization event. On each payment date after the end of the managed amortization period, the aggregate amount payable as principal of the Group I notes from principal collections will be equal to principal collections for loan group I for that payment date.

The right of each class of Group II notes to receive principal payments will be senior to the right of each class of Group II notes subordinate to such class.

In addition, on each payment date, to the extent of funds available for that purpose, holders of the offered notes and the holders of the Group I variable funding notes entitled to receive principal payments on that payment date will be entitled to receive certain additional amounts in reduction of their principal balances (or variable funding balance in the case of the Group I variable funding notes), generally equal to liquidation loss amounts and overcollateralization increase amounts for the related loan group. Excess collections from one loan group may be applied on any payment date to make principal payments in respect of liquidation loss distribution amounts to the notes corresponding to the other loan group as further described in this prospectus supplement.

In no event will principal payments on a class of offered notes on any payment date exceed the related principal balance (or the variable funding balance in the case of the Group I variable funding notes) on that payment date.

For at least 36 months after the closing date, no principal payments will be distributed to the subordinate Group II notes, unless the principal balance of the Class IIA-1 notes has been reduced to zero. In addition, if on any payment date certain loss or delinquency tests are not satisfied, amounts otherwise payable to the subordinate Group II notes with respect to principal will be paid to the Class IIA-1 notes and the subordinate Group II notes will receive no distributions of principal on that payment date, unless the principal balance of the Class IIA-1 notes has been reduced to zero.

On the related legal final payment date, principal will be due and payable on the applicable offered notes in an amount equal to the related principal balance (or the variable funding balance in the case of variable funding notes) remaining outstanding on that payment date.

The payment of principal to the subordinate Group II notes after the step-down date is subject to the following loss and delinquency tests:

o satisfaction of a cumulative liquidation loss amount test such that the fraction (expressed as a percentage) of cumulative liquidation loss amounts in loan group II as of the respective payment date as reduced by cumulative recoveries through the end of the related collection period divided by the aggregate principal balance of the mortgage loans in loan group II as of the cut-off date is less than or equal to the percentage set forth below for the related collection period specified below:

                            CUMULATIVE
                            LIQUIDATION
    COLLECTION              LOSS AMOUNT
    PERIOD                  PERCENTAGE
    ------                  ----------
    37 - 48                 10.00% for the first
                            collection period
                            plus an additional
                            1/12th of 3.25% for
                            every collection
                            period thereafter;

    49 +                    13.25%; and

o satisfaction of a delinquency test such that the three-month rolling average of the aggregate principal balance of the mortgage loans in loan group II that are 60 days or more delinquent in the payment of principal and interest (including all mortgage loans in loan group II that are in foreclosure and mortgage loans in loan group II for which the related mortgaged property constitutes REO property, but excluding liquidated mortgage loans in loan group II) is less than 13.50% of the senior enhancement percentage, which percentage for each payment date is the percentage equivalent of a fraction, the numerator of which is
          (x) the principal balance of the mortgage loans in loan group II minus the aggregate principal balance of the senior Group II notes, and the denominator of which is (y) the principal balance of the mortgage loans in loan group II.

We refer you to "Description of the Securities -- Priority of Payments on the Group I Notes" and "-- Priority of Payments on the Group II Notes" in this prospectus supplement for a description of the allocation of principal payments on the offered notes.

PRIORITY OF PAYMENTS ON THE GROUP I NOTES

Payments of principal and interest on the mortgage loans in loan group I will be collected each month. After retaining its master servicing fee and any other fees that constitute servicing compensation or certain reimbursable expenses on loan group I, the master servicer will forward all collections on such mortgage loans to the indenture trustee and on each payment date these amounts, plus any insured amounts from the enhancer with respect to the Group I notes (which insured amounts will be applied only to certain deficiencies or preference amounts as described in this prospectus supplement), will be allocated as follows:

o first, to pay prepayment charges which have been collected to the holders of the certificates (which initially will be the originator or one of its affiliates);

o second, to pay the enhancer the accrued and unpaid premium for the policy and to pay the indenture trustee the indenture trustee fee and any other reimbursable expenses with respect to Group I;

o third, to pay accrued and unpaid interest due on the Class IA-1 notes and the Group I variable funding notes, pro rata, at their respective note rates;

o fourth, to pay as principal on the Class IA-1 notes and the Group I variable funding notes, pro rata, an amount equal to principal collections on the mortgage loans in loan group I, minus (i) any principal collections used to purchase additional balances and (ii) any overcollateralization release amount;

o fifth, to pay to the Class IA-1 notes and the Group I variable funding notes, pro rata, an amount equal to the liquidation loss distribution amount on the mortgage loans in loan group I for such payment date, together with any liquidation loss distribution amounts remaining undistributed from any preceding payment date;

o sixth, to reimburse the enhancer for any unreimbursed draws made on the policy for the Group I notes, with interest thereon;

o seventh, to pay to the Class IA-1 notes and the Group I variable funding notes, pro rata, the amount, if any, necessary to increase the amount of overcollateralization for the Group I notes to the required overcollateralization level;

o eighth, to pay the enhancer any other amounts owed to it pursuant to the insurance agreement, with interest thereon;

o ninth, to pay the indenture trustee, the owner trustee, the master servicer and the administrator any unpaid expenses and other reimbursable amounts owed to the indenture trustee, the owner trustee, the master servicer or the administrator with respect to the Group I notes;

o tenth, to pay as interest on the Class IA-1 notes and the Group I variable funding notes, pro rata, any unpaid interest carry-forward amounts, together with interest thereon;

o eleventh, to the Group II notes, for application of clauses fifth through eighth and clauses eighteenth through twentieth under "-- Priority of Payments on the Group II Notes" below, in each case after giving effect to payments made from loan group II with respect to such payment date; and

o         twelfth, any remaining amounts to the holders of the certificates.

Principal payments on the Group I notes will be made in the amounts and in the order described under "Description of the Securities -- Priority of Payments on the Group I Notes" in this prospectus supplement.

PRIORITY OF PAYMENTS ON THE GROUP II NOTES

Payments of principal and interest on the mortgage loans in loan group II will be collected each month. After retaining its master servicing fee and any other fees that constitute servicing compensation or certain reimbursable expenses on loan group II, the master servicer will forward all collections on such mortgage loans to the indenture trustee and on each payment date these amounts will be allocated as follows:

o first, to pay prepayment charges which have been collected to the holders of the certificates (which initially will be the originator or one of its affiliates);

o second, to pay the indenture trustee the indenture trustee fee and any other reimbursable expenses with respect to the Group II notes;

o third, to pay accrued and unpaid interest due on the Group II notes at the respective note rates as follows:

o         (i) first, to the Class IIA-1 notes;

o         (ii) second, to the Class IIM-1 notes;

o         (iii) third, to the Class IIM-2 notes; and

o         (iv) fourth, to the Class IIB-1 notes;

o fourth, to pay as principal on the Group II notes, an amount equal to principal collections on the mortgage loans in loan group II minus any overcollateralization release amount as follows:

o (i) first, to the Class IIA-1 notes, until the principal balance of the Class IIA-1 notes has been reduced to its required principal balance for that payment date;

o (ii) second, to the Class IIM-1 notes, until the principal balance of the Class IIM-1 notes has been reduced to its required principal balance for that payment date;

o (iii) third, to the Class IIM-2 notes, until the principal balance of the Class IIM-2 notes has been reduced to its required principal balance for that payment date; and

o (iv) fourth, to the Class IIB-1 notes, until the principal balance of the Class IIB-1 notes has been reduced to its required principal balance for that payment date;

o fifth, to pay to the Class IIA-1 notes, until the principal balance of the Class IIA-1 notes has been reduced to its required principal balance for that payment date, an amount equal to the liquidation loss distribution amount on the mortgage loans in loan group II for such payment date, together with any liquidation loss distribution amounts remaining undistributed from any preceding payment date;

o sixth, to pay to the Class IIM-1 notes, until the principal balance of the Class IIM-1 notes has been reduced to its required principal balance for that payment date, an amount equal to the liquidation loss distribution amount on the mortgage loans in loan group II for such payment date, together with any liquidation loss distribution amounts remaining undistributed from any preceding payment date, to the extent not paid to the holders of the senior Group II notes under clause fifth above;

o seventh, to pay to the Class IIM-2 notes, until the principal balance of the Class IIM-2 notes has been reduced to its required principal balance for that payment date, an amount equal to the liquidation loss distribution amount on the mortgage loans in loan group II for such payment date, together with any liquidation loss distribution amounts remaining undistributed from any preceding payment date, to the extent not paid to the holders of the Class IIA-1 notes or the Class IIM-1 notes under clauses fifth and sixth above, respectively;

o eighth, to pay to the Class IIB-1 notes, until the principal balance of the Class IIB-1 notes has been reduced to its required principal balance for that payment date, an amount equal to the liquidation loss distribution amount on the mortgage loans in loan group II for such payment date, together with any liquidation loss distribution amounts remaining undistributed from any preceding payment date, to the extent not paid to the holders of the Class IIA-1 notes, Class IIM-1 notes or the Class IIM-2 notes under clauses fifth, sixth and seventh above, respectively;

o ninth, to pay to the Class IIA-1 notes, until the principal balance of the Class IIA-1 notes has been reduced to its required principal balance for that payment date, the amount, if any, necessary to increase the amount of overcollateralization for the Group II notes to the required overcollateralization level;

o tenth, to pay to the Class IIM-1 notes, until the principal balance of the Class IIM-1 notes has been reduced to its required principal balance for that payment date, the amount, if any, necessary to increase the amount of overcollateralization for the Group II notes to the required overcollateralization level to the extent not previously distributed to the Class IIA-1 notes pursuant to clause ninth above;

o eleventh, to pay to the Class IIM-2 notes, until the principal balance of the Class IIM-2 notes has been reduced to its required principal balance for that payment date, the amount, if any, necessary to increase the amount of overcollateralization for the Group II notes to the required overcollateralization level to the extent not previously distributed to the Class IIA-1 notes or the Class IIM-1 notes pursuant to clauses ninth and tenth above, respectively;

o twelfth, to pay to the Class IIB-1 notes, until the principal balance of the Class IIB-1 notes has been reduced to its required principal balance for that payment date, the amount, if any, necessary to increase the amount of overcollateralization for the Group II notes to the required overcollateralization level to the extent not previously distributed to the Class IIA-1 notes, the Class IIM-1 notes or the Class IIM-2 notes pursuant to clauses ninth, tenth and eleventh above, respectively;

o thirteenth, to pay the indenture trustee, the owner trustee, the master servicer and the administrator any unpaid expenses and other reimbursable amounts owed to the indenture trustee, the owner trustee, the master servicer or the administrator with respect to the Group II notes;

o fourteenth, to pay the Class IIA-1 notes, any unpaid interest carry-forward amounts, together with interest thereon;

o fifteenth, to pay the Class IIM-1 notes any unpaid interest carry-forward amounts, together with interest thereon;

o sixteenth, to pay the Class IIM-2 notes any unpaid interest carry-forward amounts, together with interest thereon;

o seventeenth, to pay the Class IIB-1 notes any unpaid interest carry-forward amounts, together with interest thereon;

o eighteenth, to pay to the Class IIM-1 notes, the amount, if any, by which the principal balance of the Class IIM-1 notes has previously been reduced due to loss allocation and not reimbursed, together with interest thereon;

o nineteenth, to pay to the Class IIM-2 notes, the amount, if any, by which the principal balance of the Class IIM-2 notes has previously been reduced due to loss allocation and not reimbursed, together with interest thereon;

o twentieth, to pay to the Class IIB-1 notes, the amount, if any, by which the principal balance of the Class IIB-1 notes has previously been reduced due to loss allocation and not reimbursed, together with interest thereon;

o twenty-first, to the Group I notes, for application of clause fifth under "-- Priority of Payments on the Group I Notes" above, in each case after giving effect to payments made from loan group I with respect to such payment date; and

o twenty-second, any remaining amounts to the holders of the certificates.

Principal payments on the Group II notes will be made in the amounts and in the order described under "Description of the Securities -- Priority of Payments on the Group II Notes" in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the offered notes consists of:

EXCESS SPREAD. The weighted average mortgage loan rate for the loan group I is generally expected to be higher than the sum of (a) the master servicing fee rate and the indenture trustee fee rate allocable to loan group I, (b) the premium rate payable to the enhancer and (c) the weighted average note rate of the Group I notes. The weighted average mortgage loan rate for loan group II is generally expected to be higher than the sum of (a) the master servicing fee rate and the indenture trustee fee rate allocable to loan group II and (b) the weighted average note rate of the Group II notes. On each payment date, excess spread generated during the related collection period for each loan group will be available to cover losses and build overcollateralization with respect to the related classes of offered notes.

OVERCOLLATERALIZATION. On the closing date, there will be overcollateralization equal to $18,642,146 for the Group I notes (or 6.00% of the sum of the aggregate principal balance of the initial mortgage loans in loan group I as of the cut-off date and amounts deposited into the pre-funding account on the closing date) and there will be overcollateralization equal to $332,543 for the Group II notes (or 0.30% of the aggregate principal balance of the mortgage loans in loan group II as of the cut-off date). Excess interest on the mortgage loans in each loan group that is not needed to cover losses on the loans in that loan group will be used to make additional principal payments on the related classes of notes, until the aggregate principal balance of the mortgage loans in that loan group exceeds the aggregate principal balance of the related group of notes (including, with respect to loan group I, the Group I variable funding notes) by a specified amount. This excess will represent overcollateralization for each group of notes, which will be available to absorb losses on the mortgage loans in the related loan group, if the losses are not covered by the current period's excess interest with respect to that loan group. If the level of overcollateralization for a group of offered notes falls below what is required, the excess interest, if any, described above for the related loan group will be paid to the related classes of notes as principal, until the required level of overcollateralization for that group of notes is reached again.

SUBORDINATION. To the extent no overcollateralization exists with respect to the Group II notes, losses on the mortgage loans in loan group II during the related collection period in excess of amounts available to be paid on that payment date pursuant to clauses fifth through eighth under "-- Priority of Payments on the Group II Notes" above will be allocated in full to the first class of notes listed below with a principal balance greater than zero:

o        Class IIB-1 notes;

o        Class IIM-2 notes; and

o        Class IIM-1 notes.

When this occurs, the principal balance of the class of subordinate Group II notes to which the loss is allocated is reduced, without a corresponding payment of principal.

If none of the subordinate Group II notes remain outstanding, losses will be allocated to the senior Group II notes.

The subordinate Group II notes will not provide credit enhancement for the Group I notes.

FINANCIAL GUARANTY INSURANCE POLICY. The enhancer will unconditionally and irrevocably guarantee, subject to the provisions in the policy, the payment of certain amounts to the holders of the Group I notes.

The financial guaranty insurance policy will not provide credit enhancement in any manner for the Group II notes.

See "Description of the Policy" in this prospectus supplement and "Credit Support" in the accompanying prospectus.

OPTIONAL REDEMPTION

With respect to each of the two loan groups, the master servicer may, at its option repurchase all, but not less than all, of the mortgage loans in such loan group on any payment date on which the aggregate outstanding principal balance of the mortgage loans in such loan group (after applying payments received in the related collection period) is less than 10% of the sum of (1) the aggregate principal balance of the initial mortgage loans in such loan group as of the cut-off date and (2) in the case of loan group I, the amount on deposit in the pre-funding account on the closing date. No such optional repurchase for loan group I will be permitted without the prior written consent of the enhancer if it would result in a draw on the financial guaranty insurance policy or there would be insufficient funds to pay amounts then due and owing to the enhancer under the insurance agreement, with interest thereon.

The purchase price for the mortgage loans in a loan group will equal the lesser of (a) the outstanding principal balance of such mortgage loans and (b) the fair market value of the mortgage loans in such loan group. Notwithstanding the foregoing, the master servicer may not exercise the option if the purchase price for the mortgage loans does not equal or exceed the sum of (i) all accrued and unpaid interest (including interest carry-forward amounts) on the related class or classes of notes, (ii) the outstanding principal balance of the related class or classes of notes, (iii) in the case of loan group I, all amounts due and owing to the enhancer under the insurance agreement and interest thereon in accordance with the terms of the insurance agreement and (iv) any amounts owing to the indenture trustee.

An exercise of the optional redemption for any loan group will cause the aggregate outstanding principal balance of the related class or classes of offered notes to be paid in full sooner than it otherwise would have been paid.

See "Description of the Securities -- Maturity and Optional Redemption" in this prospectus supplement and "The Agreements -- Termination" in the accompanying prospectus.

OPTIONAL PURCHASE

The originator will have the option to purchase, at any time, in the aggregate five (5) mortgage loans in each loan group at a purchase price equal to the outstanding principal balance of the mortgage loans purchased plus accrued interest. An exercise of this optional purchase will cause a prepayment of principal on the related offered notes.

See "Description of the Securities -- Maturity and Optional Redemption" in this prospectus supplement.

LEGAL INVESTMENT

The offered notes will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the offered notes constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered notes by regulated institutions.

RATINGS

When issued, the offered notes will receive the ratings indicated in the table under "-- Terms of the Offered Notes" above. A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans or the likelihood of the payment of any interest carry-forward amounts. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered notes.

The rating of the Class IA-1 notes will depend primarily on the financial strength of the enhancer. Any reduction in the financial strength of the enhancer would likely result in a reduction in the rating of the Class IA-1 notes.

See "Ratings" in this prospectus supplement.

ERISA CONSIDERATIONS

Subject to important considerations, the depositor expects that the offered notes may be purchased by persons investing assets of employee benefit plans or individual retirement accounts. Plans should consult with their legal advisors before investing in the offered notes.

See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

TAX STATUS

For federal income tax purposes, the offered notes will be treated as debt. The trust itself will not be subject to tax.

See "Certain Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the accompanying prospectus.

                                  RISK FACTORS

In addition to the matters described elsewhere in this prospectus supplement and the accompanying prospectus, you should carefully consider the following risk factors before deciding to purchase an offered note.

UNPREDICTABILITY OF      As of the statistical calculation date, approximately
PREPAYMENTS AND ITS      4.01% by outstanding principal balance of the initial
EFFECT ON YIELDS         mortgage loans in loan group I and 15.40% by
                         outstanding principal balance of the initial mortgage loans in loan group II provide that the related mortgagors may, without penalty, prepay their mortgage loans in whole or in part at any time. With respect to each mortgage loan in the pool of mortgage loans that has a prepayment charge feature, the master servicer's and the subservicer's business practices are to enforce the prepayment charge features, subject to waiver at their option for reasonable and prudent business purposes, including upon refinancing a mortgage loan. A mortgagor with a home equity line of credit may opt to pay the principal balance of his line down to zero but keep the line of credit open without incurring a prepayment charge. We cannot predict the rate at which mortgagors will repay their mortgage loans. Further, the rate of repayment on the revolving home equity lines of credit is likely to differ from that on the closed-end home equity loans due to the revolving nature of the lines of credit and to the fact that mortgagors are more likely to view revolving home equity lines of credit as temporary or short-term financing. Those mortgage loans also may exhibit more seasonality in the repayment experience. Further, the revolving credit loans such as the home equity lines of credit have been originated in significant volume only during the past few years, and neither the master servicer nor the subservicer is aware of any publicly available studies or statistics on the rate of prepayment thereof.

                         A prepayment of a mortgage loan in loan group I generally will result in a corresponding principal payment on the Group I notes. A prepayment of a mortgage loan in loan group II generally will result in a corresponding principal payment on the Group II notes then entitled to receive payments of principal.

                          o If you purchase your offered notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                          o If you purchase your offered notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                          o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain at or rise above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise significantly, the prepayments on the mortgage loans are likely to decrease.

                          o If the rate of default and the amount of losses on the mortgage loans related to your offered notes is higher than you expect, then your yield may be lower than you expect or you may suffer a loss.

RISK OF INTEREST         The note rate on the Class IA-1 notes will be a
RATE CAPS REDUCING       floating rate equal to the least of (i) one-month LIBOR
THE NOTE RATES ON        plus a fixed margin; (ii) the weighted average mortgage
THE OFFERED NOTES        interest rate of the mortgage loans in loan group I
                         minus the rates at which the premium, the master servicing fee and the indenture trustee fee accrue and
                         (iii) 15.00% per annum. The note rate on each class of Group II notes will be a floating rate equal to the least of (i) one-month LIBOR plus a fixed margin; (ii) the weighted average mortgage interest rate of all of the Group II mortgage loans minus the rates at which the master servicing fee and the indenture trustee fee accrue and (iii) 9.50% per annum.

                         All of the initial mortgage loans in loan group I have mortgage interest rates that are based on the highest prime rate as published in the "Money Rates" section of The Wall Street Journal plus a specified margin. As a result, it is possible that mortgage interest rates on the mortgage loans in loan group I may decline while one-month LIBOR is stable or rising. It is also possible that mortgage interest rates on the mortgage loans in loan group I and one-month LIBOR may decline or increase during the same period, but that one-month LIBOR may decline more slowly or increase more rapidly. Furthermore, substantially all of the mortgage loans in loan group I have minimum and maximum limitations on adjustments to the related mortgage interest rate, and the mortgage rates on the fixed rate mortgage loans in loan group II will not adjust. As a result of these factors and the foregoing limitations on the note rates, holders of one or more classes of offered notes may receive interest at a rate less than one-month LIBOR plus the specified margin. If the note rate on any class of the offered notes is affected by these limitations, the difference will be paid to you on future payment dates only if there is enough cash flow generated from excess interest on the mortgage loans in the related loan group pursuant to the priorities set forth in this prospectus supplement.

                         In addition, the weighted average mortgage interest rates of the mortgage loans in both loan groups will change, and may decrease, over time due to scheduled amortization of the mortgage loans and prepayments of the mortgage loans. There can be no assurance that the weighted average mortgage interest rate of either loan group or both loan groups together will not decrease after the closing date.

NO ADVANCING OF          The master servicer is not obligated to, and is not
DELINQUENT OR DEFAULTED  expected to, advance scheduled monthly payments of
SCHEDULE MONTHLY         principal and interest on mortgage loans that are
PAYMENTS OF PRINCIPAL    delinquent or in default. As a result, a regular stream
AND INTEREST             of payments will not be received from mortgage loans
                         that become delinquent or go into default. The rate of delinquency and default of second lien mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

LIMITED HISTORY          The subservicer of the mortgage loans, Irwin Home
                         Equity Corporation, was incorporated in September 1994.
                         Because the home equity loan program through which Irwin Union Bank and Trust Company originates mortgage loans began in January 1995 and the correspondent loan program began in February 2000, and the originator and the subservicer have developed significant unique origination procedures for mortgage loans, including some of the mortgage loans sold to the trust, they do not have historical delinquency, bankruptcy, foreclosure or default information prior to each such time that would be helpful to you in trying to estimate the future delinquency and loss experience of such loans.

UNDERWRITING STANDARDS   The originator originates home equity loans and home
                         equity lines of credit for a target market of creditworthy and active borrowers. These products are offered pursuant to programs developed by the originator and the subservicer. Borrowers are solicited by mail, loan brokers and the internet. A portion of the mortgage loans being sold to the trust were originated by correspondent lenders. In addition, because the original combined loan-to-value ratio of the mortgage loans may be high relative to that of other similar mortgage loans, recoveries on defaulted mortgage loans may be lower than the level of recoveries experienced by such other defaulted mortgage loans. There can be no assurance as to the level of delinquencies and defaults that may be experienced by the mortgage loans. If the level of delinquencies and/or defaults is higher than you expect and (1) you hold a Group II note, you may receive principal payments more rapidly than you expect or you may suffer a loss or (2) you hold a Class IA-1 note, you may receive principal payments more rapidly than you expect or, if the enhancer defaults, you may suffer a loss.

                         Under the home equity program of the originator and the subservicer relating to the home equity lines of credit, mortgagors are generally qualified based on an assumed payment that reflects a mortgage interest rate significantly lower than the related maximum mortgage interest rate. The repayment of any home equity line of credit may thus be dependent on the ability of the related mortgagor to make larger payments following the adjustment of the mortgage interest rate thereof during the life of such home equity line of credit or following the commencement of the amortization period.

HOME EQUITY LINES        In general, the home equity lines of credit may be
OF CREDIT HAVE           drawn upon during the related draw period. During the
INTEREST-ONLY FEATURE    draw period, the mortgagor will be obligated to make
DURING THE DRAW PERIOD   minimum monthly payments on the home equity line of
                         credit, which minimum payment amounts will generally be equal to the finance charge for the related billing cycle plus any applicable fees. The minimum payment due during the repayment period will be an amount necessary to amortize the balance due, plus interest and fees.
                         Scheduled principal amortization (but not necessarily principal from other sources, including prepayments) may be de minimis during the related draw periods such that little, if any, principal payments based on scheduled principal amortization may be paid to the holders of Group I notes during such draw periods.
                         Substantially all of the home equity lines of credit have a 10-year draw period and all are still in their draw period. Collections on the home equity lines of credit may also vary due to seasonal purchasing and payment habits of the related mortgagors.

LOSS MITIGATION MAY      The subservicer may use a wide variety of practices to
INCREASE YOUR RISK       limit losses on defaulted mortgage loans, including
                         writing off part of the debt, reducing future payments, and deferring the collection of past due payments. The use of these practices may result in recognition of losses.

GEOGRAPHIC               When measured by aggregate outstanding principal
CONCENTRATION            balance of the related loan group as of the statistical
                         calculation date, mortgaged properties located in the following states secure the approximate percentages (in excess of 5%) of initial mortgage loans in each of the indicated loan groups:

                                                 Loan            Loan
                                 State          Group I         Group II
                                 -----          -------         --------
                         California             29.03%          13.76%
                         Washington              8.11%           6.48%
                         Maryland                7.25%           6.17%
                         Florida                 6.23%          10.05%
                         Colorado                6.10%           6.21%
                         Arizona                 6.07%             *
                         Illinois                5.06%             *
                         Pennsylvania              *             6.31%
                         Virginia                  *             6.14%
                         Ohio                      *             5.10%

                         * indicates a number less than 5.00%

                         This geographic concentration might magnify the effect on the loan groups of adverse economic conditions or of special hazards in these areas and therefore might increase the rate of delinquencies, defaults and losses on the mortgage loans in the related loan group more than would be the case if the mortgaged properties were more geographically diversified. Further, mortgage loans in the State of California are subject to "one action" and "anti-deficiency" laws which generally means that in the event of default on mortgage loans in that state, the lender, in this case the master servicer, on behalf of the indenture trustee, must elect either (i) to seek a judicial foreclosure of the related mortgaged property and, in the event the loan balance exceeds the sales price at the foreclosure sale, seek a deficiency judgment against the borrower or (ii) to seek a non-judicial foreclosure, in which case any such deficiency would be waived. Accordingly, the actual rates of delinquencies and losses on the mortgage loans could be higher than those experienced if there were no geographical concentrations.

HIGH COMBINED            As of the statistical calculation date, approximately
LOAN-TO-VALUE RATIOS     38.59% by outstanding principal balance of the initial
                         mortgage loans in loan group I and approximately 73.01% by outstanding principal balance of the mortgage loans in loan group II had combined loan-to-value ratios at origination in excess of 100%. Based on the appraised value, stated value or purchase price of the related mortgaged property at the time of origination of a mortgage loan with a combined loan-to-value ratio at origination greater than 100%, the value or price of the related mortgaged property was less than the sum of the principal balance of the mortgage loan and the principal balance of any related senior mortgage(s).
                         Mortgage loans with high combined loan-to-value ratios, in particular those mortgage loans with original combined loan-to-value ratios in excess of 100%, will be more sensitive to declines in property values than those loans with lower combined loan-to-value ratios and may present a greater risk of loss upon liquidation. If losses exceed the then available credit enhancement, and in the case of the Group I notes, the enhancer also defaults, you may incur a loss.

AMOUNT OF BORROWER'S     As of the statistical calculation date, approximately
EQUITY                   91.91% by outstanding principal balance of the initial
                         mortgage loans had combined loan-to-value ratios at origination that were greater than 80%. The value of the mortgaged properties may have declined since those mortgage loans were originated or the borrowers may have obtained additional financing on the properties.
                         If a borrower on one of those mortgage loans defaults, there may not be enough value in the property to repay the mortgage loan and the trust may suffer a loss. If losses exceed the then available credit enhancement, and in the case of the Group I notes, the enhancer also defaults, you may incur a loss.

SEASONING OF MORTGAGE    Defaults on mortgage loans tend to occur at higher
LOANS                    rates during the early years of the mortgage loans.
                         Most of the mortgage loans were originated within twelve months prior to the sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time. If defaults are higher than you expect, and in the case of the Group I notes, the enhancer also defaults, you may incur a loss.

INADEQUATE AMOUNT OF     If the amount of subsequent mortgage loans purchased
SUBSEQUENT MORTGAGE      for loan group I by the trust during the pre-funding
LOANS WILL RESULT IN AN  period is less than the amount deposited in the
ACCELERATED              pre-funding account on the closing date, holders of the
RATE OF PRINCIPAL        Group I notes will receive a payment of principal of
PAYMENT ON THE CLASS     the amount remaining in the pre-funding account at the
IA-1 NOTES               end of the pre-funding period.

SUBSEQUENT MORTGAGE      Following the transfer of the subsequent mortgage loans
LOANS MAY HAVE           to the trust, the characteristics of loan group I may
CHARACTERISTICS THAT     differ from the information presented in this
DIFFER FROM THOSE OF     prospectus supplement. The characteristics that may
THE INITIAL MORTGAGE     differ include, among others, the composition of loan
LOANS WHICH MAY REDUCE   group I and of the mortgagors of the mortgage loans,
YOUR YIELD TO MATURITY   the credit quality of the mortgagors, the range and
                         distribution of mortgage interest rates, the range and distribution of principal balances, the range and distribution of loan-to-value ratios and the range and distribution of remaining terms to stated maturity. We recommend that you consider potential variances when making your investment decision concerning the Class
                         IA-1 notes. The originator will be required to deliver subsequent mortgage loans having characteristics which, in the aggregate, are not materially different from the initial Group I mortgage loans.

SUBORDINATE LOANS        Substantially all of the initial mortgage loans
                         evidence a lien that is subordinate to the rights of the mortgagee under a senior mortgage or mortgages. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such junior loans only to the extent that the claims of such senior mortgages have been satisfied in full, including any foreclosure costs. In circumstances where the master servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the master servicer may write off the entire outstanding principal balance of the related mortgage loan as bad debt.
                         Moreover, after a mortgage loan in the trust has been delinquent for 180 days, the master servicer will be required to treat that mortgage loan as a liquidated loan. The foregoing considerations will be particularly applicable to junior loans that have high combined loan-to-value ratios because in such cases, the master servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on mortgage loans are not covered by available credit enhancement, and in the case of the Group I notes, the enhancer also defaults, you may incur a loss.

POTENTIAL INADEQUACY OF  The mortgage loans in each loan group are expected to
CREDIT ENHANCEMENT       generate more interest than is needed to pay interest
                         on the related notes because the weighted average net interest rate on the mortgage loans is expected to be higher than the weighted average interest rate on the related notes. If the mortgage loans generate more interest than is needed to pay interest on the related notes and certain fees and expenses of the trust, the remaining interest will be used to compensate for losses. After these financial obligations of the trust have been satisfied, any remaining excess interest will be used to create and maintain overcollateralization within the related loan group until the overcollateralization targets have been met, and in the case of the Group II notes, also to reimburse the related notes for any loss allocation. In addition, any remaining excess interest generated from one loan group may be used to cover losses or reimburse for loss allocation related to the other loan group. We cannot assure you, however, that enough excess interest for each loan group will be generated to compensate for losses on those mortgage loans or to maintain the related required level of overcollateralization.

                         The excess interest available on any payment date will be affected by the actual amount of interest received, collected or recovered in respect of the related mortgage loans during the preceding month. Such amount will be influenced by changes in the weighted average of the mortgage interest rates resulting from prepayments and liquidations of the related mortgage loans.

                         The indenture requires the indenture trustee to make a claim for an insured amount under the financial guaranty insurance policy not later than the second business day prior to any payment date as to which the indenture trustee has determined that an insured amount will be necessary with respect to the Group I notes. Investors in the Group I notes should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no payments of principal.

                         If the protection afforded to the Group I notes by excess spread and overcollateralization is insufficient and if the enhancer is unable to meet its obligations under the policy with respect to the Group I notes, then the holders of the Group I notes could experience a loss on their investment.

                         If the protection afforded to the Group II notes by excess spread, overcollateralization and, except in the case of the Class IIB-1 notes, subordination is insufficient, then the holders of the Group II notes could experience a loss on their investment.

THE PRIORITY OF PAYMENTS Because the Class IIB-1 notes have a lower payment
AND THE ALLOCATION OF    priority than the Class IIM-2 notes, the Class IIM-2
LOSSES ON THE MORTGAGE   notes have a lower payment priority than the Class
LOANS MAY AFFECT THE     IIM-1 notes and the Class IIM-1 notes have a lower
YIELD TO MATURITY ON THE payment priority than the senior Group II notes, the
SUBORDINATE GROUP II     yield to maturity on the Class IIM-1 notes, the Class
NOTES                    IIM-2 notes, and to a greater extent, the Class IIB-1
                         notes, will be more sensitive than the senior Group II notes to delinquencies and losses on the mortgage loans in loan group II.

                         Because losses on the mortgage loans in loan group II to the extent not covered by overcollateralization and excess spread at that time, will be allocated to the subordinate Group II notes in inverse order of their payment priority, the Class IIM-1 notes and the Class IIM-2 notes will be sensitive, and the Class IIB-1 notes will be very sensitive to the rate of losses on the mortgage loans in loan group II. Any allocation of a loss to a class of subordinate notes will reduce, to the extent not reimbursed from future excess spread or to the extent the note balance of a class of subordinate notes is not increased by a subsequent recovery, the amount of interest and principal the applicable class of subordinate notes will receive. As a result, you may suffer a loss.

                         In addition, the subordinate Group II notes will not be entitled to receive any payments of principal for at least 36 months after the closing date or thereafter, if delinquencies, or if losses on the mortgage loans in loan group II exceed the levels specified in this prospectus supplement unless the principal balances of the senior Group II notes have been reduced to zero.

ORIGINATION DISCLOSURE   The originator believes that none of the initial
PRACTICES FOR THE        mortgage loans in loan group I and not more than 3.48%
MORTGAGE LOANS COULD     of the mortgage loans in loan group II as of the
CREATE LIABILITIES THAT  statistical calculation date are subject to the Home
MAY AFFECT YOUR NOTES    Ownership and Equity Protection Act of 1994. Similar
                         state and local laws may also apply to the mortgage loans. These provisions impose additional disclosure and other requirements on creditors with respect to these high cost loans. These provisions can impose specified statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related high cost loans. In addition, purchasers or assignees of these high cost loans, including the trust, could be exposed to all claims and defenses that the mortgagors could assert against the originators of the high cost loans.
                         Remedies available to a mortgagor include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

                         Violations of certain provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans and in addition, could subject the trust to damages and administrative enforcement.

THE TRUST MAY EXPERIENCE Applicable federal and state laws generally regulate
LOSSES AS A RESULT OF    interest rates and other charges, require certain
LAWSUITS UNDER STATE AND disclosure, and, in some instances, require licensing
FEDERAL LAW              of loan originators. In addition, other federal and
                         state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                         Numerous class action lawsuits have been filed in multiple states by borrowers of subordinate lien residential mortgage loans. These loans generally have high loan to value ratios and may include high cost loans. The suits, which allege violations of federal and state consumer protection laws and state usury and licensing laws, seek damages, rescission and other relief. In addition to naming the originators of loans, the suits have named current and former holders of interests in the loans, including securitization vehicles. Although no trust sponsored by the depositor has been named in such a class action lawsuit, there can be no assurance that this will continue to be the case. If the trust were to be named as a defendant in a class action lawsuit, the costs of defending or settling that lawsuit or a judgment could reduce the amount available for distribution to the noteholders.

A SECONDARY MARKET FOR   There is currently no market for the offered notes. We
THE OFFERED NOTES MAY    cannot assure you that any market will develop or, if
NOT DEVELOP, WHICH MEANS it does develop, that it will provide you with
YOU HAVE DIFFICULTY      liquidity of investment or will continue for the life
SELLING YOUR NOTES       of the offered notes. The offered notes will not be
                         listed on any securities exchange. There have been times in the past where there have been very few buyers of asset-backed securities (i.e., there has been a lack of liquidity), and there may be these times in the future. In addition, if the banking regulators change any regulations that negatively impact the treatment of securitizations or the ownership of residual interests in securitizations, the originator may be less likely to securitize its loans in the future which may result in less liquidity for the notes. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

THE OFFERED NOTES ARE    The offered notes, and in particular the subordinate
NOT SUITABLE             notes, are not a suitable investment if you require a
INVESTMENTS FOR ALL      regular or predictable schedule of payments or payment
INVESTORS                on any specific date. The offered notes are complex
                         investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment; and the interaction of these factors.

HOLDERS OF THE           The indenture provides that failure to pay interest
SUBORDINATE NOTES HAVE   when due on the outstanding class or classes of
LIMITED RIGHTS           subordinate Group II notes (for example, for so long as
                         any of the senior Group II notes are outstanding, the Class IIM-1, Class IIM-2 and Class IIB-1 notes, or after the senior Group II notes have been paid in full but the Class IIM-1 notes are still outstanding, the Class IIM-2 and Class IIB-1 notes) will not be an event of default under the indenture.

                         If there is a conflict between directions given to the indenture trustee by the holders of the senior Group II notes and the holders of the subordinate Group II notes, the indenture trustee will follow the directions of the holders of the senior Group II notes.

PRIORITIES OF PAYMENTS   Payment defaults, or the insolvency or dissolution of
CHANGE FOLLOWING AN      the trust that results in the acceleration of the Group
EVENT OF DEFAULT UNDER   II notes pursuant to the indenture, will result in
INDENTURE                changes in the priority of payments under the Group II
                         notes. After an event of default and an acceleration of the Group II notes, the trust will not: (i) make payments of interest or principal on the subordinate
                         Group II notes until the senior Group II notes have been paid in full; (ii) make payments of interest or principal on the Class IIM-2 or Class IIB-1 notes until the Class IIM-1 notes have been paid in full; or (iii) make payments of interest or principal on the Class
                         IIB-1 notes until the Class IIM-2 notes have been paid in full.

                         Under the circumstances described in the first paragraph of this risk factor, payment priorities on the Group II notes will change. These changes in the priorities of payments may cause payments on each class of the Group II notes to be made at a different rate - either earlier or later - than expected. Classes of Group II notes that receive payments earlier than expected are exposed to greater reinvestment risk and classes of Group II notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your Group II notes could be materially and adversely affected.

THE INDENTURE TRUSTEE    Although the trust will be obligated to sell the
MAY BE UNABLE TO         related mortgage loans if directed to do so by the
LIQUIDATE MORTGAGE LOANS indenture trustee, or in the case of loan group I, by
AFTER AN EVENT OF        the enhancer, in accordance with the indenture
DEFAULT                  following an acceleration of the related offered notes
                         upon an event of default with respect to such loan group, there is no assurance that the market value of the mortgage loans will at any time be equal to or greater than the aggregate outstanding principal balance of the offered notes. Therefore, upon an event of default with respect to a loan group, there can be no assurance that sufficient funds will be available to repay the related noteholders in full. You, particularly, in the case of an event of default relating to the Group II notes, if you are an investor in the subordinate Group II notes, will bear the risk of loss on your investment. In addition, the amount of principal required to be distributed to noteholders under the indenture is generally limited to amounts available. Therefore, the failure to pay principal on a class of offered notes will not result in the occurrence of an event of default until the legal final payment date for that class of offered notes.

THE RETURN ON YOUR NOTES Loans similar to those included in the trust have been
MAY BE REDUCED IN AN     originated for a limited period of time. During this
ECONOMIC DOWNTURN        time, economic conditions nationally and in most
                         regions of the country have been generally favorable.
                         However, a deterioration in economic conditions could adversely affect the ability and willingness of mortgagors to repay their mortgage loans. No prediction can be made as to the effect of an economic downturn on the rate of delinquencies and losses on the mortgage loans.

CONSEQUENCES OF OWNING   Limit on Liquidity of Notes. Issuance of the offered
BOOK-ENTRY NOTES         notes in book-entry form may reduce the liquidity of
                         such notes in the secondary trading market since investors may be unwilling to purchase notes for which they cannot obtain physical notes.

                         Limit on Ability to Transfer or Pledge. Since transactions in the book-entry notes can be effected only through certain depositories, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry note to persons or entities that are not affiliated with these organizations or otherwise to take actions in respect of such notes, may be limited due to lack of a physical note representing the book-entry notes.

                         Delays in Payments. You may experience some delay in the receipt of payments on the book-entry notes since the payments will be forwarded by the indenture trustee to a depository to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

                         We refer you to "Description of the Securities -- Book-Entry Notes" in this prospectus supplement for more detail.

THE RETURN ON YOUR NOTES The Servicemembers Civil Relief Act, or the Relief Act,
COULD BE REDUCED BY      provides relief to borrowers who enter active military
SHORTFALLS DUE TO THE    service and to borrowers in reserve status who are
SERVICEMEMBERS CIVIL     called to active duty after the origination of their
RELIEF ACT               mortgage loan. Current or future military operations of
                         the United States (including operations in Afghanistan and Iraq) may increase the number of citizens who may be in active military service, including persons in reserve status who already have been or may be called to active duty. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty.
                         Amounts in excess of the 6% limitation are not required to be paid by the borrower at any future time. Similar state laws may also apply to borrowers not otherwise covered by the Relief Act.

                         The Relief Act also limits the ability to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of notes with the lowest payment priority.

                         Although we do not know the exact number of affected borrowers, to date, only three of the initial mortgage loans have been affected by the application of the Relief Act. Except for those three initial mortgage loans, no other borrower has notified the subservicer, and the subservicer has no knowledge, of any other relief requested or allowed under the Relief Act. The subservicer is unable to estimate how many other borrowers may request relief under the Relief Act in the future. The policy does not guarantee the payment of any interest shortfalls on the Group I notes caused by the applications of the Relief Act.

                         See "Legal Aspects of Loans -- Servicemembers Civil Relief Act" in the accompanying prospectus.

THE ENHANCER HAS         For so long as no enhancer default has occurred, the
CONTROLLING RIGHTS WITH  enhancer will be deemed to be treated as a 100% holder
RESPECT TO THE GROUP I   of the Group I notes for purposes relating to the
NOTES AND CERTAIN RIGHTS exercise of rights under the indenture. As a result,
WITH RESPECT TO THE      the enhancer will have the right to exercise all of the
INDENTURE AND THE TRUST  rights of the Group I noteholders set forth in this prospectus supplement, which include but are not limited to the rights to (1) declare or waive certain defaults by or cause the removal of the master servicer with respect to the mortgage loans in loan group I, (2) consent to the entering into of certain supplemental indentures, (3) consent to the appointment of any successor master servicer with respect to the mortgage loans in loan group I and (4) upon the occurrence and continuation of an event of default under the indenture with respect to the Group I notes, instruct the indenture trustee to declare the principal of the Group
                         I notes to be immediately due and payable or to subsequently rescind such acceleration, instruct the indenture trustee concerning any related proceedings or remedies, and waive certain non-payment defaults affecting the Group I notes under the indenture.

                         In addition, under certain limited circumstances, the enhancer shall have the right to consent to certain amendments to the transaction documents that affect the Group I notes.

                                  INTRODUCTION

         The Irwin Home Equity Loan Trust 2004-1 (the "ISSUER" or the "TRUST") will be formed pursuant to a trust agreement (the "TRUST AGREEMENT"), dated as of July 31, 2004 between Credit Suisse First Boston Mortgage Acceptance Corp. (the "DEPOSITOR") and Wilmington Trust Company, the Owner Trustee. The Issuer will issue approximately $401,361,000 aggregate principal balance of Home Equity Loan-Backed Notes, Series 2004-1. The Trust will also issue Home Equity Loan-Backed Variable Funding Notes, Series 2004-1 (the "GROUP I VARIABLE FUNDING NOTES"). The Class IA-1 Notes and the Group I Variable Funding Notes are collectively referred to as the "GROUP I NOTES." The Class IIA-1, Class IIM-1, Class IIM-2 and Class IIB-1 Notes are collectively referred to as the "GROUP II NOTES." The Class IIA-1 Notes are also referred to as the "SENIOR GROUP II NOTES." The Class IIM-1, Class IIM-2 and Class IIB-1 Notes are collectively referred to as the "SUBORDINATE GROUP II NOTES." The Group I Notes (other than the Group I Variable Funding Notes) and the Group II Notes are collectively referred to as the "OFFERED NOTES."

         The Notes will be issued pursuant to an Indenture (the "INDENTURE"), dated as of July 31, 2004 between the Issuer and U.S. Bank National Association, as indenture trustee (the "Indenture Trustee"). U.S. Bank National Association, as administrator (the "Administrator"), will also perform certain duties for the Issuer. The Offered Notes and the Group I Variable Funding Notes are collectively referred to herein as the "NOTES." Pursuant to the Trust Agreement, the Issuer will issue one class of Irwin Home Equity Loan Trust Certificates, Series 2004-1 (the "CERTIFICATES"). The Offered Notes, the Group I Variable Funding Notes and the Certificates are collectively referred to herein as the "SECURITIES." Only the Offered Notes are offered hereby.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         The statistical information presented in this prospectus supplement is based upon the characteristics of the pool of mortgage loans (the "INITIAL MORTGAGE LOANS") to be transferred to the Trust on August 6, 2004 (the "CLOSING DATE") as of June 30, 2004 (the "STATISTICAL CALCULATION DATE"). Such statistical information is based upon the characteristics of the home equity lines of credit (the "HELOCS") as of the Statistical Calculation Date (the "INITIAL HELOCS") and the home equity loans (the "HELS") as of the Statistical Calculation Date. The HELOCs and the HELs are collectively referred to herein as the "MORTGAGE LOANS." From time to time after the Closing Date and prior to November 6, 2004, additional Mortgage Loans consisting of HELOCs (the "SUBSEQUENT MORTGAGE LOANS") will be transferred to the Trust for inclusion in Loan Group I. The Subsequent Mortgage Loans will be selected using generally the same criteria used to select the Initial Mortgage Loans in Loan Group I and generally the same representations and warranties will be made with respect thereto. The statistical characteristics of the Group I Mortgage Loans at the end of the Pre-Funding Period may vary from the statistical information presented in this prospectus supplement upon the acquisition of Subsequent Mortgage Loans. See "-- Conveyance of Subsequent Mortgage Loans" below. The Depositor will file on Form 8-K, within 10 days of the end of the Pre-Funding Period, information on the Mortgage Loans as of the related Cut-Off Date.

         The Mortgage Loans assigned and transferred to the Issuer and pledged to the Indenture Trustee as of the Closing Date will be divided into two groups (each, a "LOAN GROUP"). "LOAN GROUP I" will include Mortgage Loans which consist of (i) adjustable-rate HELOCs with combined loan-to-value ratios generally up to 100% ("HELOC 100"), secured by first or second mortgages or deeds of trust on residential properties, and (ii) adjustable-rate HELOCs with combined loan-to-value ratios generally over 100% and generally up to 125% ("HELOC 125"), secured by second mortgages or deeds of trust on residential properties (the "GROUP I MORTGAGE LOANS"). "LOAN GROUP II" will include Mortgage Loans which consist of (i) fixed-rate, closed-end mortgage loans with combined loan-to-value ratios generally up to 100%, secured by first mortgages or deeds of trust on residential properties ("FIRST LOANS"), (ii) fixed-rate, closed-end HELs with combined loan-to-value ratios generally up to 100% ("HEL 100"), secured by first or second mortgages or deeds of trust on residential properties, and (iii) fixed-rate, closed-end HELs with combined loan-to-value ratios generally over 100% and generally up to 125% ("HEL 125"), secured by second mortgages or deeds of trust on residential properties (the "GROUP II MORTGAGE LOANS").

MORTGAGE LOANS

         The Initial Mortgage Loans assigned to Loan Group I (the "INITIAL GROUP I MORTGAGE LOANS") have an aggregate outstanding principal balance of approximately $276,696,145.93 as of the Statistical Calculation Date. The Mortgage Loans assigned to Loan Group II (the "GROUP II MORTGAGE LOANS") have an aggregate outstanding principal balance of approximately $109,639,542.59 as of the Statistical Calculation Date. Unless otherwise indicated, all percentages set forth in this prospectus supplement are based upon the aggregate outstanding principal balances of the Initial Group I Mortgage Loans and the Group II Mortgage Loans as of the Statistical Calculation Date.

         The Mortgage Loans are evidenced by Mortgage Notes (each, a "MORTGAGE NOTE") or, in the case of HELOCs, loan agreements (each, a "LOAN AGREEMENT"), secured by mortgages or deeds of trust (the "MORTGAGES"), substantially all of which are second lien Mortgages on one- to four-family residential properties (the "MORTGAGED PROPERTIES") and have the additional characteristics described below.

         Each Initial Group I Mortgage Loan for which information is presented in this prospectus supplement has an original term to stated maturity of up to 20 years. Each of the Initial Group I Mortgage Loans met the following criteria as of the Statistical Calculation Date: (i) a current principal balance of no less than $1,335.00 and (ii) not more than 15 days past due. The Initial Group I Mortgage Loans were selected by Irwin Home Equity Corporation ("IHE") from the mortgage loans in IUB's portfolio that met the above criteria using a selection process believed by IHE not to be adverse to the Noteholders or the Enhancer. As of the Statistical Calculation Date, the average principal balance of the Initial Group I Mortgage Loans was approximately $50,335.85. As of the Statistical Calculation Date, the weighted average Mortgage Interest Rate of the Initial Group I Mortgage Loans was approximately 8.441%. The weighted average Combined Loan-to-Value Ratio of the Initial Group I Mortgage Loans was approximately 101.67%. The weighted average remaining term to maturity was 235 months and the latest scheduled maturity of any Initial Group I Mortgage Loan is July 15, 2024, however the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

         Based on information supplied by the Mortgagors in connection with their loan applications at origination, 5,454 of the Mortgaged Properties securing the Initial Group I Mortgage Loans, which secure approximately 99.22% of the outstanding principal balance of the Initial Group I Mortgage Loans as of the Statistical Calculation Date, will be owner occupied primary residences and 43 of the Mortgaged Properties securing the Initial Group I Mortgage Loans, which secure approximately 0.78% of the outstanding principal balance of the Initial Group I Mortgage Loans as of the Statistical Calculation Date, will be non-owner occupied or second homes.

         Each Group II Mortgage Loan for which information is presented in this prospectus supplement has an original term to stated maturity of up to 30 years. Each of the Group II Mortgage Loans met the following criteria as of the Statistical Calculation Date: (i) a current principal balance of no less than $13,824.33 and (ii) not more than 22 days past due. The Group II Mortgage Loans were selected by IHE from the mortgage loans in IUB's portfolio that met the above criteria using a selection process believed by IHE not to be adverse to the Noteholders. As of the Statistical Calculation Date, the average principal balance of the Group II Mortgage Loans was approximately $60,407.46. As of the Statistical Calculation Date, the weighted average Mortgage Interest Rate of the Group II Mortgage Loans was approximately 10.493%. The weighted average Combined Loan-to-Value RATIO of the Group II Mortgage Loans was approximately 112.88%. The weighted average remaining term to stated maturity was approximately 269 months and the latest scheduled maturity of any Group II Mortgage Loan is June 1, 2034, however the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

         Based on information supplied by the Mortgagors in connection with their loan applications at origination, 1,815 of the Mortgaged Properties securing the Group II Mortgage Loans, which secure 100.00% of the outstanding balance of the Group II Mortgage Loans as of the Statistical Calculation Date, will be owner occupied primary residences.

         The scheduled monthly payment (the "MONTHLY PAYMENT") on each Group II Mortgage Loan includes interest plus an amount that will amortize the outstanding principal balance of the Mortgage Loan over its remaining term, plus any Additional Charges due.

         All of the Initial HELOCs are in their Draw Period. The Monthly Payment on each Initial HELOC that is in its Draw Period consists currently of an interest only payment, plus any Additional Charges due. Effective with the first payment due on an Initial HELOC after the tenth anniversary date of the date of origination thereof in the case of substantially all of the Initial HELOCs, the Draw Period ends and thereafter, on each related Interest Adjustment Date the Monthly Payment will be adjusted to an amount that will amortize the then-outstanding Principal Balance of such Initial HELOC over its remaining term plus interest thereon. The weighted average number of months from the Statistical Calculation Date to the first adjustment of the Monthly Payment such that the resulting amount will amortize the outstanding Principal Balance of the Initial HELOCs over their remaining term is approximately 115 months for the Initial Group I Mortgage Loans.

         Interest on each HELOC is and will be calculated based on the average daily principal balance thereof outstanding during the related monthly billing cycle.

         The Mortgage Interest Rates on the HELOCs will adjust monthly on each applicable Interest Adjustment Date to a rate equal to the sum of (i) the highest prime rate as published in the "Money Rates" section of The Wall Street Journal on the last Business Day of the month immediately preceding the related Interest Adjustment Date plus (ii) a fixed percentage (the "GROSS MARGIN"), which total is generally subject to specified maximum and minimum lifetime Mortgage Interest Rates ("LIFETIME RATE CAPS" and "LIFETIME RATE FLOORS," respectively), as specified in the related Mortgage documents. Due to the application of the Lifetime Rate Caps and Lifetime Rate Floors, the Mortgage Interest Rate on any HELOC, as adjusted on any Interest Adjustment Date, may not equal the sum of the related prime rate and Gross Margin. Each HELOC requires the related Mortgagor to make current interest payments during the life of such HELOC.

         A Mortgagor with a HELOC may make a draw at any time during the period stated in the related Loan Agreement (the "DRAW PERIOD"). In addition, the Mortgagor will not be permitted to make any draw during the period stated in the related Loan Agreement (the "REPAYMENT PERIOD"). The Draw Period and the Repayment Period for any HELOC may vary based on such HELOC's state of origination. The maximum amount of each draw with respect to any HELOC is equal to the excess, if any, of the credit limit thereof over the outstanding principal balance thereof at the time of such draw.

         Approximately 4.01% of the Initial Group I Mortgage Loans and 15.40% of the Group II Mortgage Loans may be prepaid in whole and the account closed at any time after origination thereof without a corresponding penalty. With respect to each Mortgage Loan in the pool of Mortgage Loans that has a prepayment charge feature, the master servicer's and the subservicer's business practices are to enforce the prepayment charge features, subject to waiver at their option for reasonable and prudent business purposes, including upon refinancing a Mortgage Loan. A mortgagor with a HELOC has the option to pay the principal balance of his line down to zero but keep the line of credit open without incurring a prepayment charge. However, Mortgagors have the right during the related Draw Period to make a draw in the amount of any prepayment theretofore made with respect to such HELOC, unless during such Draw Period the Mortgagor pays the outstanding balance of such HELOC in full and requests that the account be closed.

         A Mortgagor's right to make draws during the Draw Period may be suspended, or the credit limit of the related HELOC may be reduced, for cause under a number of circumstances, including, but not limited to, (a) a material and adverse change in such Mortgagor's financial circumstances; (b) a decline in the value of the related Mortgaged Property significantly below the Appraised Value thereof at origination of such HELOC; or (c) a default by such Mortgagor. However, such suspension or reduction generally will not affect the payment terms for previously drawn amounts. Neither the Master Servicer nor any subservicer will have any obligation to investigate whether any such circumstances have transpired, and may have no knowledge thereof. As such, there can be no assurance that any Mortgagor's ability to make draws will be suspended or reduced in the event that any of the foregoing circumstances occur. In the event of a default under a HELOC, such HELOC may be suspended, or the credit limit of such HELOC may be reduced, or the HELOC may be terminated and declared immediately due and payable in full. For such purpose, a default includes, but is not limited to, (x) the related Mortgagor's failure to make any payment as required; (y) any action or inaction by such Mortgagor that adversely affects the related Mortgaged Property or the mortgagee's rights therein; or (z) fraud or material misrepresentation by such Mortgagor in connection with such HELOC.

         With respect to each HELOC, (i) the "FINANCE CHARGE" for any monthly billing cycle will be an amount equal to the aggregate of, as calculated for each day in such billing cycle, the then-applicable Mortgage Interest Rate divided by 365 and multiplied by the average daily Principal Balance of such HELOC and (ii) the "ACCOUNT BALANCE" on any day generally will be the aggregate unpaid Principal Balance outstanding at the beginning of such day, plus the sum of any unpaid fees, insurance premiums and other charges, if any (collectively, "ADDITIONAL CHARGES"), and any unpaid Finance Charges due, plus the aggregate of all draws funded on such day, minus the aggregate of all payments and credits applied to the repayment of any such draws on such day. Payments made by or on behalf of the Mortgagor will be applied to any unpaid Finance Charges, fees and late charges, if any, due thereon, prior to application to any unpaid Principal Balance outstanding.

         No proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies.

         The "MORTGAGE INTEREST RATE" of each Mortgage Loan is the per annum interest rate required to be paid by the mortgagor (each a "MORTGAGOR") under the terms of the related Mortgage Note and, in the case of the HELOCs, the related Loan Agreement. The Mortgage Interest Rate borne by each Mortgage Loan is (i) in the case of a HELOC, adjustable on the date (each such date, an "INTEREST ADJUSTMENT DATE") specified in the related Loan Agreement to a rate equal to the sum of (A) the highest prime rate as published in the "Money Rates" section of The Wall Street Journal on the last Business Day of the related calendar month and (B) the margin specified in the related Loan Agreement and
(ii) in the case of a HEL, fixed as of the date of origination of such HEL.

         The "COMBINED LOAN-TO-VALUE RATIO" generally will be, with respect to each HELOC in the first lien position, the ratio, expressed as a percentage, of the sum of (i) the credit limit of such HELOC and (ii) the outstanding principal balance as of the date of origination of such HELOC, of all other mortgage loans, if any, secured by junior liens on the related Mortgaged Property, to the Appraised Value. With respect to each HELOC in the second lien position, the ratio, expressed as a percentage, of the sum of (i) the credit limit of such HELOC and (ii) the outstanding principal balance at origination of such HELOC, of all other mortgage loans, if any, secured by senior liens on the related Mortgaged Property, to the Appraised Value. With respect to each HEL in the first lien position, the "Combined Loan-to-Value Ratio" generally will be the ratio, expressed as a percentage, of the sum of (i) the Principal Balance as of the date of origination of such HEL and (ii) any outstanding principal balance at origination of such HEL of all other mortgage loans, if any, secured by junior liens on the related Mortgage Property, to the Appraised Value. With respect to each HEL in the second lien position, the "Combined Loan-to-Value Ratio" generally will be the ratio, expressed as a percentage, of the sum of (i) the Principal Balance at origination of such HEL and (ii) any outstanding principal balance as of the date of origination of such HEL of all other mortgage loans, if any, secured by senior liens on the related Mortgaged Property, to the Appraised Value. The "APPRAISED VALUE" for any Mortgaged Property will be the appraised value thereof, determined in the appraisal or property valuation used in the origination of the related Mortgage Loan (which may have been obtained at an earlier time). See "The Originator and the Subservicer -- Underwriting Standards" in this prospectus supplement.

         Approximately 95.99% of the Initial Group I Mortgage Loans and approximately 84.60% of the Group II Mortgage Loans provide for prepayment charges upon full prepayment during the first one, two, three, four or five years after origination thereof, as specified in the related Mortgage Note. With respect to each Mortgage Loan in the pool of Mortgage Loans that has a prepayment charge feature, the master servicer's and the subservicer's business practices are to enforce the prepayment charge features, subject to waiver at their option for reasonable and prudent business purposes, including upon refinancing a Mortgage Loan. Each of the Mortgage Loans is subject to a due-on-sale clause. See "Legal Aspects of Loans -- Due-on-sale Clauses in Mortgage Loans" in the accompanying prospectus.

         The original mortgages or assignments of mortgage for most of the Mortgage Loans are recorded in the name of the Mortgage Electronic Registration Systems, Inc. ("MERS") solely as nominee for the Originator and its successors and assigns, and subsequent assignments of those mortgages are or will be registered electronically through the MERS(R) System. For each of these Mortgage Loans, MERS will serve as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Indenture Trustee, and does not have any interest in the Mortgage Loan.

HIGH COST LOANS

         Some of the Mortgage Loans may be high cost loans, that is, mortgage loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the HOEPA. Purchasers or assignees of any high cost loan, including the Trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator of a high cost loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given or provided as required or the mortgage contains certain prohibited loan provisions. The maximum damages that may be recovered under these provisions from an assignee, including the Trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the high cost loan.

         In addition to the HOEPA, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states and localities have enacted, or may enact, laws or regulations generally similar to the HOEPA that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, or require that the borrowers be given certain disclosures or receive credit counseling prior to the consummation of the mortgage loans. In some cases state or local law may impose requirements and restrictions greater than those in the HOEPA. IUB's failure to comply with any of these applicable state or local laws could subject the Trust, and other assignees of the Mortgage Loans, to monetary penalties and could result in the borrowers' rescinding the Mortgage Loans against either the Trust or subsequent holders of the Mortgage Loans.

         Based upon a review of the Mortgage Loans by IUB, IUB believes that none of the Initial Group I Mortgage Loans as of the Statistical Calculation Date are subject to the Home Ownership and Equity Protection Act of 1994 (the "HOEPA") or any comparable state law, and that not more than 3.48% of the Group II Mortgage Loans as of the Statistical Calculation Date, may be subject to the HOEPA or any comparable state law. IUB will represent to the Depositor and the Enhancer in the Mortgage Loan Sale Agreement that no Mortgage Loan was originated in violation of the HOEPA or any comparable state law (to the extent applicable) and steps have been taken to ensure that the relevant Mortgage Loans were originated in compliance with the requirements of the HOEPA and any comparable state law.

STATISTICAL INFORMATION

         Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Statistical Calculation Date (except as otherwise indicated). Dollar amounts and percentages may not add up to totals due to rounding.

                         INITIAL GROUP I MORTGAGE LOANS



                 PRODUCT TYPE OF INITIAL GROUP I MORTGAGE LOANS


                                                              UNPAID              PERCENTAGE OF AGGREGATE
                                     NUMBER OF     STATISTICAL CALCULATION DATE        STATISTICAL
                                  INITIAL GROUP I       PRINCIPAL BALANCE        CALCULATION DATE PRINCIPAL
                                      MORTGAGE          OF INITIAL GROUP I       BALANCE OF INITIAL GROUP I
    PRODUCT TYPE                      LOANS              MORTGAGE LOANS              MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
HELOC 100                                3,621            $172,764,411.26                62.44%
HELOC 125                                1,876             103,931,734.67                37.56
-----------------------------------------------------------------------------------------------------------
TOTAL                                    5,497            $276,696,145.93               100.00%
-----------------------------------------------------------------------------------------------------------


                 LIEN POSITION OF INITIAL GROUP I MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                   INITIAL GROUP I        DATE PRINCIPAL                 PRINCIPAL
                                      MORTGAGE       BALANCE OF INITIAL GROUP I   BALANCE OF INITIAL GROUP
       LIEN POSITION                  LOANS              MORTGAGE LOANS             I MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
First Lien                                  65          $    6,003,651.32                 2.17%
Second Lien                              5,432             270,692,494.61                97.83
-----------------------------------------------------------------------------------------------------------
TOTAL                                    5,497            $276,696,145.93               100.00%
-----------------------------------------------------------------------------------------------------------


            MORTGAGE INTEREST RATES OF INITIAL GROUP I MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                   INITIAL GROUP I    DATE PRINCIPAL BALANCE             PRINCIPAL
                                      MORTGAGE          OF INITIAL GROUP I       BALANCE OF INITIAL GROUP
  MORTGAGE INTEREST RATES (%)          LOANS              MORTGAGE LOANS             I MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
 0.001 to  5.000                         1,032           $  42,533,690.06                15.37%
 5.001 to  6.000                           477              23,983,326.45                 8.67
 6.001 to  7.000                           570              29,753,122.89                10.75
 7.001 to  8.000                           477              24,468,358.26                 8.84
 8.001 to  9.000                           469              26,197,519.51                 9.47
 9.001 to 10.000                           658              37,929,118.11                13.71
10.001 to 11.000                           710              39,343,595.19                14.22
11.001 to 12.000                           562              27,359,193.15                 9.89
12.001 to 13.000                           382              18,330,323.53                 6.62
13.001 to 14.000                           126               5,637,619.69                 2.04
14.001 to 15.000                            26                 878,766.77                 0.32
15.001 to 16.000                             7                 233,169.78                 0.08
16.001 to 17.000                             1                  48,342.54                 0.02
-----------------------------------------------------------------------------------------------------------
TOTAL                                    5,497            $276,696,145.93               100.00%
-----------------------------------------------------------------------------------------------------------

           The weighted average mortgage interest rate of the Initial Group I Mortgage Loans as of the Statistical Calculation Date is approximately 8.441% per annum.

        CREDIT LIMIT UTILIZATION RATES OF INITIAL GROUP I MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                    INITIAL GROUP I   DATE PRINCIPAL BALANCE             PRINCIPAL
 CREDIT LIMIT UTILIZATION RATES       MORTGAGE          OF INITIAL GROUP I       BALANCE OF INITIAL GROUP
              (%)                      LOANS              MORTGAGE LOANS             I MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
 0.001 to  10.000                           26         $       128,269.31                 0.05%
10.001 to  20.000                           51                 502,288.13                 0.18
20.001 to  30.000                           60                 916,591.38                 0.33
30.001 to  40.000                           73               1,716,258.25                 0.62
40.001 to  50.000                          100               2,761,247.53                 1.00
50.001 to  60.000                           87               2,699,496.51                 0.98
60.001 to  70.000                          104               3,724,630.34                 1.35
70.001 to  80.000                          150               6,010,377.11                 2.17
80.001 to  90.000                          202               9,370,022.67                 3.39
90.001 to 100.000                        4,644             248,866,964.70                89.94
-----------------------------------------------------------------------------------------------------------
TOTAL                                    5,497            $276,696,145.93               100.00%
-----------------------------------------------------------------------------------------------------------

         The weighted average credit limit utilization rate of the Initial Group I Loans as of the Statistical Calculation Date is approximately 96.05%.

         COMBINED LOAN-TO-VALUE RATIOS OF INITIAL GROUP I MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                  INITIAL GROUP I     DATE PRINCIPAL BALANCE             PRINCIPAL
 COMBINED LOAN-TO-VALUE RATIOS        MORTGAGE          OF INITIAL GROUP I       BALANCE OF INITIAL GROUP
              (%)                      LOANS              MORTGAGE LOANS             I MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
  5.01 to  10.00                             1         $        44,994.88                 0.02%
 10.01 to  15.00                             4                 109,159.04                 0.04
 15.01 to  20.00                             3                  98,719.47                 0.04
 20.01 to  25.00                            10                 402,341.79                 0.15
 25.01 to  30.00                             6                 229,062.54                 0.08
 30.01 to  35.00                            14                 744,298.21                 0.27
 35.01 to  40.00                            13                 415,697.56                 0.15
 40.01 to  45.00                            10                 290,217.42                 0.10
 45.01 to  50.00                            27               1,009,125.93                 0.36
 50.01 to  55.00                            30               1,195,280.29                 0.43
 55.01 to  60.00                            45               1,510,051.16                 0.55
 60.01 to  65.00                            59               2,349,990.51                 0.85
 65.01 to  70.00                            84               3,440,325.93                 1.24
 70.01 to  75.00                           130               5,368,711.51                 1.94
 75.01 to  80.00                           267              11,461,695.73                 4.14
 80.01 to  85.00                           276              12,349,678.18                 4.46
 85.01 to  90.00                           499              22,614,524.51                 8.17
 90.01 to  95.00                           462              21,044,622.32                 7.61
 95.01 to 100.00                         1,665              85,249,878.86                30.81
100.01 to 105.00                            96               4,814,820.44                 1.74
105.01 to 110.00                           152               7,170,173.12                 2.59
110.01 to 115.00                           233              12,890,491.08                 4.66
115.01 to 120.00                           324              18,505,131.63                 6.69
120.01 to 125.00                         1,087              63,387,153.82                22.91
-----------------------------------------------------------------------------------------------------------
TOTAL                                    5,497            $276,696,145.93               100.00%
-----------------------------------------------------------------------------------------------------------

            The minimum and maximum Combined Loan-to-Value Ratios of the Initial Group I Mortgage Loans as of the Statistical Calculation Date are approximately 9.27% and 125.00%, respectively, and the weighted average Combined Loan-to-Value Ratio as of the Statistical Calculation Date of the Initial Group I Mortgage Loans is approximately 101.67%.

              PRINCIPAL BALANCES OF INITIAL GROUP I MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                   INITIAL GROUP I    DATE PRINCIPAL BALANCE             PRINCIPAL
                                      MORTGAGE          OF INITIAL GROUP I       BALANCE OF INITIAL GROUP
       PRINCIPAL BALANCES              LOANS              MORTGAGE LOANS             I MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
      $0.01 to  $25,000.00               1,319           $  24,421,343.21                 8.83%
 $25,000.01 to  $50,000.00               2,181              82,297,484.08                29.74
 $50,000.01 to  $75,000.00               1,124              69,557,402.45                25.14
 $75,000.01 to $100,000.00                 511              45,714,558.29                16.52
$100,000.01 to $150,000.00                 232              28,725,483.48                10.38
$150,000.01 to $200,000.00                  89              15,470,562.33                 5.59
$200,000.01 to $250,000.00                  22               4,926,887.76                 1.78
$250,000.01 to $300,000.00                  17               4,830,537.09                 1.75
$300,000.01 to $350,000.00                   1                 333,387.24                 0.12
$400,000.01 to $450,000.00                   1                 418,500.00                 0.15
-----------------------------------------------------------------------------------------------------------
TOTAL                                    5,497            $276,696,145.93               100.00%
-----------------------------------------------------------------------------------------------------------

         The average unpaid principal balance of the Initial Group I Mortgage Loans as of the Statistical Calculation Date is approximately $50,335.85.



          MORTGAGED PROPERTIES SECURING INITIAL GROUP I MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                   INITIAL GROUP I    DATE PRINCIPAL BALANCE             PRINCIPAL
                                      MORTGAGE          OF INITIAL GROUP I       BALANCE OF INITIAL GROUP
         PROPERTY TYPE                 LOANS              MORTGAGE LOANS             I MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
Single-Family                            4,119            $203,608,239.63                73.59%
Planned Unit Development                 1,003              56,568,577.06                20.44
Condominium                                352              15,533,577.63                 5.61
Single Family - Attached                     9                 351,400.83                 0.13
Two-to Four-Family                          14                 634,350.78                 0.23
-----------------------------------------------------------------------------------------------------------
TOTAL                                    5,497            $276,696,145.93               100.00%
-----------------------------------------------------------------------------------------------------------


           ORIGINAL TERM TO MATURITY OF INITIAL GROUP I MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                    INITIAL GROUP I   DATE PRINCIPAL BALANCE             PRINCIPAL
   ORIGINAL TERM TO MATURITY          MORTGAGE          OF INITIAL GROUP I       BALANCE OF INITIAL GROUP
            (MONTHS)                   LOANS              MORTGAGE LOANS             I MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
240                                      5,497            $276,696,145.93               100.00%
-----------------------------------------------------------------------------------------------------------
TOTAL                                    5,497            $276,696,145.93               100.00%
-----------------------------------------------------------------------------------------------------------

         The weighted average original term to maturity of the Initial Group I Mortgage Loans as of the Statistical Calculation Date is approximately 240 months.

          REMAINING TERM TO MATURITY OF INITIAL GROUP I MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                 INITIAL GROUP I      DATE PRINCIPAL BALANCE             PRINCIPAL
   REMAINING TERM TO MATURITY         MORTGAGE          OF INITIAL GROUP I       BALANCE OF INITIAL GROUP
            (MONTHS)                   LOANS              MORTGAGE LOANS             I MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
211 to 220                                   6         $       375,979.87                 0.14%
221 to 230                                 816              43,867,356.09                15.85
231 to 240                               4,675             232,452,809.97                84.01
-----------------------------------------------------------------------------------------------------------
TOTAL                                    5,497            $276,696,145.93               100.00%
-----------------------------------------------------------------------------------------------------------

           The weighted average remaining term to maturity of the Initial Group I Mortgage Loans as of the Statistical Calculation Date is approximately 235 months.



              YEAR OF ORIGINATION OF INITIAL GROUP I MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                  INITIAL GROUP I     DATE PRINCIPAL BALANCE             PRINCIPAL
                                      MORTGAGE          OF INITIAL GROUP I       BALANCE OF INITIAL GROUP
      YEAR OF ORIGINATION              LOANS              MORTGAGE LOANS             I MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
2001                                         1        $         44,300.00                 0.02%
2002                                         6                 356,050.34                 0.13
2003                                     2,291             121,361,644.66                43.86
2004                                     3,199             154,934,150.93                55.99
-----------------------------------------------------------------------------------------------------------
TOTAL                                    5,497            $276,696,145.93               100.00%
-----------------------------------------------------------------------------------------------------------

            The earliest month and year of origination of any Initial Group I Mortgage Loan as of the Statistical Calculation Date is November 2001 and the latest month and year of origination of any Initial Group I Mortgage Loan as of the Statistical Calculation Date is June 2004.



                OCCUPANCY TYPE OF INITIAL GROUP I MORTGAGE LOANS

1                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                  INITIAL GROUP I     DATE PRINCIPAL BALANCE            PRINCIPAL
                                      MORTGAGE          OF INITIAL GROUP I       BALANCE OF INITIAL GROUP
         OCCUPANCY TYPE                LOANS              MORTGAGE LOANS             I MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
Owner Occupied                           5,454            $274,544,438.39                99.22%
Investment Property                         43               2,151,707.54                 0.78
-----------------------------------------------------------------------------------------------------------
TOTAL                                    5,497            $276,696,145.93               100.00%
-----------------------------------------------------------------------------------------------------------

                CREDIT QUALITY OF INITIAL GROUP I MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                   INITIAL GROUP I    DATE PRINCIPAL BALANCE            PRINCIPAL
                                      MORTGAGE          OF INITIAL GROUP I       BALANCE OF INITIAL GROUP
         CREDIT QUALITY                LOANS              MORTGAGE LOANS             I MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
Excellent                                4,396            $229,449,757.66                82.92%
Superior                                   845              36,749,023.11                13.28
Good                                       256              10,497,365.16                 3.79
-----------------------------------------------------------------------------------------------------------
TOTAL                                    5,497            $276,696,145.93               100.00%
-----------------------------------------------------------------------------------------------------------

         Credit grades run from Excellent to Superior to Good in descending order. The credit grades are designated based on the Originator's guidelines.



            GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES SECURING
                         INITIAL GROUP I MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                 INITIAL GROUP I      DATE PRINCIPAL BALANCE             PRINCIPAL
                                      MORTGAGE          OF INITIAL GROUP I       BALANCE OF INITIAL GROUP
             STATE                     LOANS              MORTGAGE LOANS             I MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
California                               1,276           $  80,314,515.68                29.03%
Washington                                 435              22,432,396.71                 8.11
Maryland                                   384              20,069,863.05                 7.25
Florida                                    394              17,240,612.25                 6.23
Colorado                                   325              16,883,947.96                 6.10
Arizona                                    348              16,803,467.21                 6.07
Illinois                                   314              14,000,546.62                 5.06
Virginia                                   219              11,129,225.47                 4.02
Pennsylvania                               225               9,073,062.94                 3.28
Ohio                                       225               8,837,403.14                 3.19
Michigan                                   191               8,505,809.19                 3.07
Oregon                                     151               7,006,906.49                 2.53
Indiana                                    189               6,779,751.67                 2.45
Other (less than 2%)                       821              37,618,637.55                13.60
-----------------------------------------------------------------------------------------------------------
TOTAL                                    5,497            $276,696,145.93               100.00%
-----------------------------------------------------------------------------------------------------------

         No more than approximately 0.31% of the Initial Group I Mortgage Loans as of the Statistical Calculation Date are secured by mortgaged properties located in any one zip code.

             DEBT-TO-INCOME RATIOS OF INITIAL GROUP I MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                  INITIAL GROUP I     DATE PRINCIPAL BALANCE             PRINCIPAL
                                      MORTGAGE          OF INITIAL GROUP I       BALANCE OF INITIAL GROUP
   DEBT-TO-INCOME RATIOS (%)*          LOANS              MORTGAGE LOANS             I MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
 0.001 to  5.000                             1       $          29,472.62                 0.01%
 5.001 to 10.000                             6                 272,799.05                 0.10
10.001 to 15.000                            23               1,335,276.49                 0.48
15.001 to 20.000                            98               3,804,928.24                 1.38
20.001 to 25.000                           267              11,038,872.27                 3.99
25.001 to 30.000                           559              24,684,823.26                 8.92
30.001 to 35.000                           799              35,851,353.76                12.96
35.001 to 40.000                         1,015              49,797,925.98                18.00
40.001 to 45.000                         1,089              56,800,439.02                20.53
45.001 to 50.000                         1,495              83,302,457.14                30.11
50.001 to 55.000                           145               9,777,798.10                 3.53
-----------------------------------------------------------------------------------------------------------
TOTAL                                    5,497            $276,696,145.93               100.00%
-----------------------------------------------------------------------------------------------------------

         *The debt-to-income ratios are calculated as of the date of origination of the HELOC. The figure assumes an interest-only draw period minimum monthly payment at the interest rate in effect at account opening.

         The weighted average debt-to-income ratio of the Initial Group I Mortgage Loans as of the Statistical Calculation Date is approximately 39.73%.



              PREPAYMENT CHARGE FOR INITIAL GROUP I MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                 INITIAL GROUP I      DATE PRINCIPAL BALANCE             PRINCIPAL
                                      MORTGAGE          OF INITIAL GROUP I       BALANCE OF INITIAL GROUP
       MONTHS APPLICABLE               LOANS              MORTGAGE LOANS             I MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
No Prepayment Charge                       204           $  11,086,798.75                 4.01%
24                                          22               1,129,395.62                 0.41
36                                       2,139             121,041,874.64                43.75
48                                          10                 528,183.88                 0.19
60                                       3,122             142,909,893.04                51.65
-----------------------------------------------------------------------------------------------------------
TOTAL                                    5,497            $276,696,145.93               100.00%
-----------------------------------------------------------------------------------------------------------

                 FICO SCORES FOR INITIAL GROUP I MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                  INITIAL GROUP I     DATE PRINCIPAL BALANCE             PRINCIPAL
                                      MORTGAGE          OF INITIAL GROUP I       BALANCE OF INITIAL GROUP
          FICO SCORE*                  LOANS              MORTGAGE LOANS             I MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
580 to 599                                 106          $    5,276,754.32                 1.91%
600 to 619                                 279              14,668,490.43                 5.30
620 to 639                                 520              23,206,457.05                 8.39
640 to 659                                 617              30,314,074.91                10.96
660 to 679                               1,098              60,284,871.13                21.79
680 to 699                                 988              51,779,222.33                18.71
700 to 719                                 746              38,725,724.68                14.00
720 to 739                                 439              22,624,693.81                 8.18
740 to 759                                 309              14,385,198.36                 5.20
760 to 779                                 206               8,289,538.17                 3.00
780 to 799                                 130               4,975,070.90                 1.80
800 or greater                              59               2,166,049.84                 0.78
-----------------------------------------------------------------------------------------------------------
TOTAL                                    5,497            $276,696,145.93               100.00%
-----------------------------------------------------------------------------------------------------------


         *The FICO Scores were determined at each loan's date of origination.


         The weighted average FICO Score of the Initial Group I Mortgage Loans as of the Statistical Calculation Date is approximately 684.



              DELINQUENCY STATUS FOR INITIAL GROUP I MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                   INITIAL GROUP I    DATE PRINCIPAL BALANCE            PRINCIPAL
                                      MORTGAGE          OF INITIAL GROUP I       BALANCE OF INITIAL GROUP
       DELINQUENCY (DAYS)              LOANS              MORTGAGE LOANS             I MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
0                                        5,292            $265,715,242.94                96.03%
1-29                                       205              10,980,902.99                 3.97
-----------------------------------------------------------------------------------------------------------
TOTAL                                    5,497            $276,696,145.93               100.00%
-----------------------------------------------------------------------------------------------------------

                  RATE FLOOR OF INITIAL GROUP I MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                  INITIAL GROUP I     DATE PRINCIPAL BALANCE             PRINCIPAL
                                      MORTGAGE          OF INITIAL GROUP I       BALANCE OF INITIAL GROUP
         RATE FLOOR (%)                LOANS              MORTGAGE LOANS             I MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
 1.000 to  1.999                           523           $  20,615,517.30                 7.45%
 2.000 to  2.999                           484              20,670,835.72                 7.47
 3.000 to  3.999                           474              23,783,457.71                 8.60
 4.000 to  4.999                           574              29,347,144.00                10.61
 5.000 to  5.999                           477              25,151,593.81                 9.09
 6.000 to  6.999                           441              24,106,829.07                 8.71
 7.000 to  7.999                           623              35,934,301.62                12.99
 8.000 to  8.999                           714              40,083,206.30                14.49
 9.000 to  9.999                           584              28,899,317.33                10.44
10.000 to 10.999                           403              19,352,789.66                 6.99
11.000 to 11.999                           159               7,313,672.09                 2.64
12.000 to 12.999                            32               1,108,377.09                 0.40
13.000 to 13.999                             8                 280,761.69                 0.10
14.000 to 14.999                             1                  48,342.54                 0.02
-----------------------------------------------------------------------------------------------------------
TOTAL                                    5,497            $276,696,145.93               100.00%
-----------------------------------------------------------------------------------------------------------

         The weighted average rate floor of the Initial Group I Mortgage Loans as of the Statistical Calculation Date is approximately 6.476% per annum.



                 RATE CEILING OF INITIAL GROUP I MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                  INITIAL GROUP I     DATE PRINCIPAL BALANCE             PRINCIPAL
                                      MORTGAGE          OF INITIAL GROUP I       BALANCE OF INITIAL GROUP
        RATE CEILING (%)               LOANS              MORTGAGE LOANS             I MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
11.000 to 11.999                           523           $  20,615,517.30                 7.45%
12.000 to 12.999                           484              20,670,835.72                 7.47
13.000 to 13.999                           474              23,783,457.71                 8.60
14.000 to 14.999                           574              29,347,144.00                10.61
15.000 to 15.999                           477              25,151,593.81                 9.09
16.000 to 16.999                           441              24,106,829.07                 8.71
17.000 to 17.999                           623              35,934,301.62                12.99
18.000 to 18.999                           719              40,270,160.16                14.55
19.000 to 19.999                           583              28,849,617.26                10.43
20.000 to 20.999                           399              19,215,535.87                 6.94
21.000 to 21.999                           159               7,313,672.09                 2.64
22.000 to 22.999                            32               1,108,377.09                 0.40
23.000 to 23.999                             8                 280,761.69                 0.10
24.000 to 24.999                             1                  48,342.54                 0.02
-----------------------------------------------------------------------------------------------------------
TOTAL                                    5,497            $276,696,145.93               100.00%
-----------------------------------------------------------------------------------------------------------

           The weighted average rate ceiling of the Initial Group I Mortgage Loans as of the Statistical Calculation Date is approximately 16.474% per annum.

                  MARGIN RATE OF INITIAL GROUP I MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                  INITIAL GROUP I     DATE PRINCIPAL BALANCE             PRINCIPAL
                                      MORTGAGE          OF INITIAL GROUP I       BALANCE OF INITIAL GROUP
        MARGIN RANGE (%)               LOANS              MORTGAGE LOANS             I MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
   Below   0.000                           523           $  20,615,517.30                 7.45%
  0.000 to 0.499                           250              10,123,993.62                 3.66
  0.500 to 0.999                           234              10,546,842.10                 3.81
  1.000 to 1.499                           189               8,323,291.99                 3.01
  1.500 to 1.999                           287              15,538,534.07                 5.62
  2.000 to 2.499                           239              12,389,665.79                 4.48
  2.500 to 2.999                           333              16,879,109.86                 6.10
  3.000 to 3.499                           194              10,251,817.56                 3.71
  3.500 to 3.999                           284              14,922,416.83                 5.39
  4.000 to 4.499                           190              10,257,298.76                 3.71
  4.500 to 4.999                           257              14,401,245.95                 5.20
  5.000 to 5.499                           194              10,314,129.35                 3.73
  5.500 to 5.999                           460              27,350,952.43                 9.88
  6.000 to 6.499                           283              16,069,249.45                 5.81
  6.500 to 6.999                           418              22,903,853.50                 8.28
  7.000 to 7.499                           247              13,014,609.30                 4.70
  7.500 to 7.999                           332              15,642,297.55                 5.65
  8.000 to 8.499                           241              11,806,299.35                 4.27
  8.500 to 8.999                           148               6,899,819.64                 2.49
  9.000 to 9.499                           106               4,956,495.81                 1.79
  9.500 to 9.999                            52               2,264,726.63                 0.82
 10.000 to10.499                            15                 458,032.12                 0.17
 10.500 to10.999                            12                 436,842.74                 0.16
 11.000 to11.499                             6                 175,461.69                 0.06
 11.500 to11.999                             2                 105,300.00                 0.04
 12.000 to12.499                             1                  48,342.54                 0.02
-----------------------------------------------------------------------------------------------------------
TOTAL                                    5,497            $276,696,145.93               100.00%
-----------------------------------------------------------------------------------------------------------

           The weighted average margin of the Initial Group I Mortgage Loans as of the Statistical Calculation Date is approximately 4.442% per annum.

                             GROUP II MORTGAGE LOANS



                     PRODUCT TYPE OF GROUP II MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                      GROUP II        DATE PRINCIPAL BALANCE            PRINCIPAL
                                      MORTGAGE              OF GROUP II            BALANCE OF GROUP II
          PRODUCT TYPE                 LOANS              MORTGAGE LOANS              MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
FIRST                                       67           $  11,917,976.53                10.87%
HEL 100                                    450              22,245,945.14                20.29
HEL 125                                  1,298              75,475,620.92                68.84
-----------------------------------------------------------------------------------------------------------
TOTAL                                    1,815            $109,639,542.59               100.00%
-----------------------------------------------------------------------------------------------------------


                    LIEN POSITION OF GROUP II MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                      GROUP II        DATE PRINCIPAL BALANCE            PRINCIPAL
                                      MORTGAGE              OF GROUP II            BALANCE OF GROUP II
         LIEN POSITION                 LOANS              MORTGAGE LOANS              MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
First Lien                                  71           $  12,160,261.55                11.09%
Second Lien                              1,744              97,479,281.04                88.91
-----------------------------------------------------------------------------------------------------------
TOTAL                                    1,815            $109,639,542.59               100.00%
-----------------------------------------------------------------------------------------------------------


               MORTGAGE INTEREST RATES OF GROUP II MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                      GROUP II        DATE PRINCIPAL BALANCE            PRINCIPAL
                                      MORTGAGE              OF GROUP II            BALANCE OF GROUP II
  MORTGAGE INTEREST RATES (%)          LOANS              MORTGAGE LOANS              MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
 0.001 to  5.000                             8         $     1,574,279.18                 1.44%
 5.001 to  6.000                            39               6,675,454.36                 6.09
 6.001 to  7.000                            16               1,065,106.87                 0.97
 7.001 to  8.000                            39               3,564,143.09                 3.25
 8.001 to  9.000                            67               4,314,765.93                 3.94
 9.001 to 10.000                           260              16,580,491.79                15.12
10.001 to 11.000                           473              29,606,638.71                27.00
11.001 to 12.000                           459              25,927,373.85                23.65
12.001 to 13.000                           274              13,287,414.85                12.12
13.001 to 14.000                           149               6,018,726.51                 5.49
14.001 to 15.000                            19                 714,833.88                 0.65
15.001 to 16.000                             6                 164,783.12                 0.15
16.001 to 17.000                             3                  83,013.91                 0.08
17.001 to 18.000                             3                  62,516.54                 0.06
-----------------------------------------------------------------------------------------------------------
TOTAL                                    1,815            $109,639,542.59               100.00%
-----------------------------------------------------------------------------------------------------------

           The weighted average mortgage interest rate of the Group II Mortgage Loans as of the Statistical Calculation Date is approximately 10.493% per annum.

            COMBINED LOAN-TO-VALUE RATIOS OF GROUP II MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                      NUMBER OF       STATISTICAL CALCULATION        CALCULATION DATE
                                       GROUP II       DATE PRINCIPAL BALANCE            PRINCIPAL
                                       MORTGAGE             OF GROUP II            BALANCE OF GROUP II
COMBINED LOAN-TO-VALUE RATIOS (%)       LOANS             MORTGAGE LOANS              MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
 40.01 to  45.00                               1        $      159,807.76                 0.15%
 45.01 to  50.00                               2               507,814.53                 0.46
 50.01 to  55.00                               1               229,729.97                 0.21
 70.01 to  75.00                               2               431,474.81                 0.39
 75.01 to  80.00                               4             1,247,819.24                 1.14
 80.01 to  85.00                               4               503,438.39                 0.46
 85.01 to  90.00                               4               615,286.52                 0.56
 90.01 to  95.00                              80             4,403,652.45                 4.02
 95.01 to 100.00                             389            21,490,765.03                19.60
100.01 to 105.00                              51             3,455,137.22                 3.15
105.01 to 110.00                             105             5,960,559.74                 5.44
110.01 to 115.00                             154             8,453,221.49                 7.71
115.01 to 120.00                             242            15,126,996.20                13.80
120.01 to 125.00                             776            47,053,839.24                42.92
-----------------------------------------------------------------------------------------------------------
TOTAL                                      1,815          $109,639,542.59               100.00%
-----------------------------------------------------------------------------------------------------------

            The minimum and maximum Combined Loan-to-Value ratios of the Group II Mortgage Loans as of the Statistical Calculation Date are approximately 40.05% and 125.00%, respectively, and the weighted average Combined Loan-to-Value Ratio as of the Statistical Calculation Date of the Group II Mortgage Loans is approximately 112.88%.



                  PRINCIPAL BALANCES OF GROUP II MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                      GROUP II        DATE PRINCIPAL BALANCE            PRINCIPAL
                                      MORTGAGE              OF GROUP II            BALANCE OF GROUP II
       PRINCIPAL BALANCES              LOANS              MORTGAGE LOANS              MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
       $0.01 to  $25,000.00                168         $     3,525,200.97                 3.22%
  $25,000.01 to  $50,000.00                716              27,682,419.65                25.25
  $50,000.01 to  $75,000.00                523              32,809,270.77                29.92
  $75,000.01 to $100,000.00                267              23,641,896.58                21.56
 $100,000.01 to $150,000.00                 94              11,616,575.16                10.60
 $150,000.01 to $200,000.00                 25               4,327,896.08                 3.95
 $200,000.01 to $250,000.00                 11               2,447,388.72                 2.23
 $250,000.01 to $300,000.00                  6               1,579,476.31                 1.44
 $300,000.01 to $350,000.00                  2                 661,489.49                 0.60
 $350,000.01 to $400,000.00                  1                 374,559.73                 0.34
 $400,000.01 to $450,000.00                  1                 424,000.00                 0.39
 $500,000.01 to $550,000.00                  1                 549,369.13                 0.50
-----------------------------------------------------------------------------------------------------------
TOTAL                                    1,815            $109,639,542.59               100.00%
-----------------------------------------------------------------------------------------------------------

         The average unpaid principal balance of the Group II Mortgage Loans as of the Statistical Calculation Date is approximately $60,407.46.

              MORTGAGED PROPERTIES SECURING GROUP II MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                      GROUP II        DATE PRINCIPAL BALANCE            PRINCIPAL
                                      MORTGAGE              OF GROUP II            BALANCE OF GROUP II
         PROPERTY TYPE                 LOANS              MORTGAGE LOANS              MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
Single-Family                            1,349           $  79,878,626.51                72.86%
Planned Unit Development                   391              26,425,950.80                24.10
Condominium                                 73               3,266,092.86                 2.98
Two-to Four-Family                           1                  43,577.66                 0.04
Single-Family - Attached                     1                  25,294.76                 0.02
-----------------------------------------------------------------------------------------------------------
TOTAL                                    1,815            $109,639,542.59               100.00%
-----------------------------------------------------------------------------------------------------------


                   ORIGINAL TERM TO MATURITY OF MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                      GROUP II        DATE PRINCIPAL BALANCE            PRINCIPAL
   ORIGINAL TERM TO MATURITY          MORTGAGE              OF GROUP II            BALANCE OF GROUP II
            (MONTHS)                   LOANS              MORTGAGE LOANS              MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
60                                           1        $         18,742.22                 0.02%
120                                         37               1,524,520.74                 1.39
180                                        456              20,368,237.92                18.58
240                                        249              14,012,398.57                12.78
300                                      1,013              62,766,942.36                57.25
360                                         59              10,948,700.78                 9.99
-----------------------------------------------------------------------------------------------------------
TOTAL                                    1,815            $109,639,542.59               100.00%
-----------------------------------------------------------------------------------------------------------

         The weighted average original term to maturity of the Group II Mortgage Loans as of the Statistical Calculation Date is approximately 273 months.



              REMAINING TERM TO MATURITY OF GROUP II MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                      GROUP II        DATE PRINCIPAL BALANCE            PRINCIPAL
   REMAINING TERM TO MATURITY         MORTGAGE              OF GROUP II            BALANCE OF GROUP II
            (MONTHS)                   LOANS              MORTGAGE LOANS              MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
170 or less                                 70         $     2,546,922.31                 2.32%
171 to 180                                 424              19,364,578.57                17.66
211 to 220                                   2                 153,759.24                 0.14
231 to 240                                 248              13,919,202.31                12.70
271 to 280                                   7                 277,027.41                 0.25
281 to 290                                   2                 124,491.15                 0.11
291 to 300                               1,003              62,304,860.82                56.83
321 to 330                                   1                  90,721.44                 0.08
341 to 350                                   3                 416,128.11                 0.38
351 to 360                                  55              10,441,851.23                 9.52
-----------------------------------------------------------------------------------------------------------
TOTAL                                    1,815            $109,639,542.59               100.00%
-----------------------------------------------------------------------------------------------------------

           The weighted average remaining term to maturity of the Group II Mortgage Loans as of the Statistical Calculation Date is approximately 269 months.

                 YEAR OF ORIGINATION OF GROUP II MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                      GROUP II        DATE PRINCIPAL BALANCE            PRINCIPAL
                                      MORTGAGE              OF GROUP II            BALANCE OF GROUP II
      YEAR OF ORIGINATION              LOANS              MORTGAGE LOANS              MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
1998                                        10         $       339,135.12                 0.31%
1999                                        16                 502,227.55                 0.46
2001                                         1                  90,721.44                 0.08
2002                                        17                 680,375.19                 0.62
2003                                       434              23,823,948.10                21.73
2004                                     1,337              84,203,135.19                76.80
-----------------------------------------------------------------------------------------------------------
TOTAL                                    1,815            $109,639,542.59               100.00%
-----------------------------------------------------------------------------------------------------------

            The earliest month and year of origination of any Group II Mortgage Loan as of the Statistical Calculation Date is July 1998 and the latest month and year of origination of any Group II Mortgage Loan as of the Statistical Calculation Date is April 2004.



                    OCCUPANCY TYPE OF GROUP II MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                      GROUP II        DATE PRINCIPAL BALANCE            PRINCIPAL
                                      MORTGAGE              OF GROUP II            BALANCE OF GROUP II
         OCCUPANCY TYPE                LOANS              MORTGAGE LOANS              MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
Owner Occupied                           1,815            $109,639,542.59               100.00%
-----------------------------------------------------------------------------------------------------------
TOTAL                                    1,815            $109,639,542.59               100.00%
-----------------------------------------------------------------------------------------------------------


                    CREDIT QUALITY OF GROUP II MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                      GROUP II        DATE PRINCIPAL BALANCE            PRINCIPAL
                                      MORTGAGE              OF GROUP II            BALANCE OF GROUP II
         CREDIT QUALITY                LOANS              MORTGAGE LOANS              MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
Excellent                                1,587           $  98,908,427.83                90.21%
Superior                                   184               8,726,809.28                 7.96
Good                                        43               1,913,584.04                 1.75
Fair                                         1                  90,721.44                 0.08
-----------------------------------------------------------------------------------------------------------
TOTAL                                    1,815            $109,639,542.59               100.00%
-----------------------------------------------------------------------------------------------------------

         Credit grades run from Excellent to Superior to Good to Fair in descending order. The credit grades are designated based on the Originator's guidelines.

            GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES SECURING
                             GROUP II MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                      GROUP II        DATE PRINCIPAL BALANCE            PRINCIPAL
                                      MORTGAGE              OF GROUP II            BALANCE OF GROUP II
             STATE                     LOANS              MORTGAGE LOANS              MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
California                                 166           $  15,091,615.51                13.76%
Florida                                    200              11,017,729.64                10.05
Washington                                 124               7,108,569.39                 6.48
Pennsylvania                               124               6,923,529.87                 6.31
Colorado                                   107               6,808,001.39                 6.21
Maryland                                    99               6,763,080.91                 6.17
Virginia                                   111               6,726,939.11                 6.14
Ohio                                       102               5,593,445.72                 5.10
Arizona                                     91               5,284,173.26                 4.82
Michigan                                    81               4,341,096.98                 3.96
Oregon                                      52               3,259,775.36                 2.97
Illinois                                    44               2,850,145.23                 2.60
Georgia                                     47               2,748,221.29                 2.51
Other (less than 2%)                       467              25,123,218.93                22.91
-----------------------------------------------------------------------------------------------------------
TOTAL                                    1,815            $109,639,542.59               100.00%
-----------------------------------------------------------------------------------------------------------

         No more than approximately 0.50% of the Group II Mortgage Loans as of the Statistical Calculation Date are secured by mortgaged properties located in any one zip code.



                DEBT-TO-INCOME RATIOS OF GROUP II MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                      GROUP II        DATE PRINCIPAL BALANCE            PRINCIPAL
                                      MORTGAGE              OF GROUP II            BALANCE OF GROUP II
   DEBT-TO-INCOME RATIOS (%)*          LOANS              MORTGAGE LOANS              MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
10.001 to 15.000                             1        $         74,312.98                 0.07%
15.001 to 20.000                             7                 566,441.80                 0.52
20.001 to 25.000                            32               1,622,639.19                 1.48
25.001 to 30.000                           111               5,763,608.50                 5.26
30.001 to 35.000                           217              12,022,828.81                10.97
35.001 to 40.000                           337              18,278,677.59                16.67
40.001 to 45.000                           407              25,511,729.07                23.27
45.001 to 50.000                           365              24,252,136.25                22.12
50.001 to 55.000                           338              21,547,168.40                19.65
-----------------------------------------------------------------------------------------------------------
TOTAL                                    1,815            $109,639,542.59               100.00%
-----------------------------------------------------------------------------------------------------------

         *The debt-to-income ratio was determined at each loan's date of origination.


         The weighted average debt-to-income ratio of the Group II Mortgage Loans as of the Statistical Calculation Date is approximately 42.58%.

                  PREPAYMENT CHARGE FOR GROUP II MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                      GROUP II        DATE PRINCIPAL BALANCE            PRINCIPAL
                                      MORTGAGE              OF GROUP II            BALANCE OF GROUP II
       MONTHS APPLICABLE               LOANS              MORTGAGE LOANS              MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
No Prepayment Charge                       278          $   16,882,435.82                15.40%
12                                           7                 593,628.24                 0.54
24                                           2                 167,351.09                 0.15
36                                       1,212              77,691,847.58                70.86
48                                           8                 443,993.00                 0.40
60                                         308              13,860,286.86                12.64
-----------------------------------------------------------------------------------------------------------
TOTAL                                    1,815            $109,639,542.59               100.00%
-----------------------------------------------------------------------------------------------------------


                     FICO SCORE FOR GROUP II MORTGAGE LOANS


                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                      GROUP II        DATE PRINCIPAL BALANCE            PRINCIPAL
                                      MORTGAGE              OF GROUP II            BALANCE OF GROUP II
          FICO SCORE*                  LOANS              MORTGAGE LOANS              MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
560 to 579                                   1       $          31,040.63                 0.03%
580 to 599                                  18                 973,390.55                 0.89
600 to 619                                  56               2,462,845.51                 2.25
620 to 639                                 130               6,285,020.33                 5.73
640 to 659                                 100               6,689,494.42                 6.10
660 to 679                                 569              32,765,761.26                29.88
680 to 699                                 421              26,238,301.61                23.93
700 to 719                                 275              18,074,274.57                16.49
720 to 739                                 138               8,009,723.35                 7.31
740 to 759                                  72               4,945,316.83                 4.51
760 to 779                                  18               1,149,016.09                 1.05
780 to 799                                  14               1,495,995.73                 1.36
800 or greater                               3                 519,361.71                 0.47
-----------------------------------------------------------------------------------------------------------
TOTAL                                    1,815            $109,639,542.59               100.00%
-----------------------------------------------------------------------------------------------------------

         *The FICO Scores were determined at each loan's date of origination.


         The weighted average FICO Score of the Group II Mortgage Loans as of the Statistical Calculation Date is approximately 686.



                 DELINQUENCY STATUS FOR GROUP II MORTGAGE LOANS

                                                                                 PERCENTAGE OF AGGREGATE
                                                              UNPAID                   STATISTICAL
                                     NUMBER OF        STATISTICAL CALCULATION        CALCULATION DATE
                                      GROUP II        DATE PRINCIPAL BALANCE            PRINCIPAL
                                      MORTGAGE              OF GROUP II            BALANCE OF GROUP II
       DELINQUENCY (DAYS)              LOANS              MORTGAGE LOANS              MORTGAGE LOANS
-----------------------------------------------------------------------------------------------------------
0                                        1,633           $  99,173,896.83                90.45%
1-29                                       182              10,465,645.76                 9.55
-----------------------------------------------------------------------------------------------------------
TOTAL                                    1,815            $109,639,542.59               100.00%
-----------------------------------------------------------------------------------------------------------

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

         Under the Sale and Servicing Agreement the Trust will be obligated to acquire Subsequent Mortgage Loans for Loan Group I after the Closing Date and prior to November 6, 2004. Accordingly, the statistical characteristics of the Group I Mortgage Loans will vary as of any date subsequent to the Closing Date upon the acquisition of Subsequent Mortgage Loans. Each Subsequent Mortgage Loan will be purchased by the Trust at a purchase price equal to the Principal Balance thereof as of the related Cut-Off Date. The date of transfer of a Subsequent Mortgage Loan to the Trust is the "SUBSEQUENT TRANSFER DATE."

         The obligation of the Trust to purchase Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to the requirements set forth in the Sale and Servicing Agreement. Any conveyance of Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to the following conditions: (a) each such Mortgage Loan must satisfy the representations and warranties specified in the related subsequent transfer agreement and the Sale and Servicing Agreement; (b) the Originator will not select Mortgage Loans in a manner that it believes to be adverse in any material effect to the interests of the Noteholders or the Enhancer; (c) the Originator will deliver opinions of counsel with respect to the validity of the conveyance of the Mortgage Loans; and (d) as of the related Cut-Off Date, each such Mortgage Loan will satisfy the following criteria: (i) the Mortgage Loan may not be 29 or more days delinquent as of the related Cut-Off Date; (ii) the original term to stated maturity of the Mortgage Loan will be 240 months; (iii) the Mortgage Loan may not provide for negative amortization; (iv) the Mortgage Loan will not have a combined loan-to-value ratio greater than 125.00%; (v) the Mortgage Loan shall have been serviced by the Master Servicer or Subservicer since origination or purchase by the Master Servicer; (vi) the Mortgage Loan must have a first payment date occurring on or before November 30, 2004; (vii) any Mortgage Loan will have a Gross Margin not less than minus 0.60%; (viii) any Mortgage Loan will have a maximum Mortgage Interest Rate pursuant to the lifetime rate cap of not less than 11.65%; and
(ix) the Mortgage Loan shall have been underwritten or acquired in accordance with the criteria set forth under "The Originator and the Subservicer -- Underwriting Standards" below.

         In addition, following the purchase of any Subsequent Mortgage Loans by the Trust, the Group I Mortgage Loans will as of the related Cut-Off Date: (i) have a weighted average original term to stated maturity of not more than 240 months; (ii) have a weighted average Mortgage Interest Rate of not less than 8.42%; (iii) have a weighted average combined loan-to-value ratio of not more than 125%; (iv) have no Mortgage Loan with a Principal Balance in excess of $418,500; and (v) have a weighted average Gross Margin not less than 4.442%, in each case, as applicable, by aggregate Principal Balance of the Mortgage Loans as of the related Cut-Off-Date. Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by any of Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and the Enhancer if the inclusion of such Subsequent Mortgage Loan would adversely affect the ratings on any class of Offered Notes without taking into account the Policy.

         The Pre-Funding Account. The Master Servicer will cause an account (the "PRE-FUNDING ACCOUNT") to be established in the name of the Indenture Trustee with respect to Loan Group I, and will deposit the Pre-Funded Amount therein on the Closing Date from the net proceeds of the sale of the Class IA-1 Notes. The "PRE-FUNDED AMOUNT" will be an amount equal to the excess of the initial principal balance of the Class IA-1 Notes plus the initial Overcollateralization Amount for Loan Group I, over the sum of the aggregate Principal Balance of the Initial Group I Mortgage Loans acquired by the Trust on the Closing Date. Monies in the Pre-Funding Account will be applied during the Pre-Funding Period to purchase for Loan Group I Subsequent Mortgage Loans from the Originator. Approximately $34,000,000 will be available to purchase Subsequent Mortgage Loans for Loan Group I. The "PRE-FUNDING PERIOD" with respect to Loan Group I will be the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000,
(ii) November 6, 2004 and (iii) the occurrence, if any, of a servicer default under the Sale and Servicing Agreement or an Amortization Event. The Pre-Funding Account will be part of the Trust, but monies on deposit therein will not be available to cover losses on or in respect of the Mortgage Loans. Any portion of the Pre-Funded Amount remaining on deposit in the Pre-Funding Account at the end of the Pre-Funding Period will count as Principal Collections for Loan Group I and may be paid to holders of the Group I Notes as a payment of principal on the Payment Date immediately following the end of the Pre-Funding Period. Monies on deposit in the Pre-Funding Account may be invested in certain permitted investments as provided in the Indenture. There can be no assurance that a sufficient number of Subsequent Mortgage Loans for Loan Group I will be available for application of the entire Pre-Funded Amount.

                       THE ORIGINATOR AND THE SUBSERVICER

         Irwin Union Bank and Trust Company ("IUB") provided the information set forth in this section concerning the Originator and the Subservicer. None of the Depositor, the Indenture Trustee, the Enhancer, the Underwriters or any of their respective affiliates make any representation as to the accuracy or completeness of such information.

         Pursuant to the Mortgage Loan Sale Agreement between Irwin Union Bank and Trust Company, as seller (in such capacity, the "SELLER") and the Depositor, as purchaser, IUB will sell and convey the Initial Mortgage Loans without recourse to the Depositor on or prior to the Closing Date. Pursuant to each Subsequent Transfer Agreement between the Seller, the Trust and the Indenture Trustee, IUB will sell and convey the Subsequent Mortgage Loans without recourse to the Trust on each Subsequent Transfer Date. In connection with such sale, IUB will also agree to sell to the Depositor or the Trust, as applicable, all additional draws relating to the HELOCs created on or after the related Cut-Off Date until the end of the Managed Amortization Period (the "ADDITIONAL BALANCES").

THE SUBSERVICER

         Irwin Home Equity Corporation ("IHE" or the "SUBSERVICER") is an Indiana corporation with a single facility in San Ramon, California. IHE will initially be the sole subservicer of the Mortgage Loans. The Subservicer will service the Mortgage Loans pursuant to a subservicing agreement between IHE and IUB. Notwithstanding such subservicing arrangement, IUB will remain responsible to the Trust, the Noteholders and, in the case of Loan Group I, the Enhancer, for the servicing of the Mortgage Loans. IHE is a substantially wholly-owned subsidiary of IUB, which is a direct wholly-owned subsidiary of Irwin Financial Corporation ("IFC"), a specialized financial services company headquartered in Columbus, Indiana. IHE assists IUB in identifying mortgage loans that are appropriate for origination or acquisition by IUB in selected markets nationwide using a combination of direct mail, broker channels, internet sites and web aggregators, correspondent lenders and portfolio acquisition. IHE services these loans on behalf of IUB. IUB's home equity line of credit and closed-end, fixed rate products are marketed primarily as debt consolidation loans for a target market of creditworthy and active borrowers. As of March 31, 2004, IHE's and IUB's home equity line of business had over $1.11 billion in assets and had originated in aggregate over $6.1 billion in mortgage loans. IHE is a Freddie Mac approved seller-servicer. The home equity program underwrites first and second lien mortgage loans secured by one- to four-family residences.

         The Subservicer engages in mortgage loan servicing, including servicing of previously securitized or sold loans, which involves, among other things, the processing and administration of mortgage loan payments in return for a servicing fee. At March 31, 2004, the Subservicer serviced 57,698 mortgage loans with an outstanding principal balance of approximately $2.6 billion.

         As of March 31, 2004, IHE and IUB together had approximately 639 employees involved in the home equity program. The Subservicer's offices are located at 12677 Alcosta Boulevard, Suite 500, San Ramon, California, 94583 and its telephone number is (925) 277-2001.

         The following table sets forth certain information regarding the principal balance of one- to four-family residential mortgage loans included in the Subservicer's servicing portfolio. The Subservicer's servicing portfolio includes mortgage loans held for sale and mortgage loans held for investment that were originated by the Master Servicer's mortgage banking operations.

                      THE SUBSERVICER'S SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                           YEAR ENDED        YEAR ENDED         YEAR ENDED        YEAR ENDED      THREE MONTHS ENDED
                         DECEMBER 31,     DECEMBER 31, 2001   DECEMBER 31,      DECEMBER 31,        MARCH 31, 2004
                         -------------    -----------------   -------------     -------------       --------------
                              2000                                 2002              2003
                              ----                                 ----              ----
Loans acquired
and originated:            $1,225,955        $1,149,409         $1,067,227        $1,133,316          $  306,877
Loan Volume:
          Lines of         $  629,906        $  317,579         $  443,323        $  324,094          $   94,826
          Loans            $  596,049        $  831,830         $  623,903        $  809,222          $  212,052
Total Servicing            $1,825,527        $2,317,975         $2,502,685        $2,568,356          $2,610,459
Loans Securitized          $  774,600        $1,045,707         $  470,825        $  305,000          $        0
Securitized loan
balance
(cumulative)(1)            $1,285,500        $1,721,048         $1,518,582        $1,098,594          $  968,298

----------------------

Note: A significant portion of the increase in the Subservicer's servicing portfolio during 2000 resulted from the acquisition of a seasoned pool of previously securitized loans now serviced by the Subservicer. Those loans were not originated by IUB.

(1) Excludes the outstanding loan balance of securitizations in which the residuals have been sold.


DELINQUENCY AND LOSS EXPERIENCE OF THE SUBSERVICER'S SERVICING PORTFOLIO

         The following tables summarize the delinquency and loss experience for closed-end, fixed-rate first and second mortgage loans and adjustable-rate home equity lines of credit originated or acquired by the Master Servicer and serviced by the Subservicer. The data presented in the following tables is for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the Mortgage Loans will be similar to that set forth below.

                             DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                        YEAR ENDED                                       THREE MONTHS
                                                       DECEMBER 31,                                    ENDED MARCH 31,
--------------------- ------------------------------------------------------------------------------- -------------------

                             2000                 2001                2002               2003                2004
                             ----                 ----                ----               ----                ----
--------------------- -------------------- ------------------- ------------------- ------------------ -------------------

                      Number               Number              Number              Number             Number
                        of     Dollar        of      Dollar       of    Dollar       of    Dollar       of     Dollar
Accounts Managed       Loans     Amount     Loans    Amount     Loans    Amount    Loans    Amount     Loans    Amount
--------------------- -------- ----------- -------- ---------- -------- ---------- ------- ---------- -------- ----------
Principal Balance
of Mortgage Loans.    57,544   $1,825,527   65,596  $2,317,975   64,242  $2,502,685 57,357  $2,568,356  57,698   $2,610,459
30-59 Days Past
Due (1)...........     1,454   $   38,857    1,647  $   45,218    1,446  $   45,933  1,512  $   49,303   1,133   $   38,758
60-89 Days Past
Due (1)...........       547   $   13,033      708  $   18,257      659  $   20,504    611  $   20,272     389   $   13,164
90+ Days Past
Due (1)...........       929   $   27,378    2,087  $   47,509    1,652  $   42,527    757  $   27,255     683   $   24,217
Foreclosures......        86   $    4,178      223  $   10,800      377  $   19,861    492  $   24,385     536   $   23,928
REO Properties (2)        20   $    1,204       38  $    2,443       53  $    3,107     49  $    2,662      43   $    2,397

----------------------

Note: A significant portion of the increase in the Subservicer's servicing portfolio during 2000 resulted from the acquisition of a seasoned pool of previously securitized loans now serviced by the Subservicer. Those loans were not originated by IUB.
(1) Contractually past due excluding mortgage loans in the process of foreclosure.
(2) "REAL ESTATE OWNED" properties - properties relating to mortgages foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by the Master Servicer pending disposition.

                                 LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)


                                               YEAR ENDED                                THREE MONTHS
                                               DECEMBER 31,                              ENDED MARCH 31,
                                               ------------                              ---------------
                                    2000          2001           2002          2003            2004
                                    ----          ----           ----          ----            ----
Aggregate Principal Balance
Outstanding..................   $1,825,527    $2,317,975     $2,502,685    $  2,568,356    $2,610,459

Net Charge-offs (1)..........   $   10,375    $   36,694     $   63,089    $     85,248    $   19,064

Total Loans in Foreclosure...   $    4,178    $   10,800     $   19,861    $     24,385    $   23,928
                               ------------ ------------  -------------   -------------  ------------
Net Charge-offs as a
Percentage of Aggregate
Principal Balance Outstanding
at period-end................         0.57%         1.58%          2.52%           3.34%         2.94%(2)

----------------------

Note: A significant portion of the increase in the Subservicer's servicing portfolio during 2000 resulted from the acquisition of a seasoned pool of previously securitized loans now serviced by the Subservicer. Those loans were not originated by IUB.

(1) Net Charge-offs refers to writedowns on properties prior to liquidation and the actual liquidated loss incurred on a mortgaged property when sold net of recoveries.

(2)  Annualized.


         The home equity program commenced receiving applications for mortgage loans under its lending programs in 1995, and IUB funded its first loan under the home equity program in March 1995. Accordingly, neither the Master Servicer nor the Subservicer has historical delinquency, bankruptcy, foreclosure or default experience prior to such time that may be referred to for purposes of estimating the future delinquency and loss experience of mortgage loans similar to the Mortgage Loans being sold to the Trust.

LEGAL PROCEEDINGS

         A direct subsidiary of IUB, Irwin Mortgage Corporation (formerly known as Inland Mortgage Corporation), is a defendant in Culpepper v. Inland Mortgage Corporation, a class action lawsuit in the United States District Court for the Northern District of Alabama, filed in April 1996, alleging that Irwin Mortgage violated the federal Real Estate Settlement Procedures Act (RESPA) relating to Irwin Mortgage's payment of broker fees to mortgage brokers. In this case, the district court certified a class and the 11th Circuit Court of Appeals upheld this certification. In October 2001, the Department of Housing and Urban Development (HUD) issued a policy statement that explicitly disagreed with the 11th Circuit's interpretation of RESPA and with the court's ruling upholding class certification in this case. Subsequently, in a case with issues similar to this one, the 11th Circuit recognized that it was, in effect, overruling its previous decision upholding class certification in this case. To date, however, the certification of the class in this case has not been overturned.

         If the class is not decertified and the district court finds that Irwin Mortgage violated RESPA, Irwin Mortgage could be liable for damages equal to three times the amount of that portion of payments made to the mortgage brokers that is ruled unlawful. Based on notices sent by the plaintiffs to date to potential class members and additional notices that might be sent in this case, Irwin Mortgage Corporation believes the class is not likely to exceed 32,000 borrowers who meet the class specifications.

         Irwin Mortgage Corporation intends to defend this lawsuit vigorously and believes it has numerous defenses to the alleged violations as well as grounds for reversal of the class certification in this case. Irwin Mortgage Corporation has no assurance, however, that it will be successful in defeating class certification or will ultimately prevail on the merits. However, an adverse outcome in this case could result in substantial monetary damages that could be material to the financial position of IUB.

         Irwin Mortgage Corporation did not originate any of the Mortgage Loans and will not be the originator of any of the Subsequent Mortgage Loans.

SOLICITATION PROCESS

         Since January 1995, IUB's home equity program has processed responses from its geographic mailing base. IUB also receives customer applications through brokers and the internet. A portion of the Mortgage Loans being sold to the Trust were originated by correspondent lenders, including loans in states where IUB does not originate its own loans.

         IHE uses pre-screening and list processing (response modeling) techniques in connection with direct-mail methods to assist IUB in contacting creditworthy and profitable customer segments within a targeted mail base. IHE also assists IUB in using direct-mail to contact individuals identified in public records as having a second mortgage and IUB uses the internet to accept applications from aggregator sites, banner ad respondents and direct mail recipients. IUB also receives applications from a network of approved mortgage brokers. In the ordinary course of its business, IUB, including through its affiliates, may offer mortgage products via promotions or solicitations as well as respond to unsolicited requests for refinancing from mortgagors on the Mortgage Loans. IUB may also waive any prepayment charges with respect to any refinancing of the Mortgage Loans.

UNDERWRITING STANDARDS

         The Mortgage Loans (other than those originated by correspondent lenders) were underwritten by IUB in accordance with its underwriting standards. The mortgage loans originated by correspondent lenders were originated in accordance with the underwriting criteria of IUB and applied by the originating institution at the time of origination of the related mortgage loan. The following is a brief description of the various underwriting standards and procedures applicable to the Mortgage Loans. However, there can be no assurance that the quality or performance of all Mortgage Loans will be equivalent in every respect under all circumstances.

         Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. At least one credit report on each applicant from national credit reporting companies is required. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and record of any defaults, bankruptcies, repossessions or judgments. Appraisals and property valuations range from full appraisals to the use of prior purchase price adjusted to reflect market appropriate appreciation to stated value. Title searches range from full ALTA policies to property profiles. The appraisal, title and insurance requirements obtained in connection with each loan vary based on loan amount, lien position, property type and location and originating lender.

         The underwriting requirements for certain types of home loans may change from time to time, which in certain instances may result in less stringent underwriting requirements. Depending on the dates on which mortgage loans are originated, such mortgage loans may have been originated pursuant to different underwriting requirements, and accordingly, certain Mortgage Loans included in the Trust may be of a different credit quality and have different loan characteristics than other Mortgage Loans. To the extent that certain Mortgage Loans were originated using less stringent underwriting requirements, such Mortgage Loans may be more likely to experience higher rates of delinquencies, defaults and losses than those Mortgage Loans originated pursuant to more stringent underwriting requirements.

         IUB has acquired and, from time to time, may acquire, portfolios of mortgage loans. Any acquired mortgage loans may not conform to IUB's underwriting criteria. IUB's acquisition requirements may change from time to time.

SERVICING PROVISIONS

         The Trust will appoint IUB as Master Servicer pursuant to the Sale and Servicing Agreement. The Master Servicer will be responsible for servicing the Mortgage Loans directly or through one or more subservicers in accordance with the terms of the Sale and Servicing Agreement. Initially, the Subservicer will be the sole subservicer with respect to the Mortgage Loans, and will perform all of the duties of the Master Servicer under the Sale and Servicing Agreement. Notwithstanding such subservicing arrangements, IUB will remain responsible to the Trust, the Noteholders and, in the case of Loan Group I, the Enhancer, for the servicing of the Mortgage Loans. See "Description of the Sale and Servicing Agreement" in this prospectus supplement and "Servicing of Loans" in the accompanying prospectus.

         The Master Servicer will mail billing statements each month to Mortgagors with a payment due. Such statements will detail the monthly activity on the related Mortgage Loan and specify the monthly payment due thereon.

         For information regarding foreclosure procedures, see "Description of the Sale and Servicing Agreement--Realization Upon or Sale of Defaulted Mortgage Loans" herein and "Servicing of Loans -- Presentation of Claims; Realization on Defaulted Loans" in the accompanying prospectus. The Master Servicer's servicing and charge-off policies and collection practices may change over time in accordance with the Master Servicer's business judgment, changes in applicable laws and regulations and other considerations.

                                   THE ISSUER

         The Issuer is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the purposes described in this prospectus supplement. The Trust Agreement constitutes the "GOVERNING INSTRUMENT" under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Issuer (the "TRUST ESTATE") and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The Issuer's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

                                THE OWNER TRUSTEE

         Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The Owner Trustee is a banking corporation organized under the laws of the State of Delaware with offices located in Wilmington, Delaware.

         Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation will be the successor of the Owner Trustee under the Trust Agreement.

         The commercial bank or trust company serving as Owner Trustee may have normal banking relationships with the Depositor, the Master Servicer and/or their affiliates. Payment of the fees and disbursements of the Owner Trustee will be the obligation of the Depositor or an affiliate thereof.

         The Owner Trustee may resign at any time, in which event the Indenture Trustee will be obligated to appoint a successor Owner Trustee, acceptable to the Enhancer, as set forth in the Trust Agreement. The Indenture Trustee may also, with the consent of the Enhancer, and, at the direction of the Enhancer, will, remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the Trust Agreement or if the Owner Trustee becomes insolvent. Upon becoming aware of such circumstances, the Indenture Trustee will be obligated to appoint a successor Owner Trustee with the consent of the Enhancer. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee.

                              THE INDENTURE TRUSTEE

       U.S. Bank National Association, a national banking association, is the Indenture Trustee under the Indenture. The principal offices of the Indenture Trustee are located at the U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107.

       The Indenture Trustee may have normal banking relationships with the Depositor, the Master Servicer and/or their affiliates.

       The Indenture Trustee may resign at any time, in which event the Issuer will be obligated to appoint a successor Indenture Trustee, with the consent of the Enhancer, as set forth in the Indenture. The Issuer as set forth in the Indenture is obligated to remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as Indenture Trustee under the Indenture or if the Indenture Trustee becomes insolvent. Upon becoming aware of such circumstances, the Issuer will be obligated to appoint a successor Indenture Trustee with the consent of the Enhancer. The Indenture Trustee may also be removed at any time by the Enhancer or by the holders of a majority of the aggregate Note Balance of the Offered Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

                                  THE ENHANCER

       The following information has been supplied by the Enhancer for inclusion in this prospectus supplement. The Enhancer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Policy and the Enhancer set forth under the headings "The Enhancer" and "Description of the Policy" herein. Additionally, the Enhancer makes no representations regarding the Notes or the advisability of investing in the Notes.

THE ENHANCER

       Ambac Assurance Corporation is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. Ambac Assurance Corporation primarily insures newly-issued municipal and structured finance obligations. Ambac Assurance Corporation is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Moody's, S&P and Fitch Ratings have each assigned a triple-A strength rating to the Enhancer.

       The consolidated financial statements of the Enhancer and subsidiaries as of December 31, 2003 and December 31, 2002 and for each of the years in the three-year period ended December 31, 2003, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission ("SEC") on March 15, 2004; SEC File No. 1-10777), the unaudited consolidated financial statements of the Enhancer and subsidiaries as of March 31, 2004 and for the periods ending March 31, 2004 and March 31, 2003 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2004 (which was filed with the SEC on May 10, 2004) and the Current Reports on Form 8-K filed with the SEC on April 22, 2004 and July 22, 2004 as they relate to the Enhancer, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

       All consolidated financial statements of the Enhancer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange

Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such financial statements.

       The following table sets forth the capitalization of the Enhancer as of December 31, 2002, December 31, 2003 and June 30, 2004 in conformity with accounting principles generally accepted in the United States of America.

                  AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED CAPITALIZATION TABLE
                              (DOLLARS IN MILLIONS)

                                                   DECEMBER 31,       DECEMBER 31,         JUNE 30,
                                                      2002                2003         2004 (UNAUDITED)
                                              --------------------- ------------------ ------------------
Unearned premiums...........................          $2,137             $2,553             $2,733
Notes payable to affiliate..................             111                 84                 90
Other liabilities...........................           1,865              2,197              2,253
                                                       -----              -----              -----
Total liabilities...........................           4,113              4,834              5,076
                                                       -----              -----              -----
Stockholder's equity
   Common stock.............................              82                 82                 82
   Additional paid-in capital...............             920              1,144              1,157
   Accumulated other                                     231                243                 97
   Retained earnings........................           2,849              3,430              3,754
                                                       -----              -----              -----
Total stockholder's equity..................           4,082              4,899              5,090
                                                       -----              -----              -----
Total liabilities and stockholder's                   $8,195             $9,733            $10,166
                                                      ======             ======            =======


         For additional financial information concerning the Enhancer, see the audited consolidated financial statements of the Enhancer incorporated by reference herein. Copies of the consolidated financial statements of the Enhancer incorporated by reference and copies of the Enhancer's annual statement for the year ended December 31, 2003 prepared on the basis of statutory accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance are available without charge from the Enhancer. The address of the Enhancer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

         The Enhancer makes no representation regarding the Notes or the advisability of investing in the Notes and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the Enhancer and presented under the headings "The Enhancer" and "Description of the Policy" and in the financial statements incorporated herein by reference.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Notes will be issued pursuant to the Indenture. The Certificates will be issued pursuant to the Trust Agreement. The following summaries describe certain provisions of the Securities, the Indenture and the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. Only the Offered Notes are being offered hereby.

         The Notes will be secured by the assets of the Trust pledged by the Issuer to the Indenture Trustee pursuant to the Indenture which will consist of:
(i) the Mortgage Loans (including all Additional Balances and any Subsequent Mortgage Loans); (ii) all funds on deposit from time to time in the Note Payment Account, the Certificate Distribution Account, the Pre-Funding Account, the Collection Account and the Trustee Collection Account (each as defined herein),
(iii) the assignment of the Depositor's right, title and interest in and to the representations and warranties made by Irwin Union Bank and Trust Company in the Mortgage Loan Sale Agreement and (iv) all proceeds of the foregoing. Pursuant to the terms of the Indenture, the Indenture Trustee will acknowledge and agree that it holds the Policy in trust and that it will hold any proceeds of any Insured Amount or Preference Amount made under the Policy solely for the use and benefit of the holders of the Group I Notes in accordance with the terms of the Indenture and the terms of the Policy.

         The Group I Variable Funding Notes will be issued to the Depositor and then transferred by the Depositor to Irwin Union Bank and Trust Company. The Variable Funding Balance of the Group I Variable Funding Notes will be increased from time to time until the end of the Managed Amortization Period in consideration for Additional Balances sold to the Issuer by Irwin Union Bank and Trust Company, if Principal Collections from Loan Group I in respect of the related Collection Period are insufficient or unavailable to cover the full consideration therefor. The consideration for any such sale will be an increase in the Variable Funding Balance. Notwithstanding any of the foregoing, (1) the Variable Funding Balance may not exceed $5,000,000 for the Group I Variable Funding Notes (the "MAXIMUM VARIABLE FUNDING BALANCE") and (2) the Variable Funding Balance may not increase by more than $100,000 in any calendar month unless the Indenture Trustee is provided a tax opinion to the effect that such increase will not have a material adverse tax consequence to the Trust. The initial Variable Funding Balance will be zero.

BOOK-ENTRY NOTES

         The Offered Notes will initially be issued as Book-Entry Notes (the "BOOK-ENTRY NOTES"). Persons acquiring beneficial ownership interests in the Offered Notes (the "OFFERED NOTE OWNERS") may elect to hold their Offered Notes through DTC in the United States, or Clearstream, Luxembourg or Euroclear, in Europe if they are Participants of such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Notes will be issued in one or more securities that equal the aggregate principal balance of the Offered Notes and will initially be registered in the name of Cede & Co., as nominee of DTC ("CEDE"). Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's, Luxembourg's and Euroclear's names on the books of their respective depositaries (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES") which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations of $1,000 and in integral multiples of $1 in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such security (a "DEFINITIVE NOTE"). Unless and until Definitive Notes are issued, it is anticipated that the only "Holder" of the Offered Notes will be Cede, as nominee of DTC. Offered Note Owners will not be Holders as that term is used in the Indenture.

         A Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Notes will be recorded on the records of DTC (or of a Participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Offered Note Owners will receive all payments of principal and interest on the Offered Notes from the Indenture Trustee through DTC and DTC Participants. While the Offered Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes and is required to receive and transmit payments of principal and interest on the Offered Notes.

         Participants and Indirect Participants with whom Offered Note Owners have accounts with respect to Offered Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Offered Note Owners. Accordingly, although Offered Note Owners will not possess physical certificates, the Rules provide a mechanism by which Offered Note Owners will receive payments and will be able to transfer their interest.

         Offered Note Owners will not receive or be entitled to receive Definitive Notes representing their respective interests in the Offered Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Offered Note Owners who are not Participants may transfer ownership of Offered Notes only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer the Offered Notes, by book-entry transfer, through DTC for the account of the purchasers of such Offered Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Offered Note Owners.

         Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede. Payments with respect to Offered Notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical certificates for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Offered Notes in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by holders of Offered Notes under the Indenture on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes which conflict with actions taken with respect to other Offered Notes.

         Definitive Notes will be issued to Beneficial Owners of the Book-Entry Notes, or their nominees, rather than to DTC, if (a) the Indenture Trustee determines that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Indenture Trustee is unable to locate a qualified successor, (b) the Indenture Trustee elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, pursuant to the Indenture, Beneficial Owners having Percentage Interests aggregating at least a majority of the Offered Note Balance of the Offered Notes advise DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue and authenticate Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Offered Notes as Holders under the Indenture.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Notes among Participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "Risk Factors -- Consequences of owning book-entry notes" in this prospectus supplement and Annex I hereto and "Description of the Securities -- Book-entry Registration" in the accompanying prospectus.

         None of the Depositor, the Master Servicer, the Subservicer or the Indenture Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PAYMENTS

         Payments on the Notes will be made by the Indenture Trustee or the Paying Agent on the 25th day of each month or, if such day is not a Business Day, then the next succeeding Business Day, commencing in September 2004 (each, a "PAYMENT DATE"). Payments on the Offered Notes will be made to the persons in whose names the Offered Notes are registered at the close of business on the day prior to each Payment Date (or, if the Offered Notes are no longer Book-Entry Notes, at the related record date). See "Description of the Securities -- Book-entry Registration" in the accompanying prospectus. Payments will be made by check or money order mailed (or upon the request of a holder owning Notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Notes, will be DTC or its nominee) as it appears on the Note Register. However, the final payment in respect of the Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to holders of such final payment. A "BUSINESS DAY" is any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the State of California, Minnesota, Maryland, New York, Indiana or Delaware are required or authorized by law to be closed or
(iii) with respect to a claim on the Policy, a day on which the Enhancer is closed.

INTEREST PAYMENTS ON THE NOTES

         The "NOTE RATE" for the Offered Notes will be the per annum rate as set forth in the table under "Summary -- Terms of the Offered Notes" of this prospectus supplement. Interest payments will accrue on each class of Offered Notes and be payable on each Payment Date at the related Note Rate, subject to the limitations set forth below, which may result in Interest Carry-Forward Amounts.

         On any Payment Date for which the Note Rate for the Class IA-1 Notes, the Class IIA-1 Notes or any of the Subordinate Notes has been determined based on the related Net WAC Rate, the excess of (a) the amount of interest that would have accrued on those Notes during the related Interest Period had such amount been determined pursuant to one-month LIBOR plus the applicable fixed margin specified in the footnotes to the table under "Summary -- Terms of the Offered Notes" of this prospectus supplement (but not in excess of 15.00% or 9.50% per annum, as applicable) over (b) the interest actually accrued on the related Note during such Interest Period (such excess, an "INTEREST CARRY-FORWARD AMOUNT") will accrue interest at the related Note Rate (as adjusted from time to time) and will be paid on subsequent Payment Dates to the holders of the affected Notes to the extent funds are available therefor. The "NET WAC RATE" for the Class IA-1, Class IIA-1, Class IIM-1, Class IIM-2 or Class IIB-1 Notes, is the rate determined pursuant to clause (ii) of footnotes (2), (3), (4), (5) and (6), respectively, to the table under "Summary -- Terms of the Offered Notes" in this prospectus supplement. The Policy does not cover the payment of any Interest Carry-Forward Amounts to Group I Noteholders.

         Interest on each class of Offered Notes in respect of any Payment Date will accrue for the related Interest Period on the related Note Balance. The "INTEREST PERIOD" with respect to the Offered Notes will be (i) with respect to the Payment Date in September 2004, the period commencing on the Closing Date and ending on the day preceding such Payment Date, and (ii) with respect to any Payment Date after the Payment Date in September 2004, the period commencing on the Payment Date in the month immediately preceding the month in which such Payment Date occurs and ending on the day preceding such Payment Date. Interest on these Notes will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year. Interest payments on the Group

I Notes will be funded from payments on the Group I Mortgage Loans and, if necessary, from draws on the Policy as described herein. Interest payments on the Group II Notes will be funded from payments on the Group II Mortgage Loans.

         The interest rate on the Group I Variable Funding Notes for any Payment Date will not exceed the Note Rate on the Class IA-1 Notes for the related Interest Period.

DETERMINATION OF LIBOR

         On each Payment Date, the Indenture Trustee will establish LIBOR. As to any Interest Period, LIBOR will equal, for any Interest Period other than the first Interest Period, the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period. With respect to the first Interest Period, LIBOR will equal the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace such page on such service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee after consultation with the Master Servicer and, in the case of the Class IA-1 Notes, the Enhancer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Payment Date.

         "TELERATE SCREEN PAGE 3750" means the display page so designated on the Moneyline Telerate service (or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks).

         The "REFERENCE BANK RATE" will be, with respect to any Interest Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of one percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market; provided, that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Master Servicer and, in the case of the Class IA-1 Notes, the Enhancer, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month. If no such quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Interest Period.

         "LIBOR BUSINESS DAY" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England or New York City are required or authorized by law to be closed.

         The establishment of LIBOR as to each Interest Period by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Offered Notes for the related Interest Period will, in the absence of manifest error, be final and binding.

PRINCIPAL PAYMENTS ON THE NOTES

         The Group I Notes and the Group II Notes will generally be entitled to receive Principal Collections and any other amounts with respect to the related Loan Group. In no event will payments of principal on a class of Offered Notes on any Payment Date exceed the related Note Balance on that Payment Date.

         During the Managed Amortization Period, Principal Collections on the Group I Mortgage Loans will be used to fund any Additional Balances which arose on those Mortgage Loans during the related Collection Period. Principal Collections on the Group I Mortgage Loans used to fund Additional Balances for any Collection Period will reduce the Principal Collection Distribution Amount for the Group I Notes on the related Payment Date.

         Payments of principal that are allocated to the Group I Notes will be paid to the Class IA-1 Notes and the Group I Variable Funding Notes, pro rata, based on the outstanding Note Balance or Variable Funding Balance, as applicable, until paid in full.

         Until the Step-Down Date with respect to the Group II Notes, no principal payments will be distributed to the Subordinate Group II Notes unless the Note Balance of the Senior Group II Notes has been reduced to zero. In addition, if on any Payment Date the Loss and Delinquency Tests are not satisfied, amounts otherwise payable to the Subordinate Group II Notes with respect to principal will be paid to the Senior Group II Notes, and the Subordinate Group II Notes will receive no distributions of principal on that Payment Date.

         On the Legal Final Payment Date for a class of Offered Notes, principal will be due and payable on such class of Offered Notes in an amount equal to the related Note Balance remaining outstanding on that Payment Date.

         The payment of principal to the Subordinate Group II Notes after the Step-Down Date with respect to the Group II Notes is subject to the following loss and delinquency tests (the "LOSS AND DELINQUENCY TESTS"):

o satisfaction of a cumulative Liquidation Loss Amount test such that the fraction (expressed as a percentage) of cumulative Liquidation Loss Amounts in Loan Group II as of the respective Payment Date as reduced by cumulative Recoveries through the end of the related Collection Period divided by the aggregate Principal Balance of the Group II Mortgage Loans as of the Cut-Off Date is less than or equal to the applicable percentage for the related Collection Period specified below:

              COLLECTION             CUMULATIVE LIQUIDATION
              PERIOD                 LOSS AMOUNT PERCENTAGE
              ------                 ----------------------
              37 - 48                10.00% for the first
                                     collection period plus
                                     an additional 1/12th
                                     of 3.25% for every
                                     collection period
                                     thereafter;

              49 +                   13.25%; and

o satisfaction of a delinquency test such that the three-month rolling average of the aggregate Principal Balance of the Group II Mortgage Loans that are 60 days or more delinquent in the payment of principal and interest (including all Group II Mortgage Loans that are in foreclosure and Group II Mortgage Loans that are REO Loans, but excluding Liquidated Mortgage Loans in Loan Group II) is less than 13.50% of the Senior Enhancement Percentage.

PRIORITY OF PAYMENTS ON THE GROUP I NOTES

         On each Payment Date, from Interest Collections, Principal Collections and prepayment charges with respect to the Group I Mortgage Loans together with any draw on the Policy for such Payment Date, the Indenture Trustee will make the following payments in the following order of priority after the Master Servicer retains its Servicing Fee and any other reimbursable expenses owed to the Master Servicer or the Subservicer with respect to Loan Group I:

o first, to pay any prepayment charges which have been collected on the Group I Mortgage Loans to holders of the Certificates (which will initially be the Originator or one of its affiliates);

o second, to pay the Enhancer the accrued and unpaid premium for the Policy and to pay the Indenture Trustee the indenture trustee fee with respect to the Group I Notes;

o third, to pay accrued and unpaid interest due on the Class IA-1 Notes and the Group I Variable Funding Notes, pro rata, at their respective Note Rates;

o fourth, to pay as principal on the Class IA-1 Notes and the Group I Variable Funding Notes, pro rata, an amount equal to the Principal Collection Distribution Amount for the Group I Notes and that Payment Date;

o fifth, to pay as principal on the Class IA-1 Notes and the Group I Variable Funding Notes, pro rata, an amount equal to the Liquidation Loss Distribution Amount for the Group I Notes and that Payment Date;

o sixth, to reimburse the Enhancer for any unreimbursed draws made on the Policy for the Group I Notes, with interest thereon as provided in the Insurance Agreement;

o seventh, to pay as principal on the Class IA-1 Notes and the Group I Variable Funding Notes, pro rata, an amount equal to the Overcollateralization Increase Amount for the Group I Notes and that Payment Date;

o eighth, to pay the Enhancer any other amounts owed to it pursuant to the Insurance Agreement, with interest thereon as provided in the Insurance Agreement;

o ninth, to pay the Indenture Trustee, the Owner Trustee, the Master Servicer and the Administrator, any unpaid expenses and other reimbursable amounts owed to the Indenture Trustee, the Owner Trustee, the Master Servicer or the Administrator with respect to the Group I Notes;

o tenth, to pay the holders of the Class IA-1 Notes and the Group I Variable Funding Notes, pro rata, any applicable unpaid Interest Carry-Forward Amounts, together with interest thereon;

o eleventh, to the Group II Notes, for application of clauses fifth through eighth and clauses eighteenth through twentieth under "-- Priority of Payments on the Group II Notes" below, in each case after giving effect to payments made from Loan Group II with respect to such Payment Date; and

o twelfth, any remaining amounts to the holders of the Certificates in the amounts and priorities set forth in the Indenture.

PRIORITY OF PAYMENTS ON THE GROUP II NOTES

         On each Payment Date, from Interest Collections, Principal Collections and prepayment charges with respect to the Group II Mortgage Loans, the Indenture Trustee will make the following payments in the following order of priority after the Master Servicer retains its Servicing Fee and any other reimbursable expenses owed to the Master Servicer or the Subservicer:

o first, to pay any prepayment charges which have been collected on the Group II Mortgage Loans to holders of the Certificates (which will initially be the Originator or one of its affiliates);

o second, to pay the Indenture Trustee the indenture trustee fee and any reimbursable expenses with respect to the Group II Notes;

o third, to pay accrued and unpaid interest due on the Group II Notes at their respective Note Rates as follows:

       o      (i) first, to the Class IIA-1 Notes;

       o      (ii) second, to the Class IIM-1 Notes;

       o      (iii) third, to the Class IIM-2 Notes; and

       o      (iv) fourth, to the Class IIB-1 Notes;

o fourth, to pay as principal on the Group II Notes, an amount equal to the Principal Collection Distribution Amount for the Group II Notes and that Payment Date, as follows:

       o (i) first, to the Class IIA-1 Notes, until the Note Balance thereof has been reduced to the Senior Group II Optimal Principal Balance;

       o (ii) second, to the Class IIM-1 Notes, until the Note Balance thereof has been reduced to the Class IIM-1 Optimal Principal Balance;

       o (iii) third, to the Class IIM-2 Notes, until the Note Balance thereof has been reduced to the Class IIM-2 Optimal Principal Balance; and

       o (iv) fourth, to the Class IIB-1 Notes, until the Note Balance thereof has been reduced to the Class IIB-1 Optimal Principal Balance;

o fifth, to pay as principal on the Class IIA-1 Notes, until the Note Balance thereof has been reduced to the Senior Group II Optimal Principal Balance, an amount equal to the Liquidation Loss Distribution Amount for the Group II Notes and that Payment Date;

o sixth, to pay as principal on the Class IIM-1 Notes, until the Note Balance thereof has been reduced to the Class IIM-1 Optimal Principal Balance, an amount equal to the Liquidation Loss Distribution Amount for the Group II Notes and that Payment Date, to the extent not distributed to the holders of the Senior Group II Notes under clause fifth above;

o seventh, to pay as principal on the Class IIM-2 Notes, until the Note Balance thereof has been reduced to the Class IIM-2 Optimal Principal Balance, an amount equal to the Liquidation Loss Distribution Amount for the Group II Notes and that Payment Date, to the extent not distributed to the holders of the Senior Group II Notes or the Class IIM-1 Notes under clauses fifth and sixth above, respectively;

o eighth, to pay as principal on the Class IIB-1 Notes, until the Note Balance thereof has been reduced to the Class IIB-1 Optimal Principal Balance, an amount equal to the Liquidation Loss Distribution Amount for the Group II Notes and that Payment Date, to the extent not distributed to the holders of the Senior Group II Notes, the Class IIM-1 or Class IIM-2 Notes under clauses fifth, sixth and seventh above, respectively;

o ninth, to pay as principal on the Class IIA-1 Notes, until the Note Balance of the Class IIA-1 Notes has been reduced to the Senior Group II Optimal Principal Balance, an amount, if any, equal to the Overcollateralization Increase Amount for the Group II Notes and that Payment Date;

o tenth, to pay as principal on the Class IIM-1 Notes, until the Note Balance thereof has been reduced to the Class IIM-1 Optimal Principal Balance, an amount, if any, equal to the Overcollateralization Increase Amount for the Group II Notes and that Payment Date, to the extent not previously distributed to the Senior Group II Notes under clause ninth above;

o eleventh, to pay as principal on the Class IIM-2 Notes, until the Note Balance thereof has been reduced to the Class IIM-2 Optimal Principal Balance, an amount, if any, equal to the Overcollateralization Increase Amount for the Group II Notes and that Payment Date, to the extent not previously distributed to the Senior Group II Notes or the Class IIM-1 Notes under clauses ninth and tenth above, respectively;

o twelfth, to pay as principal on the Class IIB-1 Notes, until the Note Balance thereof has been reduced to the Class IIB-1 Optimal Principal Balance, an amount, if any, equal to the Overcollateralization Increase Amount for the Group II Notes and that Payment Date, to the extent not previously distributed to the Senior Group II Notes, the Class IIM-1 or Class IIM-2 Notes under clauses ninth, tenth and eleventh above, respectively;

o thirteenth, to pay the Indenture Trustee, the Owner Trustee, the Master Servicer and the Administrator, pro rata, any unpaid expenses and other reimbursable amounts owed to the Indenture Trustee, the Owner Trustee, the Master Servicer or the Administrator with respect to the Group II Notes;

o fourteenth, to pay the holders of the Class IIA-1 Notes, any applicable unpaid Interest Carry-Forward Amounts together with interest thereon;

o fifteenth, to pay the holders of the Class IIM-1 Notes any applicable unpaid Interest Carry-Forward Amounts together with interest thereon;

o sixteenth, to pay the holders of the Class IIM-2 Notes any applicable unpaid Interest Carry-Forward Amounts together with interest thereon;

o seventeenth, to pay the holders of the Class IIB-1 Notes any applicable unpaid Interest Carry-Forward Amounts together with interest thereon;

o      eighteenth, to reimburse the Class IIM-1 Notes, any applicable Deferred
       Amount;

o      nineteenth, to reimburse the Class IIM-2 Notes, any applicable Deferred
       Amount;

o      twentieth, to reimburse the Class IIB-1 Notes, any applicable Deferred
       Amount;

o twenty-first, to the Group I Notes, for application of clause fifth under "-- Priority of Payments on the Group I Notes" above, in each case after giving effect to payments made from Loan Group I with respect to such Payment Date; and

o      twenty-second, any remaining amounts to the holders of the Certificates.

PRIORITY OF PAYMENTS ON THE GROUP II NOTES MAY CHANGE UPON AN EVENT OF DEFAULT

         Upon the occurrence and continuation of any Event of Default with respect to a Note Group, as described below under "Description of the Trust Agreement and Indenture -- Events of Default" and, in the case of an Event of Default relating to the Group I Notes, the Indenture Trustee will at the direction of the Enhancer and may, upon the receipt of the written consent of the Enhancer, the Indenture Trustee or the Noteholders of a majority of the aggregate Note Balance of the related Notes or the Enhancer (in the case of an Event of Default relating to the Group I Notes) may accelerate the maturity of the related Notes. In the case of an Event of Default relating to the Group II Notes, acceleration of the Group II Notes will result in a change in the priority of payments. The holders of the Senior Group II Notes must be paid in full before any distributions of interest or principal may be made on the Subordinate Group II Notes. The holders of the Class IIM-1 Notes must be paid in full before any distribution of interest or principal may be made on the Class IIM-2 or Class IIB-1 Notes. The holders of the Class IIM-2 Notes must be paid in full before any distributions of interest or principal may be made on the Class IIB-1 Notes.

OVERCOLLATERALIZATION

         The cashflow mechanics of the Trust are intended to create overcollateralization by using a portion or all of the available Excess Spread from a Loan Group to make principal payments on the related Note Group in an amount equal to the Overcollateralization Increase Amount. The application of available Excess Spread will continue until the Overcollateralization Amount for a Loan Group equals the related Overcollateralization Target Amount, at which point such application will cease unless necessary on a later Payment Date to increase the amount of overcollateralization to the target level. In addition, each Overcollateralization Target Amount may be permitted to step down in the future in which case a portion of the Principal Collection Distribution Amount from the related Loan Group will not be used to make principal payments to the holders of the related Note Group but will instead be distributed to the holders of the Certificates. As a result of these mechanics, the weighted average lives of the Offered Notes will be different than they would have been in the absence of such mechanics.

         To the extent that the protection provided by the application of available Excess Spread and the availability of overcollateralization are exhausted and in the case of the Class IA-1 Notes, the Enhancer is unable to meet its obligations under the Policy, Noteholders may incur a loss on their investments. On the Closing Date, the Overcollateralization Amount for the Group I Notes will be equal to $18,642,146 and the Overcollateralization Amount for the Group II Notes will be equal to $332,543.

ALLOCATION OF LOSSES ON THE GROUP II MORTGAGE LOANS

         On each Payment Date, Liquidation Loss Amounts incurred on the Group II Mortgage Loans in the related Collection Period, to the extent not covered by related Excess Spread or a reduction in the related Overcollateralization Amount on such Payment Date (but not a reduction to less than zero) (such amount, an "APPLIED LOSS AMOUNT", will be allocated first to reduce the Note Balance of the Class IIB-1 Notes, until the outstanding Note Balance has been reduced to zero, second to reduce the Note Balance of the Class IIM-2 Notes, until the outstanding Note Balance has been reduced to zero, third to reduce the Note Balance of the Class IIM-1 Notes, until the outstanding Note Balance has been reduced to zero, and last to reduce the Note Balance of the Class

IIA-1 Notes until the outstanding Note Balance has been reduced to zero. The Subordinate Group II Notes will not provide credit enhancement for the Group I Notes.

         The reduction of the Note Balance of any class of Group II Notes by application of Liquidation Loss Amounts will entitle such class to reimbursement for such amount, with interest thereon, in accordance with the payment priorities specified in this prospectus supplement. Payment of that reimbursement amount will not further reduce the Note Balance of the applicable class.

       With respect to any class of Subordinate Group II Notes to which an Applied Loss Amount has been allocated (including any class for which the related Note Balance has been reduced to zero), the Note Balance of that class will be increased up to the amount of the related Recoveries for that Payment Date, beginning with the class of Subordinate Group II Notes with the highest relative payment priority, up to the amount of Applied Loss Amount previously allocated to reduce the related Note Balance.

THE PAYING AGENT

         The paying agent (the "PAYING AGENT") initially will be the Indenture Trustee, together with any successor thereto. The Paying Agent will have the revocable power to withdraw funds from the Trustee Collection Account for the purpose of making payments to the Noteholders.

MATURITY AND OPTIONAL REDEMPTION

         Each class of Offered Notes will be payable in full on its Legal Final Payment Date specified above under "Summary -- Terms of the Offered Notes" in this prospectus supplement (the "LEGAL FINAL PAYMENT DATE"), in each case to the extent of any accrued and unpaid interest and the outstanding related Note Balance on such date, if any.

         In addition, the Master Servicer may, at its option and at its sole expense, repurchase all but not less than all of the Mortgage Loans in a Loan Group, and thereby cause a full redemption of the aggregate outstanding Note Balance of the related class or classes of Notes, on any Payment Date on which the aggregate Principal Balance of the Mortgage Loans in such Loan Group (after applying payments received in the related Collection Period) is reduced to an amount less than 10% of (i) with respect to Loan Group I, the sum of (a) the aggregate Principal Balance of the Initial Group I Mortgage Loans as of the Cut-Off Date and (b) the amount on deposit in the Pre-Funding Account on the Closing Date and (ii) with respect to Loan Group II, the aggregate Principal Balance of the Group II Mortgage Loans as of the Cut-Off Date. No such optional repurchase for Loan Group I will be permitted without the prior written consent of the Enhancer if it would result in a draw on the Policy or there would be insufficient funds to pay amounts then due and owing to the Enhancer under the Insurance Agreement, with interest thereon at the interest rate specified in the Insurance Agreement.

         In the event that all of the Mortgage Loans in a Loan Group are purchased by the Master Servicer, the purchase price will equal the lesser of
(a) the outstanding Principal Balance of such Mortgage Loans and (b) the fair market value of the Mortgage Loans in such Loan Group. Notwithstanding the foregoing, the Master Servicer may not exercise the option if the purchase price does not equal or exceed the sum of (i) all accrued and unpaid interest (including any Interest Carry-Forward Amounts) on the related class or classes of Notes, (ii) the outstanding Note Balances of the related class or classes of Notes, (iii) in the case of the purchase of Mortgage Loans in Loan Group I, all amounts due and owing to the Enhancer under the Insurance Agreement, and interest thereon in accordance with the terms of the Insurance Agreement and
(iv) any amounts owed to the Indenture Trustee.

         The Originator will have the option to purchase, at any time, in the aggregate five (5) Mortgage Loans in each Loan Group at a purchase price equal to the outstanding Principal Balance of the Mortgage Loans purchased plus accrued interest. An exercise of this optional purchase will cause a payment of principal on the related Notes.

GLOSSARY OF TERMS

         "AGGREGATE BALANCE DIFFERENTIAL" means, with respect to any Payment Date and the Group I Variable Funding Notes, the sum of the Balance Differentials that have been added to the Variable Funding Balance of the Group I Variable Funding Notes prior to such Payment Date. "BALANCE DIFFERENTIAL" means, with respect to any Payment Date, the amount, if any, by which the aggregate Principal Balance of all Additional Balances transferred to the Trust and included in Loan Group I during the related Collection Period exceeds the Principal Collections (without regard to clause (v) in the definition thereof) for Loan Group I during the related Collection Period.

         An "AMORTIZATION EVENT" will be deemed to occur with respect to Loan Group I upon the occurrence of any one of the following events:

       (a) the failure on the part of the Master Servicer, the Originator or the Issuer (i) to make any payment or deposit required to be made under the Sale and Servicing Agreement or the Indenture, within five (5) Business Days after the date such payment or deposit is required to be made; or (ii) to observe or perform in any material respect any other covenants or agreements of the Master Servicer or the Originator set forth in the Sale and Servicing Agreement or the Issuer set forth in the Indenture, which failure continues unremedied for a period of ninety (90) days after written notice thereof to the Master Servicer, the Originator or the Issuer, as applicable, and such failure materially and adversely affects the interests of the holders of the Group I Notes or the Enhancer;

       (b) any representation or warranty made by the Originator in the Mortgage Loan Sale Agreement or the Master Servicer in the Sale and Servicing Agreement or the Issuer in the Indenture shall prove to have been incorrect in any material respect when made and shall continue to be incorrect in any material respect for the related cure period specified in the Mortgage Loan Sale Agreement, the Sale and Servicing Agreement or the Indenture, as applicable, after written notice and as a result of which the interests of the holders of the Group I Notes or the Enhancer are materially and adversely affected; provided, that an Amortization Event will not be deemed to occur if the Originator has repurchased or caused to be repurchased or substituted for the related Mortgage Loans during such period in accordance with the provisions of the Mortgage Loan Sale Agreement;

       (c) the entry against the Issuer of a decree or order by a court or agency having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days;

       (d) the Issuer shall voluntarily go into liquidation, consent to the appointment of a trustee, receiver, liquidator or similar person in any insolvency, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Issuer or of or relating to all or substantially all of its property, or a decree or order of a court, or agency having jurisdiction in the premises for the appointment of a receiver, liquidator or similar person in any insolvency, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Issuer and such decree or order shall remain in force undischarged, unbonded or unstayed for a period of ninety (90) days or the Issuer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

       (e) the Issuer becomes subject to regulation by the SEC as an investment company within the meaning of the Investment Company Act of 1940, as amended;

       (f) a Servicer Default with respect to the Group I Notes occurs and is unremedied under the Sale and Servicing Agreement and a qualified successor Master Servicer or Subservicer for the Group I Loans acceptable to the Enhancer, as applicable, has not been appointed;

       (g) the occurrence of a draw on the Policy;

       (h) the Issuer or any portion thereof is determined to be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes;

       (i) the occurrence and continuation of an Enhancer Default; or

       (j) the occurrence of an event of default under the Insurance Agreement.

         In the case of any event described in (a)(ii), (b), (f), (g) or (i), an Amortization Event will be deemed to have occurred with respect to Loan Group I only if, after any applicable grace period described in such clauses, either the Indenture Trustee, with the prior written consent of the Enhancer, or the Enhancer, by written notice to the Depositor, the Originator, the Master Servicer and the Owner Trustee, declares that an Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses
(a)(i), (c), (d), (e) or (h), an Amortization Event will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee, the Noteholders or the Enhancer immediately upon the occurrence of such event; provided, that any Amortization Event may be waived and deemed of no effect with the written consent of each Rating Agency and the Enhancer, subject to the satisfaction of any conditions to such waiver.

         "CLASS IIB-1 OPTIMAL PRINCIPAL BALANCE" means, with respect to any Payment Date prior to the Step-Down Date with respect to the Group II Notes, zero; and with respect to any other Payment Date, the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the preceding Collection Period minus the sum of (a) the aggregate Note Balances of the Senior Group II Notes, the Class IIM-1 Notes and the Class IIM-2 Notes (after taking into account any payments made on such Payment Date in reduction of such Note Balances) and (b) the Overcollateralization Target Amount for the Group II Notes and such Payment Date; provided, however, that unless the Class IIB-1 Notes are the most senior class then outstanding, the Class IIB-1 Optimal Principal Balance will not be reduced below the Class IIB-1 Optimal Principal Balance on the prior Payment Date unless the Loss and Delinquency Tests for Loan Group II are satisfied.

         "CLASS IIM-1 OPTIMAL PRINCIPAL BALANCE" means, with respect to any Payment Date prior to the Step-Down Date with respect to the Group II Notes, zero; and with respect to any other Payment Date, the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the preceding Collection Period minus the sum of (a) the aggregate Note Balances of the Senior Group II Notes (after taking into account payments made on such Payment Date in reduction of such Note Balances), (b) approximately 25.70% of the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the preceding Collection Period, and (c) the Overcollateralization Target Amount for the Group II Notes and such Payment Date; provided, however, that unless the Class IIM-1 Notes are the most senior class then outstanding, the Class IIM-l Optimal Principal Balance will not be reduced below the Class IIM-1 Optimal Principal Balance on the prior Payment Date unless the Loss and Delinquency Tests for Loan Group II are satisfied.

         "CLASS IIM-2 OPTIMAL PRINCIPAL BALANCE" means, with respect to any Payment Date prior to the Step-Down Date with respect to the Group II Notes, zero; and with respect to any other Payment Date, the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the preceding Collection Period minus the sum of (a) the aggregate Note Balances of the Senior Group II Notes and the Class IIM-1 Notes (after taking into account payments made on such Payment Date in reduction of such Note Balances), (b) approximately 11.50% of the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the preceding Collection Period, and (c) the Overcollateralization Target Amount for the Group II Notes and such Payment Date; provided, however, that unless the Class IIM-2 Notes are the most senior class then outstanding, the Class IIM-2 Optimal Principal Balance will not be reduced below the Class IIM-2 Optimal Principal Balance on the prior Payment Date unless the Loss and Delinquency Tests for Loan Group II are satisfied.

         "COLLECTION PERIOD" means, with respect to any Mortgage Loan and Payment Date, the calendar month preceding any such Payment Date.

         "CUT-OFF DATE" means with respect to (i) the Initial Mortgage Loans, the close of business on July 31, 2004 and (ii) a Subsequent Mortgage Loan, the applicable sale date of such Mortgage Loan to the Issuer.

         "DEFERRED AMOUNT" means with respect to each Payment Date for each class of Group II Notes, the amount by which (i) the aggregate of Applied Loss Amounts previously applied in reduction of the Note Balance thereof plus interest thereon at the related Note Rate exceeds (ii) the sum of (a) the aggregate of amounts previously distributed in reimbursement thereof and (b) in the case of the Subordinate Group II Notes, the amount of any increases in the Note Balance of that class of Subordinate Group II Notes on that Payment Date and any prior Payment Dates attributable to the allocation of Recoveries to such class as provided under "-- Allocation of Losses on the Group II Mortgage Loans" above.

         "ENHANCER DEFAULT" means (i) the failure of the Enhancer to pay an Insured Amount or Preference Amount under the Policy in accordance with its terms or (ii) the Enhancer (a) files any petition or commences any case or proceeding under any state or federal law relating to insolvency or bankruptcy,
(b) consents to the entry of any decree or order for relief in an involuntary case or proceeding under any state or federal bankruptcy or insolvency law, (c) makes a general assignment for the benefit of its creditors or (d) admits in writing its inability to pay its debts as they come due or (iii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory agency enters a final and nonappealable order, judgment or decree under any state or federal bankruptcy or insolvency law (a) appointing a custodian, trustee, agent or receiver for the Enhancer or for all or any material portion of its property or (b) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Enhancer or the taking of possession of all or any material portion of its property.

         "EXCESS SPREAD" means, with respect to any Payment Date and Note Group and without taking into account any draw on the Policy on such Payment Date with respect to the Group I Notes, amounts available for distribution on that Payment Date after the application of clause fourth under "-- Priority of Payments on the Group I Notes" and after the application of clause fourth under "-- Priority of Payments on the Group II Notes" above, as applicable.

         "EXCLUDED AMOUNT" means the portion of the Principal Balance of any HELOC attributable to draws made after the end of the Managed Amortization Period. Excluded Amounts will not be transferred to the Trust, and the portion of the collections of principal and interest on the related HELOC for each Collection Period after the end of the Managed Amortization Period will be allocated, pro rata, between the Excluded Amount and the Principal Balance of such HELOC in the Trust in proportion to the respective amounts outstanding as of the end of the calendar month preceding such Collection Period.

         "GROUP I NOTEHOLDERS" means holders of the Group I Notes.

         "INSURANCE AGREEMENT" means the insurance agreement dated as of August 6, 2004, among the Enhancer, the Depositor, IUB, as Master Servicer and Originator, the Indenture Trustee and the Issuer.

         "INTEREST COLLECTIONS" means, with respect to any Payment Date and Loan Group, the sum of all payments by or on behalf of Mortgagors and any other amounts constituting interest (including such portion of Insurance Proceeds, Liquidation Proceeds and Repurchase Prices as is allocable to interest on the applicable Mortgage Loan as are paid by the Master Servicer in respect of Mortgage Loans in the applicable Loan Group or is collected by the Master Servicer under the Mortgage Loans in such Loan Group), reduced by (i) the Master Servicing Fee for the Mortgage Loans in such Loan Group for the related Collection Period and (ii) by any late fees, assumption fees, prepayment charges, other administrative fees, release fees, bad check charges and certain other servicing related fees paid by Mortgagors with respect to the Mortgage Loans in such Loan Group during such Collection Period). The terms of the related mortgage documents shall determine the portion of each payment in respect of such Mortgage Loan that constitutes principal and interest, respectively.

         "LIQUIDATED MORTGAGE LOAN" means a defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment). For Trust reporting, all Mortgage Loans that are 180 days or more delinquent in the payment of interest or principal shall be treated as Liquidated Mortgage Loans.

         "LIQUIDATION LOSS AMOUNT" means, with respect to any Payment Date and any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Liquidation Proceeds in connection therewith.

         "LIQUIDATION LOSS DISTRIBUTION AMOUNT" means, with respect to either Note Group and any Payment Date, an amount equal to any Liquidation Loss Amounts incurred on the Mortgage Loans in the related Loan Group during the related Collection Period, plus any Liquidation Loss Amounts incurred on the Mortgage Loans in the related Loan Group remaining undistributed from any previous Payment Date. Any Liquidation Loss Amounts on the Mortgage Loans in either Loan Group remaining undistributed from any previous Payment Date will not be required to be paid to the related Note Group as a Liquidation Loss Distribution Amount to the extent that such Liquidation Loss Amounts were paid on that Note Group by means of a draw on the Policy for an Overcollateralization Deficit Amount in the case of the Group I Notes, a payment from collections on the Mortgage Loans in the related Loan Group, or were reflected in a reduction of the Overcollateralization Amount for that Loan Group or a reduction in the Note Balances of the Subordinate Group II Notes in the case of the Group II Notes.

         "LIQUIDATION PROCEEDS" means the proceeds, including Insurance Proceeds, if any, received in connection with the liquidation of any Mortgage Loan or any related Mortgaged Property or any REO Loan, whether through trustee's sale, foreclosure sale or otherwise, net of related liquidation expenses (but not including the portion, if any, of such amount that exceeds the Principal Balance of the related Mortgage Loan at the end of the Collection Period immediately preceding the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan) other than Recoveries.

         "MANAGED AMORTIZATION PERIOD" means for Loan Group I, the period beginning on the Closing Date and ending on the earlier of (i) August 25, 2009 and (ii) the occurrence of an Amortization Event.

         "MORTGAGE LOAN SALE AGREEMENT" means the Mortgage Loan Sale Agreement dated as of July 31, 2004, between IUB and the Depositor, pursuant to which IUB will sell the Mortgage Loans to the Depositor.

         "NOTE BALANCE" means the Offered Note Balance and/or the Variable Funding Balance, as the context requires.

         "NOTE GROUP" means either the Group I Notes or Group II Notes, as the context requires.

         "NOTEHOLDERS" means holders of the Notes.

         "OFFERED NOTE BALANCE" means as of any date of determination and with respect to each class of Offered Notes, the principal balance of such class of Offered Notes on the Closing Date, reduced by the sum of (i) any amounts actually distributed as principal thereon on all prior Payment Dates and (ii) in the case of the Subordinate Group II Notes, any reductions in the Note Balance of such Subordinate Group II Notes due to Applied Loss Amount, and increased by, in the case of any such Subordinate Group II Notes, the amount of any allocated Recoveries, in each case as described in this prospectus supplement.

         "OFFERED NOTEHOLDERS" means holders of the Offered Notes.

         "OVERCOLLATERALIZATION AMOUNT" means, with respect to either Loan Group and any Payment Date, the excess, if any, of (x) the aggregate Principal Balance of all Mortgage Loans in the related Loan Group as of the close of business on the last day of the related Collection Period plus, in the case of Loan Group I, the amounts on deposit, if any, in the Pre-Funding Account on the close of business on the last day of the related Collection Period, over (y) the aggregate Note Balance of the Notes related to such Loan Group, after taking into account the payment of the Principal Collection Distribution Amount and Liquidation Loss Distribution Amount for such related Note Group and Payment Date.

         "OVERCOLLATERALIZATION DEFICIT AMOUNT" means, with respect to the Group I Notes and any Payment Date, the excess, if any, of the aggregate Note Balance of the Group I Notes on such Payment Date (after taking into account the payment to the holders of the Group I Notes of all principal from sources other than the Policy on such Payment Date) over the aggregate Principal Balance of the Group I Mortgage Loans as of the close of business on the last day of the related Collection Period.

         "OVERCOLLATERALIZATION INCREASE AMOUNT" means, with respect to either Loan Group and any Payment Date, the amount necessary to increase the Overcollateralization Amount to the Overcollateralization Target Amount for such related Note Group and Payment Date.

         "OVERCOLLATERALIZATION RELEASE AMOUNT" means, with respect to either Loan Group and any Payment Date, the excess, if any, of the Overcollateralization Amount over the Overcollateralization Target Amount for such Loan Group, after taking into account the payment of the Principal Collection Distribution Amount for such related Note Group and Payment Date (other than the amount described in clause (1) of the definition of Principal Collection Distribution Amount).

         "OVERCOLLATERALIZATION TARGET AMOUNT" means:

       (i) with respect to the Group I Notes and any Payment Date, the greatest of:

                  (1) prior to the Step-Down Date with respect to the Group I
             Notes, an amount equal to 10.00% of the sum of (A) the aggregate Principal Balance of the Initial Group I Mortgage Loans as of the Cut-Off Date and (B) the amount deposited into the Pre-Funding Account on the Closing Date and (2) on or after the Step-Down Date with respect to the Group I Notes, the lesser of (A) the Overcollateralization Target Amount for the Group I Notes as of the initial Payment Date and (B) 20.00% of the aggregate Principal Balance of Loan Group I (after applying payments received in the related Collection Period;

                  0.50% of the sum of (1) the aggregate Principal Balance of the
             Initial Group I Mortgage Loans as of the Cut-Off Date and (2) the amount deposited into the Pre-Funding Account on the Closing Date;

                the sum of the Principal Balances of the Mortgage Loans with the three largest Principal Balances in Loan Group I immediately prior to such Payment Date; and

                the product of (1) two and (2)(A) 50% of the aggregate Principal
             Balances of the Group I Mortgage Loans that are 90 days or more delinquent (including all Group I Mortgage Loans that are in foreclosure and Group I Mortgage Loans that are REO Loans but excluding Liquidated Mortgage Loans in Loan Group I), if any, minus
             (B) five times the related Excess Spread.

         The Overcollateralization Target Amount for the Group I Notes and any Payment Date may be reduced with the prior written consent of the Enhancer and the Rating Agencies; and

         (ii) with respect to the Group II Notes and any Payment Date prior to the Step-Down Date with respect to the Group II Notes, an amount equal to 5.30% of the aggregate Principal Balance of the Group II Mortgage Loans as of the Cut-Off Date. On or after the Step-Down Date with respect to the Group II Notes, the Overcollateralization Target Amount for the Group II Notes and any Payment Date will be equal to the lesser of (a) the Overcollateralization Target Amount for the Group II Notes as of the initial Payment Date and (b) 10.60% of the current aggregate Principal Balance of Group II Mortgage Loans (after applying payments received in the related Collection Period), but not lower than approximately 0.50% of the aggregate Principal Balance of the Group II Mortgage Loans as of the Cut-Off Date; provided, however, that the scheduled reduction to the Overcollateralization Target Amount for the Group II Notes shall not be made as of any Payment Date unless the Loss and Delinquency Tests are satisfied; and provided, further, that the Overcollateralization Target Amount for the Group II Notes and any Payment Date may be reduced with the prior written consent of the Rating Agencies.

         "POLICY" means the financial guaranty insurance policy provided by the Enhancer, dated as of August 6, 2004.

         "PRINCIPAL BALANCE" means, with respect to any Mortgage Loan (other than a Liquidated Mortgage Loan) and as of any day, the related Cut-Off Date principal balance, plus, in the case of a HELOC, any Additional Balances thereof conveyed to the Trust, minus, in the case of all Mortgage Loans, all collections credited as principal in respect of any such Mortgage Loan in accordance with the related mortgage documents (except for any such collections allocable to any Excluded Amount) and applied in reduction of the Principal Balance thereof. A

Liquidated Mortgage Loan will be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan immediately prior to the final recovery of substantially all related Liquidation Proceeds, and a Principal Balance of zero thereafter.

         "PRINCIPAL COLLECTIONS" means, with respect to any Payment Date and Loan Group, the aggregate of the following amounts:

       (i) the total amount of payments made by or on behalf of the related Mortgagors, received and applied as payments of principal on the Mortgage Loans in such Loan Group during the related Collection Period, as reported by the Master Servicer or the Subservicer;

       (ii) any Liquidation Proceeds allocable as a recovery of principal plus Recoveries received in connection with the Mortgage Loans in such Loan Group during the related Collection Period;

       (iii) if a Mortgage Loan (or Mortgage Loans) in such Loan Group was repurchased by the Originator pursuant to the Mortgage Loan Sale Agreement during the related Collection Period, 100% of the Principal Balance thereof as of the date of such repurchase;

       (iv) other amounts received as payments on or proceeds of the Mortgage Loans in such Loan Group during the related Collection Period, to the extent applied in reduction of the Principal Balance thereof; and

       (v) with respect to Loan Group I, amounts remaining in the Pre-funding Account at the end of the Pre-Funding Period.

         "PRINCIPAL COLLECTION DISTRIBUTION AMOUNT" means, with respect to either Note Group and any Payment Date, the total Principal Collections for the related Loan Group and Payment Date minus (1) any Overcollateralization Release Amount for such Note Group and Payment Date, and (2) in the case of the Group I Notes only, during the Managed Amortization Period, Principal Collections for Loan Group I used by the Trust to acquire Additional Balances during the related Collection Period.

         "RECOVERIES" means with respect to any Liquidated Mortgage Loan, an amount received in respect of such Liquidated Mortgage Loan, which has previously been allocated as an Applied Loss Amount to a class or classes of Group II Notes net of reimbursable expenses to the Master Servicer.

         "REO LOAN" means a Mortgage Loan where title to the related Mortgaged Property has been obtained by the Indenture Trustee or its nominee on behalf of the Noteholders.

         "SECURITYHOLDERS" means holders of the Securities.

         "SENIOR ENHANCEMENT PERCENTAGE" means, with respect to the Group II Notes and any Payment Date, the percentage obtained by dividing:

o the excess of (a) the aggregate Principal Balance of the Group II Mortgage Loans as of the first day of the related Collection Period over
       (b) the Note Balance of the Senior Group II Notes immediately prior to such Payment Date, by

o the aggregate Principal Balance of the Group II Mortgage Loans as of the first day of the related Collection Period.

         "SENIOR GROUP II OPTIMAL PRINCIPAL BALANCE" means, with respect to any Payment Date prior to the Step-Down Date with respect to the Group II Notes or after the Step-Down Date with respect to the Group II Notes if the Loss and Delinquency Tests for Loan Group II have not been satisfied, zero; and with respect to any other Payment Date, an amount equal to the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the preceding Collection Period minus the sum of (a) approximately 45.20% of the aggregate Principal Balance of the Group II Mortgage Loans as of the last day of the preceding Collection Period and (b) the Overcollateralization Target Amount for the Group II Notes and such Payment Date.

         "STEP-DOWN DATE" means:

         (i) with respect to the Group I Notes, the Payment Date which is the later to occur of (a) the Payment Date in March 2007 and (b) the first Payment Date on which the aggregate Principal Balance of the Group I Mortgage Loans as of the close of business on the last day of the related Collection Period is equal to an amount which is less than 50% of the sum of (1) the aggregate Principal Balance of the Initial Group I Mortgage Loans as of the Cut-Off Date and (2) the amount on deposit in the Pre-Funding Account on the Closing Date; and

         (ii) with respect to the Group II Notes, the Payment Date which is the earlier of (a) the later to occur of (1) the Payment Date occurring in September 2007 and (2) the first Payment Date on which the Senior Enhancement Percentage (after applying payments received in the related Collection Period) is greater than or equal to 55.80% and (b) the first Payment Date after the Payment Date on which the Note Balance of the Class IIA-1 Notes are reduced to zero.

         "VARIABLE FUNDING BALANCE" means, with respect to any Payment Date and the Group I Variable Funding Notes, the Aggregate Balance Differential immediately prior to such Payment Date reduced by all distributions of principal on the Group I Variable Funding Notes prior to such Payment Date.

                            DESCRIPTION OF THE POLICY

         The following information has been supplied by the Enhancer for inclusion in this prospectus supplement. The Enhancer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Policy and the Enhancer set forth under the headings "Description of the Policy" and "The Enhancer" in this prospectus supplement. Additionally, the Enhancer makes no representation regarding the Notes or the advisability of investing in the Notes.

         The Enhancer will issue a financial guaranty insurance policy for the benefit of the holders of the Group I Notes. The Enhancer, in consideration of the payment of a premium and subject to the terms of the Policy, unconditionally guarantees the payment of Insured Amounts to the Indenture Trustee on behalf of the holders of the Group I Notes. The Enhancer will pay Insured Amounts which are Due for Payment to the Indenture Trustee no later than 12:00 noon, New York City time, on the later of (1) the Payment Date on which the Insured Amount is Due for Payment and (2) the second Business Day following receipt in New York, New York on a Business Day by the Enhancer of a Notice at the address and in the manner provided in the Insurance Agreement; provided, that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received for purposes of this paragraph, and the Enhancer will promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended or corrected Notice.

         The Enhancer's obligation under the Policy will be discharged to the extent that funds are received by the Indenture Trustee for payment to the holders of the Group I Notes, whether or not those funds are properly applied by the Indenture Trustee. Payments of Insured Amounts will be made only at the time set forth in the Policy, and no accelerated payments of Insured Amounts will be made regardless of any acceleration of the Group I Notes, unless the acceleration is at the sole option of the Enhancer.

         For purposes of the Policy, a holder, does not and may not include the Issuer, the Indenture Trustee, the Owner Trustee, the Master Servicer or the Subservicer.

         The Policy will not cover Interest Carry-Forward Amounts, Relief Act Shortfalls or interest shortfalls due to the partial or full prepayment of the Mortgage Loans, nor does the Policy guarantee to the holders of the Group I Notes any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, the Indenture Trustee or any holder of the Group I Notes for withholding taxes, if any, (including interest and penalties in respect of any liability for withholding taxes) nor any risk other than Nonpayment, including the failure of the Indenture Trustee to make any payment required under the Indenture to the holder of a Group I Note.

         In the absence of payments under the Policy, holders of the Group I Notes will directly bear the credit risks associated with their Notes.

         The Enhancer will be subrogated to the rights of each holder of a Group I Note to the extent of any payment by the Enhancer under the Policy.

         The Enhancer hereby agrees that if it shall be subrogated to the rights of holders of the Group I Notes by virtue of any payment under the Policy, no recovery of such payment will occur unless the full amount of such holders' allocable distributions for such Payment Date can be made. In so doing, the Enhancer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Insurance Agreement, the Indenture and the Sale and Servicing Agreement.

         The Policy and the obligations of the Enhancer thereunder will terminate without any action on the part of the Enhancer or any other person on the date that is one year and one day following the earlier to occur of (i) the date on which all amounts required to be paid on the Group I Notes have been paid in full and (ii) the Final Payment Date for the Group I Notes. Upon termination of the Policy, the Indenture Trustee will forthwith deliver the original of the Policy to the Enhancer.

         Pursuant to the Policy, the Enhancer will pay any Preference Amount when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the second Business Day following receipt by the Enhancer of (i) a certified copy of a final, nonappealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Indenture Trustee, or holder of a Group I Note, as applicable, is required to return such Preference Amount paid during the term of the Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Indenture Trustee or holder of a Group I Note (the "Order"), (ii) a notice by or on behalf of the Indenture Trustee or holder that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Enhancer, duly executed and delivered by the Indenture Trustee or holder of such Group I Note, irrevocably assigning to the Enhancer all rights and claims of the Indenture Trustee or holder of such Group I Note relating to or arising under the Indenture and the Sale and Servicing Agreement against the estate of the Indenture Trustee or otherwise with respect to such Preference Amount and (iv) a notice (in the form provided in the Policy) appropriately completed and executed by the Indenture Trustee; provided, that if such documents are received after 12:00 noon, New York City time on such Business Day, they will be deemed to be received the following Business Day; provided further, that the Enhancer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Group I Notes prior to the time the Enhancer would have been required to make a payment in respect of such principal pursuant to the first paragraph of the face of the Policy. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the holders of the Group I Notes directly, unless such holder of a Group I Note has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Enhancer will pay the holder of the Group I Note, subject to the delivery of
(a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Enhancer and (b) evidence satisfactory to the Enhancer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

         As used in the Policy, the following terms shall have the following meanings:

         "BUSINESS DAY" means any day other than (a) a Saturday or a Sunday (b) a day on which the Enhancer is closed or (c) a day on which banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

         "DEFICIENCY AMOUNT" means (a) with respect to the Group I Notes and any Payment Date, the amount by which the aggregate amount of accrued interest on the Group I Notes (excluding any Interest Carry-Forward Amounts and Relief Act Shortfalls for such Payment Date and any shortfalls for such Payment Date caused by partial or full prepayments of the Group I Mortgage Loans) at the Note Rate for the Group I Notes on such Payment Date exceeds the amount on deposit in the Note Payment Account available for interest distributions on the Group I Notes on such Payment Date and (b)(i) with respect to any Payment Date that is not the Final Payment Date, any Overcollateralization Deficit Amount for such Payment Date, or (ii) on the Final Payment Date, the aggregate outstanding Note Balance of the Group I Notes, after taking into account all payments to be made to the Group I Notes on the Final Payment Date other than pursuant to the Policy.

         "DUE FOR PAYMENT" shall mean, (i) with respect to an Insured Amount, the Payment Date on which Insured Amounts are due and payable pursuant to the terms of the Indenture and (ii) with respect to a Preference Amount, the Business Day on which the documentation required by the Enhancer has been received by the Enhancer.

         "FINAL PAYMENT DATE" means December 28, 2024.

         "INSURED AMOUNTS" means, with respect to any Payment Date and the Group I Notes, the Deficiency Amount for such Payment Date.

         "INSURED PAYMENTS" means, the aggregate amount actually paid by the Enhancer to the Indenture Trustee in respect of (i) Insured Amounts for a Payment Date and (ii) Preference Amounts for any given Business Day.

         "LATE PAYMENT RATE" means for any Payment Date, the lesser of (a) the greater of (i) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% and (ii) the then applicable highest rate of interest on the Group I Notes, and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

         "NONPAYMENT" shall mean, with respect to any Payment Date, an Insured Amount is Due for Payment but has not been paid pursuant to the Indenture.

         "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Amount or Preference Amount which shall be due and owing on the applicable Payment Date.

         "PREFERENCE AMOUNT" means any payment of principal or interest previously distributed to a holder on a Group I Note, which would have been covered under the Policy as an Insured Amount, that has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

         "REIMBURSEMENT AMOUNT" means, as to any Payment Date, the sum of (x)
(i) all Insured Payments paid by the Enhancer, but for which the Enhancer has not been reimbursed prior to such Payment Date pursuant to the priority of payments, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate from the date the Indenture Trustee received the related Insured Payments and (y) without duplication (i) any amounts then due and owing to the Enhancer under the Insurance Agreement, as certified to the Indenture Trustee by the Enhancer plus (ii) interest on such amounts at the Late Payment Rate.

         "RELIEF ACT SHORTFALLS" means current interest shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law.

         Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the meanings set forth in the Insurance Agreement or the Indenture as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Insurance Agreement or the Indenture unless the amendment or modification has been approved in writing by the Enhancer.

         The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Notes.

         The Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                       PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

         The yield to maturity and the aggregate amount of payments on the Offered Notes will depend on the price paid by the related Offered Noteholder for such Offered Note, the related Note Rate and the rate and timing of principal payments (including payments in excess of the monthly payment, prepayments in full or terminations, liquidations and repurchases) on the Mortgage Loans in the related Loan Group and, in the case of the HELOCs, the rate and timing of draws and the allocations thereof. As described above a majority of the Mortgage Loans provide for the payment of a penalty in connection with prepayment in full during the first one, two, three, four or five years after origination thereof.

         The rate of principal prepayments on the Mortgage Loans will be influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors, and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among Mortgage Loans at any time because of specific factors relating to such Mortgage Loans, such as the age of the Mortgage Loans, the geographic location of the related Mortgaged Properties and the extent of the related Mortgagors' equity in such Mortgaged Properties, and changes in the Mortgagors' housing needs, job transfers and employment. In general, if prevailing interest rates fall significantly below the interest rates at the time of origination, mortgage loans may be subject to higher prepayment rates than if prevailing interest rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates at the time of origination, mortgage loans may experience a lower prepayment rate than if prevailing interest rates remained at or below those existing at the time such mortgage loans were originated. Further, the rate of prepayments may vary as between the Group I Mortgage Loans and Group II Mortgage Loans, as between HELOCs and HELs, and as between HELOCs with Additional Balances and those without Additional Balances. There can be no assurance as to the prepayment rate of the Mortgage Loans in the related Loan Group, or that the Mortgage Loans will conform to the prepayment experience of other mortgage loans or to any past prepayment experience or any published prepayment forecast.

         In general, if an Offered Note is purchased at a premium over its face amount and payments of principal of such Offered Note occur at a rate faster than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an Offered Note is purchased at a discount from its face amount and payments of principal of such Offered Note occur at a rate that is slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than originally anticipated.

         The rate and timing of defaults on the Mortgage Loans in the related Loan Group will also affect the rate and timing of principal payments on the Mortgage Loans in the related Loan Group and thus the yield on the Offered Notes. There can be no assurance as to the rate of losses or delinquencies on any of the Mortgage Loans. To the extent that any losses are incurred on any of the Mortgage Loans in a Loan Group that are not covered by the related Excess Spread, Overcollateralization Amount or an Insured Payment, the holders of the related class or classes of Offered Notes will bear the risk of losses resulting from default by Mortgagors. See "Risk Factors" in this prospectus supplement and in the accompanying prospectus.

         For at least thirty-six months after the Closing Date, no principal payments will be distributed to the Subordinate Group II Notes, unless the Note Balance of the Class IIA-1 Notes has been reduced to zero. In addition, if the Loss and Delinquency Tests are not satisfied, the Subordinate Group II Notes will not receive any distributions of principal until the Class IIA-1 Notes are paid in full.

         The priority in which distributions are made on the Notes provides additional credit enhancement for certain classes of the Group II Notes. This priority in distribution ensures that any shortfalls in amounts payable on the Group II Notes will be allocated first to the Class IIB-1 Notes, then to the Class IIM-2 Notes, then to Class IIM-1 Notes and then to the Senior Group II Notes. In addition, losses allocated to the Group II Notes not covered by the related Excess Spread or the related Overcollateralization Amount will be allocated first to the Class IIB-1 Notes, then to the Class IIM-2 Notes, then to the Class IIM-1 Notes and then to the Senior Group II Notes.

         The Note Rates on the Offered Notes are variable and will change in response to changes in the LIBOR rate, subject to a related maximum rate. Investors in these Notes should be aware that LIBOR may not change consistently with other market indices. A number of factors affect the performance of an index and may cause an index to move in a manner different from other indices. To the extent LIBOR may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to the holders of the these Notes due to the rising interest rates may occur later than those which would be produced by other indices, and in a period of declining rates, LIBOR may decline more quickly than other market interest rates which may adversely affect the yield.

         Although the Mortgage Interest Rates on the HELOCs are subject to periodic adjustments, the adjustments generally:

o will not increase or decrease the Mortgage Interest Rates over a fixed maximum rate or fixed minimum rate during the life of any HELOC; and

o will be based on an index, which may not rise and fall consistently with prevailing market interest rates, plus the related note margin, which may vary under certain circumstances, and which may be different from margins being used at the time for newly originated adjustable rate mortgage loans.

         As a result, the Mortgage Interest Rates on the HELOCs at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans and accordingly the rate of principal payments, if any, may be lower or higher than would otherwise be anticipated. There can be no certainty as to the rate of principal payments on the Mortgage Loans during any period or over the life of the Notes.

         With respect to the indices used in determining the Note Rates for the Offered Notes or the Mortgage Interest Rates of the HELOCs, a number of factors affect the performance of each index and may cause an index to move in a manner different from other indices. To the extent that an index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to the Offered Noteholders due to the rising interest rates may occur later than those which would be produces by other indices, and in a period of declining rates, an index may remain higher than other market interest rates which may result in a higher level of prepayments of the Mortgage Loans, which, in the case of the HELOCs, adjust in accordance with that index, than of mortgage loans which adjust in accordance with other indices.

         The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. While the Depositor expects that the Master Servicer will be able to commence foreclosure proceedings on the Mortgaged Properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the Mortgaged Properties could result. Those delays and additional costs could in turn delay the distribution of Liquidation Proceeds to the Noteholders and increase the amount of Liquidation Loss Amounts on the Mortgage Loans.

         "WEIGHTED AVERAGE LIFE" refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor thereof of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Offered Notes will be influenced by, among other factors, the rate of principal payments (and, with respect to the HELOCs, the rate of draws) on the Mortgage Loans in the related Loan Group.

         The primary source of information available to investors concerning the Offered Notes will be the monthly statements discussed herein under "Description of the Trust Agreement and Indenture -- Reports to Offered Noteholders" and in the accompanying prospectus under "The Agreements -- Reports to Securityholders," which will include information as to the outstanding Note Balance. There can be no assurance that any additional information regarding the Offered Notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Notes will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Notes may adversely affect the liquidity of the Offered Notes, even if a secondary market for the Offered Notes becomes available.

         HELOCs. There can be no assurance as to the rate of principal payments or the rate of draws on the HELOCs. The rate of principal payments and/or draws may fluctuate substantially from time to time. Generally, revolving credit loans such as the HELOCs are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and draws, the rates of principal payments net of draws may be much more volatile than that for typical first lien mortgage loans. In addition, the repayment of any HELOC may be dependent on the ability of the related Mortgagor to make larger interest payments following the adjustment of the Mortgage Interest Rate during the life of such HELOC. The rate of such losses and delinquencies is likely to be higher than that of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the HELOCs that are not covered by the credit enhancement, the holders of Offered Notes will bear the risk of losses resulting from default by Mortgagors. See "Risk Factors" in this prospectus supplement and in the accompanying prospectus.

         Pre-Funding Account. Any portion of the Pre-Funded Amount remaining on deposit in the Pre-Funding Account at the end of the Pre-Funding Period will count as Principal Collections for Loan Group I and will be paid to holders of the Group I Notes as a payment of principal.

TABLES

         The table set forth below for the Class IA-1 Notes is based on an assumed rate of prepayment each month as an annualized percentage of the then outstanding principal balance of a pool of mortgage loans, and a constant draw rate (in the case of the HELOCs, and which, for purposes of the assumptions, is the amount of Additional Balances drawn each month as an annualized percentage of the principal balance of the Group I Mortgage Loans outstanding at the beginning of such month). As used in the table for the Class IA-1 Notes, in the case of the Group I Mortgage Loans consisting of HELOC 100s, 100% prepayment assumption assumes a constant draw rate of 4% and a constant prepayment rate ("CPR") of 4% in the first month and an additional 2.909% each month thereafter until the twelfth month. Beginning in the twelfth month and thereafter, 100% prepayment assumption assumes 36% CPR. In the case of the Group I Mortgage Loans consisting of HELOC 125s, 100% prepayment assumption assumes a constant draw rate of 2% and a constant prepayment rate ("CPR") of 2% in the first month and an additional 2.182% each month thereafter until the twelfth month. Beginning in the twelfth month and thereafter, 100% prepayment assumption assumes 26% CPR.

         The tables set forth below for the Group II Notes are based on the prepayment model ("PREPAYMENT ASSUMPTION") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans. In the case of the Group II Mortgage Loans consisting of First Loans and HEL 100s, a 100% prepayment assumption assumes a constant prepayment rate of 2% per annum of the then outstanding principal balance of the First Loans and HEL 100s in the first month of the life of such First Loan and HEL and an additional 2.091% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the First Loan and HEL, a 100% prepayment assumption assumes a constant prepayment rate of 25% per annum each month. In the case of the Group II Mortgage Loans consisting of HEL 125s, a 100% prepayment assumption assumes a constant prepayment rate of 2% per annum of the then outstanding principal balance of the HEL 125s in the first month of the life of such home equity loans and an additional 0.842% per annum in each month thereafter until the twentieth month. Beginning in the twentieth month and in each month thereafter during the life of the HEL 125s, a 100% prepayment assumption assumes a constant prepayment rate of 18% per annum each month.

         The Mortgage Loans are assumed to consist of sub-pools of Mortgage Loans with the characteristics set forth below in the table captioned "Assumed Mortgage Loan Characteristics."

         In addition, it was assumed that (i) payments are made in accordance with the description set forth under "Description of the Securities -- Priority of Payments on the Group I Notes," and "--Priority of Payments on the Group II Notes," (ii) no extension past the scheduled maturity date of a Mortgage Loan is made, (iii) no delinquencies or defaults occur, (iv) in the case of the HELOCs, the assumed draw rate continues for 240 months for HELOCs and is calculated before giving affect to prepayments and the assumed draw rate for HELOC 100s is 4% and for HELOC 125s is 2%, (v) the Mortgage Loans pay on the basis of a 30-day month and a 360-day year, (vi) there are no defaults or liquidations on the Mortgage Loans, (vii) no Amortization Event occurs, (viii) the scheduled due date for each Mortgage Loan is the first day of each calendar month, (ix) the Closing Date is August 6, 2004, (x) one month LIBOR remains constant at 1.45% per annum and the prime rate remains constant at 4.25%, (xi) the initial Note Balances are as set forth on the front cover hereof, (xii) unless otherwise noted, the Master Servicer has not exercised the optional termination as set forth in "Description of the Securities -- Maturity and Optional Redemption" and
(xiii) there are no monies remaining in the Pre-Funding Account at the end of the Pre-Funding Period.

         The actual characteristics and performance of the Mortgage Loans will likely differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment and (in the case of the HELOCs) draw scenarios. For example, it is very unlikely that the Mortgage Loans will prepay and/or experience draws at a constant rate until maturity or that all Mortgage Loans will prepay and/or experience draws at the same rate. Moreover, the diverse remaining terms to stated maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining term to stated maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial Note Balances outstanding over time and the weighted average life of the Offered Notes. Neither the CPR model, the constant draw rate assumption, the Prepayment Assumption nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Variations in the actual prepayment experience and the Principal Balances of the Mortgage Loans that prepay may increase or decrease each weighted average life shown in the following tables. Such variations may occur even if the average prepayment experience of all Mortgage Loans equals the indicated percentage of the CPR or the Prepayment Assumption.

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS
                                  LOAN GROUP I

                                                                         ORIGINAL        REMAINING
                OUT-OFF DATE         ORIGINAL            GROSS         TERM TO STATED  TERM TO STATED
 PRODUCT         PRINCIPAL          PRINCIPAL          MORTGAGE          MATURITY         MATURITY
  TYPE            BALANCE            BALANCE         INTEREST RATE       (MONTHS)         (MONTHS)
----------    --------------     ---------------     -------------       --------         --------
HELOC 100      $172,764,411.2     $174,279,435.68        6.999240           240             236
HELOC 125      $103,931,734.6     $105,894,114.49       10.839240           240             233
               --------------     ---------------
TOTAL          $276,696,145.9     $280,173,550.17


                 MINIMUM          MAXIMUM
 PRODUCT         MORTGAGE         MORTGAGE        GROSS
  TYPE        INTEREST RATE    INTEREST RATE      MARGIN
---------     -------------    -------------      ------
HELOC 100         5.000%          14.999%         2.999%
HELOC 125         8.929%          18.926%         6.840%


                ASSUMED SUBSEQUENT MORTGAGE LOAN CHARACTERISTICS
                                  LOAN GROUP I

                                                          ORIGINAL    REMAINING
                                               GROSS      TERM TO       TERM TO
               CUT-OFF DATE     ORIGINAL      MORTGAGE     STATED       STATED        MINIMUM        MAXIMUM               TO BE
  PRODUCT       PRINCIPAL       PRINCIPAL     INTEREST    MATURITY     MATURITY        MORTGAGE     MORTGAGE     GROSS    DELIVERED
   TYPE          BALANCE         BALANCE        RATE      (MONTHS)     (MONTHS)    INTEREST RATE  INTEREST RATE  MARGIN      BY
---------     --------------  --------------  ---------   --------     --------    -------------  -------------  ------   ---------
HELOC 100     $12,000,000.00  $12,000,000.00     6.999%       240           240        5.000%        14.999%     2.999%   8/31/04
HELOC 100     $12,000,000.00  $12,000,000.00     6.999%       240           240        5.000%        14.999%     2.999%   9/30/04
HELOC 125     $  5,000,000.0   $5,000,000.00    10.839%       240           240        8.929%        18.926%     6.840%   8/31/04
HELOC 125     $  5,000,000.0   $5,000,000.00    10.839%       240           240        8.929%        18.926%     6.840%   9/30/04

   TOTAL      $ 34,000,000.0  $34,000,000.00

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS
                                  LOAN GROUP II

                                                                ORIGINAL    REMAINING
                                                     GROSS      TERM TO      TERM TO
                 CUT-OFF DATE        ORIGINAL      MORTGAGE      STATED       STATED
  PRODUCT          PRINCIPAL        PRINCIPAL      INTEREST     MATURITY     MATURITY
   TYPE            BALANCE           BALANCE         RATE       (MONTHS)     (MONTHS)
   ----            -------           -------         ----       --------     --------
FIRST           $11,917,976.53    $11,947,150.00     6.157%       347          345
HEL 100         $22,245,945.14    $22,485,112.00    10.977%       258          253
HEL 125         $75,475,620.92    $76,167,083.00    11.035%       266          261
               ---------------   ---------------
      TOTAL    $109,639,542.59   $110,599,345.00

         Subject to the foregoing discussion and assumptions, the following tables sets forth the percentage of the initial Note Balance of the Offered Notes that would be outstanding after each of the Payment Dates shown at various percentages of the CPR and Prepayment Assumption, as applicable, and the corresponding weighted average life of each class of Offered Notes.

                        PERCENTAGE OF NOTE BALANCE (1)(2)
                                   CLASS IA-1

PAYMENT DATE                                                               PERCENTAGE OF BALANCE
-------------------------------------------------------------------------------------------------------------------------
% of Prepayment Assumption                                   0%         50%        75%       100%       125%        150%
Ramp to: HELOC 100                                     4.00%(3)      18.00%     27.00%     36.00%     45.00%      54.00%
Ramp to: HELOC 125                                     2.00%(3)      13.00%     19.50%     26.00%     32.50%      39.00%
-------------------------------------------------------------------------------------------------------------------------
Initial...........................................          100         100        100        100        100         100
August 2005.......................................           96          85         78         71         63          56
August 2006.......................................           96          72         59         46         35          25
August 2007.......................................           96          61         44         32         23          16
August 2008.......................................           96          52         34         23         14           9
August 2009.......................................           96          43         27         16          9           5
August 2010.......................................           92          36         20         11          6           3
August 2011.......................................           89          30         15          8          3           1
August 2012.......................................           86          25         12          5          2           1
August 2013.......................................           83          21          9          4          1           *
August 2014.......................................           80          17          7          3          1           0
August 2015.......................................           77          15          5          2          *           0
August 2016.......................................           74          12          4          1          *           0
August 2017.......................................           71          10          3          1          0           0
August 2018.......................................           69           9          2          *          0           0
August 2019.......................................           66           7          2          *          0           0
August 2020.......................................           64           6          1          *          0           0
August 2021.......................................           61           5          1          0          0           0
August 2022.......................................           59           4          1          0          0           0
August 2023.......................................           57           4          *          0          0           0
August 2024.......................................            5           *          0          0          0           0
August 2025.......................................            0           0          0          0          0           0
Weighted Average Life to maturity
(years) (2) ......................................        15.69        5.74       3.83       2.79       2.15        1.71
Weighted Average Life to 10% call
(years) (4).......................................        15.68        5.62       3.59       2.59       1.99        1.58

(1)  All percentages are rounded to the nearest 1%.

(2)  Assumes the Class IA-1 Notes pay to maturity.

(3) 4% gross CPR represents the 0% CPR scenario after giving effect to the draw.

(4) Assumes that an optional redemption is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Group I Mortgage Loans (after applying payments received in the related collection period) is less than 10% of the sum of (x) aggregate Principal Balance of the Initial Group I Mortgage Loans as of the Cut-Off Date and (y) the amount on deposit in the Pre-Funding Account on the Closing Date.

*    Indicates a number less than 0.5% but greater than 0%.

                        PERCENTAGE OF NOTE BALANCE (1)(2)
                                   CLASS IIA-1

PAYMENT DATE                                                                 PERCENTAGE OF BALANCE
-----------------------------------------------------------------------------------------------------------------------
% of Prepayment Assumption                                    0%         50%        75%       100%      125%       150%
Ramp to: HEL 100 and First Loans                           0.00%      12.50%     18.75%     25.00%    31.25%     37.50%
Ramp to: HEL 125                                           0.00%       9.00%     13.50%     18.00%    22.50%     27.00%
-----------------------------------------------------------------------------------------------------------------------
Initial............................................          100         100        100        100       100        100
August 2005........................................           92          83         79         74        70         65
August 2006........................................           90          70         60         51        43         34
August 2007........................................           88          58         45         33        22         13
August 2008........................................           86          47         31         24        19         13
August 2009........................................           84          37         25         19        14         10
August 2010........................................           81          29         21         15        11          7
August 2011........................................           78          25         17         12         8          5
August 2012........................................           75          22         14          9         6          4
August 2013........................................           71          19         12          7         4          2
August 2014........................................           67          17         10          6         3          2
August 2015........................................           63          14          8          4         2          1
August 2016........................................           58          12          6          3         2          1
August 2017........................................           52          10          5          3         1          1
August 2018........................................           46           9          4          2         1          *
August 2019........................................           39           7          3          1         1          0
August 2020........................................           32           6          2          1         *          0
August 2021........................................           26           5          2          1         0          0
August 2022........................................           22           3          1          *         0          0
August 2023........................................           17           2          1          *         0          0
August 2024........................................           12           2          1          0         0          0
August 2025........................................            6           1          0          0         0          0
August 2026........................................            3           0          0          0         0          0
August 2027........................................            2           0          0          0         0          0
August 2028........................................            2           0          0          0         0          0
August 2029........................................            2           0          0          0         0          0
August 2030........................................            1           0          0          0         0          0
August 2031........................................            1           0          0          0         0          0
August 2032........................................            *           0          0          0         0          0
August 2033........................................            0           0          0          0         0          0
Weighted Average Life to maturity
(years) (2) .......................................        12.55        5.36       4.06       3.23      2.65       2.17
Weighted Average Life to 10% call
(years) (3)........................................        12.43        5.21       3.86       3.04      2.49       2.03

(1)  All percentages are rounded to the nearest 1%.

(2)  Assumes the Class IIA-1 Notes pay to maturity.

(3) Assumes that an optional redemption is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Group II Mortgage Loans (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Group II Mortgage Loans as of the Cut-Off Date.

*    Indicates a number less than 0.5% but greater than 0%.

                        PERCENTAGE OF NOTE BALANCE (1)(2)
                                   CLASS IIM-1

PAYMENT DATE                                                               PERCENTAGE OF BALANCE
------------------------------------------------------------------------------------------------------------------------
% of Prepayment Assumption                                   0%         50%        75%       100%       125%        150%
Ramp to: HEL 100 and First Loans                          0.00%      12.50%     18.75%     25.00%     31.25%      37.50%
Ramp to: HEL 125                                          0.00%       9.00%     13.50%     18.00%     22.50%      27.00%
------------------------------------------------------------------------------------------------------------------------
Initial...........................................          100         100        100        100        100         100
August 2005.......................................          100         100        100        100        100         100
August 2006.......................................          100         100        100        100        100         100
August 2007.......................................          100         100        100        100        100         100
August 2008.......................................          100         100        100         84         67          71
August 2009.......................................          100         100         87         66         49          37
August 2010.......................................          100         100         72         52         37          25
August 2011.......................................          100          87         60         41         27          18
August 2012.......................................          100          77         50         32         20          12
August 2013.......................................          100          67         41         25         15           9
August 2014.......................................          100          58         34         19         11           6
August 2015.......................................          100          50         28         15          8           4
August 2016.......................................          100          43         23         12          6           3
August 2017.......................................          100          36         18          9          4           *
August 2018.......................................          100          30         14          7          3           0
August 2019.......................................          100          25         11          5          1           0
August 2020.......................................          100          20          9          4          0           0
August 2021.......................................           91          16          6          2          0           0
August 2022.......................................           77          12          5          0          0           0
August 2023.......................................           61           9          3          0          0           0
August 2024.......................................           42           5          *          0          0           0
August 2025.......................................           22           2          0          0          0           0
August 2026.......................................            9           0          0          0          0           0
August 2027.......................................            8           0          0          0          0           0
August 2028.......................................            7           0          0          0          0           0
August 2029.......................................            5           0          0          0          0           0
August 2030.......................................            4           0          0          0          0           0
August 2031.......................................            3           0          0          0          0           0
August 2032.......................................            0           0          0          0          0           0
Weighted Average Life to maturity
(years) (2) ......................................        19.88       11.96       9.22       7.32       6.05        5.45
Weighted Average Life to 10% call
(years) (3).......................................        19.46       11.45       8.55       6.67       5.49        4.97

(1)  All percentages are rounded to the nearest 1%.

(2)  Assumes the Class IIM-1 Notes pay to maturity.

(3) Assumes that an optional redemption is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Group II Mortgage Loans (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Group II Mortgage Loans as of the Cut-Off Date.

*    Indicates a number less than 0.5% but greater than 0%.

                        PERCENTAGE OF NOTE BALANCE (1)(2)
                                   CLASS IIM-2

PAYMENT DATE                                                               PERCENTAGE OF BALANCE
--------------------------------------------------------------------------------------------------------------------------
% of Prepayment Assumption                                 0%         50%         75%        100%        125%        150%
Ramp to: HEL 100 and First Loans                        0.00%      12.50%      18.75%      25.00%      31.25%      37.50%
Ramp to: HEL 125                                        0.00%       9.00%      13.50%      18.00%      22.50%      27.00%
--------------------------------------------------------------------------------------------------------------------------
Initial..........................................         100         100         100         100         100         100
August 2005......................................         100         100         100         100         100         100
August 2006......................................         100         100         100         100         100         100
August 2007......................................         100         100         100         100         100         100
August 2008......................................         100         100         100          84          67          52
August 2009......................................         100         100          87          66          49          37
August 2010......................................         100         100          72          52          37          25
August 2011......................................         100          87          60          41          27          18
August 2012......................................         100          77          50          32          20          12
August 2013......................................         100          67          41          25          15           9
August 2014......................................         100          58          34          19          11           6
August 2015......................................         100          50          28          15           8           3
August 2016......................................         100          43          23          12           6           *
August 2017......................................         100          36          18           9           4           0
August 2018......................................         100          30          14           7           1           0
August 2019......................................         100          25          11           5           0           0
August 2020......................................         100          20           9           2           0           0
August 2021......................................          91          16           6           0           0           0
August 2022......................................          77          12           5           0           0           0
August 2023......................................          61           9           1           0           0           0
August 2024......................................          42           5           0           0           0           0
August 2025......................................          22           0           0           0           0           0
August 2026......................................           9           0           0           0           0           0
August 2027......................................           8           0           0           0           0           0
August 2028......................................           7           0           0           0           0           0
August 2029......................................           5           0           0           0           0           0
August 2030......................................           3           0           0           0           0           0
August 2031......................................           0           0           0           0           0           0
Weighted Average Life to maturity
(years) (2) .....................................       19.86       11.95        9.19        7.28        5.98        5.20
Weighted Average Life to 10% call
(years) (3)......................................       19.46       11.45        8.55        6.67        5.46        4.75

(1)  All percentages are rounded to the nearest 1%.

(2)  Assumes the Class IIM-2 Notes pay to maturity.

(3) Assumes that an optional redemption is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Group II Mortgage Loans (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Group II Mortgage Loans as of the Cut-Off Date.

*    Indicates a number less than 0.5% but greater than 0%.

                        PERCENTAGE OF NOTE BALANCE (1)(2)
                                   CLASS IIB-1


PAYMENT DATE                                                               PERCENTAGE OF BALANCE
------------------------------------------------------------------------------------------------------------------------
% of Prepayment Assumption                                   0%         50%        75%       100%       125%        150%
Ramp to: HEL 100 and First Loans                          0.00%      12.50%     18.75%     25.00%     31.25%      37.50%
Ramp to: HEL 125                                          0.00%       9.00%     13.50%     18.00%     22.50%      27.00%
------------------------------------------------------------------------------------------------------------------------
Initial...........................................          100         100        100        100        100         100
August 2005.......................................          100         100        100        100        100         100
August 2006.......................................          100         100        100        100        100         100
August 2007.......................................          100         100        100        100        100         100
August 2008.......................................          100         100        100         84         67          52
August 2009.......................................          100         100         87         66         49          37
August 2010.......................................          100         100         73         52         37          25
August 2011.......................................          100          88         60         41         27          18
August 2012.......................................          100          77         50         32         20          12
August 2013.......................................          100          67         41         25         15           8
August 2014.......................................          100          58         34         19         11           3
August 2015.......................................          100          50         28         15          7           0
August 2016.......................................          100          43         23         12          2           0
August 2017.......................................          100          36         18          8          0           0
August 2018.......................................          100          30         14          4          0           0
August 2019.......................................          100          25         11          1          0           0
August 2020.......................................          100          20          8          0          0           0
August 2021.......................................           91          16          4          0          0           0
August 2022.......................................           77          12          *          0          0           0
August 2023.......................................           61           8          0          0          0           0
August 2024.......................................           42           2          0          0          0           0
August 2025.......................................           22           0          0          0          0           0
August 2026.......................................            8           0          0          0          0           0
August 2027.......................................            6           0          0          0          0           0
August 2028.......................................            4           0          0          0          0           0
August 2029.......................................            2           0          0          0          0           0
August 2030.......................................            0           0          0          0          0           0
Weighted Average Life to maturity
(years) (2) ......................................        19.74        11.9       9.11       7.19       5.88        5.05
Weighted Average Life to 10% call
(years) (3).......................................        19.47       11.45       8.55       6.67       5.44        4.68

(1)  All percentages are rounded to the nearest 1%.

(2)  Assumes the Class IIB-1 Notes pay to maturity.

(3) Assumes that an optional redemption is exercised on the first Payment Date on which the aggregate outstanding Principal Balance of the Group II Mortgage Loans (after applying payments received in the related collection period) is less than 10% of the aggregate Principal Balance of the Group II Mortgage Loans as of the Cut-Off Date.

*    Indicates a number less than 0.5% but greater than 0%.

         There is no assurance that prepayments will occur or, if they do occur, that they will occur at any percentage of CPR or Prepayment Assumption, as applicable.

         None of the Trust, the Indenture Trustee, the Owner Trustee, the Enhancer, the Depositor, the Master Servicer or the Subservicer will be liable to any holder of the Offered Notes for any loss or damage incurred by such holder as a result of a reduced rate of return experienced by such holder relative to the Note Rate, upon reinvestment of the funds received in connection with any premature repayment of principal on the Offered Notes, including, without limitation, any such repayment resulting from prepayments, liquidations, or repurchases of, or substitutions for, any Mortgage Loan.

                 DESCRIPTION OF THE SALE AND SERVICING AGREEMENT

         The following summary describes certain terms of the Sale and Servicing Agreement dated as of July 31, 2004 (the "SALE AND SERVICING AGREEMENT"), among the Trust, the Depositor, the Indenture Trustee and the Master Servicer. Such summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Sale and Servicing Agreement. See "Servicing of Loans" and "The Agreements" in the accompanying prospectus.

GENERAL

         IUB will be the Master Servicer of the Mortgage Loans. The Master Servicer will be obligated under the Sale and Servicing Agreement to service and administer the Mortgage Loans on behalf of the Trust, and will have full power and authority, subject to the provisions of the Sale and Servicing Agreement, to do any and all things in connection with such servicing and administration that it may deem necessary. The Master Servicer will be responsible for servicing the Mortgage Loans directly or through one or more subservicers in accordance with the terms of the Sale and Servicing Agreement. Notwithstanding any such subservicing arrangement, the Master Servicer will remain responsible to the Trust, the Noteholders and, in the case of the Group I Mortgage Loans, the Enhancer for its servicing duties and obligations under the Sale and Servicing Agreement as if it alone were servicing the Mortgage Loans. The Master Servicer has informed the Depositor that initially the Subservicer will be the sole subservicer with respect to the Mortgage Loans, and will perform all of the duties of the Master Servicer under the Sale and Servicing Agreement. As such, all discussion herein of the Master Servicer's obligations initially apply to the Subservicer, as subservicer of the Mortgage Loans on behalf of the Master Servicer.

         The rights of the Enhancer set forth in the Sale and Servicing Agreement will relate only to the Group I Notes. The rights of the Enhancer with respect to the Group I Notes set forth in the Sale and Servicing Agreement will terminate upon the payment in full of the Group I Notes and the payment to the Enhancer of any unpaid amounts owed to it under the Insurance Agreement.

ASSIGNMENT OF MORTGAGE LOANS

         Pursuant to the Mortgage Loan Sale Agreement, dated as of July 31, 2004, between IUB and the Depositor, IUB will sell, transfer, assign, set over and otherwise convey the Mortgage Loans without recourse to the Depositor. IUB will also agree to sell, transfer, assign, set over and otherwise convey to the Depositor all Additional Balances relating to the Mortgage Loans which arose on or after the related Cut-Off Dates until the end of the Managed Amortization Period. Pursuant to the Sale and Servicing Agreement, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trust in trust for the benefit of the Securityholders and, in the case of the Group I Mortgage Loans, the Enhancer all right, title and interest in and to each Mortgage Loan on the Closing Date, and thereafter, until the end of the Managed Amortization Period, all Additional Balances relating thereto created on or after the related Cut-Off Date. Pursuant to the terms of one or more Subsequent Transfer Agreements among IUB, the Depositor, the Issuer and the Indenture Trustee, IUB will sell, transfer, assign, set over and otherwise convey the Subsequent Mortgage Loans to the Trust on the related Subsequent Transfer Date, and thereafter, until the end of the Pre-Funding Period. Each such transfer will convey all right, title and interest in and to (a) principal due to the extent of the Principal Balance and (b) interest accrued after the related Cut-Off Date; provided, however, that IUB will not convey, and IUB reserves and retains all its right, title and interest in and to principal (including principal prepayments in full and curtailments (i.e., partial prepayments)) received on each such Mortgage Loan or Additional Balance on or prior to the related Cut-Off Date.

         In connection with such sale and assignment, the Depositor will cause to be delivered to Wells Fargo Bank, National Association, as custodian on behalf of the Indenture Trustee (the "CUSTODIAN") on the Closing Date or each Subsequent Transfer Date, as applicable, the following documents (collectively, with respect to each Mortgage Loan, the "MORTGAGE FILE") with respect to each Mortgage Loan:

o The original Mortgage Note or Loan Agreement endorsed by the holder of record without recourse in the following form: "Pay to the order of __________________________ without recourse" and signed by either original or facsimile signature in the name of the holder of record, and if by IUB, by an authorized officer; provided, however, that in lieu of delivery of the original Mortgage Note or Loan Agreement, a lost note affidavit may be delivered.

o The original Mortgage with evidence of recording indicated thereon; provided, however, that if the original Mortgage with evidence of recording thereon cannot be delivered because of a delay caused by the recording office where such Mortgage was delivered for recordation, then a photocopy of such Mortgage shall be delivered.

o In the case of Mortgage Loans not registered on the MERS(R) System, the original assignment of Mortgage, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the conveyance of the Mortgage Loan, which may be in the form of one or more "blanket" assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, and which assignment shall be recorded by IUB upon the occurrence and continuation of any Event of Default.

o The original or a certified copy of all intervening assignments of mortgage with evidence of recording thereon; provided, however, that if the original intervening assignment of mortgage with evidence of recording thereon cannot be delivered because of a delay caused by the recording office where such intervening assignment was delivered for recordation, then a photocopy of such intervening assignment of mortgage shall be delivered.

o The original or a certified copy of each assumption, extension, modification, written assurance or substitution agreement.

         Pursuant to the Sale and Servicing Agreement, the Custodian agrees to execute and deliver on or prior to the Closing Date an acknowledgment of receipt for each Mortgage Loan, the original Mortgage Note or Loan Agreement, as the case may be, with respect to such Mortgage Loan (with any exceptions noted). The Custodian agrees, for the benefit of the Indenture Trustee and Securityholders and, in the case of the Group I Mortgage Loans, the Enhancer, to review (or cause to be reviewed) each Mortgage File within 120 days after the Closing Date or the Subsequent Transfer Date, as applicable (or, with respect to any Qualified Substitute Mortgage Loan, within 90 days after the receipt by the Custodian thereof), and to deliver a certification generally to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, (a) all documents required to be delivered to it pursuant to the Mortgage Loan Sale Agreement are in its possession, (b) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such Mortgage Loan, and (c) based on its examination and only as to the foregoing documents, certain information set forth on the Mortgage Loan Schedule accurately reflects the information set forth in the Mortgage File delivered on such date.

         If the Custodian during the process of reviewing the Mortgage Files finds any document constituting a part of a Mortgage File which is not executed, has not been received or is unrelated to the Mortgage Loans, or that any Mortgage Loan does not conform to the requirements above or to the description thereof as set forth in the Mortgage Loan Schedule, the Custodian, the Indenture Trustee or the Enhancer will promptly so notify the Depositor, the Master Servicer and the Enhancer, and in the case of any notice provided by the Enhancer or the Custodian, the Indenture Trustee. The Custodian may require IUB to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File of which IUB is so notified by the Custodian, the Indenture Trustee or the Enhancer. If, however, within 120 days after the notice to IUB respecting such defect IUB has not caused to be remedied the defect and the defect materially and adversely affects the interest of the Holders in the Principal Balance of the Mortgage Loan or, in the case of the Group I Mortgage Loans, the Enhancer, IUB will either (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the applicable Principal Balance of such Mortgage Loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the Master Servicer as part of the related monthly remittance remitted by the Master Servicer the amount of any such shortfall (the "SUBSTITUTION ADJUSTMENT") or
(ii) repurchase such Mortgage Loan at a price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus accrued interest thereon at the related Mortgage Interest Rate through and including the end of the month of repurchase, plus the amount of any unreimbursed servicing advances made by the Master Servicer, which purchase price shall be deposited in the Collection Account or Trustee Collection Account on the next succeeding Determination Date after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Mortgage Loans and being held in the Collection Account or Trustee Collection Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan or Mortgage Loans.

         A "QUALIFIED SUBSTITUTE MORTGAGE LOAN" is any mortgage loan or mortgage loans which will be assigned to the same Loan Group as the deleted Mortgage Loan which (i) relates or relate to a detached one-family residence or to the same type of residential dwelling as the deleted Mortgage Loan and in each case has or have the same or a better lien priority as the deleted Mortgage Loan with a Borrower having the same or better traditionally ranked credit status and is an owner-occupied Mortgaged Property, (ii) matures or mature no later than (and not more than one year earlier than) the deleted Mortgage Loan, (iii) has or have a Combined Loan-to-Value Ratio or Combined Loan-to-Value Ratios at the time of such substitution no higher than the Combined Loan-to-Value Ratio of the deleted Mortgage Loan, (iv) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) (which will be the Principal Balance or Principal Balances thereof) not substantially less and not more than the Principal Balance of the deleted Mortgage Loan as of such date, and (v) complies or comply as of the date of substitution with each representation and warranty set forth in the Mortgage Loan Sale Agreement.

REPRESENTATIONS AND WARRANTIES OF IUB

         IUB will represent in the Mortgage Loan Sale Agreement, among other things, with respect to each Mortgage Loan, as of the related Cut-Off Date, the following:

o The information set forth in the Mortgage Loan Schedule with respect to each Mortgage Loan was complete, true and correct in all material respects;

o Immediately prior to the sale of the Mortgage Loans to the Depositor, IUB was the sole owner and holder thereof free and clear of any and all liens and security interests other than permitted liens;

o The Mortgage Loan Sale Agreement constitutes a legal, valid and binding obligation of IUB and a valid transfer and assignment to the Depositor of all right, title and interest of IUB in and to the Mortgage Loans and the proceeds thereof; and

o The Mortgage Loans complied in all material respects with all applicable local, state and federal laws and regulations.

         The benefit of the representations and warranties assigned or made to the Depositor by IUB in the Mortgage Loan Sale Agreement will be assigned by the Depositor to the Issuer pursuant to the Sale and Servicing Agreement and by the Issuer to the Indenture Trustee on behalf of the holders of Securities pursuant to the Indenture.

         Pursuant to the Sale and Servicing Agreement, upon the discovery by any of the Securityholders, the Master Servicer, IUB, the Enhancer or the Indenture Trustee that any of the representations and warranties contained in the Mortgage Loan Sale Agreement have been breached in any material respect as of the Closing Date with respect to the Initial Mortgage Loans and each Subsequent Transfer Date with respect to the Subsequent Mortgage Loans, with the result that the interests of the Securityholders or, in the case of the Group I Mortgage Loans, the

Enhancer in the related Mortgage Loan were materially and adversely affected (notwithstanding that such representation and warranty was made to IUB's best knowledge), the party discovering such breach is required to give prompt written notice to the others of such breach. Subject to certain provisions of the Mortgage Loan Sale Agreement, within one hundred twenty (120) days of the earlier to occur of IUB's discovery or its receipt of written notice of any such breach, IUB will (a) promptly cure such breach in all material respects, (b) remove each Mortgage Loan which has given rise to the requirement for action by IUB and substitute one or more Qualified Substitute Mortgage Loans and, if the outstanding principal balance of such Qualified Substitute Mortgage Loans as of the date of such substitution is less than the outstanding Principal Balance, plus accrued and unpaid interest thereon of the replaced Mortgage Loans as of the date of substitution, deliver to the Trust as part of the amounts remitted by the Master Servicer on such Payment Date the amount of such shortfall, or (c) repurchase such Mortgage Loan at a price equal to the Principal Balance of such Mortgage Loan as of the date of purchase, plus accrued interest thereon at the related Mortgage Interest Rate through and including the end of the month of repurchase, plus the amount of any unreimbursed servicing advances made by the Master Servicer plus any costs or damages incurred by the Trust in connection with the violation of such Mortgage Loan of any predatory or abusive lending law, and deposit such repurchase price into the Trustee Collection Account on the next succeeding Determination Date after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Trustee Collection Account or the Collection Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan. The obligation of IUB to cure such breach or to substitute or repurchase any Mortgage Loan constitutes the sole remedy respecting a material breach of any such representation or warranty to the Securityholders, the Indenture Trustee and the Enhancer.

SERVICING COMPENSATION

         The "MASTER SERVICING FEE" will be, with respect to any Collection Period and Loan Group, the sum for all outstanding Mortgage Loans in the related Loan Group of the product of (i) the applicable Servicing Fee Rate multiplied by a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360 and (ii) the Principal Balance of the Mortgage Loan as of the first day of such Collection Period. The "MASTER SERVICING FEE RATE" will be 1.00% per annum. The Master Servicing Fee will serve as the base compensation to the Master Servicer (or any applicable subservicer) in respect of its servicing activities. In addition to the Master Servicing Fee, the Master Servicer will be entitled under the Sale and Servicing Agreement to retain additional servicing compensation in the form of late fees, assumption fees, other administrative fees, release fees, bad check charges and certain other servicing related fees.

         The Master Servicer will be obligated to pay certain ongoing expenses incurred by it in connection with its servicing activities and other responsibilities under the Sale and Servicing Agreement.

COLLECTION AND OTHER SERVICING PROCEDURES AND EXPENSES

         The Master Servicer will be obligated under the Sale and Servicing Agreement to make reasonable efforts to collect all payments due under the terms and provisions of the related mortgage documents and will be obligated, subject to the terms of the Sale and Servicing Agreement, to follow such collection procedures as it would normally follow with respect to mortgage loans serviced by it for its own account, and that generally conform to the mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the Mortgage Loans for their own accounts in the jurisdictions in which the related Mortgaged Properties are located. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, to, among other things, (i) waive any late payment charge, prepayment charge or other charge in connection with any Mortgage Loan, (ii) arrange a schedule, running for no more than 180 days after the due date of any payment due under the related mortgage documents, for the liquidation of delinquent items and
(iii) subject to certain restrictions, modify the Mortgage Interest Rate of a Mortgage Loan. Under the terms of the Sale and Servicing Agreement, the Master Servicer will treat any Mortgage Loan that is 180 days or more delinquent as being finally liquidated. Notwithstanding such treatment of a seriously delinquent Mortgage Loan, the Master Servicer will continue to make reasonable efforts to collect all payments due on such Mortgage Loan as described above.

         The Master Servicer will establish an account (the "COLLECTION ACCOUNT") into which the Master Servicer will deposit or cause to be deposited any amounts representing payments on and any collections received on or in respect of the Mortgage Loans received by it subsequent to the related Cut-Off Date. On the 21st day of each month or, if such day is not a Business Day, the immediately succeeding Business Day (each, a "DETERMINATION Date"), the Master Servicer will notify the Paying Agent and the Indenture Trustee of the amounts required to be withdrawn from the Collection Account and deposited into an Eligible Account established with and maintained by the Indenture Trustee (the "TRUSTEE COLLECTION ACCOUNT") prior to the close of business on that day. On each Payment Date, the Indenture Trustee will deposit such amounts into the Note Payment Account (the "NOTE PAYMENT ACCOUNT") or the Certificate Distribution Account (the "CERTIFICATE DISTRIBUTION ACCOUNT"), as applicable, for payment to the related Securityholders in accordance with the priorities set forth in the Indenture.

         The Indenture Trustee will be entitled to receive a monthly fee with respect to each Loan Group of 0.0038% per annum of the aggregate Principal Balance of the Mortgage Loans for its activities as trustee under the Indenture and as Administrator. The Indenture Trustee will also be entitled to receive a portion of the income received from amounts on deposit in the Trustee Collection Account.

         All Collections generally will be allocated in accordance with the related mortgage documents between amounts collected in respect of interest and principal, respectively.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below, the Master Servicer will be required to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments thereon if in its judgment there is sufficient equity in the property. In connection with such foreclosure or other conversion, the Master Servicer will be required to follow such procedures as it follows with respect to similar mortgage loans held in its own portfolio. However, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property relating to any Mortgage Loan unless it shall determine that such foreclosure and/or restoration will increase Liquidation Proceeds.

         The Master Servicer will be permitted to foreclose against the Mortgaged Property securing a defaulted Mortgage Loan either by foreclosure, sale or strict foreclosure, and in the event a deficiency judgment is available against the related Mortgagor or any other person, may proceed for the deficiency. The Master Servicer will also be permitted, in the alternative, to sue on the note or take other actions in accordance with accepted servicing practices.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be required to be issued to the Master Servicer on behalf of the Owner Trustee. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan will be required to be considered to be a Mortgage Loan held by the Trust until such time as the related Mortgaged Property is sold and such Mortgage Loan becomes a Liquidated Mortgage Loan.

         In lieu of foreclosing upon any defaulted Mortgage Loan, the Master Servicer may, in its discretion, permit the assumption of such Mortgage Loan if, in the Master Servicer's judgment, such default is unlikely to be cured and if the assuming borrower satisfies the Master Servicer's underwriting guidelines with respect to mortgage loans owned by the Master Servicer. Any fee collected by the Master Servicer for entering into an assumption agreement will be retained by the Master Servicer as servicing compensation. Alternatively, the Master Servicer may encourage the refinancing of any defaulted Mortgage Loan by the related Mortgagor.

         Notwithstanding the foregoing, prior to the institution of foreclosure proceedings or the acceptance of a deed-in-lieu of foreclosure with respect to any Mortgaged Property, the Master Servicer will make, or cause to be made, inspection of such Mortgaged Property in accordance with its standard servicing procedures. The Master Servicer will be entitled to rely upon the results of any such inspection made by others. In cases where such inspection reveals that such Mortgaged Property is potentially contaminated with or affected by hazardous wastes or hazardous substances, the Master Servicer will promptly give written notice of such fact to the Indenture Trustee.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         When a Mortgaged Property has been or is about to be conveyed by the related Mortgagor, the Master Servicer will, to the extent that it has knowledge of such conveyance or prospective conveyance, exercise its right to accelerate the maturity of the related Mortgage Loan under any due-on-sale clause contained in the related mortgage documents. The Master Servicer may not, however, exercise any such right if such due-on-sale clause, in the reasonable judgment of the Master Servicer, is not enforceable under applicable law or in the interests of the Trust. In such event, the Master Servicer may enter into an assumption and modification agreement with the person to which such property has been or is about to be conveyed, pursuant to which such person will become liable under the related mortgage documents and, unless prohibited by applicable law or such mortgage documents, the related Mortgagor will remain liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor will be released from liability and such person will be substituted as Mortgagor and become liable under the related mortgage documents.

MAINTENANCE OF INSURANCE POLICIES

         Generally, the underwriting requirements of the Originator require mortgagors with Mortgage Loans with certain characteristics (which may change from time to time) to obtain fire and casualty insurance as a condition to approving the related mortgage loan, but the existence and/or maintenance of such fire and casualty insurance is not in all cases monitored by the Master Servicer or the Subservicer. Title insurance is not required on all mortgage loans. The Master Servicer will follow such practices with respect to the Mortgage Loans. Accordingly, if a Mortgaged Property suffers any hazard or casualty losses, or if the Mortgagor thereunder is found not to have clear title to such Mortgaged Property, Offered Noteholders may bear the risk of loss resulting from a default by the related Mortgagor to the extent such losses are not covered by foreclosure or liquidation proceeds on such defaulted Mortgage Loan or by the applicable credit enhancement. To the extent that the related mortgage documents require the Mortgagor under a Mortgage Loan to maintain a fire and hazard insurance policy with extended coverage on the related Mortgaged Property in an amount not less than the least of the full insurable value of such Mortgaged Property, the replacement value of the improvements on such Mortgaged Property or the unpaid Principal Balance of such Mortgage Loan and any senior liens, the Master Servicer will monitor the status of such insurance in varying degrees based upon certain characteristics of the related Mortgage Loans, and will cause such insurance to be maintained on a case-by-case basis. Further, with respect to each property acquired by the Trust by foreclosure or by deed in lieu of foreclosure, the Master Servicer will maintain or cause to be maintained fire and hazard insurance thereon with extended coverage in an amount equal to the full insurable value of the improvements that are a part of such property as determined by the most recent full appraisal on the property securing the related Mortgage Loan. Such insurance on property acquired by foreclosure or deed in lieu of foreclosure may not, however, be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis.

         Any costs incurred by the Master Servicer in maintaining any insurance will not, for the purpose of calculating distributions to the Offered Noteholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan may so permit. No earthquake or other additional insurance other than flood insurance will be, under the Sale and Servicing Agreement, required to be maintained by any Mortgagor or the Master Servicer, other than pursuant to the terms of the related mortgage documents and such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

         The Master Servicer will also be required under the Sale and Servicing Agreement to maintain in force a fidelity bond or policy or policies of insurance covering dishonest acts in the performance of its obligations as master servicer.

         No pool insurance policy, title insurance policy, blanket hazard insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond will be required to be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be insured by any government or government agency.

MASTER SERVICER REPORTS

         The Master Servicer is required to deliver to the Issuer, the Enhancer, the Indenture Trustee and each Rating Agency, not later than March 10 of each year, beginning with 2005, an officer's certificate stating as to each signer thereof that (i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under the Sale and Servicing Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Sale and Servicing Agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         Not later than March 10 of each year, beginning with 2005, the Master Servicer, at its expense, will cause a firm of nationally recognized independent public accountants to furnish a statement to the Issuer, the Enhancer, the Indenture Trustee and each Rating Agency to the effect that, on the basis of an examination of certain documents and records relating to the servicing of mortgage loans then being serviced by the Master Servicer under servicing agreements similar to the Sale and Servicing Agreement, which agreements will be described in a schedule to such statement, such firm is of the opinion that such servicing has been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers and that such examination has disclosed no exceptions or errors relating to the servicing activities of the Master Servicer, including the servicing of the Mortgage Loans, that in the opinion of such firm are material, except for such exceptions as shall be set forth in such statement.

REMOVAL OF THE MASTER SERVICER AND THE SUBSERVICER

         The Indenture Trustee, by notice given in writing to the Master Servicer, may, with the written consent of the Enhancer in the case of the Group I Mortgage Loans and will at the written direction of the Enhancer in the case of the Group I Mortgage Loans, terminate all rights and obligations of the Master Servicer under the Sale and Servicing Agreement, other than the Master Servicer's right to receive servicing compensation and reimbursement of expenses thereunder during any period prior to the date of such termination, upon the occurrence and continuation beyond any applicable cure period of an event described in clause (a) or (b) below. The Enhancer may direct the Master Servicer to remove the current Subservicer of the Group I Mortgage Loans upon the occurrence and continuance beyond any applicable cure period of an event described in clause (c) or (d) below. Each event described below constitutes a "SERVICER DEFAULT":

         (a) any failure by the Master Servicer to deposit into the Collection Account or the Trustee Collection Account any deposit required to be made under the terms of the Sale and Servicing Agreement that continues unremedied for a period of five (5) Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Issuer or the Indenture Trustee, or to the Master Servicer, the Issuer and the Indenture Trustee by the Enhancer if such failure relates to Group I Mortgage Loans; or

         (b) any failure on the part of the Master Servicer to duly observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Sale and Servicing Agreement, which failure materially and adversely affects the interests of any Securityholder or the Enhancer, and which failure continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Issuer or the Indenture Trustee, or to the Master Servicer, the Issuer and the Indenture Trustee by the Enhancer if such failure relates to Group I Mortgage Loans; or

         (c) the delinquency or loss experience of the Group I Mortgage Loans exceeds certain levels specified in the Sale and Servicing Agreement; or

         (d) the Enhancer shall notify the Indenture Trustee of any "event of default" relating to the Master Servicer or the Subservicer under the Insurance Agreement, including (without limitation) any failure by the Master Servicer or the Subservicer to deposit into the Collection Account or the Trustee Collection Account any deposit relating to the Mortgage Loans required to be made under the terms of the Sale and Servicing Agreement that continues unremedied for a period of five (5) Business Days.

         The Master Servicer may not assign the Sale and Servicing Agreement nor resign from the obligations and duties imposed on it thereby except by mutual written consent of the parties thereto and the Enhancer or upon the Master Servicer's determination that its duties thereunder are no longer permissible under applicable law and that such incapacity cannot be cured without the incurrence of unreasonable expense. Any such determination that the Master Servicer's duties under the Sale and Servicing Agreement are no longer permissible under applicable law will be evidenced by a written Opinion of Counsel, who may be counsel for the Master Servicer, to such effect delivered to the Issuer, the Indenture Trustee and the Enhancer. No such resignation will become effective until the Indenture Trustee or a successor, acceptable to the Enhancer, appointed in accordance with the terms of the Sale and Servicing Agreement has assumed the Master Servicer's responsibilities and obligations in accordance with the Sale and Servicing Agreement. The Master Servicer will provide the Issuer, the Indenture Trustee, the Enhancer and each Rating Agency with 30 days prior written notice of its intention to resign.

         Within 90 days of such termination, the Indenture Trustee will be the successor in all respects to the Master Servicer in its capacity as Master Servicer under the Sale and Servicing Agreement and with respect to the transactions set forth therein, and shall be subject to all responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms thereof. As compensation therefor, the Indenture Trustee will be entitled to such compensation as the Master Servicer would have been entitled to under the Sale and Servicing Agreement if there had been no such termination. If the Indenture Trustee is unwilling to act as successor Master Servicer or is legally unable so to act, then it will be required to appoint or petition a court of competent jurisdiction to appoint any established mortgage loan servicing institution having a net worth of not less than $10,000,000 as the successor to the Master Servicer under the Sale and Servicing Agreement with respect to all or any part of the Master Servicer's responsibilities, duties or liabilities thereunder; provided, that any successor Master Servicer with respect to the Group I Mortgage Loans shall be acceptable to the Enhancer, as evidenced by the Enhancer's prior written consent; which consent shall not be unreasonably withheld, and provided further, that no Rating Agency, after prior notice thereto, shall have notified the Indenture Trustee in writing that such appointment would result in a qualification, reduction or withdrawal of its then-current rating of the Offered Notes without taking into account the existence of the Policy. See "-- Servicing Compensation" above.

         Any successor Master Servicer, including the Indenture Trustee, (i) will be bound by the terms of the Insurance Agreement and (ii) will not be deemed to be in default or to have breached its duties under the Sale and Servicing Agreement if the predecessor Master Servicer fails to make any required deposit into the Collection Account or the Trustee Collection Account or otherwise cooperate with any required servicing transfer or succession thereunder.

AMENDMENT

         The Sale and Servicing Agreement provides that, without the consent of the holders of any Note but with the prior consent of the Enhancer, the Sale and Servicing Agreement may be amended from time to time to (i) cure any ambiguity, correct or supplement any provision therein that may be inconsistent with any other provision of the Sale and Servicing Agreement; (ii) add any provision that provides additional rights to the Noteholders or ensure that the Trust is not classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; provided, that (A) (i) such amendment will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of any Noteholder and (ii) an opinion of counsel is delivered to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interest of any Noteholder or (B) to the extent affected thereby, with the consent of the Noteholders evidencing not less than a majority of the Note Balance of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Mortgage Loans or distributions that shall be required to be made for the benefit of the Securityholders or (b) reduce the aforesaid percentage of the Note Balance of the Notes and the percentage interests of the Certificates required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and holders of all outstanding Certificates.

STATEMENTS TO NOTEHOLDERS

         U.S. Bank National Association, as administrator of the trust (the "ADMINISTRATOR") will make available to each Noteholder, each Rating Agency, the Master Servicer, the Depositor and the Enhancer, a statement setting forth certain amounts relating to the Notes for each Payment Date, including, without limitation, the amount of the payment on such Payment Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal balance of each Note as of such Payment Date, and such other information as required by the Sale and Servicing Agreement.

         The Administrator will make such report (and, at its option, any addition files containing the same information in an alternative format) available each month to the Noteholders, each Rating Agency, the Master Servicer, the Depositor and the Enhancer, via the Administrator's internet website. The Administrator's internet website will initially be located at www.usbank.com/abs. Assistance in using the website can be obtained by calling the Administrator's customer service desk at (651) 495-7320. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Administrator will provide timely and adequate notification to all above parties regarding any such changes.

                DESCRIPTION OF THE TRUST AGREEMENT AND INDENTURE

         The following summary describes certain terms of the Trust Agreement and the Indenture. Such summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the respective provisions of the Trust Agreement and the Indenture. See "The Agreements" in the accompanying prospectus.

         The rights of the Enhancer set forth in the Trust Agreement and the Indenture will relate only to the Group I Notes. The rights of the Enhancer with respect to the Group I Notes set forth in the Trust Agreement and the Indenture shall terminate upon the payment in full of the Group I Notes and the payment to the Enhancer of any unpaid amounts owed to it under the Insurance Agreement.

THE TRUST ESTATE

         Simultaneously with the issuance of the Notes, the Issuer will pledge the Trust Estate to the Indenture Trustee as collateral for the Notes. As pledgee of the Mortgage Loans, the Indenture Trustee will be entitled to direct the Issuer in the exercise of all rights and remedies of the Trust against IUB under the Mortgage Loan Sale Agreement and against the Master Servicer under the Sale and Servicing Agreement.

CERTAIN COVENANTS

         The Indenture will provide that the Issuer may not consolidate or merge with or into any other Person, unless:

o the Person (if other than the Issuer) formed by or surviving such consolidation or merger will be a Person organized and existing under the laws of the United States of America or any state, and will expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee and the Enhancer, the due and punctual payment of the principal of and interest on all Notes, and to the Certificate Paying Agent, on behalf of the Noteholders, and the performance or observance of every agreement and covenant of the Indenture on the part of the Issuer to be performed or observed;

o immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

o the Issuer has received the consent of the Enhancer and has been advised that the ratings of the Offered Notes, without regard to the Policy, then in effect would not be qualified, reduced or withdrawn, or to be considered to be below investment grade, by any Rating Agency as a result of such transaction;

o the Issuer, the Enhancer and the Indenture Trustee shall have received an opinion of counsel addressed to the Issuer, the Enhancer and the Indenture Trustee to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or the Enhancer;

o any action necessary to maintain the lien and security interest created by the Indenture shall have been taken; and

o the Issuer shall have delivered to the Indenture Trustee and the Enhancer an officer's certificate and an opinion of counsel addressed to the Indenture Trustee and the Enhancer each stating that such consolidation or merger and such supplemental indenture comply with certain provisions of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with (including any filing required by the Securities Exchange Act of 1934, as amended).

MODIFICATION OF INDENTURE

         The Indenture provides that, without the consent of the holders of any Notes, but with prior notice to the Issuer and the Indenture Trustee and the consent of the Enhancer, when authorized by a request of the Issuer pursuant to the Indenture, at any time and from time to time, may enter into one or more supplemental indentures (which will conform to the provisions of the Trust Indenture Act of 1939, as amended (the "TIA"), as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

o to correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject to the lien of the Indenture additional property;

o to evidence the succession, in compliance with the applicable provisions of the Indenture, of another entity to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained in the Notes or the Indenture;

o to add to the covenants of the Issuer for the benefit of the Noteholders or the Enhancer, or to surrender any right or power conferred upon the Issuer in the Indenture;

o to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

o to cure any ambiguity, to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision in the Indenture or in any supplemental indenture;

o to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture; provided, that such action will not materially and adversely affect the interests of the Noteholders or the Enhancer;

o to evidence and provide for the acceptance of the appointment under the Indenture by a successor trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as will be necessary to facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the Indenture; or

o to modify, eliminate or add to the provisions of the Indenture to such extent as will be necessary to effect the qualification of the Indenture under the TIA or under any similar federal statute enacted after the date of the Indenture and to add to the Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such supplemental indentures will be entered into unless the Indenture Trustee and the Enhancer shall have received an opinion of counsel addressed to the Indenture Trustee and the Enhancer to the effect that entering into such supplemental indenture will not have any material adverse tax consequences to the Noteholders or the Enhancer.

         The Indenture also provides that the Issuer and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to each Rating Agency, with the consent of the Noteholders affected thereby representing not less than a majority of the aggregate Note Balance thereof and with the prior written consent of the Enhancer, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Noteholders thereunder; provided, that no such supplemental indenture may, without the consent of the Noteholders affected thereby:

o change the date of payment of any installment of principal of or interest on any Note, or reduce the principal balance thereof or the interest rate thereon, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor to the payment of any such amount due on the Notes on or after the respective dates such amounts become due;

o reduce the percentage of the Note Balances of the Notes, the consent of the Noteholders of which is required for any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture;

o modify or alter the provisions of the proviso to the definition of the term "Outstanding" in the Indenture or modify or alter the exception in the definition of the term "Holder" therein;

o reduce the percentage of the Note Balances of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust pursuant to the Indenture;

o modify any provision of the amendment provisions of the Indenture except to increase any percentage specified in the Indenture or to provide that certain additional provisions of the Indenture cannot be modified or waived without the consent of the holders of each Note affected thereby;

o modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

o permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Trust or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any property at any time subject thereto or deprive the Holder of any Note or the Enhancer of the security provided by the lien of the Indenture; and provided, further, that such action will not, as evidenced by an opinion of counsel addressed to the Indenture Trustee and the Enhancer, cause the Issuer to be subject to an entity level tax.

CONDITIONS CONSTITUTING AN EVENT OF DEFAULT UNDER THE INDENTURE

         An "EVENT OF DEFAULT" under the Indenture will occur with respect to the Group I Notes or Group II Notes, as applicable, if:

o the full amount of interest due (not including any Interest Carry-Forward Amount) on the related Notes is not paid within five (5) days of the related Payment Date;

o the amount of principal and any Interest Carry-Forward Amount due on the related Notes on a Legal Final Payment Date has not been paid in full;

o a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture, or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% of the aggregate Note Balance of the related Notes then outstanding or, with respect to the Group I Notes, by the Enhancer;

o certain events of bankruptcy, insolvency, receivership or liquidation of the Trust as specified in the Indenture; or

o in the case of the Group I Notes, the occurrence of an event of default under the Insurance Agreement.

         Notwithstanding the above, while the Senior Group II Notes remain outstanding, the failure to pay interest due on the Subordinate Group II Notes will not constitute an Event of Default. While any Class IIM-1 Notes are outstanding, the failure to pay interest due on the Class IIM-2 and Class IIB-1 Notes will not be an Event of Default. While any Class IIM-2 Notes remain outstanding, the failure to pay interest due on the Class IIB-1 Notes will not be an Event of Default.

         Each holder of a Subordinate Group II Note, by accepting its respective interest in the Subordinate Group II Note, will be deemed to have consented to any such delay in payment of interest on such class of Notes and to have waived its right to institute a suit for enforcement of any such payment, in each case in the circumstances and to the extent described above.

RIGHTS UPON EVENT OF DEFAULT

         Upon an Event of Default under the Indenture, either the Indenture Trustee, acting on the direction of the Enhancer (with respect to the Group I Notes only), or the holders of the related Notes representing not less than a majority of the aggregate Note Balance of the Group I Notes or Group II Notes, as applicable, with, in the case of an Event of Default relating to the Group I Notes, the written consent of the Enhancer, may declare all of the related Notes to be immediately due and payable. Any such declaration may, under certain circumstances, be rescinded and annulled by, in the case of an Event of Default relating to the Group I Notes, the Enhancer or the holders of the related Notes representing not less than a majority of the aggregate Note Balance thereof, with, in the case of an Event of Default relating to the Group I Notes, the written consent of the Enhancer. No Noteholder will have the right to institute any proceeding with respect to the Indenture unless (i) such Noteholder shall have previously given written notice to the Indenture Trustee of a continuing Event of Default; (ii) the Noteholders representing not less than 25% of the aggregate Note Balance of the Notes of the related Note Group shall have made written request to the Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder; (iii) such Noteholders shall have offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred by it in complying with such request; (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute such Proceedings; and (v) no direction inconsistent with such written request shall have been given to the Indenture Trustee during such 60-day period by the Noteholders representing not less than a majority of the aggregate Note Balance of the Notes of the related Note Group. See "Description of the Securities -- Priority of Payments on the Group II Notes May Change Upon an Event of Default" in this prospectus supplement and "The Agreements -- Event of Default and Rights in the Case of Events of Default" in the accompanying prospectus for a description of the rights of the Noteholders upon an Event of Default.

         The Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless the Noteholders or the Enhancer have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         Under the TIA, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for the Group I Notes, the Senior Group II Notes, the Class IIM-1 Notes, the Class IIM-2 Notes or the Class IIB-1 Notes if a default occurs under the Indenture. In these circumstances, the indenture will provide for a successor trustee to be appointed for one or all of the Group I Notes, the Senior Group II Notes, the Class IIM-1 Notes, Class IIM-2 Notes and the Class IIB Notes.

         If the Indenture Trustee relating to any class of Notes resigns, its resignation will become effective only after a successor Indenture Trustee for that class of Notes is appointed and the successor accepts the appointment.

VOTING RIGHTS

         The voting rights of the Notes will be allocated to the each class of Notes in accordance with their respective Note Balances.

CONTROL RIGHTS OF THE ENHANCER

         Unless an Enhancer Default occurs and is continuing, the Enhancer will have the right to exercise all rights, including voting rights, which the Group I Noteholders are entitled to exercise under the Indenture and the other transaction documents. In addition, the Enhancer shall have the right to participate in, to direct the enforcement or defense of, and at the Enhancer's sole option, to institute or assume the defense of, any action, proceeding or investigation for any remedy available to the Indenture Trustee with respect to any matter that could adversely affect the Trust or the Trust Estate relating to the Group I Notes or the Group I Mortgage Loans, or the rights or obligations of the Enhancer, under the Indenture and the other transaction documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Depositor or any affiliate thereof. Following written notice to the Indenture Trustee, the Enhancer shall have the exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the Trust or the Trust Estate relating to the Group I Notes or the Group I Mortgage Loans. The Enhancer shall be entitled to reimbursement for all costs and expenses incurred in connection with such action, proceeding or investigation, including (without limitation) reasonable attorney's fees and any judgment or settlement entered into affecting the Enhancer or the Enhancer's interests.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE ISSUER

         Neither the Indenture Trustee nor any director, officer or employee of the Indenture Trustee will be under any liability to the Issuer or the Noteholders for taking any action or for refraining from the taking of any action in good faith pursuant to the Indenture, or for errors in judgment; provided, that none of the Indenture Trustee or any director, officer or employee thereof will be protected against any liability that would otherwise be imposed on it by reason of its willful malfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent thereof will be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture, other than any loss, liability or expense incurred by reason of its willful malfeasance, bad faith or negligence in the performance of its duties under the Indenture, or by reason of its reckless disregard of its obligations and duties under the Indenture. All persons into which the Indenture Trustee may be merged or with which it may be consolidated, or any person resulting from such merger or consolidation, will be the successor to the Indenture Trustee under the Indenture.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The determination of whether any class of notes are debt for U.S. federal income tax purposes must be made based on the application of the relevant law to the facts and circumstances existing at the time the notes are considered issued for federal income tax purposes. In the opinion of McKee Nelson LLP, for federal income tax purposes, the Offered Notes will be characterized as indebtedness and neither the Issuer nor any portion of the Issuer, as created pursuant to the terms and conditions of the Trust Agreement, will be characterized as an association (or publicly traded partnership within the meaning of section 7704 of the Internal Revenue Code of

1986, as amended, the "CODE") taxable as a corporation or as a taxable mortgage pool within the meaning of section 7701(i) of the Code.

         For information reporting purposes, all stated interest on the Offered Notes will be assumed to be qualified stated interest for purposes of the Treasury regulations relating to original issue discount ("OID"). See "Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in the accompanying prospectus. Assuming that all interest payable on the Offered Notes constitutes qualified stated interest, the Offered Notes will not be treated as having been issued with OID for information reporting purposes. Because a portion of the interest payable on the Offered Notes may be deferred (and the deferral of interest may not constitute an Event of Default), it is possible that some or all of such interest may not be treated as qualified stated interest. If such interest is not qualified stated interest, the related Offered Note might be treated as having been originally issued with OID (or treated as having been re-issued with OID as of the date of the deferral). Prospective investors should consult their own tax advisors regarding whether they might be required to report income with respect to the Offered Notes as OID.

         The Offered Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code and will not be treated as "real estate assets" under
Section 856(c)(4)(A) of the Code. In addition, interest on the Offered Notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Offered Notes also will not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

         Prospective investors in the Offered Notes should see "Material Federal Income Tax Consequences" and "State and Other Tax Consequences" in the accompanying prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Offered Notes.

                              ERISA CONSIDERATIONS

         Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Offered Notes on behalf of or with Plan assets of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the prohibited transaction provisions of ERISA and the Code to the proposed investment. See "ERISA Considerations" in the accompanying prospectus.

         Each purchaser of an Offered Note, by its acceptance of such Offered Note, shall be deemed to have represented either (i) that it is not, and is not purchasing the Offered Note with assets of, an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA or Section 4975 of the Code or a governmental plan or church plan that is subject to applicable federal, state or local law similar to the foregoing provisions of ERISA and/or the Code or (ii) that a class or individual exemption under Section 406 of ERISA or Section 4975 of the Code is applicable to the acquisition and holding of the Offered Note by such purchaser or the acquisition and holding of the Offered Note by such purchaser does not constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or other applicable federal, state or local law, for which no statutory, regulatory or administrative exemption is available. See "ERISA Considerations" in the accompanying prospectus.

         Insurance companies contemplating the investment of general account assets in the Offered Notes should consult with their legal advisors with respect to the applicability of section 401(c) of ERISA, as described under "ERISA Considerations" in the accompanying prospectus.

         The Offered Notes should not be purchased with the assets of a Plan if the Originator, the Underwriters, Depositor, the Master Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan, unless such purchase is covered by an applicable prohibited transaction exemption or is otherwise permissible under ERISA.

         The sale of any of the Offered Notes to a Plan is in no respect a representation by the Issuer or the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan that the requirements of any otherwise applicable prohibited transaction exemption have been satisfied, or that such an investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

         The Offered Notes will NOT constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the Offered Notes. No representation is made herein as to whether the Offered Notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Offered Notes as legal investments for such purchasers prior to investing in Offered Notes.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an Underwriting Agreement, dated July 29, 2004 (the "UNDERWRITING AGREEMENT"), between Credit Suisse First Boston LLC, as representative of Credit Suisse First Boston LLC and Bear, Stearns & Co. Inc. as underwriters (the "UNDERWRITERS"), and the Depositor, the Underwriters have agreed to purchase and the Depositor has agreed to sell, severally but not jointly, the following principal balance of Offered Notes set forth opposite their names below.

                                                         PRINCIPAL BALANCE OF:
                                             CLASS IA-1       CLASS IIA-1       CLASS IIM-1
                  UNDERWRITER                   NOTES            NOTES             NOTES
                  -----------                   -----            -----             -----
Credit Suisse First Boston LLC..........    $146,027,000      $42,266,000       $ 5,345,000
Bear, Stearns & Co. Inc.................    $146,027,000      $42,266,000       $ 5,345,000
                                            ------------      -----------       -----------
         Total..........................    $292,054,000      $84,532,000       $10,690,000
                                            ============      ===========       ===========


                                                     PRINCIPAL BALANCE OF:
                                                CLASS IIM-2         CLASS IIB-1
                  UNDERWRITER                      NOTES               NOTES
                  -----------                      -----               -----
Credit Suisse First Boston LLC..........        $3,892,000           $3,150,500
Bear, Stearns & Co. Inc.................        $3,892,000           $3,150,500
                                                ----------           ----------
         Total..........................        $7,784,000           $6,301,000
                                                ==========           ==========

         One of the Underwriters is an affiliate of the Depositor. It is expected that delivery of the Offered Notes will be made only in book-entry form through DTC, Clearstream, Luxembourg and Euroclear as discussed herein, on or about August 6, 2004, against payment therefor in immediately available funds.

         The Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Offered Notes described above is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the SEC.

         The distribution of the Offered Notes described above by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Notes described above, before deducting expenses payable by the Depositor, will be approximately 99.70% of the aggregate initial Note Balance of the Offered Notes described above. The Underwriters may effect such transactions by selling the Offered Notes described above to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters for whom they act as agent. In connection with the sale of its Offered Notes described above, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of its Offered Notes may be deemed to be Underwriters and any profit on the resale of the Offered Notes described above, positioned by them may be deemed to be underwriting discounts and commissions under the 1933 Act.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Depositor, against certain civil liabilities under the 1933 Act, or contribute to payments required to be made in respect thereof.

         There is currently no secondary market for the Offered Notes and no assurances are made that such a market will develop. The Underwriters intend to establish a market in the Offered Notes, but is not obligated to do so. Any such market, even if established, may or may not continue.

                                     EXPERTS

         The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2003 and December 31, 2002 and for each of the years in the three-year period ended December 31, 2003, are incorporated by reference in this prospectus supplement and in the registration statement, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference into this prospectus supplement, and upon the authority of that firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2003, in Ambac Assurance Corporation's methods of accounting for variable interest entities and stock-based compensation.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Offered Notes will be passed upon for Irwin Union Bank and Trust Company and Irwin Home Equity Corporation by McKee Nelson LLP, New York, New York, and by Gary Iorfido, Esq. and for the Depositor and the Underwriters by Dewey Ballantine LLP, New York, New York.

                                     RATINGS

         It is a condition to issuance that the Offered Notes have the ratings set forth under "Summary -- Terms of the Offered Notes" above in this prospectus supplement. The Depositor has not requested a rating on the Offered Notes by any rating agency other than the rating agencies listed under "Summary -- Terms of the Offered Notes" above in this prospectus supplement (the "RATING AGENCIES"). However, there can be no assurance as to whether any other rating agency will rate the Offered Notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Offered Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Notes under "Summary -- Terms of the Offered Notes" above in this prospectus supplement. A securities rating addresses the likelihood of the receipt by holders of Offered Notes of distributions on the Mortgage Loans to which they are entitled. The rating takes into consideration the structural and legal aspects associated with the Offered Notes. The ratings on the Offered Notes do not, however, constitute statements regarding the possibility that Holders might realize a lower than anticipated yield. The ratings also do not address the likelihood of the payment of any Interest Carry-Forward Amounts. The rating of the Class IA-1 Notes will depend primarily on the financial strength of the Enhancer. Any reduction in the financial strength of the Enhancer would likely result in a reduction in the rating of the Class IA-1 Notes. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

Account Balance.............................................................S-27
Additional Charges..........................................................S-27
Administrator...............................................................S-89
Aggregate Balance Differential..............................................S-62
Amortization Event..........................................................S-62
Applied Loss Amount.........................................................S-60
Appraised Value.............................................................S-27
Balance Differential........................................................S-62
Book-Entry Notes............................................................S-53
Business Day..........................................................S-55, S-69
Cede........................................................................S-53
Certificate Distribution Account............................................S-85
Certificates................................................................S-24
Citibank...................................................................A-I-1
Class IIB -1 Optimal Principal Balance......................................S-63
Class IIM-1 Optimal Principal Balance.......................................S-63
Class IIM-2 Optimal Principal Balance.......................................S-63
Closing Date................................................................S-24
Code........................................................................S-94
Collection Account..........................................................S-84
Collection Period...........................................................S-63
Combined Loan-to-Value Ratio................................................S-27
CPR.........................................................................S-73
Custodian...................................................................S-82
Cut-Off Date................................................................S-63
Deferred Amount.............................................................S-64
Deficiency Amount...........................................................S-70
Definitive Note.............................................................S-53
Depositor...................................................................S-24
Determination Date..........................................................S-85
Draw Period.................................................................S-26
Due for Payment.............................................................S-70
Enhancer Default............................................................S-64
ERISA.......................................................................S-94
European Depositaries.......................................................S-53
Event of Default............................................................S-91
Excess Spread...............................................................S-64
Excluded Amount.............................................................S-64
Final Payment Date..........................................................S-70
Finance Charge..............................................................S-27
Financial Intermediary......................................................S-53
First Loans.................................................................S-24
Global Securities..........................................................A-I-1
governing instrument........................................................S-50
Gross Margin................................................................S-26
Group I Mortgage Loans......................................................S-24
Group I Noteholders.........................................................S-64
Group I Notes...............................................................S-24
Group I Variable Funding Notes..............................................S-24
Group II Mortgage Loans.....................................................S-25
Group II Mortgage Loans.....................................................S-24
Group II Notes..............................................................S-24
HEL 100.....................................................................S-24
HEL 125.....................................................................S-24
HELOC 100...................................................................S-24
HELOC 125...................................................................S-24
HELOCs......................................................................S-24
HELs........................................................................S-24
HOEPA.......................................................................S-28
IFC.........................................................................S-46
IHE.........................................................................S-25
Indenture...................................................................S-24
Initial Group I Mortgage Loans..............................................S-25
Initial HELOCs..............................................................S-24
Initial Mortgage Loans......................................................S-24
Insurance Agreement.........................................................S-64
Insured Amounts.............................................................S-70
Insured Payments............................................................S-70
Interest Adjustment Date....................................................S-27
Interest Carry-Forward Amount...............................................S-55
Interest Collections........................................................S-64
Interest Period.............................................................S-55
Issuer......................................................................S-24
IUB.........................................................................S-46
Late Payment Rate...........................................................S-70
Legal Final Payment Date....................................................S-61
LIBOR Business Day..........................................................S-56
Lifetime Rate Caps..........................................................S-26
Lifetime Rate Floors........................................................S-26
Liquidated Mortgage Loan....................................................S-64
Liquidation Loss Amount.....................................................S-64
Liquidation Loss Distribution Amount........................................S-65
Liquidation Proceeds........................................................S-65
Loan Agreement..............................................................S-25
Loan Group..................................................................S-24
Loan Group I................................................................S-24
Loan Group II...............................................................S-24
Loss and Delinquency Tests..................................................S-57
Managed Amortization Period.................................................S-65
Master Servicing Fee........................................................S-84
Master Servicing Fee Rate...................................................S-84
Maximum Variable Funding Balance............................................S-53
MERS........................................................................S-27
Monthly Payment.............................................................S-26
Moody's.....................................................................S-45
Morgan.....................................................................A-I-1
Mortgage File...............................................................S-82
Mortgage Interest Rate......................................................S-27
Mortgage Loan Sale Agreement................................................S-65
Mortgage Loans..............................................................S-24
Mortgage Note...............................................................S-25
Mortgaged Properties........................................................S-25
Mortgages...................................................................S-25
Mortgagor...................................................................S-27

Net WAC Rate................................................................S-55
Nonpayment..................................................................S-70
Non-U.S. Person............................................................A-I-4
Note Balance................................................................S-65
Note Group..................................................................S-65
Note Payment Account........................................................S-85
Note Rate...................................................................S-55
Noteholders.................................................................S-65
Notes.......................................................................S-24
Notice......................................................................S-70
Offered Note Balance........................................................S-65
Offered Note Owners.........................................................S-53
Offered Noteholders.........................................................S-65
Offered Notes...............................................................S-24
Overcollateralization Amount................................................S-65
Overcollateralization Deficit Amount........................................S-65
Overcollateralization Increase Amount.......................................S-66
Overcollateralization Release Amount........................................S-66
Overcollateralization Target Amount.........................................S-66
Paying Agent................................................................S-61
Payment Date................................................................S-55
Policy......................................................................S-66
Preference Amount...........................................................S-70
Pre-Funded Amount...........................................................S-45
Pre-Funding Account.........................................................S-45
Pre-Funding Period..........................................................S-45
Prepayment Assumption.......................................................S-73
Principal Balance...........................................................S-66
Principal Collection Distribution Amount....................................S-67
Principal Collections.......................................................S-67
Qualified Substitute Mortgage Loan..........................................S-83
Rating Agencies.............................................................S-96
Real estate owned...........................................................S-47
Recoveries..................................................................S-67
Reference Bank Rate.........................................................S-56
Reimbursement Amount........................................................S-70
Relevant Depositary.........................................................S-53
Relief Act Shortfalls.......................................................S-70
REO Loan....................................................................S-67
Repayment Period............................................................S-26
Rules.......................................................................S-53
S&P.........................................................................S-45
Sale and Servicing Agreement................................................S-81
SEC.........................................................................S-51
Securities..................................................................S-24
Securityholders.............................................................S-67
Senior Enhancement Percentage...............................................S-67
Senior Group II Notes.......................................................S-24
Senior Group II Optimal Principal Balance...................................S-67
Servicer Default............................................................S-87
Statistical Calculation Date................................................S-24
Step-Down Date..............................................................S-68
Step-Up Date.................................................................S-3
Subordinate Group II Notes..................................................S-24
Subsequent Mortgage Loans...................................................S-24
Subsequent Transfer Date....................................................S-45
Subservicer.................................................................S-46
Substitution Adjustment.....................................................S-83
Telerate Page 3750..........................................................S-56
TIA.........................................................................S-90
Trust.......................................................................S-24
Trust Agreement.............................................................S-24
Trust Estate................................................................S-50
Trustee Collection Account..................................................S-85
U.S. Person................................................................A-I-3
Underwriters................................................................S-95
Underwriting Agreement......................................................S-95
Variable Funding Balance....................................................S-68
Weighted average life.......................................................S-73

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Credit Suisse First Boston Mortgage Acceptance Corp., Home Equity Loan-Backed Notes, Series 2004-1 (the "GLOBAL SECURITIES") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream, Luxembourg and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Offered Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

         Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC (other than through accounts at Euroclear or Clearstream, Luxembourg) will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Global Securities will be credited to the securities custody accounts of Clearstream, Luxembourg and Euroclear holders on the business day following the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants (other than Morgan Guaranty Trust Company of New York ("MORGAN") and Citibank, N.A. ("CITIBANK") as depositories for Euroclear and Clearstream, Luxembourg, respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

                                     A-I-1

         Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Transferor and Clearstream, Luxembourg or Euroclear Participants. When Global Securities are to be transferred from the account of a Participant (other than Morgan and Citibank as depositories for Euroclear and Clearstream, Luxembourg, respectively) to the account of a Clearstream, Luxembourg customer or a Euroclear Participant, the purchaser must send instructions to Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will then be made by Morgan or Citibank, as the case may be, to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg customers' or Euroclear Participant's accounts. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their account one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg customers or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

         Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for crediting Global Securities to Morgan or Citibank for the benefit of Clearstream, Luxembourg customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two Participants.

         Trading between Clearstream, Luxembourg or Euroclear Transferor and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Morgan or Citibank, to another Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct Morgan or Citibank, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. The payment will then be reflected in the account of Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream, Luxembourg customer or Euroclear Participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in

                                     A-I-2
the Clearstream, Luxembourg customers' or Euroclear Participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither "10-percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code
Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Securities, the owner generally must receive a properly completed Form W-8BEN or other form or statement describing status for U.S. withholding tax purposes from the owner's partners or other beneficial owners of the income with respect to the Securities and may be required to provide such forms or statements, and certain additional information, to the person through whom the owner holds the Securities.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States). Such non-U.S. Persons will be subject to U.S. tax at the normal graduated rates in respect of income on the Global Securities and, in the case of a corporation, possibly also "branch profits" tax.

         Exemption for U.S. Persons (Form W-9). U.S. Persons (as defined below) can obtain a complete exemption form the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). If Form W-8BEN contains a taxpayer identification number, then the form generally remains effective as long as the information on the form remains unchanged. If Form W-8BEN does not contain a taxpayer identification number, then the form will expire, and cease to be effective, not later than the end of the third calendar year following the year in which the Form W-8BEN is signed. Form W-8ECI generally remains effective until the end of the third calendar year following the calendar year in which the Form W-8ECI is signed. The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity (treated as a corporation or a partnership for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, future Treasury regulations provide otherwise), (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income, or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the previous sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date,

                                     A-I-3
that elect to continue to be treated as United States persons will also be U.S. Persons. The term "NON-U.S. PERSON" means any person who is not a U.S. Person.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.







                                     A-I-4

PROSPECTUS

MORTGAGE PASS-THROUGH CERTIFICATES MORTGAGE-BACKED NOTES


CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.
Depositor


---------------------    THE DEPOSITOR MAY PERIODICALLY ESTABLISH TRUSTS TO
                         ISSUE SECURITIES IN SERIES BACKED BY MORTGAGE
You should carefully     COLLATERAL.
consider the Risk
Factors beginning on     EACH TRUST WILL CONSIST PRIMARILY OF:
Page 5 in this
prospectus.              o    One or more pools of senior or junior mortgage
                              loans, which may include closed-end loans and/or
THIS PROSPECTUS               revolving credit loans, secured by residential
TOGETHER WITH THE             properties, loans secured by manufactured homes,
ACCOMPANYING                  or participation interests in those loans.
PROSPECTUS
SUPPLEMENT WILL          o    Agency mortgage-backed securities.
CONSTITUTE THE FULL
PROSPECTUS.              o    Private mortgage-backed securities.

---------------------
                         THE SECURITIES IN A SERIES:

                         o Will consist of certificates representing interests in, or notes secured by, a trust and will be paid only from the assets of that trust.

                         o May include multiple classes of securities with differing payment terms and priorities.

                         o    Will have the benefit of credit enhancement.

The securities may be offered to the public through several different methods. Credit Suisse First Boston LLC, an affiliate of Credit Suisse First Boston Mortgage Acceptance Corp., may act as agent or underwriter in connection with the sale of those securities. This prospectus and the accompanying prospectus supplement may be used by Credit Suisse First Boston LLC in secondary market transactions in connection with the offer and sale of any securities. Credit Suisse First Boston LLC may act as principal or agent in those transactions and those sales will be made at prevailing market prices or otherwise.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 August 3, 2004

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that provide progressively more detail:

o this prospectus, which provides general information, some of which may not apply to your series of securities; and

o the accompanying prospectus supplement, which describes the specific terms of your series of securities.

If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

You can find a listing of definitions for capitalized terms used in this prospectus under the caption "Glossary" in this prospectus.

                TABLE OF CONTENTS

                                              Page
                                              ----
RISK FACTORS..........................           5
DESCRIPTION OF THE SECURITIES.........           9
    General...........................           9
    Distributions on the Securities...           9
    Categories of Classes of
      Securities......................          11
    Funding Account...................          13
    Optional Termination..............          13
    Book-entry Registration...........          13
EXCHANGEABLE SECURITIES...............          14
    General...........................          14
    Exchanges.........................          15
    Procedures........................          16
YIELD, PREPAYMENT AND MATURITY
  CONSIDERATIONS......................          16
    Payment Delays....................          16
    Principal Prepayments.............          17
    Timing of Reduction of Principal
      Balance.........................          17
    Interest or Principal Only
      Securities......................          17
    Funding Account...................          17
    Final Scheduled Distribution
      Date............................          17
    Prepayments and Weighted Average
      Life............................          18
    Other Factors Affecting Weighted
      Average Life....................          18
THE TRUST FUNDS.......................          21
    Private Mortgage-Backed
      Securities......................          22
    The Agency Securities.............          24
    The Mortgage Loans................          25
    The Manufactured Home Loans.......          32
    Collection Account and Payment
      Account.........................          33
    Other Funds or Accounts...........          34
LOAN UNDERWRITING PROCEDURES AND
  STANDARDS...........................          35
    Underwriting Standards............          35
    Loss Experience...................          37
    Representations and Warrants......          37
SERVICING OF LOANS....................          39
    General...........................          39
    Collection Procedures; Escrow
      Accounts........................          40
    Deposits to and Withdrawals from
      the Collection..................          40
    Servicing Accounts................          42
    Buy-down Loans, GPM Loans and
      Other Subsidized Loans..........          42
    Advances..........................          43
    Maintenance of Insurance Policies
      and Other Servicing
      Procedures......................          43
    Presentation of Claims;
      Realization on Defaulted
      Loans...........................          46
    Enforcement of Due-on-sale
      Clauses.........................          47
    Servicing Compensation and Payment
      of Expenses.....................          47
    Evidence as to Compliance.........          48
    Matters Regarding the Master
      Servicer and the Depositor......          48
CREDIT SUPPORT........................          49
    General...........................          49
    Subordinate Securities;
      Subordination Reserve Fund......          50
    Overcollateralization.............          51
    Cross-Support Features............          51
    Insurance.........................          52
    Letter of Credit..................          52
    Financial Guarantee Insurance.....          52
    Reserve Funds.....................          53
DESCRIPTION OF MORTGAGE AND OTHER
  INSURANCE...........................          54
    Mortgage Insurance on the Loans...          54
    Hazard Insurance on the Loans.....          57
    Bankruptcy Bond...................          58
    Repurchase Bond...................          59
THE AGREEMENTS........................          59
    Assignment of Mortgage Assets.....          59
    Repurchase and Substitution of
      Loans...........................          62
    Reports to Securityholders........          63
    Investment of Funds...............          64
    Event of Default and Rights in the
      Case of Events of Default.......          65
    The Owner Trustee.................          67
    The Trustee.......................          67
    Duties of the Trustee.............          67
    Resignation of Trustee............          68
    Payment Account...................          68
    Expense Reserve Fund..............          69
    Amendment of Agreements...........          69
    Voting Rights.....................          70
    REMIC Administrator...............          70
    Termination.......................          70
LEGAL ASPECTS OF LOANS................          71
    Cooperative Loans.................          71
    Tax Aspects of Cooperative
      Ownership.......................          73
    Foreclosure on Mortgage Loans.....          73
    Realizing on Cooperative Loan
      Security........................          75
    Rights of Redemption..............          76
    Anti-deficiency Legislation and
      Other Limitations on Lenders....          77
    Leasehold Considerations..........          79
    Servicemembers Civil Relief Act...          79
    Junior Mortgages; Rights of Senior
      Mortgagees......................          80
    Due-on-sale Clauses in Mortgage
      Loans...........................          81

                                              Page
                                              ----
    Enforceability of Prepayment and
      Late Payment Fees...............          82
    Equitable Limitations on
      Remedies........................          82
    Applicability of Usury Laws.......          83
    Adjustable Interest Rate Loans....          83
    Environmental Legislation.........          83
    Forfeitures in Drug and RICO
      Proceedings.....................          84
    Negative Amortization Loans.......          84
MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES........................          85
    General...........................          85
    REMICs............................          85
    Classification of REMICs..........          85
    Characterization of Investments in
      REMIC Certificates..............          86
    Tiered REMIC Structures...........          86
    Taxation of Owners of REMIC
      Regular Certificates............          87
    Taxation of Owners of REMIC
      Residual Certificates...........          92
    Notes.............................         102
STATE AND OTHER TAX CONSEQUENCES......         103
ERISA CONSIDERATIONS..................         103
LEGAL INVESTMENT......................         109
LEGAL MATTERS.........................         111
THE DEPOSITOR.........................         111
USE OF PROCEEDS.......................         111
PLAN OF DISTRIBUTION..................         112
GLOSSARY..............................         113

                                  RISK FACTORS

    THE PROSPECTUS AND RELATED PROSPECTUS SUPPLEMENT WILL DESCRIBE THE MATERIAL RISK FACTORS RELATED TO YOUR SECURITIES. THE SECURITIES OFFERED UNDER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT ARE COMPLEX SECURITIES. YOU SHOULD POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT IN THE CONTEXT OF YOUR FINANCIAL SITUATION AND TOLERANCE FOR RISK.


THERE IS NO SOURCE OF PAYMENTS FOR    When you buy a security, you will not own
YOUR SECURITIES OTHER THAN PAYMENTS   an interest in or a debt obligation of
ON THE MORTGAGE LOANS IN THE TRUST    Credit Suisse First Boston Mortgage
AND ANY CREDIT ENHANCEMENT.           Acceptance Corp., the master servicer or
                                      any of their affiliates. You will own an interest in the trust in the case of a series of certificates, or you will be entitled to proceeds from the trust established in the case of a series of notes. Your payments come only from assets in the trust. Therefore, the mortgagors' payments on the mortgage loans included in the trust (and any credit enhancements) will be the sole source of payments to you. If those amounts are insufficient to make required payments of interest or principal to you, there is no other source of payments. Moreover, no governmental agency either guarantees or insures payments on the securities or any of the mortgage loans, except as otherwise described in the related prospectus supplement.

YOU BEAR THE RISK OF MORTGAGOR        Because your securities are backed by the
DEFAULTS; SOME KINDS OF MORTGAGE      mortgage loans, your investment may be
LOANS MAY BE ESPECIALLY PRONE TO      affected by a decline in real estate
DEFAULTS.                             values and changes in each individual
                                      mortgagor's financial conditions. You
                                      should be aware that the value of the
                                      mortgaged properties may decline. If the outstanding balance of a mortgage loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and losses. To the extent your securities are not covered by credit enhancements, you will bear all of the risks resulting from defaults by mortgagors. In addition, several types of mortgage loans which have higher than average rates of default or loss may be included in the trust that issues your certificate or note. The following types of loans may be included:

                                      o  mortgage loans that are subject to
                                         "negative amortization". The principal
                                         balances of these loans may be
                                         increased to amounts greater than the
                                         value of the underlying property. This
                                         increases the likelihood of default;

                                      o  mortgage loans that do not fully
                                         amortize over their terms to maturity
                                         which are sometimes referred to as
                                         "balloon loans" and some revolving
                                         credit loans that do not significantly
                                         amortize prior to maturity. Balloon
                                         loans and revolving credit loans
                                         involve a greater degree of risk
                                         because the ability of a mortgagor to
                                         make the final payment on these types
                                         of mortgage loans typically depends on
                                         the ability to refinance the loan or
                                         sell the related mortgaged property;

                                      In addition, due to the unpredictable
                                      nature of principal payments for revolving credit loans, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent the principal payments on certain revolving credit loans are being reinvested on Draws on other revolving credit loans in the pool, principal distributions on your securities may be further reduced;

                                      o  adjustable rate mortgage loans and
                                         other mortgage loans that provide for
                                         escalating or variable payments by the
                                         mortgagor. The mortgagor may have
                                         qualified for those loans based on an
                                         income level sufficient to make the
                                         initial payments only. As the payments
                                         increase, the likelihood of default
                                         will increase;

                                      o  loans secured by second or more junior
                                         liens. The cost of foreclosure on these
                                         loans compared to the potential
                                         foreclosure proceeds, after repaying
                                         all senior liens, may cause these loans
                                         to be effectively unsecured; and

                                      o  mortgage loans that are concentrated in
                                         one or more regions, states or zip code
                                         areas of the United States. Those
                                         geographic units may experience weak
                                         economic conditions and housing
                                         markets. This may cause higher rates of
                                         loss and delinquency. See "The Mortgage
                                         Pool" in the prospectus supplement to
                                         see if any of these or other types of
                                         special risk loans are included in the
                                         mortgage pool applicable to your
                                         securities.

CREDIT ENHANCEMENTS MAY BE LIMITED    This prospectus supplement related to your
OR REDUCED AND THIS MAY CAUSE YOUR    securities may specify that credit
SECURITIES TO BEAR MORE RISK OF       enhancements will provide some protection
MORTGAGOR DEFAULTS.                   to cover various losses on the underlying
                                      mortgage loans. The forms of credit
                                      enhancement include (but are not limited to) the following: subordination of one or more classes of securities to other classes of securities in the same series evidencing beneficial ownership in the same pool of collateral or different pools; having assets in the trust with a greater amount of aggregate principal balance than the aggregate principal balance of the securities in a series; an insurance policy on a particular class of securities; a letter of credit; a mortgage pool insurance policy; a reserve fund; or any combination of the above. See "Credit
                                      Support" in this prospectus. See also
                                      "Credit Enhancement" in the prospectus
                                      supplement in order to see what forms of credit enhancements apply to your securities.

                                      Regardless of the form of credit
                                      enhancement, an investor should be aware that:

                                      o  The amount of coverage is usually
                                         limited;

                                      o  The amount of coverage will usually be
                                         reduced over time according to a
                                         schedule or formula;

                                      o  The particular forms of credit
                                         enhancement may provide coverage only
                                         to some types of losses on the mortgage
                                         loans, and not to other types of
                                         losses;

                                      o  The particular forms of credit
                                         enhancement may provide coverage only
                                         to some certificates or notes and not
                                         other securities of the same series;
                                         and

                                      o  If the applicable rating agencies
                                         believe that the rating on the
                                         securities will not be adversely
                                         affected, some types of credit
                                         enhancement may be reduced or
                                         terminated.

THE RATINGS OF YOUR SECURITIES        Any class of securities issued under this
MAY BE LOWERED OR WITHDRAWN, AND      prospectus and the accompanying prospectus
DO NOT TAKE INTO ACCOUNT RISKS        supplement will be rated in one of the
OTHER THAN CREDIT RISKS WHICH         four highest rating categories of at least
YOU WILL BEAR.                        one nationally recognized rating agency. A
                                      rating is based on the adequacy of the
                                      value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

                                      A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating, entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                      o  a decrease in the adequacy of the value
                                         of the trust assets or any related
                                         credit enhancement, an adverse change
                                         in the financial or other condition of
                                         a credit enhancement provider, or

                                      o  a change in the rating of the credit
                                         enhancement provider's long-term debt.

                                      The amount, type, and nature of credit
                                      enhancement established for a class of
                                      securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based on an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis on which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any a particular pool of mortgage loans.

YOUR YIELD MAY BE REDUCED DUE TO      The master servicer or another entity
THE OPTIONAL REDEMPTION OF THE        specified in the related prospectus
SECURITIES OR THE OPTIONS             supplement may elect to repurchase
REPURCHASE OF UNDERLYING MORTGAGE     repurchase all of the assets of the trust
LOANS.                                if the aggregate outstanding principal
                                      balance of those assets is less than a
                                      percentage of their initial outstanding
                                      principal amount specified in the
                                      prospectus supplement. This kind of event will subject the trust related to your securities to early retirement and would affect the average life and yield of each class of securities in those series. See
                                      "Yield, Prepayment and Maturity

                                      Considerations" in this prospectus and in the accompanying prospectus supplement.

THE YIELD, MARKET PRICE, RATING       A trust may include one or more financial
AND LIQUIDITY OF YOUR SECURITIES      instruments including interest rate or
MAY BE REDUCED IF THE PROVIDER        other swap agreements and interest rate
OF ANY FINANCIAL INSTRUMENT           cap or floor agreements. These financial
DEFAULTS OR IS DOWNGRADED.            instruments provide protection against
                                      some types of risks or provide specific
                                      cashflow characteristics for one or more classes of a series. The protection or benefit to be provided by any specific financial instrument will be dependent on, among other things, the credit strength of the provider of that financial instrument.
                                      If that provider were to be unable or
                                      unwilling to perform its obligations under the financial instrument, the securityholders of the applicable class or classes would bear that credit risk. This could cause a material adverse effect on the yield to maturity, the rating or the market price and liquidity for that class.
                                      For example, suppose a financial
                                      instrument is designed to cover the risk that the interest rates on the mortgage assets that adjust based on one index will be less than the interest rate payable on the securities based on another index. If that financial instrument does not perform, then the investors will bear basis risk, or the risk that their yield will be reduced if the first index declines relative to the second. Even if the provider of a financial instrument performs its obligations under that financial instrument, a withdrawal or reduction in a credit rating assigned to that provider may adversely affect the rating or the market price and liquidity of the applicable class or classes of securities.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     The securities will be issued in one or more series. Each series of certificates will be issued under separate pooling and servicing agreements among the depositor, the master servicer and the trustee for the related series identified in the related prospectus supplement. Each series of notes will be issued under separate indentures between the related issuer and the trustee for the related series identified in the related prospectus supplement. The trust for each series of notes will be created under an owner trust agreement between the depositor and the owner trustee. The following summaries describe provisions common to each series. The summaries do not purport to be complete, but together with the related prospectus supplement they describe the material provisions of the agreements relating to each series.

     Each series will consist of one or more classes of securities, one or more of which may consist of accrual securities, floating rate securities, interest only securities or principal only securities. A series may also include one or more classes of subordinate securities. A class of subordinate securities will be offered by this prospectus and by the related prospectus supplement, as specified, only if rated by a rating agency in at least its fourth highest applicable rating category. If stated in the related prospectus supplement, the mortgage assets in a trust may be divided into multiple groups of individual mortgage assets, or asset groups, which share similar characteristics. These mortgage assets are aggregated into separate groups and the securities of each separate class will evidence beneficial ownership of, or be secured by, each corresponding asset group.

     The securities for each series will be issued in fully registered form, in the minimum original principal amount, notional amount or percentage interest specified in the related prospectus supplement. The transfer of the securities may be registered, and the securities may be exchanged, without the payment of any service charge payable in connection with the registration of transfer or exchange. However, the trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of securities. If stated in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.


DISTRIBUTIONS ON THE SECURITIES

     Commencing on the date specified in the related prospectus supplement, distributions of principal and interest on the securities will be made on each distribution date to the extent of the Available Distribution Amount as described in the related prospectus supplement.

     Distributions of interest on securities which receive interest will be made periodically at the intervals and at the security interest rate specified or, for floating rate securities, determined in the manner described in the related prospectus supplement. Interest on the securities will be calculated as described in the related prospectus supplement.

     Distributions of principal of and interest on securities of a series will be made by check mailed to securityholders of that series registered on the close of business on the record date specified in the related prospectus supplement at their addresses appearing on the security register. However, distributions may be made by wire transfer in the circumstances described in the related prospectus supplement, and the final distribution in retirement of a security will be made only on presentation and surrender of that security at the corporate trust office of the trustee for that series or another office of the trustee as specified in the prospectus supplement. If specified in the related prospectus supplement, the securities of a series or some classes of a series may be available only in book-entry form. See "Book-Entry Registration" in this prospectus.

     For information regarding reports to be furnished to securityholders concerning a distribution, see "The Agreements -- Reports to Securityholders."

     Single Class Series. For a series other than a multiple class series, distributions on the securities on each distribution date will, in most cases, be allocated to each security entitled to those distributions on the basis of the undivided percentage interest evidenced by that security in the trust or on the basis of their outstanding principal amounts or notional amounts. If the mortgage assets for a series have adjustable or variable interest or pass-through rates, then the security interest rate of the related securities may also vary, due to changes in those rates and due to prepayments on loans comprising or underlying the related mortgage assets. If the mortgage assets for a series have fixed interest or pass-through rates, then the security interest rate on the related securities may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the mortgage assets. If the mortgage assets have lifetime or periodic adjustment caps on their respective pass-through rates, then the security interest rate on the related securities may also reflect those caps.

     Multiple Class Series. Each security of a multiple class series will have a principal amount or a notional amount and a specified security interest rate, which may be zero. Interest distributions on a multiple class series will be made on each security entitled to an interest distribution on each distribution date at the security interest rate specified. For floating rate securities, interest distributions will be determined as described in the related prospectus supplement, to the extent funds are available in the Payment Account, subject to any subordination of the rights of any subordinate securities to receive current distributions. See "Subordinate Securities" and "Credit Support" in this prospectus.

     Interest on all securities of a multiple class series currently entitled to receive interest will be distributed on the distribution date specified in the related prospectus supplement, to the extent funds are available in the Payment Account, subject to any subordination of the rights of any subordinate class to receive current distributions. See "Subordinate Securities" and "Credit Support" in this prospectus. Distributions of interest on a class of accrual securities will commence only after the related Accrual Termination Date. On each distribution date prior to and including the Accrual Termination Date, interest on the class of accrual securities will accrue and the amount of interest accrued on that distribution date will be added to the principal balance of that class on the related distribution date. On each distribution date after the Accrual Termination Date, interest distributions will be made on classes of accrual securities on the basis of the current principal balance of that class.

     The securities of a multiple class series may include one or more classes of floating rate securities. The security interest rate of a floating rate security will be a variable or adjustable rate, subject to a maximum floating rate, a minimum floating rate, or both. For each class of floating rate securities, the related prospectus supplement will describe the initial floating rate or the method of determining it, the interest accrual period, and the formula, index, or other method by which the floating rate will be determined.

     A series may include one or more classes of interest only securities, principal only securities, or both. Payments received from the mortgage assets will be allocated on the basis of the interest of each class in the principal component of the distributions, the interest component of the distributions, or both. Those distributions will be further allocated on a pro rata basis among the securities within each class.

     In the case of a multiple class series, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to any of those determinations for each class of securities shall be as described in the related prospectus supplement. A multiple class series may contain two or more classes of securities as to which distributions of principal or interest or both on any class may be made on the occurrence of specified events, in accordance with a schedule or formula, including planned amortization classes and targeted amortization classes, or on the basis of collections from designated portions of the trust.

     Subordinate Securities. One or more classes of a series may consist of subordinate securities. Subordinate securities may be included in a series to provide credit support as described in this prospectus under "Credit Support" in lieu of or in addition to other forms of credit support. The extent of subordination of a class of subordinate securities may be limited as described in the related prospectus supplement. See "Credit Support." If the mortgage assets are divided into separate asset groups with separate classes of securities, credit support may be provided by a cross-support feature which requires that distributions be made to senior securities evidencing beneficial ownership of one asset group prior to making distributions on subordinate securities evidencing a beneficial ownership interest in another asset group within the trust. Subordinate securities will not be offered by this prospectus or by the related prospectus supplement unless they are rated in one of the four highest rating categories by at least one rating agency. As to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuer, will be subordinate to the related notes.

CATEGORIES OF CLASSES OF SECURITIES

     In general, classes of pass-through securities fall into different categories. The following chart identifies and describes some typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.


                                                    DESCRIPTION
CATEGORIES OF CLASSES                             PRINCIPAL TYPES
----------------------------------  --------------------------------------------

Accretion directed................  A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying mortgage assets or other assets of the trust fund for the related series.

Component securities..............  A class consisting of "components." The components of a class of component
                                    securities may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Notional amount securities........  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned principal class or PACs...  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying mortgage assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories, for example, primary planned principal classes, secondary planned principal classes and so forth, having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of the series.

Scheduled principal class.........  A class that is designed to receive principal payments using a predetermined principal balance but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying mortgage assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential pay....................  Classes that receive principal payments in a prescribed sequence, that do not have
                                    predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip.............................  A class that receives a constant proportion, or "strip," of the principal payments on the underlying mortgage assets or other assets of the trust fund.

                                                     DESCRIPTION
CATEGORIES OF CLASSES                               PRINCIPAL TYPES
----------------------------------  --------------------------------------------
Support class (also sometimes
  referred to as "companion
  classes").......................  A class that receives principal payments on any distribution date only if scheduled
                                    payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Targeted principal class or TACs..  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying mortgage assets.

                                                     DESCRIPTION
                                                   INTEREST TYPES
                                    --------------------------------------------
Lockout...........................  A senior class that does not receive principal payments for a specific period of time.

Fixed rate........................  A class with an interest rate that is fixed throughout the life of the class.

Floating rate.....................  A class with an interest rate that resets periodically based on a designated index and that varies directly with changes in the index.

Inverse floating rate.............  A class with an interest rate that resets periodically based on a designated index that varies inversely with changes in the index.

Variable rate.....................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments, for example, the mortgage rates borne by the underlying mortgage loans.

Interest only.....................  A class that receives some or all of the interest payments made on the underlying mortgage assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal only....................  A class that does not bear interest and is entitled to receive only distributions of principal.

Partial accrual...................  A class that accretes a portion of the amount of accrued interest on it, which
                                    amount will be added to the principal
                                    balance of the class on each applicable
                                    distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual...........................  A class that accretes the amount of accrued interest otherwise distributable on the
                                    class, which amount will be added as
                                    principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

FUNDING ACCOUNT

     The related agreement may provide for the transfer by the seller of additional loans to the related trust after the closing date. The additional loans will be required to conform to the requirements described in the related prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a Funding Account. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the loans of principal will be deposited in that account to be released as additional loans are transferred. In most cases, all amounts deposited in a Funding Account will be required to be invested in eligible investments, as described under "The Agreements -- Investment of Funds" in this prospectus. The amount held in those eligible investments shall at no time exceed 25% of the aggregate outstanding principal balance of the securities. The related agreement or other agreement providing for the transfer of additional loans will provide that all those transfers must be made within 3 months after the closing date. Amounts set aside to fund those transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner described in that prospectus supplement. A Funding Account can affect the application of the requirements under ERISA. See "ERISA Considerations."

OPTIONAL TERMINATION

     The master servicer or another entity designated in the related prospectus supplement may have the option to cause an early termination of a trust. This would be effected by repurchasing all of the mortgage assets from that trust on or after a date specified in the related prospectus supplement, or on or after that time as the aggregate outstanding principal amount of the mortgage assets is less than their initial aggregate principal amount times a percentage, not greater than 25%, stated in the related prospectus supplement. The repurchase price will be at least equal to the entire unpaid principal balance, plus accrued and unpaid interest, of the securities that are the subject of that optional termination. In the case of a trust for which a REMIC election or elections have been made, the trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the REMIC status of the REMIC or REMICs, and that the optional termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. See "The Agreements -- Termination."

     In addition to the optional repurchase of the property in the related trust, a holder of the Call Class may have the right, solely at its discretion, to terminate the related trust and by that termination effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or other entity specified in the related prospectus supplement become exercisable. The Call Class will not be offered under the prospectus supplement. That call will be of the entire trust at one time; multiple calls as to any series of certificates will not be permitted. In the case of a call, the holders of the certificates will be paid a price equal to the Call Price. To exercise the call, the Call Class certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the Call Class certificateholder, the final payment to the certificateholders will be made on surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

     In the event of an optional termination as described in the preceding two paragraphs, the trust and the securityholders will have no continuing liability as sellers of assets of the trust fund.

BOOK-ENTRY REGISTRATION

     The securities may be issued in book-entry form in the minimum denominations specified in the prospectus supplement and integral multiples of those minimum denominations. Each class will be represented by a single security registered in the name of the nominee of the Depository Trust Company, or DTC, a limited-purpose trust company organized under the laws of the State of New York. In most cases, a securityowner will be entitled to receive a security issued in fully registered, certificated form, or definitive security, representing that person's interest in the securities only if the book-entry system for the securities is discontinued, as described in the fifth paragraph below. Unless and until definitive securities are issued, it is anticipated that the only securityholder of the securities will be Cede & Co., as nominee of DTC. Securityowners will not be registered securityholders or registered holders under the related agreement. Securityowners will only be permitted to exercise the rights of securityholders indirectly through DTC participants. For each series of certificates or notes, securityowners and securityholders will be referred to as certificate owners and certificateholders or noteowners and noteholders, respectively.

     DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants, entities that clear through or maintain a custodial relationship with a participant.

     Securityowners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities may do so only though participants and indirect participants. Because DTC can only act on behalf of participants and indirect participants, the ability of a securityowner to pledge that owner's security to persons or entities that do not participate in the DTC system, or otherwise take actions relating to that security, may be limited. In addition, under a book-entry format, securityowners may experience some delay in their receipt of principal and interest distributions on the securities since those distributions will be forwarded to DTC and DTC will then forward those distributions to its participants which in turn will forward them to indirect participants or securityowners.

     Under DTC rules, DTC participants may make book-entry transfers among participants through DTC facilities for the securities. DTC, as registered holder, is required to receive and transmit principal and interest distributions and distributions on the securities. Participants and indirect participants with which securityowners have accounts for securities similarly are required to make book-entry transfers and receive and transmit those distributions on behalf of their respective securityowners. Accordingly, although securityowners will not possess certificates or notes, the DTC rules provide a mechanism by which securityowners will receive distributions and will be able to transfer their interests.

     The depositor understands that DTC will take any action permitted to be taken by a securityholder under the related agreement only at the direction of one or more participants to whose account with DTC the securities are credited. Additionally, the depositor understands that DTC will take those actions for holders of a specified interest in the certificates or notes or holders having a specified voting interest only at the direction of and on behalf of participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions as to other holders of securities to the extent that those actions are taken on behalf of participants whose holdings represent that specified interest or voting interest.

     DTC may discontinue providing its services as securities depository for the securities at any time by giving reasonable notice to the depositor or the trustee. Under those circumstances, in the event that a successor securities depository is not obtained, definitive securities will be printed and delivered. In addition, the depositor may, with the consent of the participants, elect to discontinue use of the book-entry system through DTC. In that event, too, definitive securities will be printed and delivered.


                             EXCHANGEABLE SECURITIES

GENERAL

     As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

     If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

     Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

EXCHANGES

     If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

     o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities -- for purposes of this condition, an interest only class will have a principal balance of zero;

     o the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

     o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

     There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

     o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

     o An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

     o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

     These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

     o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities the receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

     o A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

     A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

PROCEDURES

     The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

     If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

     The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.


                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

PAYMENT DELAYS

     For any series, a period of time will elapse between receipt of payments or distributions on the mortgage assets and the distribution date on which those payments or distributions are passed through to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The related prospectus supplement may describe an example of the timing of receipts and the distribution of those receipts to securityholders.

PRINCIPAL PREPAYMENTS

     For a series for which the mortgage assets consist of loans or participation interests in those loans, when a loan prepays in full, the borrower will in most cases be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the securities, thus effectively reducing the yield that would be obtained if interest continued to accrue on the loan until the date on which the principal prepayment was scheduled to be paid. To the extent specified in the related prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the master servicer or servicer for those prepaid loans. See "Servicing of Loans -- Advances."

TIMING OF REDUCTION OF PRINCIPAL BALANCE

     A multiple class series may provide that, for purposes of calculating interest distributions, the principal amount of the securities is deemed reduced as of a date prior to the distribution date on which principal on those securities is actually distributed. Consequently, the amount of interest accrued during any Interest Accrual Period will be less than the amount that would have accrued on the actual principal balance of the security outstanding. The effect of those provisions is to produce a lower yield on the securities than would be obtained if interest were to accrue on the securities on the actual unpaid principal amount of those securities to each distribution date. The related prospectus supplement will specify the time at which the principal amounts of the securities are determined or are deemed to reduce for purposes of calculating interest distributions on securities of a multiple class series.

INTEREST OR PRINCIPAL ONLY SECURITIES

     A lower rate of principal prepayments, net of any portion reinvested in Draws, than anticipated will negatively affect the yield to investors in principal only securities, and a higher rate of principal prepayments, net of any portion reinvested in Draws, than anticipated will negatively affect the yield to investors in interest only securities. The prospectus supplement for a series including those securities will include a table showing the effect of various levels of prepayment on yields on those securities. The tables will be intended to illustrate the sensitivity of yields to various prepayment rates and will not be intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

FUNDING ACCOUNT

     If the applicable agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional loans to the related trust, as described under "Description of the Securities -- Funding Account" in this prospectus, and the trust is unable to acquire those additional loans within any applicable time limit, the amounts set aside for that purpose may be applied as principal payments on one or more classes of securities of that series. See "Risk Factors -- Yield, Prepayment and Maturity."

FINAL SCHEDULED DISTRIBUTION DATE

     The final scheduled distribution date of each class of any series other than a multiple class series will be the distribution date following the latest stated maturity of any mortgage asset in the related trust. The final scheduled distribution date of each class of any multiple class series, if specified in the related prospectus supplement, will be the date, calculated on the basis of the assumptions applicable to the related series, on which the aggregate principal balance of that class will be reduced to zero. Since prepayments on the loans underlying or comprising the mortgage assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual maturity of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of that security will be repaid to the investor. The weighted average life of the securities of a series will be influenced by the rate at which principal on the loans comprising or underlying the mortgage assets for those securities is paid, which may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include those prepayments made in whole or in part, and liquidations due to default.

     The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly in recent years. In most cases, however, if prevailing mortgage market interest rates fall significantly below the interest rates on the loans comprising or underlying the mortgage assets for a series, those loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those loans. In this regard, it should be noted that the loans comprising or underlying the mortgage assets of a series may have different interest rates, and the stated pass-through or interest rate of some of the mortgage assets or the security interest rate on the securities may be a number of percentage points less than interest rates on those loans. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans comprising or underlying the mortgage assets. If any loans comprising or underlying the mortgage assets for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more class of the series may be fully paid prior to its final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than assumed.

     Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month after that month until the thirtieth month. Beginning in the thirtieth month and in each month after that month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum.

     Neither CPR or SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the loans underlying or comprising the mortgage assets. Thus, it is likely that prepayment of any loans comprising or underlying the mortgage assets for any series will not conform to any level of CPR or SPA.

     The prospectus supplement for each multiple class series may describe the prepayment standard or model used to prepare the illustrative tables showing the weighted average life of each class of that series under a given set of prepayment assumptions. The related prospectus supplement may also describe the percentage of the initial principal balance of each class of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the loans comprising or underlying the related mortgage assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in that prospectus supplement. The tables and assumptions are intended to illustrate the sensitivity of weighted average life of the securities to various prepayment rates. They will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the securities or prepayment rates of the loans comprising or underlying, the related mortgage assets.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     Type of Loan. Some types of loans may experience a rate of principal prepayments which is different from the principal prepayment rate for conventional fixed rate loans or from other adjustable rate loans. These include:

     o    revolving credit loans,

     o    Additional Collateral Loans,

     o    ARM loans,

     o    Balloon Loans,

     o    Bi-Weekly Loans,

     o    GEM Loans,

     o    GPM Loans, or

     o    Buy-Down Loans.

     In the case of negatively amortizing ARM loans, if interest rates rise without a simultaneous increase in the related scheduled payment, deferred interest and negative amortization may result. However, borrowers may pay amounts in addition to their scheduled payments in order to avoid that negative amortization and to increase tax deductible interest payments. To the extent that any of those mortgage loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of that mortgage loan and a smaller portion of the scheduled payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of those loans will increase. During a period of declining interest rates, the portion of each scheduled payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related loan, resulting in accelerated amortization of that negatively amortizing ARM loan. This acceleration in amortization of the principal balance of any negatively amortizing ARM loan will shorten the weighted average life of that mortgage loan. The application of partial prepayments to reduce the outstanding principal balance of a negatively amortizing ARM loan will tend to reduce the weighted average life of the mortgage loan and will adversely affect the yield to holders who purchased their securities at a premium, if any, and holders of an interest only class.

     If the loans comprising or underlying the mortgage assets for a series include ARM loans that permit the borrower to convert to a long-term fixed interest rate loan if specified in the related prospectus supplement, some entity may be obligated to repurchase any loan so converted. This conversion and repurchase would reduce the average weighted life of the securities of the related series.

     Some of the revolving credit loans are not expected to significantly amortize during the related Repayment Period. As a result, a borrower will, in most cases, be required to pay a substantial principal amount at the maturity of the revolving credit loan. Because of the payment terms of Balloon Loans, there is a risk that those mortgage loans and revolving credit loans and Additional Collateral Loans that require substantial principal payments at maturity may default at maturity, or that the maturity of those mortgage loans may be extended in connection with a workout. Based on the amortization schedule of those mortgage loans, such payment is expected to be the entire or a substantial amount of the original principal balance. Payment of a substantial principal amount at maturity will usually depend on the mortgagor's ability to obtain refinancing of those mortgage loans, to sell the mortgaged property prior to the maturity of that loan or to otherwise have sufficient funds to make that final payment. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation:

     o    real estate values,

     o    the mortgagor's financial situation,

     o    prevailing mortgage market interest rates,

     o    the mortgagor's equity in the related mortgaged property,

     o    tax laws, and

     o    prevailing general economic conditions.

     In most cases, none of the depositor, the master servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

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


     A GEM Loan provides for scheduled annual increases in the borrower's scheduled payment. Because the additional portion of the scheduled payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

     Revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter terms may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former terms, because of the relative ease of making new Draws. Furthermore, revolving credit loans may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with rates subject to substantially higher maximum rates than typically apply to revolving credit loans may experience rates of default and liquidation substantially higher than those that have been experienced on other revolving credit loan pools.

     For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. As a result of the payment terms of the revolving credit loans or of the mortgage note provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the related prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

     For revolving credit loans, due to the unpredictable nature of principal payments, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent these principal payments are being reinvested on Draws on other revolving credit loans in the pool, principal payments will be further reduced.

     The prepayment experience for manufactured home loans will, in most cases, not correspond to the prepayment experience on other types of housing loans.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the loans which are foreclosed in relation to the number of loans which are repaid in accordance with their terms will affect the weighted average life of the loans and that of the related series of securities. Servicing decisions made relating to the loans, including the use of payment plans prior to a demand for acceleration and the restructuring of loans in bankruptcy proceedings, may also have an impact on the payment patterns of particular loans. In particular, the return to holders of securities who purchased their securities at a premium, if any, and the yield on an interest only class may be adversely affected by servicing policies and decisions relating to foreclosures.

     Due on Sale Clauses. The acceleration of prepayment as a result of various transfers of the mortgaged property securing a loan is another factor affecting prepayment rates. Most types of mortgage loans may include "due-on-sale" clauses. In most cases, the servicer of loans constituting or underlying the mortgage assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any applicable "due-on-sale" clause in the manner it enforces those clauses on other similar loans in its portfolio. FHA loans and VA loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the mortgaged property is usually sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

     Optional Termination. The entity specified in the related prospectus supplement may cause an early termination of the related trust by its repurchase of the remaining mortgage assets in that trust. See "Description of the Securities -- Optional Termination."

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

                                 THE TRUST FUNDS

     The trust for each series will be held by the trustee for the benefit of the related securityholders. Each trust will consist of:

     o    the mortgage assets;

     o amounts held from time to time in the Collection Account and the Payment Account established for that series;

     o    mortgaged property;

     o    the credit line agreements related to any revolving credit loans;

     o any reserve fund for that series, if specified in the related prospectus supplement;

     o    the subservicing agreements, if any, relating to loans in the trust;

     o any primary mortgage insurance policies relating to loans in the trust;

     o any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the series;

     o eligible investment of funds held in any Eligible Account of the trust, or any guaranteed investment contract for the investment of those funds; and

     o any other instrument or agreement relating to the trust and described in the related prospectus supplement, which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association.

Some of the items listed above may be held outside of the trust. The value of any guaranteed investment contract held by a trust will not exceed 10% of the total assets of the trust.

     Any Retained Interests which are received on a private mortgage-backed security or loan comprising the mortgage assets for a series will not be included in the trust for that series. Instead, that Retained Interest will be retained by or payable to the originator, servicer or seller of that private mortgage-backed security or loan, free and clear of the interest of securityholders under the related agreement.

     Mortgage assets in the trust for a series may consist of any combination of the following to the extent and as specified in the related prospectus supplement:

     o    private mortgage-backed securities;

     o mortgage loans or participation interests in those mortgage loans and manufactured home loans or participation interests in those manufactured home loans; or

     o    Agency Securities.

Unless otherwise indicated, references to the term "mortgage loans" or "loans" includes closed-end loans and revolving credit loans. In connection with a series of securities backed by revolving credit loans, if the related prospectus supplement indicates that the pool consists of specified balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

     As of the closing date, no more than 5% of the loans or securities, as applicable, relative to the aggregate asset pool balance, will deviate from the characteristics of the loans or securities as described in the prospectus supplement. Loans which comprise the mortgage assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions from the seller. Some of the loans may have been originated by an affiliate of the depositor. Participation interests in loans may be purchased by the depositor, or an affiliate, under a participation agreement. See "The Agreements -- Assignment of Mortgage Assets."

     Any mortgage securities underlying any certificates will (i) either (a) have been previously registered under the Securities Act, or (b) will be eligible for sale under Rule 144(k) under the Securities Act, and (ii) will be acquired in secondary market transactions from persons other than the issuer or its affiliates. Alternatively, if the mortgage securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the mortgage securities will be registered under the Securities Act at the same time as the certificates.

     Each trust will be established under either a pooling and servicing agreement, or an owner trust agreement, that limits the activities of the trust to those necessary or incidental to the securities. Each trust will issue only one series of securities, and will not be authorized to incur other obligations. As a result of the limited purpose and activities of each trust, the possibility that any trust will be involved in a bankruptcy proceeding is remote. At the time that each series of securities is issued, the issuer will deliver an opinion of counsel, acceptable to the rating agencies rating the series, addressing the effect on the trust of the bankruptcy of the depositor, or of the transferor of the trust's assets to the depositor. That opinion will state that in the event of that bankruptcy, the assets of the trust would not be treated as property of the depositor or the transferor and therefore would not be subject to an automatic stay in those bankruptcy proceedings.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private mortgage-backed securities may consist of:

     o mortgage pass-through certificates, evidencing an undivided interest in a pool of loans;

     o    collateralized mortgage obligations secured by loans; or

     o pass-through certificates representing beneficial interests in Agency Securities.

Private mortgage-backed securities will have been issued under a private mortgage-backed securities agreement, or PMBS agreement. The seller/servicer of the underlying loans will have entered into the PMBS agreement with the private mortgage-backed securities trustee, or PMBS trustee. The PMBS trustee or its agent, or a custodian, will possess the loans underlying that private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more subservicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the private mortgage-backed securities, approved by HUD as a FHA mortgagee.

     The private mortgage-backed securities issuer, or PMBS issuer, will be a financial institution or other entity engaged in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts, and selling beneficial interests in those trusts. In some cases, the PMBS issuer may be the depositor or an affiliate of the depositor. The obligations of the PMBS issuer will, in most cases, be limited to various representations and warranties relating to the assets conveyed by it to the related trust. In most cases, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS agreement. Additionally, although the loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

     Underlying Loans. The loans underlying the private mortgage-backed securities may consist of:

     o    revolving credit loans,

     o    fixed rate, level payment, fully amortizing loans,

     o    Additional Collateral Loans,

     o    GEM Loans,

     o    GPM Loans,

     o    Balloon Loans,

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


     o    Buy-Down Loans,

     o    Bi-Weekly Loans,

     o    ARM loans, or

     o    loans having other special payment features.

Loans may be secured by single family property which is property consisting of one- to four-family attached or detached residential housing including Cooperative Dwellings, manufactured homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. The following criteria apply to most loans:

     o no loan will have had a Loan-to-Value Ratio, or LTV ratio, at origination in excess of 125%;

     o each loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

     o no loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS agreement;

     o each loan, other than a Cooperative Loan, will be required to be covered by a standard hazard insurance policy which may be a blanket policy; and

     o each loan, other than a Cooperative Loan or a loan secured by a manufactured home or a junior lien, will be covered by a title insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS agreement, overcollateralization, letters of credit, insurance policies or other types of credit support may be provided for the loans underlying the private mortgage-backed securities or for the private mortgage-backed securities themselves. The type, characteristics and amount of credit support, if any, will be a function of various characteristics of the loans and other factors and will have been established for the private mortgage-backed securities on the basis of requirements of the rating agencies which initially assigned a rating to the private mortgage-backed securities.

     Additional Information. The prospectus supplement for a series for which the trust includes private mortgage-backed securities will specify:

     o the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust;

     o various characteristics of the loans which comprise the underlying assets for the private mortgage-backed securities including:

          o the payment features of those loans, i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features;

          o the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity;

          o    the servicing fee or range of servicing fees for the loans;

          o the minimum and maximum stated maturities of the underlying loans at origination;

     o the maximum original term-to-stated maturity of the private mortgage-backed securities;

     o the weighted average term-to-stated maturity of the private mortgage-backed securities;

     o the note interest rate, pass-through or certificate rate or ranges of those rates for the private mortgage-backed securities;

     o the weighted average note interest rate, pass-through or certificate rate of the private mortgage-backed securities;

     o the PMBS issuer, the PMBS servicer, if other than the PMBS issuer, and the PMBS trustee for those private mortgage-backed securities;

     o various characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

     o the terms on which the underlying loans for those private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

     o the terms on which loans may be substituted for those originally underlying the private mortgage-backed securities.


THE AGENCY SECURITIES

     All of the Agency Securities will be registered in the name of the trustee or its nominee or, in the case of Agency Securities issued only in book-entry form, a financial intermediary, which may be the trustee, that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Agency Security will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions on those loans. All of the Agency Securities in a trust will be issued or guaranteed by the United States or a United States government-sponsored agency.

     The descriptions of GNMA, Freddie Mac and Fannie Mae Certificates that are presented in the remaining paragraphs of this subsection are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest on those loans. GNMA, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of those issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described under "The Mortgage Loans" in this prospectus. The terms of any of those certificates to be included in a trust and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any of those certificates that are actually included in a trust.

     GNMA. The Government National Mortgage Association, or GNMA, is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development, or HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, or the Housing Act, authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages either:

     o insured by the Federal Housing Administration, or the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or

     o partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under that guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable GNMA to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding GNMA and GNMA certificates.

     GNMA Certificates. In most cases, each GNMA certificate relating to a series, which may be a "GNMA I Certificate" or a "GNMA II Certificate" as referred to by GNMA, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA, except for any stripped mortgage-backed securities guaranteed by GNMA or any REMIC securities issued by GNMA. The characteristics of any GNMA certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

     Freddie Mac. The Federal Home Loan Mortgage Corporation, or Freddie Mac, is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the FHLMC Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in those mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet various standards presented in the FHLMC Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of that quality and type as to meet most of the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information regarding Freddie Mac and Freddie Mac certificates. Neither the United States nor any agency of the United States is obligated to finance Freddie Mae's operations or to assist Freddie Mac in any other manner.

     Freddie Mac Certificates. In most cases, each Freddie Mac certificate relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except for any stripped mortgage-backed securities issued by Freddie Mac. That pool will consist of mortgage loans:

     o substantially all of which are secured by one- to four-family residential properties or

     o if specified in the related prospectus supplement, are secured by five or more family residential properties.

     The characteristics of any Freddie Mac certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

     Fannie Mae. The Federal National Mortgage Association, or Fannie Mae, is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss. 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, replenishing their funds for additional lending. See "Additional Information" for the availability of further information regarding Fannie Mae and Fannie Mae certificates. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency of the United States is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

     Fannie Mae Certificates. In most cases, each Fannie Mae certificate relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except for any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae certificates will consist of:

     o    fixed, variable or adjustable rate conventional mortgage loans or

     o    fixed-rate FHA loans or VA loans.

     Those mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

THE MORTGAGE LOANS

     The trust for a series may consist of senior or junior mortgage loans, which may include closed-end loans and/or revolving credit loans or certain balances forming a part of the revolving credit loans or participation interests in those mortgage loans. The mortgage loans may have been originated by mortgage lenders which are Fannie Mae- or Freddie Mac-approved seller/servicers or by their wholly-owned subsidiaries, and, in the case of FHA loans, approved by HUD as an FHA mortgagee. Some of the mortgage loans may have been originated by an affiliate of the depositor. The mortgage loans may include FHA loans which are fixed rate housing loans secured by the FHA, or VA loans which are housing loans partially guaranteed by the Department of Veteran Affairs, or the VA, or conventional loans which are not insured or guaranteed by the FHA or the VA. The mortgage loans:

     o may have fixed interest rates or adjustable interest rates and may provide for fixed level payments, or may be:

     o    revolving credit loans,

     o    Additional Collateral Loans,

     o    GPM Loans,

     o    GEM Loans,

     o    Balloon Loans,

     o    Buy-Down Loans,

     o    Bi-Weekly Loans, or

     o mortgage loans with other payment characteristics as described under "The Mortgage Loans" in this prospectus or in the related prospectus supplement.

ARM loans may have a feature which permits the borrower to convert the rate on those ARM loans to a long-term fixed rate. The mortgage loans may be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or a junior lien on mortgaged property. The mortgage loans may also include Cooperative Loans evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings. The mortgage loans may also include condominium loans secured by a mortgage on a condominium unit together with that condominium unit's appurtenant interest in the common elements.

     The mortgaged properties may include single family property including:

     o    detached individual dwellings,

     o    cooperative dwellings,

     o    individual condominiums,

     o    townhouses,

     o    duplexes,

     o    row houses,

     o    individual units in planned unit developments and

     o    other attached dwelling units.

Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower. The fee interest in any leased land will be subject to the lien securing the related mortgage loan. Attached dwellings may include owner-occupied structures where each borrower owns the land on which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is in most cases subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land.

     Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by that tenant-stockholder. See "Legal Aspects of Loans."

     If stated in the related prospectus supplement, some of the mortgage pools may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

     o first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to real estate taxes,

     o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and

     o fourth, any other sums due and owing to the holder of the senior liens.

The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if those proceeds are sufficient, before the trust as holder of the junior lien receives any payments on the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at that sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that those proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities bear the risk of delay in distributions while a deficiency judgment against the borrower is obtained and the risk of loss if the deficiency judgment is not collected. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     Liquidation expenses for defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the master servicer took the same steps in realizing on a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the mortgage loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a mortgage loan than would be the case in a typical pool of first priority mortgage loans.

     If specified in the related prospectus supplement, a trust will contain Additional Collateral Loans. In most cases, the security agreements and other similar security instruments related to the Additional Collateral for the loans in a trust will, in the case of Additional Collateral consisting of personal property, create first liens on that personal property, and, in the case of Additional Collateral consisting of real estate, create first or junior liens on that Additional Collateral. Additional Collateral, or the liens on that Additional Collateral in favor of the related Additional Collateral Loans, may be greater or less in value than the principal balances of those Additional Collateral Loans, the appraised values of the underlying mortgaged properties or the differences, if any, between those principal balances and those appraised values.

     The requirements that Additional Collateral be maintained may be terminated in the case of the reduction of the LTV Ratios or principal balances of the related Additional Collateral Loans to pre-determined amounts. In most cases, appraised value means:

     o For mortgaged property securing a single family property, the lesser of:

          o the appraised value determined in an appraisal obtained at origination of the related mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in that subsequent appraisal, and

          o the sales price for the related mortgaged property, except in circumstances in which there has been a subsequent appraisal;

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


     o For refinanced, modified or converted mortgaged property, the lesser of:

          o the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion, and

          o the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements; and

     o For mortgaged property securing a manufactured home loan, the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums.

Additional Collateral, including any related third-party guarantees, may be provided either in addition to or in lieu of primary mortgage insurance policies for the Additional Collateral Loans in a trust, as specified in the related prospectus supplement. Guarantees supporting Additional Collateral Loans may be guarantees of payment or guarantees of collectability and may be full guarantees or limited guarantees. If a trust includes Additional Collateral Loans, the related prospectus supplement will specify the nature and extent of those Additional Collateral Loans and of the related Additional Collateral. If specified in that prospectus supplement, the trustee, on behalf of the related securityholders, will have only the right to receive various proceeds from the disposition of that Additional Collateral consisting of personal property and the liens on that personal property will not be assigned to the trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Additional Collateral for any of the Additional Collateral Loans. See "Legal Aspects of Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

     The percentage of mortgage loans which are owner-occupied will be disclosed in the related prospectus supplement. In most cases, the sole basis for a representation that a given percentage of the mortgage loans are secured by single family property that is owner-occupied will be either:

     o the making of a representation by the mortgagor at origination of the mortgage loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

     o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.

     To the extent specified in the related prospectus supplement, the mortgaged properties may include non-owner occupied investment properties and vacation and second homes. Mortgage loans secured by investment properties may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the loans to the extent specified in the related prospectus supplement.

     The characteristics of the mortgage loans comprising or underlying the mortgage assets for a series may vary to the extent that credit support is provided in levels satisfactory to the rating agency which assigns a rating to a series of securities. In most cases, the following selection criteria shall apply for the mortgage loans comprising the mortgage assets:

     o no mortgage loan will have had a LTV ratio at origination in excess of 125%;

     o each mortgage loan must have an original term to maturity of not less than 10 years and not more than 40 years;

     o no mortgage loan may be included which, as of the cut-off date, is more than 30 days delinquent as to payment of principal or interest; and

     o no mortgage loan, other than a Cooperative Loan, may be included unless a title insurance policy and a standard hazard insurance policy, which may be a blanket policy, is in effect for the mortgaged property securing that mortgage loan.

     Each mortgage loan will be selected by the depositor for inclusion in a trust from among those purchased by the depositor, either directly or through its affiliates, from a seller or sellers. The related prospectus supplement will specify the extent of mortgage loans so acquired. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a trust but were not selected for inclusion in that trust.

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


     The mortgage loans to be included in a trust will, in most cases, be acquired by the depositor under a Designated Seller Transaction. Those securities may be sold in whole or in part to seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Plan of Distribution." The related prospectus supplement for a trust composed of mortgage loans acquired by the depositor under a Designated Seller Transaction will in most cases include information, provided by the related seller, about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans. Neither the depositor nor any of its affiliates, other than the seller, if applicable, will make any representation or warranty as to that mortgage loan, or any representation as to the accuracy or completeness of that information provided by the seller and no assurances are made as to that seller's financial strength, stability or wherewithal to honor its repurchase obligations for breaches of representations and warranties or otherwise honor its obligations.

     The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. In most cases, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, a cooperative and the related borrower on a Cooperative Note do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to that borrower's Cooperative Dwelling or that cooperative's building could significantly reduce the value of the collateral securing that Cooperative Note.

     The initial LTV ratio of any mortgage loan represents the ratio of the principal amount of the mortgage loan at origination, plus in the case of a mortgage loan secured by a junior lien, the principal amount of the related senior lien, to the appraised value of that mortgaged property.

     In most cases, for Buy-Down Loans, during the Buy-Down Period when the borrower is not obligated to pay the full scheduled payment otherwise due on that loan, each of the Buy-Down Loans will provide for scheduled payments based on the Buy-Down Mortgage Rate that will not have been more than 3% below the mortgage rate at origination, and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%. The Buy-Down Period will not exceed three years. The Buy-Down Amounts that may be contributed by the servicer of the related Buy-Down Loan is limited to 6% of the appraised value of the related mortgaged property. This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor. The borrower under each Buy-Down Loan will have been qualified at a mortgage rate which is not more than 3% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buy-Down Loan is dependent on the ability of the borrower to make larger scheduled payments after the Buy-Down Amounts have been depleted and, for some Buy-Down Loans, while those Buy-Down Amounts are being depleted.

     In most cases, the Bi-Weekly Loans will consist of fixed-rate, bi-weekly payment, conventional, fully-amortizing mortgage loans payable on every other Friday during the term of that loan and secured by first mortgages on one-to four-family residential properties.

     In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. The prospectus supplement will disclose whether a portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or another party specified in the related prospectus supplement will be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the securities unless the prospectus supplement discloses that those charges will be available for payment. However, some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of eligible mortgage loans, preempting any contrary state law prohibitions, some states do not recognize the preemptive authority of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

     In most cases, adjustable rate mortgage loans, or ARM loans, will provide for a fixed initial mortgage rate for either the first six or twelve scheduled payments. After that period, the mortgage rate is subject to periodic adjustment based, subject to the applicable limitations, on changes in the relevant index described in the applicable prospectus supplement, to a rate equal to the index plus the gross margin, which is a fixed percentage spread over the index established contractually for each ARM loan, at the time of its origination. An ARM loan may be convertible into a fixed-rate mortgage loan. To the extent specified in the related prospectus supplement, any ARM loan so converted may be subject to repurchase by the seller, the servicer or the master servicer.

     ARM loans have features that can cause payment increases that some borrowers may find difficult to make. However, each of the ARM loans provides that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for that ARM loan. In addition, some of the ARM loans provide for Periodic Rate Caps. Some ARM loans are payable in self-amortizing payments of principal and interest. Negatively amortizing ARM loans instead provide for limitations on changes in the scheduled payment on those ARM loans to protect borrowers from payment increases due to rising interest rates. Those limitations can result in scheduled payments which are greater or less than the amount necessary to amortize a negatively amortizing ARM loan by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the scheduled payment is not sufficient to pay the interest accruing on a negatively amortizing ARM loan, then the deferred interest is added to the principal balance of that ARM loan causing the negative amortization of that ARM loan, and will be repaid through future scheduled payments. If specified in the related prospectus supplement, negatively amortizing ARM loans may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The relevant prospectus supplement will specify whether the ARM loans comprising or underlying the mortgage assets are negatively amortizing ARM loans.

     Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

     If applicable, the prospectus supplement for each series will specify the index to be used for any mortgage loans underlying that series.

     The related prospectus supplement for each series will provide information for the mortgage loans as of the cut-off date, including, among other things:

     o    the aggregate outstanding principal balance of the mortgage loans;

     o the weighted average mortgage rate on the mortgage loans, and, in the case of ARM loans, the weighted average of the current mortgage rates and the maximum mortgage rates, if any;

     o    the average outstanding principal balance of the mortgage loans;

     o the weighted average remaining term-to-stated maturity of the mortgage loans and the range of remaining terms-to-stated maturity;

     o    the range of LTV ratios of the mortgage loans;

     o the relative percentage, by outstanding principal balance as of the cut-off date, of mortgage loans that are revolving credit loans, Additional Collateral Loans, ARM loans, Balloon Loans, Buy-Down Loans, GEM Loans, GPM Loans, Cooperative Loans, conventional loans, Bi-Weekly Loans, FHA loans and VA loans;

     o the percentage of mortgage loans, by outstanding principal balance as of the cut-off date, that are covered by primary mortgage insurance policies;

     o any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the mortgage loans;

     o the geographic distribution of the mortgaged properties securing the mortgage loans;

     o the percentage of mortgage loans, by principal balance as of the cut-off date, that are secured by single family property, Cooperative Dwellings, investment property and vacation or second homes;

     o the applicable index, the range of gross margins, the weighted average gross margin and the frequency of mortgage rate adjustments;

     o for revolving credit loans, the aggregate credit limits and the range of credit limits of the related credit line agreements; and

     o for mortgage loans secured by a junior lien, the amount of the related senior liens.

The related prospectus supplement will also specify any other limitations on the types or characteristics of mortgage loans which may comprise or underlie the mortgage assets for a series.

     If information of the nature described in the preceding paragraph for the mortgage loans is not known to the depositor at the time the securities are initially offered, more general information of the nature described in that paragraph will be provided in the prospectus supplement. The final specific information will be presented in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Securities and Exchange Commission, or the Commission, within 15 days after the initial issuance of those securities. The composition and characteristics of a pool that contains revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements. If trust assets are added to or deleted from the trust after the date of the related prospectus supplement other than as a result of any Draws relating to the revolving credit loans, the addition or deletion will be noted in the Current Report on Form 8-K if the composition of the mortgage pool is effected thereby. Additions or deletions of this type, if any, will be made prior to the related closing date.

     As more fully described in the related prospectus supplement, the revolving credit loans will be originated under credit line agreements subject to a credit limit. Interest on each revolving credit loan, excluding introductory rates, if any, offered from time to time during promotional periods, will be calculated based on the average daily balance outstanding of that loan. Any revolving credit loan may have a mortgage rate that is subject to adjustment on the day specified in the related mortgage note. As specified in the related mortgage note and described in the related prospectus supplement, the mortgage rate will be equal to the sum of (a) the index indicated on the related mortgage note as of the specified date of determination and (b) the gross margin which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and permitted by applicable law. Under certain circumstances, under a revolving credit line loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     The borrower under each revolving credit loan may make Draws under the related credit line agreement at any time during the Draw Period. If the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. During the Draw Period, the borrower under each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will not be less than the finance charge for the related billing cycle. During the Repayment Period, the borrower will not be permitted to make Draws and the revolving credit loan will either amortize in equal monthly installments until maturity, or the borrower will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount.

     Subject to the terms of the related mortgage note, the maximum amount of any Draw is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the master servicer or another entity specified in the related prospectus supplement.

     With respect to any series of securities backed by revolving credit loans, the related trust may include either the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or the Trust Balance of each revolving credit loan. The related prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance.

     The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of any related Excluded Balance, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

THE MANUFACTURED HOME LOANS

     Manufactured home loans comprising or underlying the mortgage assets for a series of securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. Each manufactured home loan will have been originated by a bank or savings institution which is a Fannie Mae- or Freddie Mac-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act. Mortgage loans, including an interest in that mortgage loan, or manufactured home loans, including an interest in that manufactured home, that are conveyed to the trust for a series is referred to throughout this prospectus as the "loans."

     The manufactured home loans may be conventional loans, FHA loans or VA loans. Each manufactured home loan will be secured by a manufactured home. In most cases, the manufactured home loans will be fully amortizing and will bear interest at a fixed interest rate.

     The manufactured homes securing the manufactured home loans, in most cases, consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and as to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter. In addition, the following restrictions, in most cases, apply for manufactured home loans comprising or underlying the mortgage assets for a series:

     o no manufactured home loan will have had a LTV ratio at origination in excess of 125%;

     o each manufactured home loan must have an original term to maturity of not less than three years and not more than 25 years;

     o no manufactured home loan may be more than 30 days delinquent as to payment of principal or interest as of the cut-off date; and

     o each manufactured home loan must have, as of the cut-off date, a standard hazard insurance policy, which may be a blanket policy, in effect for that manufactured home loan.

The initial LTV ratio of any manufactured home loan represents the ratio of the principal amount of the manufactured home loan at origination to the appraised value of that manufactured home. For underwriting of manufactured home loans, see "Loan Underwriting Procedures and Standards." For servicing of manufactured home loans, see "Servicing of Loans."

     The related prospectus supplement for each series will provide information for the manufactured home loans comprising the mortgage assets as of the cut-off date, including, among other things:

     o the aggregate outstanding principal balance of the manufactured home loans comprising or underlying the mortgage assets;

     o    the weighted average interest rate on the manufactured home loans;

     o the average outstanding principal balance of the manufactured home loans;

     o the weighted average remaining scheduled term to maturity of the manufactured home loans and the range of remaining scheduled terms to maturity;

     o    the range of LTV ratios of the manufactured home loans;

     o the relative percentages, by principal balance as of the cut-off date, of manufactured home loans that were made on new manufactured homes and on used manufactured homes;

     o any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the manufactured home loans; and

     o    the distribution by state of manufactured homes securing the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of manufactured home loans which may be included in the mortgage assets for a series.

     If information of the nature specified in the preceding paragraph for the manufactured home loans is not known to the depositor at the time the securities are initially offered, more general information of the nature described in that paragraph will be provided in the prospectus supplement. The final specific information will be presented in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of those securities.

COLLECTION ACCOUNT AND PAYMENT ACCOUNT

     In most cases, a separate Collection Account for each series will be established by the master servicer in the name of the trustee for deposit of:

     o    all distributions received on the mortgage assets for that series,

     o    all Advances, other than Advances deposited into the Payment Account,

     o the amount of cash to be initially deposited in that Collection Account, if any,

     o reinvestment income on those funds and other amounts required to be deposited in that Collection Account under the related pooling and servicing agreement or the related servicing agreement and indenture.

Any reinvestment income or other gain from investments of funds in the Collection Account will usually be credited to that Collection Account, and any loss resulting from those investments will be charged to that Collection Account. That reinvestment income may, however, be payable to the master servicer or to a servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements -- Investment of Funds." In this case, that reinvestment income would not be included in calculation of the Available Distribution Amount. See "Description of the Securities -- Distributions on the Securities."

     Funds on deposit in the Collection Account will be available for deposit into the Payment Account for various payments provided for in the related pooling and servicing agreement or the related servicing agreement and indenture. In most cases, amounts in the Collection Account constituting reinvestment income which is payable to the master servicer as additional servicing compensation will not be included in determining amounts to be remitted to the trustee for deposit into the Payment Account. In addition, amounts in the Collection Account for the reimbursement of advances or expenses, amounts relating to any Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Payment Account.

     A separate Payment Account will be established by the trustee or by the master servicer, in either case in the name of the trustee for the benefit of the securityholders. References in the related prospectus supplement to a Certificate Account will be referred to in this prospectus as a Payment Account. All funds received from the master servicer and all required withdrawals from any reserve funds and any draws on any financial guarantee insurance for that series will be deposited into that Payment Account, pending distribution to the securityholders. Any reinvestment income or other gain from investments of funds in the Payment Account will usually be credited to the Payment Account and any loss resulting from those investments will be charged to that Payment Account. That reinvestment income, may, however, be payable to the master servicer or the trustee as additional servicing compensation. On each distribution date, all funds on deposit in the Payment Account, subject to permitted withdrawals by the trustee as described in the related agreement, will be available for remittance to the securityholders. If it is specified in the related prospectus supplement that the Payment Account will be maintained by the master servicer in the name of the trustee, then, prior to each distribution date, funds in the Payment Account will be transferred to a separate account established by and in the name of the trustee from which the funds on deposit in that Collection Account will, subject to permitted withdrawals by the trustee as specified in the related agreement, be available for remittance to the securityholders. See also "The Agreements -- Payment Account" in this prospectus.

OTHER FUNDS OR ACCOUNTS

     A trust may include other funds and accounts or a security interest in various funds and accounts for the purpose of, among other things, paying administrative fees and expenses of the trust and accumulating funds pending their distribution. In some cases, funds may be established with the trustee for Buy-Down Loans, GPM Loans, or other loans having special payment features included in the trust in addition to or in lieu of those similar funds to be held by the master servicer. See "Servicing of Loans -- Buy-Down Loans, GPM Loans and Other Subsidized Loans." If private mortgage-backed securities are backed by GPM Loans and the value of a multiple class series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established which will be similar to that which would be established if GPM Loans constituted the mortgage assets. See "Servicing of Loans -- Buy-Down Loans, GPM Loans and Other Subsidized Loans" in this prospectus. Other similar accounts may be established as specified in the related prospectus supplement.

                  LOAN UNDERWRITING PROCEDURES AND STANDARDS

UNDERWRITING STANDARDS

     The depositor expects that all loans comprising the mortgage assets for a series will have been originated in accordance with the underwriting procedures and standards described in this prospectus, as supplemented by the related prospectus supplement.

     Sellers of the loans may include banks, savings and loan associations, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, or the FDIC, and others. These sellers will make representations and warranties concerning compliance with those underwriting procedures and standards. Additionally, all or a sample of the loans comprising mortgage assets for a series may be reviewed by or on behalf of the depositor to determine compliance with those underwriting standards and procedures and compliance with other requirements for inclusion in the trust.

     Mortgage loans will have been originated by:

     o    a savings and loan association,

     o    savings bank,

     o    commercial bank,

     o    credit union,

     o    insurance company, or

     o similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development under Sections 203 and 211 of the National Housing Act.

Manufactured home loans may have been originated by those institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act. The originator of a loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA loans and VA loans will have been originated in compliance with the underwriting policies of FHA and VA, respectively.

     Each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information relating to its assets, liabilities, income, credit history, employment history and personal information. The borrower will have also furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. If the borrower was self-employed, the borrower will have been required to submit copies of recent tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. Various considerations may cause an originator of loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

     The adequacy of the property financed by the related loan as security for repayment of that loan will in most cases have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the loan originator or independent appraisers selected in accordance with pre-established guidelines established by the loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf personally inspect the property and verify that it was in good condition and that construction, if new, had been completed. The appraisal will have been based on a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     The value of the property being financed, as indicated by the appraisal, must currently support, and is anticipated to support in the future, the outstanding loan balance. In most cases, appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform,

Recovery and Enforcement Act of 1989, or FIRREA, and must be on forms acceptable to Fannie Mae and/or Freddie Mac.

     Based on the data provided, various verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the loan and other expenses related to the property. These expenses include property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative, and other fixed obligations other than housing expenses. The originating lender's guidelines for loans secured by single family property in most cases will specify that scheduled payments plus taxes and insurance and all scheduled payments extending beyond one year, including those mentioned above and other fixed obligations, such as car payments, would equal no more than specified percentages of the prospective borrower's gross income. In most cases, these guidelines will be applied only to the payments to be made during the first year of the loan.

     For FHA loans and VA loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each loan will in most cases have been applied. For manufactured home loans that are conventional loans, the related prospectus supplement will specify:

     o    the required minimum down payment,

     o    the maximum amount of purchase price eligible for financing,

     o    the maximum original principal amount that may be financed, and

     o the limitations on ratios of borrower's scheduled payment to gross monthly income and monthly income net of other fixed payment obligations.

For mortgaged property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

     Other types of loans that may be included in the mortgage assets for a series are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, Balloon Loans, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger scheduled payments in subsequent years. ARM loans may involve similar assessments.

     To the extent specified in the related prospectus supplement, the depositor may purchase loans, or participation interests in those loans, for inclusion in a trust that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, loans may be underwritten under a "limited documentation program," if specified in the prospectus supplement. For those loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and those loans may be underwritten primarily on the basis of an appraisal of the mortgaged property and LTV ratio on origination. Thus, if the LTV ratio is less than a percentage specified in the related prospectus supplement, the originator may forego other aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be applied.

     In addition, mortgage loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property in spite of higher risks of default and losses. The related prospectus supplement describes the underwriting standards applicable to those mortgage loans.

     The underwriting standards applied by the loan originator require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. Some states where the mortgaged properties may be located have "antideficiency" laws requiring that lenders providing credit on single family property

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look solely to the property for repayment in the event of foreclosure. See
"Legal Aspects of Loans" in this prospectus.

     For the underwriting standards applicable to any mortgage loans, those underwriting standards, in most cases, include a set of specific criteria under which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in those underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

LOSS EXPERIENCE

     The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on conventional loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing the conventional loans will continue. Further, there is no assurance that appreciation of real estate values will limit loss experiences on non-traditional housing such as manufactured homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the mortgaged property, including Cooperative Dwellings, securing a loan has remained or will remain at the level existing on the date of origination of that loan. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties securing those loans become equal to or greater than the value of the mortgaged properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans, could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "Legal Aspects of Loans" in this prospectus.

     No assurance can be given that values of manufactured homes have or will remain at the levels existing on the dates of origination of the related loan. Manufactured homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of mortgaged property. Additionally, delinquency, loss and foreclosure experience on manufactured home loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional mortgaged property.

     To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for loans included in the mortgage assets for a series of securities are not covered by the methods of credit support or the insurance policies described in this prospectus or in the related prospectus supplement, those losses will be borne by holders of the securities of that series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage assets, thus reducing average weighted life and affecting yield to maturity. See "Yield, Prepayment and Maturity Considerations."

REPRESENTATIONS AND WARRANTS

     The seller, or another party as described in the related prospectus supplement, will represent and warrant to the depositor and the trustee regarding the mortgage loans comprising the mortgage assets in a trust, on delivery of the mortgage loans to the trustee under a trust, among other things, that:

     o any required hazard and primary mortgage insurance policies were effective at the origination of that mortgage loan, and that policy remained in effect on the date of sale, or another date as described in the related prospectus supplement, of that mortgage loan from the seller, or another party specified in the related prospectus supplement, by or on behalf of the depositor;

     o for each mortgage loan required to have title insurance, either (A) a title insurance policy insuring, subject only to permissible title insurance exceptions, the lien status of the mortgage was effective

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


          at the origination of that mortgage loan and that policy remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor or (B) if the mortgaged property securing that mortgage loan is located in an area where those policies are often not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to those permissible exceptions stated in that certificate, the first lien status of the mortgage,

     o the seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buy-Down Loan;

     o there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage, subject only to permissible title insurance exceptions;

     o the related mortgaged property is free from material damage and at least in adequate repair;

     o there are no delinquent tax or assessment liens against the related mortgaged property;

     o if a primary mortgage insurance policy is required for that mortgage loan, that mortgage loan is the subject of that policy; and

     o that mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

     If the mortgage loans include Cooperative Loans, no representations or warranties concerning title insurance or hazard insurance will be given. In addition, if the mortgage loans include condominium loans, no representation regarding hazard insurance will be given. In most cases, the Cooperative or condominium association itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the condominium association is responsible for maintaining standard hazard insurance, insuring the entire condominium building including each individual condominium unit, and the borrowers of that Cooperative or condominium do not maintain separate hazard insurance on their individual Cooperative Dwellings or condominium units. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures" in this prospectus. For a Cooperative Loan, the seller, or other party as described in the related prospectus supplement, will represent and warrant that (a) the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan. subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments, and (b) the related Cooperative Dwelling is free of material damage and in good repair.

     For each manufactured home loan, the seller, or other party as described in the related prospectus supplement, will represent and warrant, among other things that:

     o immediately prior to the transfer and assignment of the manufactured home loans to the trustee, the seller had good title to, and was the sole owner of, each manufactured home loan;

     o as of the date of the transfer and assignment, the manufactured home loans are subject to no offsets, defenses or counterclaims;

     o each manufactured home loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws;

     o as of the date of the transfer and assignment, each manufactured home loan constitutes a valid first lien on the related manufactured home and that manufactured home is free of material damage and is in good repair;

     o as of the date of the representation and warranty, no manufactured home loan is more than 30 days delinquent and there are no delinquent tax or assessment liens against the related manufactured home; and

     o for each manufactured home loan, any required hazard insurance policy was effective at the origination of each manufactured home loan and remained in effect on the date of the transfer and assignment of the manufactured home loan from the depositor and that all premiums due on that insurance have been paid in full.

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

In the case of the discovery of the breach of any representation or warranty made by the master servicer concerning a loan that materially and adversely affects the interest of the securityholder in that loan, the seller, or other party as described in the prospectus supplement, will be obligated to cure that breach in all material respects, repurchase that loan from the trustee, or deliver a qualified substitute mortgage loan as described under "The Agreements -- Assignment of Mortgage Assets" in this prospectus. See "Risk Factors -- Limited Obligations and Assets of the Depositor" in this prospectus. If the seller or other party fails to cure or repurchase, another party may be required to cure or repurchase as described in the prospectus supplement. The PMBS trustee, in the case of private mortgage-backed securities, or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of that loan. The master servicer may be obligated to enforce those obligations rather than the trustee or PMBS trustee.


                               SERVICING OF LOANS

GENERAL

     Customary servicing functions for loans constituting the mortgage assets in the trust will be provided by the master servicer directly or through one or more servicers subject to supervision by the master servicer. If the master servicer is not directly servicing the loans, then the master servicer will:

     o administer and supervise the performance by the servicers of their servicing responsibilities under their subservicing agreements with the master servicer;

     o maintain any standard or special hazard insurance policy, primary mortgage insurance bankruptcy bond or pool insurance policy required for the related loans; and

     o    advance funds as described under "Advances" in this prospectus.

If the master servicer services the loans through servicers as its agents, the master servicer will be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, regardless of its delegation of various responsibilities to that servicer.

     The master servicer will be a party to the pooling and servicing agreement or servicing agreement for any series for which loans comprise the mortgage assets and may be a party to a participation agreement executed for any participation securities which constitute the mortgage assets. The master servicer may be an affiliate of the depositor. The master servicer and each servicer will usually be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA loans, approved by HUD as an FHA mortgagee.

     The master servicer will be paid the Servicing Fee for the performance of its services and duties under each pooling and servicing agreement or servicing agreement as specified in the related prospectus supplement. Each servicer, if any, will be entitled to receive a portion of the Servicing Fee. In addition, the master servicer or servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer. The master servicer will be entitled to retain the portion of the Servicing Fee paid to the servicer under a terminated subservicing agreement if the master servicer elects to perform those servicing functions itself.

     The master servicer, at its election, may pay itself the Servicing Fee for a series for each mortgage loan either by:

     o withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of that payment in the Collection Account for that series,

     o withdrawing the Servicing Fee from the Collection Account after the entire scheduled payment has been deposited in the Collection Account, or

     o requesting that the trustee pay the Servicing Fee out of amounts in the Payment Account.

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

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The master servicer will make reasonable efforts to collect all payments required to be made under the mortgage loans and will, consistent with the related pooling and servicing agreement or servicing agreement for a series and any applicable insurance policies and other forms of credit support, and follow the collection procedures as it follows for comparable loans held in its own portfolio. Consistent with the preceding sentence, the master servicer may, in its discretion:

     o waive any assumption fee, late payment charge, or other charge in connection with a loan;

     o increase the credit limit or extend the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement; and

     o arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on that loan. However, the master servicer shall first determine that the waiver or extension will not impair the coverage of any related insurance policy or materially and adversely affect the lien of the related mortgage or the lien on any related Additional Collateral.

In addition, if a material default occurs or a payment default is reasonably foreseeable, the master servicer will be permitted, subject to any specific limitations required by the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of that mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule. This modification, waiver or amendment will be permitted only if it (1) is reasonably likely to produce a greater recovery for that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

     In most cases, the master servicer, to the extent permitted by law, will establish and maintain Escrow Accounts in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. Mortgage loans and manufactured home loans may not require those payments under the loan related documents, in which case the master servicer would not be required to establish any Escrow Account for those loans. Withdrawals from the Escrow Accounts are to be made:

     o to effect timely payment of taxes, assessments, mortgage and hazard insurance,

     o    to refund to borrowers amounts determined to be overages,

     o to pay interest to borrowers on balances in the Escrow Account to the extent required by law, and

     o to repair or otherwise protect the property securing the related loan and to clear and terminate that Escrow Account.

The master servicer will be responsible for the administration of the Escrow Accounts and, in most cases, will make advances to that account when a deficiency exists in that account.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     In most cases, the Collection Account will be an Eligible Account and the funds held in that account may be invested, pending remittance to the trustee, in eligible investments. The master servicer will usually be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     In most cases, the master servicer will deposit into the Collection Account for each series on the business day after the closing date any amounts representing scheduled payments due after the related cut-off date but received by the master servicer on or before the related cut-off date. After the cut-off date, the master servicer will deposit into the Collection Account after the date of receipt of those scheduled payments, the following payments and collections received or made by it, other than payments representing principal of and interest on the related loans due on or before that cut-off date:

     o All payments on account of principal, including prepayments, on those loans;

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


     o All payments on account of interest on those loans net of any portion of that payment retained by the related servicer, including the master servicer, if any, as servicing compensation on the loans in accordance with the related pooling and servicing agreement or servicing agreement;

     o All Insurance Proceeds and all amounts received by the master servicer in connection with the liquidation of defaulted loans or property acquired relating to those defaulted loans, whether through foreclosure sale or otherwise. This includes all payments in connection with those loans received from the mortgagor, other than Liquidation Proceeds, exclusive of proceeds to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, net of Liquidation Expenses;

     o Any Buydown Funds, and, if applicable, investment earnings on the Buydown Funds required to be paid as described in this prospectus;

     o All proceeds of any mortgage loan in that trust purchased, or, in the case of a substitution, other amounts representing a principal adjustment, by the master servicer, the seller or any other person under the terms of the related pooling and servicing agreement or servicing agreement;

     o All amounts required to be deposited in that trust in connection with any losses on eligible investments under the related pooling and servicing agreement or servicing agreement; and

     o All other amounts required to be deposited in that trust under the related pooling and servicing agreement or servicing agreement.

     The master servicer is permitted, from time to time, to make withdrawals from the Collection Account for various purposes, as specified in the related pooling and servicing agreement or servicing agreement, which, in most cases, will include the following, except as otherwise provided in that agreement:

     o to make deposits to the Payment Account in the amounts and in the manner provided in the pooling and servicing agreement or servicing agreement;

     o to reimburse itself for Advances, including amounts advanced for taxes, insurance premiums or similar expenses as to any mortgaged property, out of late payments or collections on the related mortgage loan for which those Advances were made;

     o to pay to itself unpaid Servicing Fees, out of payments or collections of interest on each mortgage loan;

     o to pay to itself as additional servicing compensation any investment income on funds deposited in the Collection Account, and, if so provided in the related pooling and servicing agreement or servicing agreement, any profits realized on disposition of a mortgaged property acquired by deed in lieu of foreclosure or otherwise allowed under the related pooling and servicing agreement or servicing agreement;

     o to pay to itself or the seller all amounts received as to each mortgage loan purchased, repurchased or removed under the terms of the related pooling and servicing agreement or servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

     o to reimburse itself for any Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise, subject, in the case of a series with senior securities and subordinate securities, to limitations described in the related pooling and servicing agreement or servicing agreement as described in the related prospectus supplement;

     o to reimburse itself, the trustee or the depositor for other expenses incurred for which it, the trustee or the depositor is entitled to reimbursement or against which it, the trustee or the depositor is indemnified under the related pooling and servicing agreement or the related servicing agreement and indenture;

     o to make any other withdrawals permitted by the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement;

     o to pay to itself or any subservicer for the funding of any Draws made on the revolving credit loans, if applicable; and

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


     o to clear the Collection Account of amounts relating to the corresponding loans in connection with the termination of the trust under the pooling and servicing agreement or servicing agreement.

SERVICING ACCOUNTS

     In those cases where a servicer is servicing a mortgage loan, the servicer will usually establish and maintain a Servicing Account that will be an Eligible Account and which is otherwise acceptable to the master servicer. The servicer is required to deposit into the Servicing Account all proceeds of mortgage loans received by the servicer, less its servicing compensation and any reimbursed expenses and advances, to the extent permitted by the subservicing agreement. On the date specified in the related prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account for each mortgage loan, after deducting from that remittance an amount equal to the servicing compensation and unreimbursed expenses and advances to which it is then entitled under the related subservicing agreement, to the extent not previously paid to or retained by it. In addition on each of those dates the servicer will be required to remit to the master servicer any amount required to be advanced under the related subservicing agreement, and the servicer will also be required to remit to the master servicer, within one business day of receipt, the proceeds of any principal Prepayments and all Insurance Proceeds and Liquidation Proceeds.

BUY-DOWN LOANS, GPM LOANS AND OTHER SUBSIDIZED LOANS

     For each Buy-Down Loan, if any, included in a trust the master servicer will deposit all Buy-Down Amounts in a Buy-Down Fund. The amount of that deposit, together with investment earnings on that deposit at the rate specified in the related prospectus supplement, will provide sufficient funds to support the payments on that Buy-Down Loan on a level debt service basis. The master servicer will not be obligated to add to the Buy-Down Account should amounts in that account and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected. A Buy-Down Fund, in most cases, will not be included in or deemed to be a part of the trust.

     The terms of some of the loans may provide for the contribution of subsidy funds by the seller of the related mortgaged property or by another entity. The master servicer will deposit the subsidy funds in a Subsidy Fund for that loan. In most cases, the terms of the loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of that loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to that Subsidy Fund any of its own funds. The Subsidy Fund, in most cases, will not be included in or deemed to be a part of the trust.

     If the depositor values any GPM Loans deposited into the trust for a multiple class series on the basis of that GPM Loan's scheduled maximum principal balance, the master servicer will deposit in a GPM Fund complying with the requirements described above for the Collection Account an amount which, together with anticipated reinvestment income on that amount, will be sufficient to cover the amount by which payments of principal and interest on those GPM Loans assumed in calculating payments due on the securities of that multiple class series exceed the scheduled payments on those GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series on a prepayment of those GPM Loan as necessary and apply those amounts to the payment of principal and interest on the securities of that series. Neither the depositor, the master servicer nor any servicer will be obligated to supplement the GPM Fund should amounts in that account and investment earnings on those amounts prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. The GPM Fund, in most cases, will not be included in or deemed to be part of the trust.

     For any other type of loan which provides for payments other than on the basis of level payments, an account may be established as described in the related prospectus supplement on terms similar to those relating to the Buy-Down Fund, Subsidiary Fund or the GPM Fund.

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ADVANCES

     General. The related prospectus supplement will describe when the master servicer or servicer will make an Advance for delinquent payments of principal of and interest on a loan. In most cases, neither the master servicer nor any servicer will be obligated to make Advances. That obligation to make Advances may be limited in amount, may be limited to advances received from the servicers, if any, or may not be activated until a particular portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided for that obligation as described in the related prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds for which that Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies or Liquidation Proceeds from the related loan, the servicer or master servicer will be entitled to reimbursement from other funds in the Payment Account, Collection Account or Servicing Account. Recovery also may be from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement. For any multiple class series, so long as the related subordinate securities remain outstanding, those Advances may also be reimbursable in most cases out of amounts otherwise distributable to holders of the subordinate securities, if any.

     Advances in Connection with Prepaid Loans. In addition, when a borrower makes a principal prepayment in full between due dates on the related loan, the borrower will usually be required to pay interest on the principal amount prepaid only to the date of that prepayment. In order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the master servicer may be obligated to advance moneys as needed to cover a full scheduled payment of interest on the related loan, less any related Servicing Fees. That principal prepayment, together with a full scheduled payment of interest on that prepayment to the extent of the adjustment or advance, will be distributed to securityholders on the related distribution date. If the amount necessary to include a full scheduled payment of interest as described in the second preceding sentence exceeds the amount which the master servicer is obligated to advance, as applicable, a shortfall may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the master servicer will be required to maintain or to cause the borrower on each loan to maintain or will use its best reasonable efforts to cause each servicer of a loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for some other hazards as is customary in the state in which the property securing the related loan is located. See "Description of Mortgage and Other Insurance" in this prospectus. In most cases, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related loan.

     The master servicer will also maintain on REO Property that secured a defaulted loan and that has been acquired on foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of that REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired for a defaulted loan, other than under those applicable laws and regulations as shall at any time be in force and shall require for additional insurance. When, at the time of origination of a loan or at any time during the term of the loan the master servicer or the related servicer determines that the related mortgaged property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the borrower will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with an acceptable insurance carrier, in an amount representing coverage not less than the lesser of:

     o    the outstanding principal balance of the loan or

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

     o the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1983 or the National Flood Insurance Reform Act of 1994, as amended.

The pooling and servicing agreement or servicing agreement will obligate the mortgagor to obtain and maintain all requisite flood insurance coverage at the mortgagor's cost and expense, and on the mortgagor's failure to do so, authorizes the master servicer or servicer to obtain and maintain that coverage at the mortgagor's cost and expense and to seek reimbursement for that cost and expense from the mortgagor.

     Any amounts collected by the master servicer or the servicer, as the case may be, under those policies of insurance, other than amounts to be applied to the restoration or repair of the mortgaged property, released to the borrower in accordance with normal servicing procedures or used to reimburse the master servicer for amounts to which it is entitled to reimbursement, will be deposited in the Collection Account. In the event that the master servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to that series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO Property. This blanket policy may contain a deductible clause, in which case the master servicer will, in the event that there has been a loss that would have been covered by that policy absent that deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of that deductible clause.

     The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. In most cases, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's Cooperative Dwelling or that Cooperative's building could significantly reduce the value of the collateral securing that Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a condominium unit relating to any condominium loan. In most cases, the condominium association is responsible for maintenance of hazard insurance insuring the entire condominium building, including each individual condominium unit, and the owner(s) of an individual condominium unit do not maintain separate hazard insurance policies. To the extent, however, that a condominium association and the related borrower on a condominium loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower's condominium unit or the related condominium building could significantly reduce the value of the collateral securing that condominium loan to the extent not covered by other credit support.

     Special Hazard Insurance Policy. If, and to the extent specified in the related prospectus supplement, the master servicer will maintain a special hazard insurance policy, in the amount specified in the related prospectus supplement, in full force and effect for the loans. In most cases, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage which is equal to the then existing coverage of the terminated special hazard insurance policy. However, if the cost of that replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, in most cases, be reduced to a level so that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account, net of amounts to be used to repair, restore or replace the related property securing the loan or to

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

reimburse the master servicer or a servicer for related amounts owed to it. Some characteristics of the special hazard insurance policy are described under "Description of Mortgage and Other Insurance -- Hazard Insurance on the Loans."

     Primary Mortgage Insurance. To the extent described in the related prospectus supplement, the master servicer will be required to use its best reasonable efforts to keep, or to cause each servicer to keep, in full force and effect, a primary mortgage insurance policy for each conventional loan secured by single family property for which that coverage is required for as long as the related mortgagor is obligated to maintain that primary mortgage insurance under the terms of the related loan. The master servicer will not cancel or refuse to renew that primary mortgage insurance policy in effect at the date of the initial issuance of the securities that is required to be kept in force unless a replacement primary mortgage insurance policy for that cancelled or nonrenewed policy is maintained with a Qualified Insurer.

     Primary insurance policies will be required for manufactured home loans only to the extent described in the related prospectus supplement. If primary mortgage insurance is to be maintained for manufactured home loans, the master servicer will be required to maintain that insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

     FHA Insurance and VA Guarantees. To the extent specified in the related prospectus supplement, all or a portion of the loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps that are reasonably necessary to keep that insurance and guarantees in full force and effect. See "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

     Pool Insurance Policy. The master servicer may be obligated to use its best reasonable efforts to maintain a pool insurance policy for the loans in the amount and with the coverage described in the related prospectus supplement. In most cases, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the loans. The master servicer will be obligated to pay the premiums for that pool insurance policy on a timely basis.

     The prospectus supplement will identify the pool insurer for the related series of securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the related prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced. However, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, in most cases, be reduced to a level so that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account, net of expenses of the master servicer or any related unreimbursed Advances or unpaid Servicing Fee. Typical terms of the pool insurance policy are described under "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

     Bankruptcy Bond. The master servicer may be obligated to use its best reasonable efforts to obtain and after those efforts maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related agreement, unless coverage under that bankruptcy bond has been exhausted through payment of claims. The master servicer may be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of securities. See "Description of Mortgage and Other Insurance -- Bankruptcy Bond" in this prospectus.

PRESENTATION OF CLAIMS; REALIZATION ON DEFAULTED LOANS

     The master servicer, on behalf of the trustee and the securityholders, will be required to present or cause to be presented, claims for any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable relating to any FHA insurance or VA guarantee respecting defaulted mortgage loans.

     The master servicer will use its reasonable best efforts to foreclose on, repossess or otherwise comparably convert the ownership of the real properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with the foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities for comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines:

     o that restoration or foreclosure will increase the Liquidation Proceeds of the related mortgage loan available to the securityholders after reimbursement to itself for those expenses, and

     o that those expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

In spite of anything to the contrary in this prospectus, in the case of a trust for which a REMIC election or elections have been made, the master servicer shall not liquidate any collateral acquired through foreclosure later than two years after the acquisition of that collateral, unless a longer period of time is necessary for the orderly liquidation of the collateral and the master servicer has obtained from the Internal Revenue Service, or IRS, an extension of the two year period within which it would otherwise be required to liquidate the collateral. While the holder of mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

     For a mortgage loan in default, the master servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both of those remedies if it determines that one remedy is more likely to result in a greater recovery. If that mortgage loan is an Additional Collateral Loan, the master servicer, or the related servicer, if the lien on the Additional Collateral for that Additional Collateral Loan is not assigned to the trustee on behalf of the securityholders, may proceed against the related mortgaged property or the related Additional Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which that Additional Collateral is held, including any third-party guarantee. On the first to occur of final liquidation, by foreclosure or otherwise, and a repurchase or substitution under a breach of a representation and warranty, that mortgage loan will be removed from the related trust if it has not been removed previously. Upon foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances, if any, and Excluded Balances as described in the related prospectus supplement.

     If any property securing a defaulted loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines:

     o that restoration will increase the Liquidation Proceeds of the loan after reimbursement of the expenses incurred by that servicer or the master servicer, and

     o that those expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

As to collateral securing a Cooperative Loan, any prospective purchaser will, in most cases, have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See

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

"Legal Aspects of Loans -- On Cooperative Loan Security" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring that approval could limit the number of potential purchasers for those shares and otherwise limit the trust's ability to sell and realize the value of those shares.

     For a defaulted manufactured home loan, the value of the related manufactured home can be expected to be less on resale than a new manufactured home. To the extent equity does not cushion the loss in market value, and that loss is not covered by other credit support, a loss may be experienced by the trust.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     In most cases, for a series, when any mortgaged property is about to be conveyed by the borrower, the master servicer will, to the extent it has knowledge of that prospective conveyance and prior to the time of the consummation of that conveyance, exercise the trustee's right to accelerate the maturity of that loan under the applicable "due-on-sale" clause, if any, unless the master servicer reasonably believes that the clause is not enforceable under applicable law or if the enforcement of that clause would result in loss of coverage under any primary mortgage insurance policy. If those conditions are not met or the master servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the master servicer is authorized to accept from or enter into a substitution or assumption agreement, on behalf of the trustee, with the person to whom that property has been or is about to be conveyed. Under this agreement, that person becomes liable under the loan and under which the original borrower is released from liability and that person is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the master servicer as additional servicing compensation. The terms of a loan may not be changed in connection with a substitution or assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The master servicer or any servicer will be entitled to a servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In most cases, the master servicer or any servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted loans and as otherwise specified in this prospectus.

     In most cases, the master servicer will pay the fees of the servicers, if any, and various expenses incurred in connection with the servicing of the loans, including, without limitation:

     o the payment of the fees and expenses of the trustee and independent accountants,

     o payment of insurance policy premiums and the cost of credit support, if any, and

     o payment of expenses incurred in enforcing the obligations of servicers and sellers and in the preparation of reports to securityholders.

Some of these expenses may be reimbursable under the terms of the related agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of servicers and sellers, from any recoveries in excess of amounts due on the related loans or from specific recoveries of costs.

     The master servicer will be entitled to reimbursement for various expenses incurred by it in connection with the liquidation of defaulted loans. The related trust will suffer no loss by reason of those expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under those insurance policies has been exhausted, the related trust will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to securityholders. In addition, the master servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, that right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or

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

amounts derived from other forms of credit support. The master servicer is also entitled to reimbursement from the Collection Account and the Payment Account for Advances.

     In most cases, the rights of the master servicer to receive funds from the Collection Account or the Payment Account for a series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of that series.

EVIDENCE AS TO COMPLIANCE

     In most cases, each pooling and servicing agreement and each servicing agreement will provide for delivery, on or before a specified date in each year, to the trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has complied in all material respects with the minimum servicing standards specified in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled in all material respects its obligations under the related agreement throughout the preceding year. If there has been material noncompliance with those servicing standards or a material default in the fulfillment of any obligation, that statement shall include a description of that noncompliance or specify that known default, as the case may be, and the nature and status of the default. The statement may be provided as a single form making the required statements as to more than one agreement.

     In most cases, each pooling and servicing agreement and each servicing agreement will also provide that on or before a specified date in each year, beginning the first date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a report to the depositor and the trustee stating the opinion of that firm. The opinion will state that on the basis of an examination by that firm conducted substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertion by management of the master servicer regarding the master servicer's compliance with the minimum servicing standards specified in the Uniform Single Attestation Program for Mortgage Bankers during the preceding year is fairly stated in all material respects, subject to those exceptions and other qualifications that, in the opinion of that firm, those accounting standards require it to report. In rendering its statement that firm may rely, as to the matters relating to the direct servicing of mortgage loans by servicers, on comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants, rendered within one year of that statement, for those servicers which also have been the subject of that examination.

MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer for each series will be identified in the related prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

     In most cases, the master servicer may not resign from its obligations and duties under the related pooling and servicing agreement or servicing agreement except on its determination that its duties under that agreement are no longer permissible under applicable law or except in connection with a permitted transfer of servicing. This resignation will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the related agreement.

     In the event of an Event of Default under the related pooling and servicing agreement or servicing agreement, the master servicer may be replaced by the trustee or a successor master servicer. See "The Agreements -- Rights in the Case of Events of Default" in this prospectus.

     In most cases, the master servicer has the right, with the consent of the trustee, which consent shall not be unreasonably withheld, to assign its rights and delegate its duties and obligations under the pooling and servicing agreement or servicing agreement for each series; provided that the purchaser or transferee accepting that assignment or delegation:

     o is qualified to sell loans to and service mortgage loans for Fannie Mae or Freddie Mac;

     o    has a net worth of not less than $10,000,000;

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


     o is acceptable to each rating agency for purposes of maintaining its then-current ratings of the securities;

     o    is reasonably acceptable to the trustee; and

     o executes and delivers to the depositor and the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by that purchaser or transferee of the due and punctual performance and performed or observed by the master servicer under the related pooling and servicing agreement or servicing agreement from and after the date of that agreement.

     To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, that subsidiary or affiliate need not satisfy the criteria described above. However, in that instance the assigning master servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer's obligations under the related agreement, provided that the successor or surviving entity meets the requirements for a successor master servicer described in the preceding paragraph.

     Each pooling and servicing agreement and each servicing agreement will also provide that neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor, will be under any liability to the related trust or the securityholders for any action taken or for failing to take any action in good faith under the related agreement or for errors in judgment. However, neither the master servicer, the depositor, nor any other person will be protected against any breach of warranty or representations made by that party under the related agreement or the failure to perform its obligations in compliance with any standard of care described in the related agreement or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under that agreement. Each pooling and servicing agreement and each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification from the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under that agreement or by reason of reckless disregard of obligations and duties under that agreement. In addition, the related agreement provides that neither the master servicer nor the depositor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the related agreement which, in its opinion, may involve it in any expense or liability. The master servicer or the depositor may, in its discretion, undertake that action which it may deem necessary or desirable for the related agreement and the rights and duties of the parties to that agreement and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of that action and any liability resulting from that action will be expenses, costs, and liabilities of the trust and the master servicer or the depositor will be entitled to be reimbursed for those expenses, costs and liabilities out of the Collection Account, or the Payment Account, if applicable.


                                 CREDIT SUPPORT

GENERAL

     For any series, credit support may be provided for one or more classes of that series or the related mortgage assets. Credit support may be in the form of the following:

     o    a letter of credit;

     o the subordination of one or more classes of the securities of that series;

     o    subordination created through overcollateralization;

     o    the establishment of one or more reserve funds;

     o use of a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

     o    financial guarantee insurance;

     o    the use of cross-support features; or

     o another method of credit support described in the related prospectus supplement, or any combination of the foregoing, in any case, in the amounts and having the terms and conditions as are acceptable to each rating agency which assigns a rating to the securities of the related series.

Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, subject to the limitations described in that insurance policy.

     For any series of securities backed by Trust Balances of revolving credit loans, the credit support provided with respect to the securities will cover any portion of any losses allocated to the Trust Balances, to the extent that credit support is available to cover losses otherwise allocable to those securities, subject to any limitations described in this prospectus and in the related prospectus supplement.

     In most cases, for a series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities at the security interest rate. If losses occur which exceed the amount covered by credit support or which are not covered by credit support, those losses will be borne by the securityholders. If credit support is provided for a series, the related prospectus supplement will include a description of:

     o    the amount payable under that credit support,

     o any conditions to payment under that credit support not otherwise described in this prospectus,

     o the conditions under which the amount payable under that credit support may be reduced and under which that credit support may be terminated or replaced, and

     o the material provisions of any agreement relating to that credit support.

Additionally, the related prospectus supplement will provide some information on the issuer of any third-party credit support, including:

     o    a brief description of its principal business activities,

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business, and

     o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

SUBORDINATE SECURITIES; SUBORDINATION RESERVE FUND

     In some issuances, one or more classes of a series may be subordinate securities. The rights of the subordinate securityholders to receive distributions of principal and interest from the Payment Account on any distribution date may be subordinated to the rights of the senior securityholders to the extent of the then applicable Subordinated Amount as defined in the related prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders, including amounts withdrawn from the Subordination Reserve Fund, if any, and paid to the senior securityholders. The Subordinated Amount will usually increase whenever there is distributed to the subordinate securityholders amounts for which subordination payments have previously been paid to the senior securityholders, which will occur when subordination payments for delinquencies and some other deficiencies have been recovered.

     A series may include a class of subordinate securities entitled to receive cash flows remaining after distributions made to all other classes. That right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount. The subordination of a class may apply only in the event of some types of losses not covered by insurance policies or other credit support,

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


such as losses arising from damage to property securing a loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of some provisions of the federal bankruptcy code, 11 United States Code 101 et seq., and regulations promulgated under the federal bankruptcy code, or the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a loan.

     In some cases, for any series which includes one or more classes of subordinate securities, a Subordination Reserve Fund may be established. The Subordination Reserve Fund, if any, will be funded with cash, a letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of subordinate securities, or both, as specified in the related prospectus supplement. In most cases, the Subordination Reserve Fund will not be a part of the trust. If the Subordination Reserve Fund is not a part of the trust, the trustee will have a security interest in that Subordination Reserve Fund on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on senior securities under the circumstances described in the related prospectus supplement.

     Moneys deposited in any Subordination Reserve Fund will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from those investments will usually be credited to the Subordination Reserve Fund for that series, and any loss resulting from those investments will be charged to that Subordination Reserve Fund. Amounts in any Subordination Reserve Fund in excess of the required reserve fund balance may be periodically released to the subordinate securityholders under the conditions and to the extent specified in the related prospectus supplement. Additional information concerning any Subordination Reserve Fund will be described in the related prospectus supplement, including the amount of any initial deposit to that Subordination Reserve Fund, the required reserve fund balance to be maintained in the Subordination Reserve Fund, the purposes for which funds in the Subordination Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordination Reserve Fund, if any.

OVERCOLLATERALIZATION

     Subordination may be provided by one or more classes of senior securities through overcollateralization, i.e., by having a greater amount of aggregate principal balance of the mortgage assets for a series than the aggregate principal balance of the securities of that series. That subordination may exist on the closing date or may be effected through the allocation of interest payments on the loans to reduce the principal balances of some classes of securities.

     In a series with overcollateralization, the allocation of losses to the securities is handled through the priority of payment process, first by interest that otherwise would pay down principal on the securities, and then those losses would be allocated to the senior securities only if the principal balance of the mortgage loans was reduced to less than the principal balance of the senior securities. The level of overcollateralization required under the provisions of the related pooling and servicing agreement or indenture will be subject to various tests based primarily on the loss and delinquency experience of the related mortgage assets, and will be raised and lowered accordingly.

CROSS-SUPPORT FEATURES

     If the mortgage assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust that includes a cross-support feature, only assets of the trust will be used to provide cross-support, and cross-support will be provided only to securities issued by the trust. A trust will not provide a cross-support feature that benefits securities issued by any other trust, and a trust will not receive cross-support from any other trust.

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INSURANCE

     Credit support for a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, for all loans comprising or underlying the mortgage assets for a series, or those loans that have specified characteristics. Those insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the related prospectus supplement, include:

     o a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy,

     o a special hazard insurance policy covering risks not covered by standard hazard insurance policies,

     o a bankruptcy bond covering a number of losses resulting from the bankruptcy of a borrower and application of various provisions of the Bankruptcy Code,

     o a repurchase bond covering the repurchase of a loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the organization of the related loan, or

     o other insurance covering other risks associated with the particular type of loan. See "Description of Mortgage and Other Insurance."

Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the loans comprising the mortgage assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

LETTER OF CREDIT

     The letter of credit, if any, for a series of securities will be issued by the letter of credit bank specified in the related prospectus supplement. Under the letter of credit, the letter of credit bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under that letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. The letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of various provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under that letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust. See "Description of the Securities -- Optional Termination" and "The Agreements -- Termination." A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

FINANCIAL GUARANTEE INSURANCE

     Financial guarantee insurance, if any, for a series of securities will be provided by one or more insurance companies. That financial guarantee insurance will guarantee, for one or more classes of securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions described in or determined in the manner specified in the related prospectus supplement. The financial guarantee insurance may also guarantee against any payment made to a securityholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the financial guarantee insurance for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

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RESERVE FUNDS

     One or more reserve funds may be established for a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination of the foregoing, in the amounts, if any, so specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in those reserve funds a specified amount of the distributions received on the related mortgage assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those deposits, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the securities, if required as a condition to the rating of that series by each rating agency rating that series. Reserve funds may be established to provide limited protection, in an amount satisfactory to each rating agency which assigns a rating to the securities, against various types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of various provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a loan. Following each distribution date amounts in that reserve fund in excess of any required reserve fund balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the trustee.

     Moneys deposited in any reserve funds will be invested in Eligible Reserve Fund Investments. Any reinvestment income or other gain from those investments will usually be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to the master servicer or a servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements -- Investment of Funds." In most cases, the reserve fund, if any, for a series will not be a part of the trust.

     Additional information concerning any reserve fund will be provided in the related prospectus supplement, including the initial balance of that reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

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                   DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

     The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages under those insurances are general descriptions only and do not purport to be complete.

MORTGAGE INSURANCE ON THE LOANS

     In most cases, all mortgage loans that are conventional loans secured by single family property and which had initial LTV ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage on the amount of each of those mortgage loans in excess of 75% of the original appraised value of the related mortgaged property and remaining in force until the principal balance of that mortgage loan is reduced to 80% of that original appraised value.

     In some cases, a pool insurance policy will be obtained to cover any loss, subject to limitations described in this prospectus, occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. See "Pool Insurance Policy" in this prospectus. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against losses sustained in the event of a personal bankruptcy of the borrower under a mortgage loan. See "Legal Aspects of Loans" in this prospectus. Those losses will be covered to the extent described in the related prospectus supplement by the bankruptcy bond or other credit support, if any.

     To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed mortgage loan, and to the extent those losses are not covered by the pool insurance policy or other credit support for that series, those losses, if any, would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "Hazard Insurance on the Loans" in this prospectus. Other hazard risks will not be insured and the occurrence of those hazards could adversely affect payments to the securityholders.

     Primary Mortgage Insurance. While the terms and conditions of the primary mortgage insurance policies issued by one primary insurer will differ from those in primary mortgage insurance policies issued by other primary insurers, each primary mortgage insurance policy, in most cases, will pay either:

     o    the insured percentage of the loss on the related mortgaged property;

     o the entire amount of that loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

     o at the option of the primary insurer under various primary mortgage insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, after that date, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of the date the mortgage loan would have been discharged in full if the default had not occurred or an approved sale.

The amount of the loss as calculated under a primary mortgage insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of that mortgage loan and accrued and unpaid interest on that mortgage loan and reimbursement of various expenses, less:

     o rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from the related mortgaged property,

     o hazard insurance proceeds in excess of the amount required to restore that mortgaged property and which have not been applied to the payment of the mortgage loan,

     o    amounts expended but not approved by the primary insurer,

     o    claim payments previously made on that mortgage loan, and

     o    unpaid premiums and other amounts.

As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, in the event of default by the mortgagor. the insured will typically be required, among other things, to:

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

     o advance or discharge hazard insurance premiums and, as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

     o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

     o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

The pooling and servicing agreement or servicing agreement for a series, in most cases, will require that the master servicer or servicer maintain, or cause to be maintained, coverage under a primary mortgage insurance policy to the extent this coverage was in place on the cut-off date. In the event that the depositor gains knowledge that, as of the closing date, a mortgage loan had a LTV Ratio at origination in excess of 80% and was not the subject of a primary mortgage insurance policy, was not included in any exception to that standard disclosed in the related prospectus supplement, and that the mortgage loan has a then current LTV Ratio in excess of 80%, then the master servicer or the servicer is required to use its reasonable efforts to obtain and maintain a primary mortgage insurance policy to the extent that this kind of policy is obtainable at a reasonable price.

     Any primary mortgage insurance or primary credit insurance policies relating to loans secured by manufactured homes will be described in the related prospectus supplement.

     FHA Insurance and VA Guarantees. The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under
Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and
Section 234 programs.

     Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

     The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, and additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

     When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for tax, insurance and similar payments made by it and to deduct amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to loans underlying a series of securities will be described in the related prospectus supplement.

     The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser

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

and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased on a pro rata basis with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. In spite of the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage on its assignment to the VA.

     Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the depositor for VA loans in excess of specified amounts. The amount of that additional coverage will be specified in the related prospectus supplement. Any VA guaranty relating to loans underlying a series of securities will be described in the related prospectus supplement.

     Pool Insurance Policy. The master servicer may be required to maintain the pool insurance policy and to present or cause the servicers, if any, to present claims under that policy on behalf of the trustee and the securityholders. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of those policies. The related prospectus supplement will describe any provisions of a pool insurance policy which are materially different from those described in this prospectus.

     The responsibilities of the master servicer, the amount of claim for benefits, the conditions precedent to the filing or payment of a claim, the policy provisions and the payment of claims under a pool insurance policy are similar to those described above for primary mortgage insurance policies, subject to the aggregate limit on the amount of coverage. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans in the related trust that have LTV ratios at the time of origination in excess of 80% and that a claim under that primary mortgage insurance policy has been submitted and settled. FHA insurance and VA guarantees will be deemed to be acceptable primary insurance policies under the pool insurance policy. Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which, in most cases, will be:

     o the amount of the unpaid principal balance of the defaulted mortgage loan immediately prior to the sale of the mortgaged property,

     o the amount of the accumulated unpaid interest on that mortgage loan to the date of claim settlement at the contractual rate of interest, and

     o advances made by the insured as described above less a number of specified payments.

     An approved sale is:

     o a sale of the mortgaged property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval,

     o a foreclosure or trustee's sale of the mortgaged property at a price exceeding the maximum amount specified by the pool insurer,

     o the acquisition of the mortgaged property under the primary mortgage insurance policy by the mortgage insurer, or

     o    the acquisition of the mortgaged property by the pool insurer.

     As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and merchantable title to the mortgaged property. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer

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


will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses, and that these expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

     The original amount of coverage under the pool insurance policy will be reduced over the life of the securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer on disposition of all foreclosed mortgaged properties covered by that policy. The amount of claims paid includes expenses incurred by the master servicer as well as accrued interest at the applicable interest rate on delinquent mortgage loans to the date of payment of the claim. See "Legal Aspects of Loans" in this prospectus. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the trust, and thus will affect adversely payments on the securities. In addition, the exhaustion of coverage under any pool insurance policy may affect the master servicer's or servicer's willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance relating to a delinquent loan would not be recoverable from the proceeds of the liquidation of that loan or otherwise, it will not be obligated to make an advance for that delinquency since the Advance would not be ultimately recoverable by it. See " -- Servicing of Loans -- Advances."

     Mortgage Insurance for Manufactured Home Loans. A manufactured home loan may be an FHA loan or a VA loan. Any primary mortgage or similar insurance and any pool insurance policy relating to manufactured home loans will be described in the related prospectus supplement.

HAZARD INSURANCE ON THE LOANS

     Standard Hazard Insurance Policies for Mortgage Loans. The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. That coverage, in most cases, will be in an amount equal to the lesser of the principal balance of that mortgage loan or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement or servicing agreement will provide that the master servicer or servicer shall cause those hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to in the next paragraph and under "Special Hazard Insurance Policy" and "Other Hazard -- Related Insurance Liability Insurance," or on the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors.

     In most cases, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of those terms and conditions are dictated by respective state laws. Those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in other cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement or servicing agreement, in most cases, requires the master servicer or servicer to cause to be maintained for that mortgage loan serviced, flood insurance as described under "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures."

     Standard Hazard Insurance Policies for Manufactured Home Loans. The terms of the pooling and servicing agreement or servicing agreement will require the servicer or the master servicer, as applicable, to cause to be maintained for each manufactured home loan one or more standard hazard insurance

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

policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the mortgagor on the related manufactured home loan, whichever is less. That coverage may be provided by one or more blanket insurance policies covering losses on the manufactured home loans resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home's location was, at the time of origination of the related manufactured home loan, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

     If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for that manufactured home or indemnify the trustee against any damage to that manufactured home prior to resale or other disposition.

     Special Hazard Insurance Policy. Although the terms of those policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan, title to which has been acquired by the insured, and to the extent that damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained for that property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay. The amount of this payment is the lesser of (a) the cost of repair or replacement of that property or (b) on transfer of the property to the special hazard insurer, the unpaid principal balance of that loan at the time of acquisition of that property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the master servicer or the servicer for that property. If the unpaid principal balance plus accrued interest and various expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, various governmental actions, errors in design, faulty workmanship or materials, except under specific circumstances, nuclear reaction, flood if the mortgaged property is in a federally designated flood area, chemical contamination and other risks.

     Restoration of the property with the proceeds described under (a) in the preceding paragraph is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim that the pool insurance policy may be validly presented for the defaulted loan secured by that property. The payment described under (b) in the preceding paragraph will render unnecessary presentation of a claim relating to that loan under the pool insurance policy Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

BANKRUPTCY BOND

     In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan, and, if specified in the related prospectus supplement, any related Additional Collateral, at an amount less than the then outstanding principal balance of that loan. The amount of the secured debt could be reduced to that value, and the holder of that loan thus would become an unsecured creditor to the extent the outstanding principal balance of that loan exceeds the value so assigned to the property, and any related Additional Collateral, by the bankruptcy court. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans" in this prospectus. If so provided in the related prospectus supplement, the master servicer will obtain a bankruptcy bond or similar insurance contract for proceedings relating to borrowers under the Bankruptcy Code. The bankruptcy bond will cover some losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court

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

of the principal amount of a loan and will cover some unpaid interest on the amount of that principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement for all loans in the trust secured by single unit primary residences. In most cases, that amount will be reduced by payments made under that bankruptcy bond relating to those loans.

REPURCHASE BOND

     The seller, the depositor or the master servicer may be obligated to repurchase any loan, up to an aggregate dollar amount specified in the related prospectus supplement, for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of that loan. That obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the seller, the depositor or the master servicer.


                                 THE AGREEMENTS

     The following summaries describe specific provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the related agreements. Where particular provisions or terms used in the related agreements are referred to, those provisions or terms are as specified in the related agreements.

Assignment of Mortgage Assets

     General. The depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the mortgage assets and other property to be included in the trust for a series. That assignment will include all principal and interest due on or for the mortgage assets after the cut-off date specified in the related prospectus supplement, except for any Retained Interests. The trustee will, concurrently with that assignment, execute and deliver the securities.

     Assignment of Private Mortgage-Backed Securities. The depositor will cause private mortgage-backed securities to be registered in the name of the trustee, or its nominee or correspondent. The trustee, or its agent or correspondent, will have possession of any certificated private mortgage-backed securities. In most cases, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Trust Funds -- Private Mortgage-Backed Securities" in this prospectus. Each private mortgage-backed security will be identified in the mortgage certificate schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee. In the related agreement, the depositor will represent and warrant to the trustee regarding the private mortgage-backed securities:

     o that the information contained in the mortgage certificate schedule is true and correct in all material respects;

     o that, immediately prior to the conveyance of the private mortgage-backed securities, the depositor had good title thereto, and was the sole owner of those private mortgage-backed securities, subject to any Retained Interests;

     o that there has been no other sale by it of that private mortgage-backed securities; and

     o that there is no existing lien, charge, security interest or other encumbrance, other than any Retained Interest, on those private mortgage-backed securities.

     Assignment of Agency Securities. The depositor will transfer, convey and assign to the trustee, or its nominee or correspondent, all right, title and interest of the depositor in the Agency Securities and other property to be included in the trust for a series. That assignment will include all principal and interest due on or for the Agency Securities after the cut-off date specified in the related prospectus supplement, except for any Retained Interest. The depositor will cause the Agency Securities to be registered in the name of the trustee, or its nominee or correspondent, and the trustee will concurrently authenticate and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date and the annual pass-through rate or interest rate for each Agency Security conveyed to the trustee.

     Assignment of Mortgage Loans. In addition, except as provided below for some securities backed by Trust Balances of revolving credit loans, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian:

     o the mortgage note for each mortgage loan endorsed without recourse to the order of the trustee or in blank;

     o the original mortgage with evidence of recording indicated on that mortgage note, except for any mortgage not returned from the public recording office, in which case a copy of that mortgage will be delivered, together with a certificate that the original of that mortgage was delivered to the recording office; and

     o an assignment of the mortgage in recordable form and, if applicable, any riders or modifications to the mortgage note and mortgage, together with other documents as described in the related agreement.

The trustee, or, in some cases, the custodian, will hold those documents in trust for the benefit of the securityholders.

     In most cases, the depositor will, at the time of delivery of the securities, cause assignments to the trustee of the mortgage loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, that recording is not required to protect the trustee's interest in the mortgage loan. As promptly as possible, the depositor will cause that assignments to be so recorded, in which event, the related agreement may require the depositor to repurchase from the trustee any mortgage loan required to be recorded but not recorded within that time, at the price described above for repurchase by reason of defective documentation. In most cases, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a mortgage loan to be recorded.

     For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the related prospectus supplement. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, with respect to the Trust Balances of these loans, and on behalf of any other applicable entity with respect to any Excluded Balance of these loans, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and that review covered all documentation for the Trust Balance.

     For any mortgage loans which are Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian:

     o the related original cooperative note endorsed to the order of the trustee,

     o the original security agreement, the proprietary lease or occupancy agreement,

     o    the recognition agreement,

     o    an executed financing agreement, and

     o    the relevant stock certificate and related blank stock powers.

The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each Cooperative Loan.

     Each mortgage loan will be identified in the mortgage loan schedule appearing as an exhibit to the related agreement. That mortgage loan schedule will specify, among other things, for each mortgage loan:

     o the original principal amount and unpaid principal balance as of the cut-off date;

     o    the current interest rate;

     o the current scheduled payment of principal and interest; the maturity date of the related mortgage note;

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     o    if the mortgage loan is an ARM loan, the minimum mortgage rate, the maximum mortgage rate, if any, and the Periodic Rate Cap; and

     o whether the mortgage loan is an Additional Collateral Loan, a Balloon Loan, a Cooperative Loan, a GPM Loan, a GEM Loan, a Buy-Down Loan or a mortgage loan with other than fixed scheduled payments and level amortization.

     Assignment of Manufactured Home Loans. The depositor will cause any manufactured home loans included in the mortgage assets for a series of securities to be assigned to the trustee, together with principal and interest due on or for the manufactured home loans after the cut-off date specified in the related prospectus supplement. Each manufactured home loan will be identified in the loan schedule appearing as an exhibit to the related agreement. That loan schedule will specify, for each manufactured home loan, among other things:

     o the original principal balance and the outstanding principal balance as of the close of business on the cut-off date;

     o    the interest rate;

     o    the current scheduled payment of principal and interest; and

     o    the maturity date of the manufactured home loan.

     In addition, for each manufactured home loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original manufactured home loan and copies of documents and instruments related to each manufactured home loan and the security interest in the manufactured home securing each manufactured home loan. To give notice of the right, title and interest of the securityholders to the manufactured home loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all manufactured home loans as collateral. In most cases, the manufactured home loans will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured home loans without notice of that assignment. the interest of the securityholders in the manufactured home loans could be defeated. See "Legal Aspects of Loans -- Manufactured Home Loans."

     The seller, or other party as described in the related prospectus supplement, will provide limited representations and warranties to the depositor and the trustee concerning the manufactured home loans. Those representations and warranties will include:

     o that the information contained in the loan schedule provides an accurate listing of the manufactured home loans and that the information about those manufactured home loans listed in that loan schedule is true and correct in all material respects at the date or dates when that information is furnished;

     o that, immediately prior to the conveyance of the manufactured home loans, the depositor had good title to, and was sole owner of, those manufactured home loans, subject to any Retained Interests;

     o that there has been no other sale by it of those manufactured home loans and that the manufactured home loan is not subject to any lien, charge, security interest or other encumbrance;

     o if the master servicer will not directly service the manufactured home loans, each subservicing agreement entered into with a servicer for manufactured home loans comprising the mortgage assets has been assigned and conveyed to the trustee and is not subject to any offset, counterclaim, encumbrance or other charge; and

     o the depositor has obtained from each of the master servicer, the servicer, the originator of the manufactured home loans or other entity that is the seller of the related manufactured home loan representations and warranties relating to some information about the origination of and current status of the manufactured home loans, and has no knowledge of any fact which would cause it to believe that those representations and warranties are inaccurate in any material respect. See "Loan Underwriting Procedures and Standards" in this prospectus.

     Assignment of Participation Securities. The depositor will cause any securities which evidence a participation interest in a loan, obtained under a participation agreement to be assigned to the trustee by

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delivering to the trustee the participation security, which will be reregistered in the name of the trustee. In most cases, the trustee will not be in possession of or be assignee of record for the loans represented by the participation security. Each participation security will be identified in a participation security schedule which will specify the original principal balance, outstanding principal balance as of the cut-off date, pass-through rate and maturity date for each participation security. In the related agreement, the depositor will represent and warrant to the trustee regarding the participation security:

     o that the information contained in the participation security schedule is true and correct in all material respects;

     o that, immediately prior to the conveyance of the participation securities, the depositor had good title to and was sole owner of the participation security;

     o    that there has been no other sale by it of the participation security;
          and

     o that the participation security is not subject to any existing lien, charge, security interest or other encumbrance, other than any Retained Interests.

REPURCHASE AND SUBSTITUTION OF LOANS

     In most cases, if any document in the loan file delivered by the depositor to the trustee, or custodian on behalf of the trustee, is found by the trustee within 90 days of the execution of the related agreement, or promptly after the trustee's receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the related servicer or seller does not cure that defect within 60 days from the date the master servicer was notified of the defect by the trustee, or within another period specified in the related prospectus supplement, the related servicer or seller if, and to the extent it is obligated to do so under the related servicing agreement or mortgage loan sale agreement will, not later than 90 days or within another period specified in the related prospectus supplement, from the date the seller or the master servicer was notified of the defect by the depositor, the master servicer or the trustee, repurchase the related mortgage loan or any property acquired relating to that repurchase from the trustee. The price to repurchase the related mortgage loan or property is equal to the outstanding principal balance of that mortgage loan, or, in the case of a foreclosed mortgage loan, the outstanding principal balance of that mortgage loan immediately prior to foreclosure, plus accrued and unpaid interest to the date of the next scheduled payment on that mortgage loan at the related mortgage rate.

     In most cases, the master servicer may, rather than repurchase the loan as described above, remove the loan from the trust and substitute in its place one or more other loans provided, however, that:

     o for a trust for which no REMIC election is made, that substitution must be effected within 120 days of the date of initial issuance of the securities, and

     o for a trust for which a REMIC election or elections are made, the trustee must have received a satisfactory opinion of counsel that the substitution will not result in a prohibited transactions tax under the Internal Revenue Code or cause the trust to lose its status as a REMIC, or in the case of a trust consisting of two or more REMICs, that the substitution will not cause that REMIC to lose its status as a REMIC.

In most cases, any qualified substitute mortgage loan will have on the date of substitution:

     o an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted loan, the amount of any shortfall to be deposited to the Payment Account in the month of substitution for distribution to securityholders;

     o an interest rate not lower than and not more than 1% of the interest rate of the deleted loan;

     o have a LTV Ratio at the time of substitution no higher than that of the deleted loan at the time of substitution;

     o have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted loan; and

     o comply with all of the representations and warranties specified in the related agreement as of the date of substitution. The related agreement may include additional requirements relating to ARM

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     o    loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

In most cases, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a loan document.

     In most cases, the seller, or other party as described in the related prospectus supplement, will make representations and warranties about loans which comprise the mortgage assets for a series. See "Loan Underwriting Procedures and Standards -- Representations and Warranties" in this prospectus. If the related seller, or other party, cannot cure a breach of those representations and warranties in all material respects within 60 days after notification by the master servicer, the depositor or the trustee of that breach, and if the breach is of a nature that materially and adversely affects interest of the securityholders in that loan, the seller is obligated to cure, substitute or repurchase the affected mortgage loan if those seller is required to do so under the applicable agreement.

REPORTS TO SECURITYHOLDERS

     The master servicer will prepare and will forward or will provide to the trustee for forwarding to each securityholder on each distribution date, or as soon after that distribution date as is practicable, a statement providing, to the extent applicable to any series as specified in the related agreement, among other things:

     o as applicable, either (A) the amount of the distribution allocable to principal on the mortgage assets, separately identifying the aggregate amount of any principal prepayments included in that distribution and the amount, if any, advanced by the master servicer or by a servicer or (B) the amount of the principal distribution in reduction of stated principal amount of each class and the aggregate unpaid principal amount of each class following that distribution;

     o as applicable, either (A) the amount of the distribution allocable to interest on the mortgage assets and the amount, if any, advanced by the master servicer or a servicer or (B) the amount of the interest distribution;

     o the amount of servicing compensation for the mortgage assets paid during the Due Period commencing on the due date to which that distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

     o for accrual securities, prior to the Accrual Termination Date in addition to the information specified in (B) of the first clause above of this paragraph, the amount of interest accrued on those securities during the related Interest Accrual Period and added to the principal balance of those securities;

     o in the case of floating rate securities, the floating rate applicable to the distribution being made;

     o if applicable, (I) the number and aggregate principal balances of loans (A) delinquent for 31 to 60 days, (B) delinquent for 61 days to 90 days and (C) delinquent 91 days or more, as of the close of business on the determination date to which that distribution relates or (II) the number and aggregate principal balances of loans in foreclosure or delinquent (with a notation indicating which loans, if any, are in foreclosure) (A) 30 to 59 days, (B) 60 to 89 days and (C) 90 or more days, as of the close of business on the last day of the calendar month preceding that distribution date assuming twelve, thirty day months;

     o if applicable, the book value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date to which that distribution relates;

     o if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable distribution date;

     o if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable distribution date;

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     o    if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable distribution date;

     o in the case of any other credit support described in the related prospectus supplement, the amount of coverage of that credit support as of the close of business on the applicable distribution date;

     o in the case of any series which includes a subordinate class, the Subordinated Amount, if any, determined as of the related determination date and if the distribution to the senior securityholders is less than their required distribution, the amount of the shortfall;

     o the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund including any Subordination Reserve Fund, if any, on that distribution date, after giving effect to distributions made on that date;

     o    whether such loans are closed-end loans and/or revolving credit loans;

     o in the case of revolving credit loans, the general payments and credit line terms of those loans and other pertinent features; and

     o    any other information as specified in the related agreement.

     In addition, within a reasonable period of time after the end of each calendar year the master servicer, in most cases, will furnish to each securityholder of record at any time during that calendar year a report summarizing the items provided to securityholders as specified in the related agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual reports provided to the securityholders will not have been examined and reported on by an independent public accountant. However, the master servicer will provide to the trustee a report by independent public accountants concerning the master servicer's servicing of the loans. See "Servicing of Loans -- Evidence as to Compliance" in this prospectus.

INVESTMENT OF FUNDS

     The Payment Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a series that may be invested by the trustee or by the master servicer or by the servicer, if any, can be invested only in eligible investments acceptable to each rating agency rating that series, which may include, without limitation:

     o direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality of the United States, provided that those obligations are backed by the full faith and credit of the United States;

     o commercial paper, having original maturities of not more than nine months, of any corporation incorporated under the laws of the United States or any state of the United States or the District of Columbia which on the date of acquisition has been rated by each rating agency in its highest short-term rating, or the lower category as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency;

     o certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any bank or trust company incorporated under the laws of the United States or of any state of the United States or the District of Columbia. The short-term commercial paper of that bank or trust company, or in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of that holding company, at the date of acquisition must have been rated by each rating agency in its highest short-term rating;

     o money market funds or mutual funds organized under the Investment Company Act of 1940 rated in the highest rating category by each rating agency;

     o repurchase obligation, the collateral of which is held by a third party or the trustee, for any security described in the first clause above of this paragraph provided that the long-term unsecured obligations of the party agreeing to repurchase those obligations are at the time rated by each rating agency in one of its two highest long-term rating categories; and

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     o    those other investments which do not adversely affect the rating on the securities of that series as confirmed in writing by each rating agency.

     Funds held in a reserve fund or Subordinated Reserve Fund may be invested in eligible reserve fund investments which may include eligible investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the related prospectus supplement.

     Eligible investments or eligible reserve fund investments for a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the trustee and amounts in the Payment Account, any reserve fund or the Subordinated Reserve Fund for that series are required or may be anticipated to be required to be applied for the benefit of securityholders of that series.

     Unless provided in the related prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other reserve fund, Servicer Account, Collection Account or the Payment Account will be property of the trustee, the master servicer or a servicer and not available for distributions to securityholders. See "Servicing of Loans" in this prospectus.

EVENT OF DEFAULT AND RIGHTS IN THE CASE OF EVENTS OF DEFAULT

     Pooling and Servicing Agreement and Servicing Agreement. Events of default under the pooling and servicing agreement or servicing agreement for each series of certificates or notes, respectively, in most cases, include:

     o any failure by the master servicer to remit to the trustee for distribution to the securityholders, or distribution to holders of the equity certificates for a series of notes, of that series any required payment which continues unremedied for five business days, or one business day for other required payments, after the giving of written notice of that failure, requiring the same to be remedied, to the master servicer by the trustee or the depositor for each series of certificates or by the trustee or the issuer for each series of notes, or to the master servicer, the depositor and the trustee for each series of certificates or to the master servicer, the issuer and the trustee for each series of notes by the related holders of securities of that series evidencing at least 25% of Voting Rights of the securities for the series;

     o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related pooling and servicing agreement or servicing agreement which continues unremedied for 30 days after the giving of written notice of that failure:

          o to the master servicer by the trustee or the depositor for each series of certificates or by the trustee or the issuer for each series of notes,

          o to the master servicer, the depositor and the trustee for each series of certificates, or

          o to the master servicer, the issuer and the trustee for each series of notes by the holders of securities of that series evidencing at least 25% of the Voting Rights of the securities; and

     o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

     In most cases, so long as an event of default remains unremedied under the pooling and servicing agreement or servicing agreement for a series, the trustee for that series or holders of the related securities evidencing at least 51% of the aggregate outstanding principal amount of the securities for that series, the first 51% who provide that notice, or the depositor may terminate all of the rights and obligations of the master servicer as servicer under the pooling and servicing, agreement or servicing agreement and in and to the mortgage loans, other than its right as a securityholder or as holder of the equity certificates for a series of notes under the pooling and servicing agreement or servicing agreement, as applicable, which rights the master servicer will retain under all circumstances. The trustee will then succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement or servicing agreement. The trustee will also be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the

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


form of assumption fees, late payment charges or otherwise as provided in the related pooling and servicing agreement or servicing agreement. In most cases, in the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of a Fannie Mae or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 or other amount as specified in the related prospectus supplement to act as a successor to the master servicer under the related pooling and servicing agreement or servicing agreement. Pending that appointment, the trustee is obligated to act in that capacity.

     No securityholder of a series, solely by virtue of that holder's status as a securityholder, will have any right under the pooling and servicing agreement or servicing agreement for that series to institute any proceeding for the related pooling and servicing agreement or servicing agreement, unless:

     o that holder previously has given to the trustee for that series written notice of default,

     o the holders of securities evidencing at least 25% of the aggregate outstanding principal amount of the securities for that series have made written request to the trustee to institute that proceeding in its own name as trustee under that agreement, and

     o the holders of securities evidencing at least 25% of the aggregate outstanding principal amount of the securities for that series have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

     Indenture. In most cases, an event of default under the indenture will include:

     o a default for five days or more, or other period of time described in the related prospectus supplement, in the payment of any principal of or interest on any note or equity certificates of that series;

     o failure to perform any other covenant of the issuer in the indenture which continues for a period of 30 days after notice of that covenant is given in accordance with the procedures described in the related prospectus supplement;

     o any representation or warranty made by the issuer in the indenture or in any certificate or other writing delivered for or in connection with that representation or warranty or affecting that series having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice of that breach is given in accordance with the procedures described in the related prospectus supplement;

     o events of bankruptcy, insolvency, receivership or liquidation of the issuer; or

     o    any other event of default provided for notes of that series.

     If an event of default for the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. If the notes of that series are accrual securities, the trustee or the holders of that majority may declare that portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, to be due and payable. That declaration may, under various circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

     If following an event of default for any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, despite that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been that declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

     o the holders of 100% of the then aggregate outstanding amount of the notes of that series consent to that sale,

     o the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of that sale, or

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     o    the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of that series.

     In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of liquidation for unpaid fees and expenses. As a result, on the occurrence of that event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of that event of default.

     In the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of that discount that is unamortized.

     No noteholder or holder of an equity certificate of a series, solely by virtue of that holder's status as a noteholder or holder of an equity certificate, will have any right under an owner trust agreement or indenture for that series to institute any proceeding for that agreement unless that holder previously has given to the trustee for that series written notice of default and unless the holders of notes or equity certificates of any class evidencing at least 25% of the aggregate percentage interests constituting that class have made written request on the trustee to institute that proceeding in its own name as trustee under that series and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute for that proceeding.

     Under the terms of the indenture, if an event of default occurs and is continuing, senior securityholders may be entitled to exercise specified rights of the holders of the securities, without the consent of subordinate securityholders, and the subordinate securityholders may exercise those rights only with the prior consent of the senior securityholders.

THE OWNER TRUSTEE

     The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the owner trustee for each series of notes will be provided in the related prospectus supplement. The entity serving as owner trustee may have normal banking relationships with the depositor or the master servicer.

THE TRUSTEE

     The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the trustee for each series of securities will be provided in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of various local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust relating to a series of securities. In the event of that appointment, all rights, powers, duties and obligations conferred or imposed on the trustee by the pooling and servicing agreement or indenture relating to that series will be conferred or imposed on the trustee and that separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform various acts, singly on that separate trustee or co-trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee. Those agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment. However, the trustee shall continue to be responsible for its duties and obligations under the related agreement.

DUTIES OF THE TRUSTEE

     The trustee makes no representations as to the validity or sufficiency of any related agreement, the securities or of any mortgage asset or related documents. If no event of default as described in the

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applicable agreement has occurred, the trustee is required to perform only those duties specifically required of it under that agreement. On receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of those documents furnished by it or the securityholders to the master servicer under the related agreement.

     The trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default. See "Event of Default and Rights in the Case of Events of Default" in this prospectus. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The trustee may resign, by written notice to the depositor, the master servicer and to all securityholders; provided, that the resignation shall not be effective until a successor trustee is appointed. If no successor trustee has been appointed and has accepted the appointment within 60 days after giving that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The resigning trustee shall not resign and be discharged until the time that the successor trustee is approved by each rating agency. The trustee may also be removed at any time:

     o by the depositor, if the trustee ceases to be eligible to continue as trustee under the related pooling and servicing agreement or indenture;

     o    if the trustee becomes insolvent;

     o if a tax is imposed or threatened for the trust by any state in which the trustee or the trust held by the trustee under the related agreement is located; or

     o by the holders of securities evidencing at least 51% of the aggregate outstanding principal amount of the securities in the trust on notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

PAYMENT ACCOUNT

     The trustee will establish a Payment Account in its name as trustee for the securityholders, or if it is so specified in the related prospectus supplement, the Payment Account may be established by the master servicer in the name of the trustee. The Payment Account will, in most cases, be an Eligible Account, and the funds held in that account may be invested, pending disbursement to securityholders of the related series, under the terms of the related pooling and servicing agreement or the related servicing agreement and indenture, in eligible investments. The master servicer or the trustee will usually be entitled to receive, as additional compensation, any interest or other income earned on funds in the Payment Account. There will be deposited into the Payment Account monthly all funds received from the master servicer and required withdrawals from any reserve funds. In most cases, the trustee is permitted from time to time:

     o to make withdrawals from the Payment Account for each series to remove amounts deposited in that account in error,

     o to pay to itself or the master servicer any reinvestment income on funds held in the Payment Account to the extent it is entitled,

     o to remit to the master servicer its Servicing Fee, assumption or substitution fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses,

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     o    to make deposits to any reserve fund,

     o    to make regular distributions to the securityholders,

     o    to clear and terminate the Payment Account, and

     o to make other withdrawals as required or permitted by the related agreements.

EXPENSE RESERVE FUND

     If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date in an Expense Reserve Fund cash or eligible investments which will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit in the Expense Reserve Fund of all or a portion of cash flow, to the extent described in the related prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more eligible investments.

AMENDMENT OF AGREEMENTS

     The pooling and servicing agreement for each series of certificates may be amended by the depositor, the master servicer, and the trustee for that series, without notice to or consent of the certificateholders:

     o    to cure any ambiguity;

     o to correct or supplement any provision in that pooling and servicing agreement which may be defective or inconsistent with any other provision in that pooling and servicing agreement;

     o to make any other provisions regarding matters or questions arising under that pooling and servicing agreement which are not inconsistent with any other provisions of that pooling and servicing agreement; or

     o    to comply with any requirements imposed by the Internal Revenue Code.

Any of these amendments, other than for the reason described in the last clause of this paragraph, must not adversely affect in any material respect the interests of any certificateholders of that series.

     In most cases, the pooling and servicing agreement for each series of certificates may also be amended by the trustee, the master servicer and the depositor for that series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the certificates of each class of that series affected by that amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that pooling and servicing agreement or modifying in any manner the rights of certificateholders of that series. That amendment may not:

     o reduce the amount or delay the timing of payments on any certificate without the consent of the holder of that certificate;

     o adversely affect the REMIC status, if a REMIC election or elections have been made, for the related trust of a series; or

     o reduce the aforesaid percentage of aggregate outstanding principal amount of certificates of each class, the holders of which are required to consent to that amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of certificates affected by that amendment.

     In spite of the foregoing, if a REMIC election or elections have been made for the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or any related REMIC or cause that trust or that REMIC to fail to qualify as a REMIC.

     In most cases, the servicing agreement or indenture for each series of notes may be amended by the parties to that agreement without the consent of any of the noteholders covered by that agreement:

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     o    to cure any ambiguity;

     o to correct, modify or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

     o to make any other provisions regarding matters or questions arising under the agreement which are not inconsistent with the provisions of that agreement, provided that this action will not adversely affect in any material respect the interests of any noteholder covered by the agreement.

     In most cases, the servicing agreement or indenture for each series of notes may also be amended by the parties to that agreement with the consent of the holders evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the notes of each class of that series affected by that agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that agreement or modifying in any manner the rights of noteholders of that series. That the amendment may not:

     o reduce the amount of or delay the timing of, payments received on any note without the consent of the holder of that note;

     o adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding clause, without the consent of the holders of notes of that class evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the notes of each class of that series affected by that amendment; or

     o reduce the aforesaid percentage of aggregate outstanding principal amount of notes of each class, the holders of which are required to consent to that amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of notes affected by that amendment.

VOTING RIGHTS

     The related prospectus supplement will describe the method of determining allocation of voting rights for a series, if other than as described in this prospectus. If specified in the related prospectus supplement, a provider of credit enhancement may be entitled to specified voting rights of the securityholders.

REMIC ADMINISTRATOR

     For any multiple class series of certificates as to which a REMIC election is made, preparation of reports and other administrative duties relating to the trust may be performed by a REMIC Administrator, who may be an affiliate of the depositor.

TERMINATION

     The obligations created by the related agreements for a series will terminate on the distribution to securityholders of all amounts distributable to them under those agreements after:

     o the later of the final payment or other liquidation of the last mortgage loan remaining in the trust for that series or the disposition of all property acquired on foreclosure or deed in lieu of foreclosure of any mortgage loan, or

     o the repurchase by the master servicer, or another party as specified in the prospectus supplement, from the trustee for that series of all mortgage loans at that time subject to the related agreements and all property acquired in connection with any mortgage loan.

     The exercise of that right will effect early retirement of the securities of that series, but the right to so purchase is subject to the aggregate principal balances of the mortgage loans at the time of repurchase being, less than a fixed percentage, to be provided in the related prospectus supplement, of the cut-off date aggregate principal balance. In no event, however, will the trust created by the related agreements continue beyond the expiration of 21 years from the death of the last survivor of persons identified in those agreements. For each series, the master servicer or the trustee, as applicable, will give written notice of termination of the related agreements to each securityholder, and the final distribution will be made only on surrender and cancellation of the securities at an office or agency specified in the notice of termination. See "Description of the Securities -- Optional Termination" in this prospectus.

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                             LEGAL ASPECTS OF LOANS

     The following discussion contains summaries of various legal aspects of housing loans which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the law of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

     The mortgage loans, other than Cooperative Loans, comprising or underlying the mortgage assets for a series will be secured by either mortgages or deeds of trust, or deeds to secure debt, depending on the prevailing practice in the state in which the property subject to a mortgage loan is located and may have first, second or third priority. Manufactured housing contracts evidence both the obligation of the obligor to repay the loan evidenced by those manufactured housing contracts and grant a security interest in the related manufactured homes to secure repayment of that loan. However, as manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under various circumstances become subject to real estate title and recording laws. See "The Trust Funds -- The Manufactured Home Loans" in this prospectus. In some states, the filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest on the real property encumbered by the mortgage, deed of trust or deed to secure debt. However, in other states, the mortgage or deed of trust conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, that is, the payment of the indebtedness secured by that mortgage or deed of trust, respectively. The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority for those instruments depends on their terms and in some cases the term of separate subordination or intercreditor agreements, the knowledge of the parties to the mortgage and, in most cases, on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, as described in the next sentence, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In a number of states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes:

     o    a separate undertaking to make payments on the mortgage note, and

     o an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower/homeowner, the beneficiary, who is the lender, and a third-party grantee called the trustee.

     Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, often with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, often with a power of sale, until the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage, or the deed to secure debt, and, in a number of deed of trust transactions, the directions of the beneficiary.

COOPERATIVE LOANS

     If specified in the prospectus supplement relating to a series of securities, the mortgage loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other

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things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related to that agreement, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. That lien or security interest is not, in most cases, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges. That lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Cooperative buildings relating to the Cooperative Loans are usually located in the State of New York. In most cases, each Cooperative owns in fee or has a leasehold interest in the land on which and the building in which the separate dwelling units in that Cooperative are located. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage(s) on the Cooperative's building or underlying land, as is usually the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling those mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interests of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord and the occupant's lender are in most cases subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

     o arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or

     o arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

     In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

     Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most cases, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents that tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. In most cases, the lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "Realizing on Cooperative Loan Security", on default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See " -- Realizing on Cooperative Loan Security" in this section of the prospectus.

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TAX ASPECTS OF COOPERATIVE OWNERSHIP

     In general, a "tenant-stockholder", as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of specific interest expenses and specific real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under
Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under that section for any particular year. In the event that a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Internal Revenue Code for those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

FORECLOSURE ON MORTGAGE LOANS

     Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt, in most cases, is accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or a deed to secure debt, in some states, prior to a sale, the trustee, or grantee, as applicable, must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states, prior to that sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. In most cases, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the secured property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules and subject throughout to the court's equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action historically was equitable in nature, and is addressed to a court of equity, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

     Foreclosure of a mortgage, in most cases, is accomplished by judicial action. The action is usually initiated by the service of legal pleadings on all parties having an interest of record in the real property.

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Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years if defenses or counterclaims are interposed and is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time or even precluding the mortgagee from ever foreclosing the mortgage.

    In the case of foreclosure under a mortgage, a deed of trust, or a deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is in most cases a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for an amount equal to the unpaid principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. In some states, there is a statutory minimum purchase price which the lender may offer for the property and, in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. After that purchase, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

     If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien. To protect against this loss, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees, prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default under those senior mortgages, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgages. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. For those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and various governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale.

     If the master servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the secured property subject to the senior lien. If proceeds from a foreclosure or similar sale of the secured property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be

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available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for a borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

     The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

REALIZING ON COOPERATIVE LOAN SECURITY

     The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and, in almost all cases, subject to restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. Subject to the terms of any recognition agreement, the proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by that tenant-stockholder. In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate that lease or agreement in the event the borrower defaults in the performance of covenants under that lease or agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

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     The recognition agreement, in most cases, provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under that proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender, in most cases, cannot restrict and does not monitor, could reduce the amount realized on the sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on that Cooperative Loan.

     Recognition agreements, in most cases, also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing on its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. That approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize on the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder, that is, the borrower or the Cooperative, to obtain title insurance of any type, although title insurance is available to both the borrower and the lender. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the cooperative dwelling unit in the event of foreclosure.

     A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases, provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. However, if a portion of the indebtedness remains unpaid, the tenant-stockholder is usually responsible for the deficiency. See " -- Anti-Deficiency Legislation and Other Limitations on Lenders" in this section of the prospectus.

RIGHTS OF REDEMPTION

     In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and some foreclosed junior lienors or other parties are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale.

    In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the

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redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Various states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized on the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee, if there are no trust assets against which that deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is usually to prevent a beneficiary, grantee, or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

     For mortgage loans secured by collateral in addition to the related mortgaged properties, realization on the additional collateral may be governed by the UCC in effect under the law of the state applicable thereto. Some courts have interpreted the UCC to prohibit or limit a deficiency award in a number of circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens on additional collateral consisting of various types of personal property, including, for example, bank accounts and, to some extent, insurance policies and annuities. Realization on that additional collateral will be governed by state laws applicable to that additional collateral rather than by the UCC, and the availability of deficiency awards under those state laws may be limited. Whether realization on any Additional Collateral is governed by the UCC or by other state laws, the ability of secured parties to realize on the additional collateral may be limited by statutory prohibitions that limit remedies for the related mortgage loans. Those prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both of those mortgaged properties and the additional collateral concurrently. Some state statutes require secured parties to exhaust the security afforded by the mortgaged properties through foreclosure before attempting to realize on the related additional collateral, including any third-party guarantees. Other state statutes require secured parties to foreclose on mortgaged properties and additional collateral concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against borrowers or guarantors following foreclosure on the related mortgaged properties and where secured parties either are required or elect to proceed against those mortgaged properties before proceeding against the related additional collateral, limitations on the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties on the disposition of that additional collateral. Further, in some states where secured parties may choose whether to proceed against the related mortgaged properties or additional collateral first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from exercising remedies for the other. Consequently, the practical effect of the election requirement, in those states permitting that election,

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is that secured parties will usually proceed against both concurrently or against the mortgaged properties first if prohibited from proceeding against both by state law.

     For Cooperative Loans. In most cases, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under
Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

     Federal Bankruptcy and Other Laws Affecting Creditor's Rights. In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed on the filing of a bankruptcy petition. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default of a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by permitting the borrower to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured only by property that is the principal residence of the debtor. In all cases, the secured creditor generally is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt. Therefore, for any Additional Collateral Loan secured by property of the debtor in addition to the debtor's principal residence, courts with federal bankruptcy jurisdiction may reduce the amount of each monthly payment, change the rate of interest, alter the repayment schedule, forgive all or a portion of the debt, reduce the lender's security interest to the value of the collateral and otherwise subject that mortgage loan to the cramdown provisions of Chapter 13.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to tax liens over the lender's security. This may delay or interfere with the enforcement of rights relating to a defaulted loan. In addition, substantive requirements are imposed on lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities on lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, an originator's failure to comply with the federal Truth-in-Lending Act could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust

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or subsequent holders of the mortgage loans. For mortgage loans secured by collateral in addition to the related mortgaged properties, those tax liens may in some circumstances provide priority over the lien on that additional collateral.

     Some of the mortgage loans known as high cost loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, or Homeownership Act, if those mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any high cost loan could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of that high cost loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibits by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. An originator's failure to comply with these laws could subject the trust fund and other assignees of the mortgage loans to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or the subsequent holders of the mortgage loans. See "Loan Underwriting Procedures and Standards -- Representations and Warranties."

LEASEHOLD CONSIDERATIONS

     Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor's leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. IN THE CASE OF EACH MORTGAGE LOAN SECURED BY A LIEN ON THE RELATED MORTGAGOR'S LEASEHOLD INTEREST UNDER A GROUND LEASE, THAT GROUND LEASE CONTAINS PROVISIONS PROTECTIVE OF THE LEASEHOLD MORTGAGEE. THESE PROVISIONS INCLUDE A PROVISION THAT REQUIRES THE GROUND LESSOR TO GIVE THE LEASEHOLD MORTGAGEE NOTICES OF LESSEE DEFAULTS AND AN OPPORTUNITY TO CURE THEM, A PROVISION THAT PERMITS THE LEASEHOLD ESTATE TO BE ASSIGNED TO THE LEASEHOLD MORTGAGEE OR THE PURCHASER AT A FORECLOSURE SALE AND AFTER THAT ASSIGNMENT TO BE ASSIGNED BY THE LEASEHOLD MORTGAGEE OR THAT PURCHASER AT A FORECLOSURE SALE TO ANY FINANCIALLY RESPONSIBLE THIRD PARTY THAT EXECUTES AN AGREEMENT OBLIGATING ITSELF TO COMPLY WITH THE TERMS AND CONDITIONS OF THE GROUND LEASE AND A PROVISION THAT GIVES THE LEASEHOLD MORTGAGEE THE RIGHT TO ENTER INTO A NEW GROUND LEASE WITH THE GROUND LESSOR ON THE SAME TERMS AND CONDITIONS AS THE OLD GROUND LEASE ON ANY TERMINATION OF THE OLD GROUND LEASE.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, or Relief Act, a mortgagor who enters military service after the origination of that mortgagor's mortgage loan, including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of that mortgagor's active duty status. In addition to adjusting the interst, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States orders otherwise on application of the lender. The Relief Act applies to mortgagors who are members of the Air Force, Army,

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Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S.
Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances and may not be covered by the applicable form of credit enhancement that may have been provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period after that period of active duty status. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related certificates in connection with those certificates. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     Some of the mortgage loans may be secured by junior mortgages, deeds of trust or deeds to secure debt, which are junior to senior mortgages, deeds of trust or deeds to secure debt which are not part of the trust. The rights of the securityholders, as the holders of a junior mortgage, are subordinate in lien priority and in payment priority to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold on default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinstates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure that default and bring the senior loan current, and as a result, reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of that notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide. See " -- Foreclosure on Mortgage Loans".

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

     The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled

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to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of that property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. In the case of a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     In most cases, the loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also provides nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, in spite of the fact that a transfer of the property may have occurred. These include intra-family transfers, various transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may

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


have an impact on the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In addition to limitations imposed by FHA Regulations for contacts partially insured by the FHA under Title I, in some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

     Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. The Parity Act permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act including adjustable rate mortgage loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable regulations and opinions that previously authorized lenders to charge prepayment charges and late fees on Parity Act loans notwithstanding contrary state law, effective with respect to Parity Act loans originated on or after July 1, 2003. However, the OTS's action does not affect Parity Act loans originated before July 1, 2003. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of these charges. The master servicer will be entitled to all prepayment charges and late payment charges to the extent collected on the loans and these amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize on their security, courts have invoked general equitable principles. In most cases, the equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize on his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

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APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. Similar federal statutes were in effect for mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to impose interest rate limits by adopting, before April 1, 1983, a law, or constitutional provision, which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Usury limits apply to junior mortgage loans in many states.

ADJUSTABLE INTEREST RATE LOANS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

     o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for origination of alternative mortgage instruments by national banks,

     o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration, or NCUA, for origination of alternative mortgage instruments by federal credit unions, and

     o all other non-federally chartered housing creditors, including state-chartered savings banks and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

     Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken this action.

ENVIRONMENTAL LEGISLATION

     Under Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, and under state law in some states, a lender or secured creditor may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether it has contaminated the property. CERCLA imposes strict, as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions

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of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     In addition to CERCLA, other federal and state laws in some circumstances may also impose liability on a secured party for a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, asbestos, radon, and lead-based paint. In all such circumstances, such cleanup costs may be substantial. It is possible that those cleanup costs could become a liability of a Trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property, in most cases, are subordinated to the Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the Environmental Lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make those evaluations prior to the origination of the secured loans. Neither the depositor nor any replacement servicer will be required by any agreement to undertake those evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on that property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that:

     o its mortgage was executed and recorded before the commission of the crime on which the forfeiture is based, or

     o the lender was, at the time of the execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

NEGATIVE AMORTIZATION LOANS

     A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, remanded to the United States District Court for the District of New Hampshire for further proceedings to determine whether a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and notes offered under this prospectus where Thacher Proffitt & Wood LLP, Sidley Austin Brown & Wood LLP, McKee Nelson LLP or Orrick, Herrington & Sutcliffe LLP is identified in the applicable prospectus supplement as counsel to the depositor. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies and foreign investors, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to under "REMICs -- Classifications of REMICs" and "REMICs -- Tiered REMICs," are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

     o is given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered under this prospectus.

     The following discussion addresses securities of two general types:

     o REMIC certificates representing interests in a trust that the Trustee will elect to have treated as one or more "real estate mortgage investment conduits," or REMICs, under Sections 860A through 860G of the Internal Revenue Code, or the REMIC Provisions, and

     o notes representing indebtedness of the issuer for federal income tax purposes.

     The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series.

REMICS

     In most cases, as to each series of certificates, the trustee will covenant to elect to treat the trust, or a portion of that trust, as one or more REMICs. The prospectus supplement for each series of certificates will identify all certificates representing "regular interests" and the "residual interest" in that REMIC. If a REMIC election or elections will not be made for a trust or some assets of a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement if those certificates are offered by that prospectus supplement.

     The following discussion is based in part on the rules governing original issue discount that are presented in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections, or the OID Regulations, and in part on the REMIC Provisions and the Treasury regulations issued under the REMIC Provisions, which together are referred to as the REMIC Regulations. The OID Regulations do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

CLASSIFICATION OF REMICS

     At the time of the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing

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


agreement, the related trust, or each applicable portion of that trust, will qualify as a REMIC and the REMIC certificates offered under that REMIC will be considered to evidence ownership of regular interests or residual interests in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described under " -- Characterization of Investments in REMIC Certificates." Although the Internal Revenue Code authorizes the Treasury Department to provide relief in the event of an inadvertent termination of REMIC status, no regulations have been issued implementing this provision. That relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In most cases, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying those certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as 'real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations. In addition, the REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to a REMIC on that REMIC's startup day in exchange for regular or residual interests in that REMIC.

     The assets of the REMIC will include, in addition to loans, payments on loans, including temporary investments of those proceeds, held pending distribution on the REMIC certificates and may include property acquired by foreclosure held pending sale, and amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, or amounts in reserve accounts would be considered to be part of the loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the loans for purposes of the foregoing sections. In addition, in some instances loans, including Additional Collateral Loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the loans not to qualify for one or more of those characterizations. The REMIC regulations do provide, however, that payments on loans held pending distribution are considered part of the loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code. Investors should review the description of the loans in the related prospectus supplement to assess the extent to which their REMIC regular interests will qualify as real estate assets within the meaning of Seciton 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code.

TIERED REMIC STRUCTURES

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. At the time of the issuance of that series of REMIC certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered

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


REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on those certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

  GENERAL

     Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMlC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income for REMIC regular certificates under an accrual method.

  Original Issue Discount

     Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount, in most cases, will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described in this section, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Internal Revenue Code requires that a reasonable prepayment assumption be used for loans held by, or loans underlying mortgage assets held by, a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of that REMIC regular certificate. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, any master servicer nor the trustee will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually, during the entire term of the instrument, at a single fixed rate, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on that REMIC regular certificate. Because a portion of the interest payable on the certificates may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable.

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

Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of certificates as qualified stated interest, provided that class is not an interest-only class (or a class the interest on which is substantially disproportionate to its principal amount), or an accrual class (i.e. a class on which interest is not payable currently in all accrual periods).

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that amount will vary according to the characteristics of that REMIC regular certificates. If the original issue discount rules apply to those certificates, the related prospectus supplement will describe the manner in which those rules will be applied to those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of the regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period," as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the regular certificate and accounted for as original issue discount. Because interest on regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of that REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that the portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of that REMIC regular certificate. However, the OID Regulations state that all or some portion of that accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a certificateholder.

     In spite of the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of that REMIC regular certificate, by multiplying:

     o the number of complete years, rounding down for partial years, from the issue date until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o a fraction, the numerator of which is the amount of payment, and the denominator of which is the stated redemption price at maturity of that REMIC regular certificate.

Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of that de minimis original issue discount and a fraction, the numerator of which is the amount of that principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" for a description of that election under the OID Regulations.

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


     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of that certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held that REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

     In most cases, as to each "accrual period," each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, the period that begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of

     o the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on that REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over

     o the adjusted issue price of that REMIC regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence will be calculated:

     o assuming that distributions on the REMIC regular certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption, and in the case of mortgage assets other than loans, that distributions will be made with for each mortgage asset in accordance with the prepayment assumption, if any, described in the participation agreement or other organizational document under which that mortgage asset was issued, and

     o using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption, and in the case of mortgage assets other than loans, that distributions will be made for each mortgage asset in accordance with the participation agreement or other organizational document under which that mortgage asset was issued. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of that certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

     A subsequent purchaser of a REMIC regular certificate that purchases that certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, that daily portion will be reduced, if that cost is in excess of the REMIC regular certificate's "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on that REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals:

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


     o the adjusted issue price, or, in the case of the first accrual period, the issue price, of that certificate at the beginning of the accrual period which includes that day, plus

     o the daily portions of original issue discount for all days during that accrual period prior to that day, minus

     o any payments of amounts included in the stated redemption price made during that accrual period prior to that day for that certificate.

  Market Discount

     A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code, that certificateholder in most cases will be required to allocate the portion of that distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, that election will apply to all market discount bonds acquired by that certificateholder on or after the first day of the first taxable year to which that election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If that election were made for a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or after that year. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates -- Premium." Each of these elections to accrue interest, discount and premium for a REMIC regular certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, market discount for a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if that market discount is less than 0.25% of the remaining stated redemption price of that REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the market discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." That treatment may result in market discount being included in income at a slower rate than market discount would be required to be included in income using the method described in the preceding paragraph.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department various rules described in the Committee Report should apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates accrues, at the certificateholder's option:

     o    on the basis of a constant yield method,

     o in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual

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          period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

     o in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect that regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

     To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which that market discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Internal Revenue Code a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. That deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which that market discount is includible in income. If that holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  Premium

     A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of that REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, that election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. By analogy to bond premium regulations, any allocable premium in excess of the interest income may be deductible to the extent of prior accruals of interest. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating that certificateholder as having made the election to amortize premium. See "Taxation of Owners of REMIC Regular Certificates -- Market Discount." The Committee Report states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. Those rules presumably will require use of a prepayment assumption in accruing market discount or premium for REMIC regular certificates without regard to whether those certificates have original issue discount. The use of an assumption that there will be no prepayments might be required.

  Realized Losses

     Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss

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under Section 166 of the Internal Revenue Code until that holder's certificate becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear regarding the timing and character of that loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

  General

     Although a REMIC is a separate entity for federal income tax purposes, a REMIC, in most cases, is not subject to entity-level taxation, except with regard to prohibited transactions and other transactions. See " -- Prohibited Transactions and Other Possible REMIC Taxes." Rather, the taxable income or net loss of a REMIC is, in most cases, taken into account by the holder of the REMIC residual certificates. Accordingly, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

     A holder of a REMIC residual certificate, in most cases, will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned that REMIC residual certificate. In most cases, for this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" method. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income of or allowed as a loss to any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described under "Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive activity losses."

     A holder of a REMIC residual certificate that purchased that certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds that certificate. Those daily amounts, in most cases, will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations or otherwise, to reduce, or increase the income of a REMIC residual certificateholder that purchased that certificate from a prior holder of that certificate at a price greater than, or less than, the adjusted basis, as defined under "Basis Rules, Net Losses and Distributions," that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC Regulations, however, do not provide for those modifications.

    Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of that holder for federal income tax purposes. Although it appears likely that this payment would be includible in income immediately on its receipt, the IRS might assert that this payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty

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concerning the treatment of those payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of those payments for income tax purposes.

     The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed under " -- Excess Inclusions" and " -- Non-economic REMIC Residual Certificates." The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by those REMIC residual certificateholders for the corresponding period may significantly adversely affect those REMIC residual certificateholders" after-tax rate of return. That disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC residual certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss.

  Taxable Income of the REMIC

     The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by amortization of any premium on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, amortization of any premium on the loans, bad debt losses for the loans and, except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under " -- Taxation of Owners of REMIC Regular Certificates -- Market Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of those certificates in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates, that is, under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently as it accrues, on a constant yield basis. See " -- Taxation of Owners of REMIC Regular Certificates" in this section of the prospectus, which describes a method for accruing that discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

     A loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in that loan, determined as described above, is less than, or greater than, its stated redemption price. That discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the loans. Premium on any loan to which that election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption. Further, that election would not apply to any loan originated on or before September 27, 1985. Instead, premium on that loan should be allocated among the principal payments on that loan and be deductible by the REMIC as those payments become due or on the prepayment of that loan.

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     A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, which includes any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the "regular interests" were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under " -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular interests described in that Section will not apply.

     If a class of regular interests is issued at a premium, the net amount of interest deductions that are allowed the REMIC in each taxable year relating to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under " -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See " -- Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See " -- Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, that excess will be the net loss for the REMIC for that calendar quarter.

  Basis Rules, Net Losses and Distributions

     The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that certificate, increased by amounts included in the income of the REMIC residual certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to that REMIC residual certificateholder.

     A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent that net loss exceeds that REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which REMIC residual certificateholders should consult their tax advisors.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in that certificate. To the extent a distribution on a REMIC residual certificate exceeds that adjusted basis, it will be treated as gain from the sale of that certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their basis in those REMIC residual certificates will not be sufficiently large that those distributions will be treated as nontaxable returns of capital. Their basis in those REMIC residual certificates will initially equal the amount paid for those REMIC residual certificates and will be increased by their allocable shares of the taxable income of the REMIC. However, those basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which that REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent that REMIC residual certificateholders' initial basis are less than the distributions to that REMIC residual certificateholders, and increases in those initial bases either occur after those distributions or, together with their initial bases, are less than the amount of those distributions, gain will be recognized

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

to those REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

     The effect of these rules is that a REMIC residual certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or on the sale of its REMIC residual certificate. See " -- Sales of REMIC Certificates," in this section of the prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of that REMIC residual certificate to that REMIC residual certificateholder and the adjusted basis that REMIC residual certificate would have had in the hands of an original holder, see " -- Taxation of Owners of REMIC Residual Certificates -- General."

  Excess Inclusions

     Any "excess inclusions" for a REMIC residual certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" for a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o the daily portions of REMIC taxable income allocable to that REMIC residual certificate, over

     o the sum of the "daily accruals", as defined below, for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder.

The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made for that REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC residual certificateholders, an excess inclusion:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization, and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, " -- Foreign Investors in REMIC Certificates," in this section of the prospectus.

Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that:

     o the alternative minimum taxable income of the taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions,

     o the alternative minimum taxable of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and

     o the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

     Under Treasury regulations yet to be issued, in the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions for those certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the

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Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of that trust in proportion to the dividends received by those shareholders from that trust. Any amount so allocated will be treated as an excess inclusion for a REMIC residual certificate as if held directly by that shareholder. A similar rule will apply for regulated investment companies, common trust funds and various cooperatives.

  Noneconomic REMIC Residual Certificates

     Under the REMIC Regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If that transfer is disregarded, the purported transferor will continue to remain liable for any taxes due for the income on that "noneconomic" REMIC residual certificate. The REMIC Regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents:

     o the present value of the expected future distributions, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o the transferor reasonably expects that for each anticipated excess inclusion the transferee will receive distributions for the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to various restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of that transfer being disregarded. Those restrictions will require each party to a transfer to provide an affidavit that no purpose of that transfer is to impede the assessment or collection of tax, including various representations as to the financial condition of the prospective transferee, as to which the transferor will also be required to make a reasonable investigation to determine that transferee's historic payments of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment of fixed base (within the meaning of an applicable tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000.

     The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. However, any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based on various assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See " -- Foreign Investors In REMIC Certificates -- REMIC Residual Certificates" below for additional restrictions applicable to transfers of various REMIC residual certificates to foreign persons.

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  Mark-to-market Rules

     Any REMIC residual certificate acquired after January 4, 1995 is not eligible to be marked to market under Internal Revenue Code Section 475 because it is not treated as a security.

  Possible Pass-through of Miscellaneous Itemized Deductions

     Fees and expenses of a REMIC in most cases will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. In most cases, those fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     For REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder of that certificate is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts:

     o an amount equal to that individual's, estate's or trust's share of those fees and expenses will be added to the gross income of that holder, and

     o that individual's, estate's or trust's share of those fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code, which is scheduled to be phased out from 2006 through 2009, provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

     The amount of additional taxable income reportable by holders of those certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in that holder's gross income. Accordingly, those REMIC certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Those prospective investors should carefully consult with their own tax advisors prior to making an investment in those certificates.

  Sales of REMIC Certificates

     If a REMIC regular certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC regular certificate. The adjusted basis of a REMIC regular certificate, in most cases, will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by that certificateholder for that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on that REMIC regular certificate received by that certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under " -- Taxation of Owners of REMIC Residual Certificates -- Rules, Net Losses and Distributions." Except as provided in the following five paragraphs, the gain or loss described will be capital gain or loss provided that REMIC regular certificate is held as a capital asset, which in most cases is property held for investment, within the meaning of Section 1221 of the Internal Revenue Code.

     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that gain does not exceed the excess, if any, of:

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     o    the amount that would have been includible in the seller's income for that REMIC regular certificate assuming that income had accrued on that REMIC regular certificate at a rate equal to 110% of the "applicable Federal rate", in most cases, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to that certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of that certificate, over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased that certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period that REMIC certificate was held by that holder, reduced by any market discount included in income under the rules described above under " -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" and " -- Premium."

     REMIC regular certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC regular certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction, in most cases, is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income, in most cases, will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include that net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires a REMIC residual certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Internal Revenue Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of Section 1091, generally, of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholder on the sale will not be deductible, but instead will be added to that REMIC residual certificateholder's adjusted basis in the newly acquired asset.

     Losses on the sale of a REMIC regular interest in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such form.

  Prohibited Transactions and Other Possible REMIC Taxes

     The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property.

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Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property," in most cases, means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. In most cases, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     In most cases, to the extent permitted by then applicable laws, any prohibited transactions tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee, in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that any of those taxes arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. That tax not borne by the master servicer or the trustee will be charged against the related trust, resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations

     If a REMIC residual certificate is transferred to a "disqualified organization" as defined below, a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of:

     o the present value, which is discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC residual certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions for that REMIC residual certificate for periods after the transfer and

     o the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of that transfer, the prepayment assumption and any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. That tax would be, in most cases, imposed on the transferor of the REMIC residual certificate, except that where that transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for that tax for a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and, as of the time of the transfer, the transferor did not have actual knowledge that the affidavit was false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o residual interests in that entity are not held by disqualified organizations and

     o information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the related pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual certificate.

     In addition, if a "pass-through entity," as defined below, includes in income excess inclusions for a REMIC residual certificate and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by that disqualified organization and

     o    the highest marginal federal income tax rate imposed on corporations.

A pass-through entity, generally, will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity:

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

     o that holder's social security number and a statement under penalty of perjury that the social security number is that of the record holder or

     o a statement under penalty of perjury that the record holder is not a disqualified organization.

In the case of a REMIC residual certificate held by an "electing large partnership," all interests in that partnership are treated as held by disqualified organizations, regardless of the actual partners, and the amount that would be subject to tax under the second preceding sentence is excluded from the gross income of the partnership, in lieu of a deduction in the amount of that tax, in most cases, allowed to pass-through entities.

     For these purposes, a "disqualified organization" means:

     o the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Federal Home Loan Mortgage Corporation,

     o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

     o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust partnership or other entities described in Section 860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, for that interest, be treated as a pass-through entity.

  Termination and Liquidation

     A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment relating to the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on that REMIC residual certificate is less than the REMIC Residual certificateholder's adjusted basis in that certificate, that REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of that difference, and that loss may be treated as a capital loss. If the REMIC adopts a plan of complete liquidation, within the meaning of Section 860F(a)(4)(A)(i) of the Internal Revenue Code, which may be accomplished by designating in the REMIC's final tax return a date on which that adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning, on that date, the REMIC will not be subjected to any "prohibited transactions taxes" solely on account of that qualified liquidation, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of regular and residual certificates within the 90-day period.

  Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. In most cases, the trustee will file REMIC federal income tax returns on behalf of the REMIC, will hold at least a nominal amount of REMIC residual certificates, and will be designated as and will act as the "tax matters person" for the REMIC in all respects.

     The trustee, as the tax matters person or as agent for the tax matters person, subject to various notice requirements and various restrictions and limitations, in most cases will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will, in most cases, be required to report that REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee, as the tax matters person or as agent for the tax matters person,

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and the IRS concerning that REMIC item. Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a REMIC residual certificateholder's return. No REMIC will be registered as a tax shelter under
Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other information.

     Reporting of interest income, including any original issue discount, for REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports in most cases are required to be sent to various trusts and individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts described in Sections 664(c) and 4947(a)(1) of the Internal Revenue Code, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information provided in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting, for the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets, will be made as required under the Treasury regulations, in most cases on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, those regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See " -- Taxation of Owners of REMIC Regular Certificates -- Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by the trustee.

  Backup Withholding as to REMIC Certificates

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code if recipients of those payments fail to furnish to the payor various information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from that tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

  Foreign Investors in REMIC Regular Certificates

     A REMIC Regular certificateholder that is not a United States person, as defined below, and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not, in most cases, be subject to United States federal income or withholding tax relating to a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with various identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of that certificateholder. For these purposes, United States person means a citizen or resident of the United States, a corporation or partnership (including an entity treated as a partnership or corporation for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the

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

administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply for a REMIC regular certificate held by a REMIC Residual certificateholder that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     Special rules apply to partnerships, estates and trusts, and in certain cases, certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. A certificateholder who is not an individual or corporation holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of a certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on that United States shareholder's allocable portion of the interest income received by that controlled foreign corporation.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. In most cases, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

NOTES

     On or prior to the date of the related prospectus supplement for the proposed issuance of each series of notes, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and related documents and on issuance of the notes, for federal income tax purposes:

     o    the notes will be treated as indebtedness and

     o the issuer, as created under the terms and conditions of the owner trust agreement, will not be characterized as an association, or publicly traded partnership, taxable as a corporation or as a taxable mortgage pool.

  Status as Real Property Loans

     Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Internal Revenue Code section 7701(a)(19)(C)(v); and (ii) notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Internal Revenue Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code section 856(c)(3)(B).

  Taxation of Noteholders

     Notes in most cases will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC, as described above, except that:

     o income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and

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

     o the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes and

     o the character and timing of any loss as a result of defaults and delinquencies on the loans will be determined under the worthless security rules of Section 165(g) of the Internal Revenue Code rather than the bad debt rules of Section 166 of the Internal Revenue Code in the case where the issuer of the debt is an entity whose existence separate from a corporation is disregarded for United States federal income tax purposes. See " -- REMICs -- Taxation of Owners of REMIC Regular Certificates" and " -- Sales of REMIC Certificates."


                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in 'Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors as to the various tax consequences of investments in the securities offered under this prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA, or ERISA plans, and on persons who are ERISA fiduciaries with respect to the assets of those ERISA plans. Section 4975 of the Internal Revenue Code imposes similar prohibited transaction restrictions on qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts, or IRAs, described in Section 408 of the Internal Revenue Code (these qualified plans and IRAs, together with ERISA plans, are referred to in this section as Plans).

     Some employee benefit plans, such as governmental plans as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a qualified retirement plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules presented in Section 503 of the Internal Revenue Code.

     In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory, regulatory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available.

     ERISA Plan Asset Regulations. Transactions involving a trust that issues securities offered under this prospectus could constitute prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code for a Plan that purchases the securities, if the underlying mortgage assets and other assets included in the trust are deemed to be assets of the Plan. The DOL has promulgated ERISA Plan Asset Regulations defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Under the ERISA Plan Asset Regulations, in most cases, when a Plan acquires an "equity interest" in another entity, such as the trust, the underlying assets of that entity may be considered to be ERISA plan assets unless exceptions apply. In addition to several exceptions not applicable to an entity like the trust, a Plan's assets will not include an undivided interest in each asset of an entity in which that Plan makes an equity investment if benefit plan investors, that is, both Plans and other employee benefit plans not subject to ERISA, do not own, in the aggregate, 25% or more in value of any class of equity securities issued by the entity. Neither Plans nor persons investing ERISA plan assets should acquire or hold securities hereunder in reliance on the availability of any exception under the ERISA Plan Asset Regulations. The ERISA Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the ERISA Plan Asset Regulations, ERISA plan assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan, such as a certificate or a note with "substantial equity features," and depending on a number of facts relating to the investment, ERISA plan assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest, such as the trust. Without regard to whether the notes are characterized as equity interests, the purchase, sale and holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the applicable trustee or any of their respective affiliates is or becomes a Party in Interest for that Plan.

     Any person who has discretionary authority or control respecting the management or disposition of ERISA plan assets, and any person who provides investment advice for such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust constitute ERISA plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or some affiliates of those entities may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code for the investing Plan. In addition, if the mortgage assets and other assets included in a trust constitute ERISA plan assets, the purchase of certificates by a Plan, as well as the operation of the trust, may constitute or involve a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

     The ERISA Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate," the Plan's assets include that certificate but do not solely by reason of the Plan's holdings of that certificate include any of the mortgages underlying that certificate. The ERISA Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" Freddie Mac certificates, GNMA certificates and Fannie Mae certificates. Accordingly, even if those Agency Securities included in a trust were deemed to be assets of Plan investors, the mortgages underlying those Agency Securities would not be treated as assets of those ERISA plans. Private mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the ERISA Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in this prospectus and in the related prospectus supplement before purchasing private mortgage-backed certificates.

     Prohibited Transaction Exemption. The DOL has granted an individual prohibited transaction exemption, or PTE (PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41), to a predecessor of Credit Suisse First Boston LLC, referred to as the Exemption. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under Section 4975(a) and (b) of the Internal Revenue Code, transactions relating to the servicing and operation of fixed pools mortgage loans, manufactured housing loans or agency securities such as those described in this prospectus and the purchase, sale, holding and disposition of securities backed by such assets underwritten by an underwriter, provided that conditions listed in the Exemption are satisfied. For purposes of the Exemption, the term "underwriter" includes
(a) the underwriter named in the Exemption, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager for a class of securities. "Securities" potentially covered by the Exemption would include certificates, interests issued by a trust that elects to be treated as a REMIC or FASIT, and securities denominated as debt instruments that are issued by an investment pool, including owner trusts. The exemption does not cover revolving pools of assets.

     The Exemption provides a number of general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the

Exemption. First, the acquisition of securities by a Plan or with ERISA plan assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to securities evidencing rights and interests that are subordinated to the rights and interests evidenced by the other securities of the same entity if none of the loans backing the securities in the transaction has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%. Third, the securities at the time of acquisition by or with ERISA plan assets must be rated in one of the four highest generic rating categories by Standard and Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch Ratings. Fourth, the loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust may exceed 100% (but not 125%) at the date of issuance of the securities except that such securities must not be subordinated to any other class of securities and must have been rated in one of the two highest general catagories by one of the Rating Agencies. Fifth, the trustee cannot be an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter. Sixth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting or placing the securities; the sum of all payments made to and retained by the depositor under the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith. Seventh, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. Eighth, issuers other than certain trusts, the documents establishing the issuer and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the issuer from creditors of the sponsor.

     The Restricted Group consists of the depositor, the related seller, any underwriter, any insurer, any trustee, any swap counterparty, the servicer, any obligor with respect to contracts included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, and any affiliate of these parties.

     The Exemption also requires that a trust meet the following requirements:

     (1) The trust must consist solely of assets of a type that have been included in other investment pools;

     (2) The Securities issued by those other investment pools must have been rated in one of the four highest categories of one of the Rating Agencies for at least one year prior to the Plan's acquisition of securities; and

     (3) The Securities issued by those other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any Plan's acquisition of securities.

     A fiduciary of any Plan or other investor of ERISA plan assets contemplating purchasing a certificate or note must make its own determination that the general conditions described above will be satisfied for that certificate or note. The fiduciary should consider that the rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had a permitted investment grade rating would not be required by the Exemption to dispose of the security). If the security meets the requirements of the Exemption, other than those relating to rating or subordination, such certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of securities by ERISA plans or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and

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406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a certificate or note by a Plan or with ERISA plan assets of an "Excluded Plan," as defined below, by any person who has discretionary authority or renders investment advice for ERISA plan assets of that Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code) by reason of Section 4975(c)(1)(E) of the Internal Revenue Code) in connection with:

     o the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for the investment of the relevant ERISA plan assets in the securities is (a) an obligor as to 5% or less of the fair market value of the assets of the related investment pool or (b) an affiliate of that person,

     o the direct or indirect acquisition or disposition of securities in the secondary market by a Plan or an entity investing ERISA plan assets, and

     o the holding of securities by a Plan or an entity investing ERISA plan assets.

     Further, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code) for transactions in connection with the servicing, management and operation of the investment pools. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the investment pools, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code) if those restrictions would otherwise apply merely because a person is deemed to be a party in interest for an investing Plan (or the investing entity holding ERISA plan assets) by virtue of providing services to the Plan (or by virtue of having specified relationships to that person) solely as a result of the ownership of securities by a Plan or the investment of ERISA plan assets in securities.

     The Exemption provides exemptive relief to various mortgage-backed and asset-backed securities transactions using Funding Accounts for entities issuing securities. Mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by an entity (the Pre-Funding Limit), may be transferred to that entity within a 90-day or three-month period following the closing date (the Pre-Funding Period) instead of being required to be either identified or transferred on or before the closing date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

     o the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered (the Pre-Funding Limit) must be less than or equal to 25%;

     o all obligations transferred after the closing date (the subsequent mortgage loans) must meet the same terms and conditions for eligibility as the original mortgage loans used to create the issuer, which terms and conditions have been approved by one of the Rating Agencies;

     o the transfer of those subsequent mortgage loans to the trust during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from a Rating Agency on termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the issuer;

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


     o solely as a result of the use of pre-funding, the weighted average annual percentage interest rate, or Average Interest Rate, for all of the mortgage loans and subsequent mortgage loans in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the mortgage loans which were transferred to the issuer on the closing date;

     o in order to ensure that the characteristics of the subsequent mortgage loans are substantially similar to those of the original mortgage loans:

          o the characteristics of the subsequent mortgage loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or

          o an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to the Rating Agency rating the securities, the underwriter and the trustee, stating whether or not the characteristics of the subsequent mortgage loans conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the issuer as of the closing date;

     o the Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in various circumstances if the Funding Accounts falls below the minimum level specified in the agreement or an event of default occurs;

     o amounts transferred to any Funding Accounts and/or capitalized interest accounts used in connection with the pre-funding may be invested only in permitted investments;

     o the prospectus or prospectus supplement must describe any pre-funding account and/or capitalized interest account used in connection with the Funding Account, the duration of the Pre-Funding Period; the percentage and/or dollar amount of the Pre-Funding Limit for the issuer; and that the amounts remaining in the funding account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal;

     o the trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The trustee, as local owner of the trust, must enforce all the rights created in favor of securityholders of the trust, including employee benefit plans subject to ERISA.

    Before purchasing a certificate or note, a fiduciary of a Plan or other investor of ERISA plan assets should itself confirm:

     o that the securities constitute "securities" for purposes of the Exemption, and

     o that the specific and general conditions provided in the Exemption and the other requirements provided in the Exemption would be satisfied.

In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities by or with ERISA plan assets.

     Any fiduciary or other Plan investor which proposes to purchase securities on behalf of or with ERISA plan assets should consult with its counsel concerning the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any other prohibited transaction exemption in connection with that purchase. In particular, in connection with a contemplated purchase of securities which are certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, the fiduciary or other Plan investor should consider the potential availability of the Exemption or Prohibited Transaction Class Exemption 83-1, or PTCE 83-1, for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief for securities evidencing interests in trusts which include Cooperative Loans and may not provide exemptive relief for securities having particular cash-flow characteristics that may be issued by a trust.

     Additional Considerations Relating to Notes. As discussed above, under the Plan Asset Regulations, the assets of the trust would be treated as "plan assets" of a Plan for the purposes of ERISA and Section

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4975 of the Code only if the Plan acquires an "equity interest" in the trust and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans without causing the assets of the trust to be considered assets of an investing plan. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a Party in Interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a Party in Interest or disqualified person with respect to such Plan. There can be no assurance that the trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes. In the event that the Exemption is not applicable to the notes, a Plan fiduciary or other Plan investor should consider the availability of PTCE 96-23, regarding transactions effected by "in-house asset managers", PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." The related prospectus supplement may contain restrictions on purchases of notes by Plans.

     Insurance Company General Accounts. Section 401(c) of ERISA provides guidance with respect to the application of the plan asset rules to insurance company general accounts. The DOL has issued final regulations under Section 401(c) of ERISA (the "Section 401(c) Regulations"), which generally became effective July 5, 2001. The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute "plan assets." Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the requirements specified in the 401(c) Regulations may be treated as "plan assets." In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as "plan assets" of any Plan invested in such separate account except to the extent provided in the ERISA Plan Asset Regulations. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal advisers with respect to the applicability of
Section 401(c) of ERISA, including the general account's ability to hold the securities.

     Representations from ERISA Plans Investing in Securities. The exemptive relief afforded by the Exemption, or any similar exemption that might be available, may not apply to the purchase, sale or holding of some securities, such as securities backed by revolving credit loans and certain subordinate securities or any securities which are not rated in one of the four highest generic rating categories (or two highest generic rating categories in the case of a transaction in which loans have a loan-to-value ratio or combined loan-to-value ratio that exceeds 100%) by one of the Rating Agencies. Whether the conditions of the Exemption will be satisfied with respect to the securities will depend upon the relevant facts and circumstances existing at the time a plan acquires the securities. Plan investors should make their own determination, in consultation with their counsel, before acquiring securities in reliance on the applicability of the exemption.

     In the absence of the Exemption, the purchase and holding of the securities by a plan or by individual retirement accounts or other plans subject to Section 4975 of the Internal Revenue Code may result in prohibited transactions or the imposition of excise tax or civil penalties. Consequently, transfers of any classes of securities not eligible for the Exemption, as specified in the related prospectus supplement, will not be registered by the trustee unless the trustee receives:

          (a) a representation from the transferee of the security, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Internal Revenue

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

     Code, nor a person acting on behalf of any plan or arrangement or using the assets of any plan or arrangement to effect the transfer, called a benefit plan investor;

          (b) if the purchaser is an insurance company, a certification substantially to the effect that the purchase of securities by or on behalf of that Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement and that the following statements are correct: the purchaser is an insurance company which is purchasing the securities with funds contained in an 'insurance company general account," as the term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, called PTCE 95-60, and the conditions provided for in Sections I and III of PTCE 95-60 have been satisfied; or

          (c) an opinion of counsel to the trustee, the depositor and the master servicer which is satisfactory to the trustee, the depositor and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, which states that the purchase and holding of those securities by, on behalf or with the assets of, that Plan will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

     An opinion of counsel or certification will not be required for the purchase of securities registered through DTC. In the absence of the Exemption, unless the prospectus supplement for a series of securities imposes a different requirement, any purchaser of a security registered through DTC will be deemed to have represented by that purchase that either (a) the purchaser is not a Plan and is not purchasing those securities by, on behalf of or with the assets of, any Plan or (b) the purchaser is an insurance company which is purchasing the securities with funds contained in an "insurance company general account", as the term is defined in Section V(e) of PTCE 95-60, and the conditions provided for in Sections I and III of PTCE 95-60 have been satisfied.

     Tax Exempt Investors. A Tax Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC residual certificate held by a Tax Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates- Excess Inclusions."

     Consultation With Counsel. Any fiduciary of a Plan or other Plan investor that proposes to acquire or hold securities on behalf of a Plan or with ERISA plan assets should consult with its counsel about the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.

     The prospectus supplement for a series may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, for the securities offered by that prospectus supplement. There can be no assurance that any of these exemptions will apply for any particular Plan's or other Plan investor's investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.


                                LEGAL INVESTMENT

     Each class of securities offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. In most cases, securities of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, so long as they are rated by a rating agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities. This group includes, but is not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance

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

companies, as well as trustees and state government employee retirement systems, created under or existing under the laws of the United States or of any State, including the District of Columbia and Puerto Rico, whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Any class of securities that represents an interest in a trust that includes junior mortgage loans will not constitute "mortgage related securities" for purposes of SMMEA.

     Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of those entities in relation to "mortgage related securities," the securities will constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of those securities so long as that contractual commitment was made or those securities acquired prior to the enactment of that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented by those mortgage-related securities, federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe.

     On April 23, 1998, the Federal Financial Institutions Examination Council issued the 1998 Policy Statement applicable to all depository institutions, providing guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

     The OTS has issued Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," or TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position to conduct:

     o a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and

     o a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

For the purposes of TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or REMIC security, other than any "plain vanilla" mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features. One or more classes of certificates offered by this prospectus and by the related prospectus supplement may be viewed as "complex securities". The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

    Some classes of securities offered by this prospectus, including any class that is not rated in one of the two highest categories by at least one rating agency, will not constitute "mortgage related securities" for purposes of SMMEA. Those classes of securities will be identified in the related prospectus supplement. Prospective investors in those classes of securities, in particular, should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of some investors either to purchase various classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction applicable to that investor.


                                  LEGAL MATTERS

     Some specific legal matters in connection with the securities offered by this prospectus will be passed on for the depositor and for the underwriters by Thacher Proffitt & Wood LLP, New York, New York, Sidley Austin Brown & Wood LLP, New York, New York, McKee Nelson LLP, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York or Dewey Ballantine LLP, New York, New York.


                                  THE DEPOSITOR

     The depositor was incorporated in the State of Delaware on April 14, 1988 and is a wholly-owned subsidiary of Credit Suisse First Boston (USA), Inc. (formerly Donaldson, Lufkin & Jenrette, Inc.), a Delaware corporation. The principal executive offices of the depositor are located at Eleven Madison Avenue, 4th Floor, New York, New York 10010. Its telephone number is (212) 325-2000.

     On November 3, 2000, Donaldson, Lufkin & Jenrette, Inc., a corporation organized under the laws of Delaware ("DLJ"), merged with and into an indirect wholly owned subsidiary of Credit Suisse Group, a corporation organized under the laws of Switzerland ("CSG"). As a result of this transaction, DLJ became an indirect wholly owned subsidiary of CSG and changed its name to Credit Suisse First Boston (USA), Inc. All former subsidiaries of DLJ, including the depositor, are currently subsidiaries of Credit Suisse First Boston (USA), Inc.

     The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts. The depositor has one class of common stock, all of which is owned by Credit Suisse First Boston (USA), Inc.

     Neither the depositor, its parent nor any of the depositor's affiliates will ensure or guarantee distributions on the securities of any series.

     As described in this prospectus, the only obligations of the depositor will be under various representations and warranties relating the mortgage assets. See "Loan Underwriting Standards Representations and Warranties" and "The Agreements -- Assignment of Mortgage Assets" in this prospectus. The depositor will have no ongoing servicing responsibilities or other responsibilities for any Mortgage Asset. The depositor does not have nor is it expected in the future to have any significant assets with which to meet any obligations for any trust. If the depositor were required to repurchase or substitute a loan, its only source of funds to make the required payment would be funds obtained from the seller of that loan, or if applicable, the master servicer or, the servicer. See "Risk Factors" in this prospectus.


                                 USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each series offered by this prospectus and by the related prospectus supplement to purchase the mortgage assets, to repay indebtedness which has been incurred to obtain funds to acquire the mortgage assets, to establish the reserve funds, if any, for the series and to pay costs of structuring, guaranteeing and issuing the securities. In some cases, securities may be exchanged by the depositor for mortgage assets. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of those additional offerings will be dependent on a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.


                              PLAN OF DISTRIBUTION

     The securities offered by this prospectus and by the related prospectus supplements will be offered in series may be sold directly by the depositor or may be offered through the underwriters through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

     The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

     o by negotiated firm commitment or best efforts underwriting and public re-offering by the underwriters;

     o by placements by the depositor with institutional investors through dealers; and

     o    by direct placements by the depositor with institutional investors.

     In addition, if specified in the related prospectus supplement, a series of securities may be offered in whole or in part in exchange for the loans, and other assets, if applicable, that would comprise the trust for those securities.

     If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters related to the offer and sale of a particular series of securities will be named on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the securities, the underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with those securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to various conditions precedent, that the underwriters will be obligated to purchase those securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in connection with those civil liabilities.

     The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

     This prospectus, together with the related prospectus supplement, may be used by Credit Suisse First Boston LLC, an affiliate of the depositor, in connection with offers and sales related to market making transactions in the securities in which Credit Suisse First Boston LLC acts as principal or agent. Sales in such transactions will be made at prices related to prevailing prices at the time of sale.

     The depositor anticipates that the securities offered by this prospectus will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to that reoffer or sale.

                                    GLOSSARY

     1998 POLICY STATEMENT -- The revised supervisory statement setting for the guidelines for investments in "high risk mortgage securities". The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26, 1998.

     ACCRUAL TERMINATION DATE -- For a class of accrual securities, the distribution date on which all securities of the related series with final scheduled distribution dates earlier than that of that class of accrual securities have been fully paid, or another date or period as may be specified in the related prospectus supplement.

     ADDITIONAL COLLATERAL -- Marketable securities, insurance policies, annuities, certificates of deposit, cash, accounts or other personal property and, in the case of Additional Collateral owned by any guarantor, may consist of real estate.

     ADDITIONAL COLLATERAL LOAN -- A mortgage loan that, in addition to being secured by the related mortgaged property, is secured by other collateral owned by the related mortgagors or are supported by third- party guarantees secured by collateral owned by the related guarantors.

     ADVANCE -- A cash advance by the master servicer or a servicer for delinquent payments of principal of and interest on a loan, and for the other purposes specified in this prospectus and in the related prospectus supplement.

     AGENCY SECURITIES -- Mortgage-backed securities issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies.

     AVAILABLE DISTRIBUTION AMOUNT -- The amount in the Payment Account, including amounts deposited in that account from any reserve fund or other fund or account, eligible for distribution to securityholders on a distribution date.

     BALLOON LOAN -- A mortgage loan with payments similar to a conventional loan, calculated on the basis of an assumed amortization term, but providing for a Balloon Payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than that assumed amortization term.

     BALLOON PAYMENT -- The payment of all outstanding principal and interest made at the end of the term of a Balloon Loan.

     BI-WEEKLY LOAN -- A mortgage loan which provides for payments of principal and interest by the borrower once every two weeks.

     BUY-DOWN FUND -- A custodial account, established by the master servicer or the servicer for a Buy-Down Loan, that meets the requirements described in this prospectus.

     BUY-DOWN LOAN -- A level payment mortgage loan for which funds have been provided by a person other than the mortgagor to reduce the mortgagor's scheduled payment during the early years of that mortgage loan.

     BUY-DOWN PERIOD -- The period in which the borrower is not obligated to pay the full scheduled payment otherwise due on a Buy-Down Loan.

     BUY-DOWN MORTGAGE RATE -- For any Buy-Down Loan, the hypothetical reduced interest rate on which scheduled payments are based.

     BUY-DOWN AMOUNTS -- For any Buy-Down Loan, the maximum amount of funds that may be contributed by the Servicer of that Buy-Down Loan.

     CALL CERTIFICATE -- Any Certificate evidencing an interest in a Call Class.

     CALL CLASS -- A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust resulting in early retirement of the certificates of the series.

     CALL PRICE -- In the case of a call as to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

     COLLECTION ACCOUNT -- For a series, the account established in the name of the master servicer for the deposit by the master servicer of payments received from the mortgage assets in a trust, or from the servicers, if any.

     CONTRIBUTIONS TAX -- The imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

     COOPERATIVE -- A corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.

     COOPERATIVE DWELLING -- An individual housing unit in a building owned by a cooperative.

     COOPERATIVE LOAN -- A housing loan made for a Cooperative Dwelling and secured by an assignment by the borrower/tenant-stockholder, of a security interest in shares issued by the applicable Cooperative.

     DESIGNATED SELLER TRANSACTION -- A series of securities where the mortgage loans included in the trust are delivered either directly or indirectly to the depositor by one or more unaffiliated sellers identified in the related prospectus supplement.

     DISQUALIFIED PERSONS -- For these purposes means:

     o the United States, any State or political subdivision of the United States or any State, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac,

     o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code,

     o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code,

     o an "electing large partnership," as described in Section 775 of the Code, or

     o any other person so designated by the trustee based on an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than that person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

     DRAW -- With respect to any revolving credit loan, money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on the revolving credit loan under the related credit line agreement at any time during the Draw Period.

     DRAW PERIOD -- With respect to any revolving credit loan, the period specified in the related credit line agreement when a borrower on the revolving credit loan may make a Draw.

     ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution:

     o the short-term obligations of which are rated by each rating agency in its highest rating at the time of any deposit in that account,

     o insured by the FDIC to the limits established by that Corporation, the uninsured deposits in which account are otherwise secured in a way that, as evidenced by an opinion of counsel delivered to the trustee prior to the establishment of that account, the holders of the securities will have a claim as to the funds in that account and a perfected first priority security interest against any collateral securing those funds that is superior to claims of any other depositors or general creditors of the depository institution with which that account is maintained a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity, or

     o an account or accounts of a depository institution acceptable to the rating agencies.

Eligible Accounts may bear interest.

     ENVIRONMENTAL LIEN -- A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

     ESCROW ACCOUNT -- An account, established and maintained by the master servicer or the servicer for a loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premium and other comparable items that are required to be paid to the mortgagee are deposited.

     EXCLUDED BALANCE -- With respect to any revolving credit loan, that portion of the principal balance of that revolving credit loan not included in the Trust Balance at any time, which may include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, and which may also include balances attributable to Draws after the occurrence of certain events specified in the related prospectus supplement.

     FUNDING ACCOUNT -- An account established for the purpose of purchasing additional loans.

     GPM FUND -- A trust account established by the master servicer or the servicer of a GPM Loan into which funds sufficient to cover the amount by which payments of principal and interest on that GPM Loan assumed in calculating payments due on the securities of the related multiple class series exceed scheduled payments on that GPM Loan.

     GPM LOAN -- A mortgage loan providing for graduated payments, having an amortization schedule:

     o requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period of time after which the monthly installments became fixed for the remainder of the mortgage term,

     o providing for deferred payment of a portion of the interest due monthly during that period of time, and

     o providing for recoupment of the interest deferred through negative amortization whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

     INSURANCE PROCEEDS -- Amounts paid by the insurer under any of the insurance policies covering any loan or mortgaged property.

     INTEREST ACCRUAL PERIOD -- The period specified in the related prospectus supplement for a multiple class series, during which interest accrues on the securities or a class of securities of that series for any distribution date.

     LIQUIDATED MORTGAGE LOAN -- A defaulted mortgage loan as to which the master servicer has determined that all amounts which it expects to recover from or on account of that mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise have been recovered.

     LIQUIDATION EXPENSES -- Expenses incurred by the master servicer, or the related servicer, in connection with the liquidation of any defaulted mortgage loan and not recovered under a primary mortgage insurance policy.

     LIQUIDATION PROCEEDS -- Amounts received by the master servicer or servicer in connection with the liquidation of a mortgage, net of liquidation expenses.

     MARK-TO-MARKET REGULATIONS -- The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

     PARTIES IN INTEREST -- For a Plan, persons who have specified relationships to the Plans, either parties in interest within the meaning of ERISA or disqualified persons within the meaning of Section 4975 of the Internal Revenue Code.

     PAYMENT ACCOUNT -- For a series, the account established in the name of the trustee for the deposit of remittances received from the master servicer relating to the mortgage assets in a trust.

     PERIODIC RATE CAP -- For any ARM loan, the maximum amount by which mortgage rate of that ARM loan may adjust for any single adjustment period.

     PRE-FUNDING LIMIT -- For the securities, the ratio of the amount allocated to the Funding Account to the total principal amount of the securities, which must be less than or equal to 25%.

     PRE-FUNDING PERIOD -- For the securities, the period in which supporting payments of the related mortgage loans, having a value equal to no more than 25% of the total principal amount of those securities, to be transferred to the related trust instead of requiring that the related mortgage loans be either identified or transferred on or before the Closing Date, which period will be no longer than 90 days or three months following the Closing Date.

     Qualified Insurer -- A mortgage guarantee or insurance company duly qualified as a mortgage guarantee or insurance company under the laws of the states in which the mortgaged properties are located, duly authorized and licensed in those states to transact the applicable insurance business and to write the insurance provided.

     REO PROPERTY -- Real property which secured a defaulted loan which has been acquired on foreclosure, deed in lieu of foreclosure or repossession.

     REPAYMENT PERIOD -- With respect to a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

     RETAINED INTEREST -- For a mortgage asset, the amount or percentage specified in the related prospectus supplement which is not sold by the depositor or seller of the mortgage asset and, therefore, is not included in the trust for the related series.

     RESTRICTED GROUP -- The group consisting of any underwriter, the master servicer, any servicer, any subservicer, the trustee and any obligor for assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust as of the date of initial issuance of the securities.

     SERVICER ACCOUNT -- An account established by a servicer, other than the master servicer, who is directly servicing loans, into which that servicer will be required to deposit all receipts received by it relating to the mortgage assets serviced by that servicer.

     SERVICING FEE -- The amount paid to the master servicer on a given distribution date, in most cases, determined on a loan-by-loan basis, and calculated at a specified per annum rate.

     SUBORDINATED AMOUNT -- The amount, if any, specified in the related prospectus supplement for a series with a class of subordinate securities, that the subordinate securities are subordinated to the senior securities of the same series.

     SUBORDINATION RESERVE Fund -- The subordination reserve fund, if any, for a series with a class of subordinate securities, established under the related pooling and servicing agreement or indenture.

     SUBSEQUENT MORTGAGE LOAN -- Additional mortgage loans transferred to the related trust after the closing date.

     SUBSIDY FUND -- For any loan, a custodial account, which may be interest-bearing, complying with the requirements applicable to a Collection Account in which the master servicer will deposit subsidy funds.

     TAX EXEMPT INVESTOR -- Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

     TRUST BALANCE -- With respect to a mortgage pool consisting of revolving credit loans, as described in the related prospectus supplement, a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance and minus the portion of the principal balance that has been transferred to another trust fund prior to the cut-off date, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

     UNITED STATES PERSON -- "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence.

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


                                  $401,361,000
                                  (APPROXIMATE)


                       IRWIN HOME EQUITY LOAN TRUST 2004-1
                                     ISSUER


                       IRWIN UNION BANK AND TRUST COMPANY
                         ORIGINATOR AND MASTER SERVICER


              CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.
                                    DEPOSITOR


                  HOME EQUITY LOAN-BACKED NOTES, SERIES 2004-1



                                -----------------

                              PROSPECTUS SUPPLEMENT

                                -----------------


CREDIT SUISSE FIRST BOSTON                              BEAR, STEARNS & CO. INC.






                                -----------------


                                 AUGUST 3, 2004






No person has been authorized to give any information or to make any representation other than those contained in this prospectus supplement or the prospectus and, if given or made, such information or representation must not be relied upon. This prospectus supplement and the prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes offered hereby, nor an offer of the notes in any State or jurisdiction in which, or to any person to whom, such offer would be unlawful. The delivery of this prospectus supplement or the prospectus at any time does not imply that information herein or therein is correct as of any time subsequent to its date; however, if any material change occurs while this prospectus supplement or the prospectus is required by law to be delivered, this prospectus supplement or the prospectus will be amended or supplemented accordingly.